TRANSAMERICA ASSET MANAGEMENT GROUP
Transamerica Funds
Transamerica Series Trust
Transamerica Investors, Inc.
Transamerica Partners Funds Group
Transamerica Partners Funds Group II (each, a “fund”)
Supplement dated August 4, 2009 to the Prospectuses and Statements of Additional Information
     The following supplements the Prospectus and Statement of Additional Information as applicable for each fund listed below on Schedules I, II and III:
     Rationalization. The fund’s Board has approved a number of initiatives designed to achieve a more cohesive, focused and streamlined fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required.
     The following supplements the Prospectus and Statement of Additional Information for each fund listed as a “Target Fund” on Schedule I to this Supplement:
     Reorganization. The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the “Destination Fund”) listed opposite the fund on Schedule I in exchange for shares of the Destination Fund. The fund would then be liquidated, and shares of the Destination Fund would be distributed to fund shareholders.
     Under the reorganization, fund shareholders would receive shares of the Destination Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.
     The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders (if so indicated on Schedule I). Materials describing the reorganization are expected to be mailed later in 2009 (early 2010 for Transamerica Series Trust funds). If the closing conditions are satisfied, the reorganization is expected to occur during the fourth quarter of 2009 (second quarter of 2010 for Transamerica Series Trust funds). Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus.
     The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule II to this Supplement:
     Liquidation. The fund’s Board has approved the termination and liquidation of the fund. Effective September 1, 2009, the fund will no longer be accepting purchase orders for its shares. The fund will be liquidated on or about September 30, 2009.
     In order to achieve an orderly liquidation, a portion of the fund’s assets may be converted into cash and/or money market securities prior to September 30, 2009. Should a fund convert its assets to cash and/or money market securities, the fund would no longer be pursuing its stated investment objective.
     The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule III to this Supplement:
     New subadviser. The fund’s Board has approved a new subadviser for the fund, as indicated for the fund on Schedule III. In each case the new subadviser is an affiliate of Transamerica. Under the Investment Company Act of 1940, shareholder approval of the agreement with the new subadviser must be obtained, and the Board has authorized seeking such approval. Proxy materials describing the new subadviser are expected to be mailed later in 2009. If shareholder approval is obtained, the new agreement could take effect in the fourth quarter of 2009.

* * *

Date of Prospectus
Fund	and Statement of Additional Information
Transamerica Funds	Prospectus — March 1, 2009
Transamerica American Century Large Company Value	Statement of Additional Information — July 1, 2009
Transamerica Balanced
Transamerica Convertible Securities
Transamerica Diversified Equity
Transamerica Equity
Transamerica Evergreen Health Care
Transamerica Evergreen International Small Cap
Transamerica Flexible Income
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica Legg Mason Partners All Cap
Transamerica Marsico Growth
Transamerica Marsico International Growth
Transamerica Money Market
Transamerica Science & Technology
Transamerica Templeton Global
Transamerica Value Balanced

Transamerica Series Trust	May 1, 2009
Transamerica American Century Large Company Value VP
Transamerica Balanced VP
Transamerica BlackRock Large Cap Value VP
Transamerica Diversified Equity VP
Transamerica Jennison Growth VP
Transamerica Legg Mason Partners All Cap VP
Transamerica Marsico Growth VP
Transamerica Munder Net 50 VP
Transamerica Science & Technology VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica Templeton Global VP
Transamerica Value Balanced VP

Transamerica Investors, Inc.	May 1, 2009
Transamerica Premier Balanced Fund
Transamerica Premier Cash Reserve Fund
Transamerica Premier Diversified Equity Fund
Transamerica Premier Equity Fund
Transamerica Premier Focus Fund
Transamerica Premier Growth Opportunities Fund
Transamerica Premier High Yield Bond Fund
Transamerica Premier Institutional Bond Fund
Transamerica Premier Institutional Diversified Equity Fund
Transamerica Premier Institutional Equity Fund
Transamerica Premier Institutional Small Cap Value Fund

Date of Prospectus
Fund	and Statement of Additional Information
Transamerica Partners Funds Group	May 1, 2009
Transamerica Partners Core Bond
Transamerica Partners Growth
Transamerica Partners Large Growth
Transamerica Partners Large Value
Transamerica Partners Total Return Bond
Transamerica Partners Value

Transamerica Partners Funds Group II	May 1, 2009
Transamerica Partners Institutional Core Bond
Transamerica Partners Institutional Growth
Transamerica Partners Institutional Large Growth
Transamerica Partners Institutional Large Value
Transamerica Partners Institutional Total Return Bond
Transamerica Partners Institutional Value

Schedule I

Target Fund(s)	Destination Fund

Transamerica Premier Balanced Fund	Transamerica Balanced
Transamerica Value Balanced

Transamerica Premier Cash Reserve Fund*	Transamerica Money Market

Transamerica Premier Diversified Equity Fund	Transamerica Diversified Equity
Transamerica Premier Institutional Diversified Equity Fund
Transamerica Science & Technology
Transamerica Templeton Global

Transamerica Premier Equity Fund	Transamerica Equity
Transamerica Premier Institutional Equity Fund

Transamerica Premier Focus Fund	Transamerica Legg Mason Partners All Cap

Transamerica Premier Growth Opportunities Fund	Transamerica Growth Opportunities

Transamerica Premier High Yield Bond Fund*	Transamerica High Yield Bond

Transamerica Convertible Securities	Transamerica Flexible Income

Transamerica Partners Value	Transamerica Partners Large Value

Transamerica Partners Growth	Transamerica Partners Large Growth

Transamerica Partners Total Return Bond	Transamerica Partners Core Bond

Transamerica Partners Institutional Value	Transamerica Partners Institutional Large Value

Transamerica Partners Institutional Growth	Transamerica Partners Institutional Large Growth

Transamerica Partners Total Institutional Return Bond	Transamerica Partners Institutional Core Bond

*	Requires shareholder approval.

Target Fund(s)	Destination Fund

Transamerica Templeton Global VP	Transamerica Diversified Equity VP
Transamerica Science & Technology VP
Transamerica Munder Net 50 VP*

Transamerica Value Balanced VP	Transamerica Balanced VP

Transamerica American Century Large Company Value VP*	Transamerica BlackRock Large Cap Value VP
Transamerica T. Rowe Price Equity Income VP*

Transamerica Marsico Growth VP	Transamerica Jennison Growth VP
Transamerica T. Rowe Price Growth Stock VP

*	Requires shareholder approval.

Schedule II

Fund

Transamerica American Century Large Company Value

Transamerica Evergreen Health Care

Transamerica Evergreen International Small Cap

Transamerica Marsico Growth

Transamerica Marsico International Growth

Transamerica Premier Institutional Bond Fund

Transamerica Premier Institutional Small Cap Value Fund

Schedule III

Fund	Proposed New Subadviser

Transamerica Legg Mason Partners All Cap	Transamerica Investment Management, LLC

Transamerica Legg Mason Partners All Cap VP	Transamerica Investment Management, LLC
Investors Should Retain this Supplement for Future Reference

TRANSAMERICA PARTNERS FUNDS GROUP
TRANSAMERICA ASSET ALLOCATION FUNDS
and
TRANSAMERICA PARTNERS INSTITUTIONAL FUNDS GROUP
TRANSAMERICA INSTITUTIONAL ASSET ALLOCATION FUNDS
Supplement dated May 21, 2009 to the Statement of Additional Information dated May 1, 2009
The following information supplements and amends the disclosure in Appendix B of the Statement of Additional Information under the section entitled “Proxy Voting Guidelines and Procedures”:
Transamerica Asset Management, Inc.
PROXY VOTING POLICIES AND PROCEDURES (“TAM Proxy Policy”)
I. Purpose
The TAM Proxy Policy is adopted in accordance with Rule 206(4)-6 under the Investment Advisers Act of 1940 (the “Advisers Act”) and TAM’s fiduciary and other duties to its clients. The purpose of the TAM Proxy Policy is to ensure that where TAM exercises proxy voting authority with respect to client securities it does so in the best interests of the client, and that Sub-Advisers (as defined below) to TAM clients exercise voting authority with respect to TAM client securities in accordance with policies and procedures adopted by the Sub-Advisers under Rule 206(4)-6 and approved by the TAM client.
II. TAM’s Advisory Activities
TAM acts as investment adviser to Transamerica Funds, Transamerica Income Shares, Inc., Transamerica Investors, Inc., Transamerica Partners Portfolios, Transamerica Asset Allocation Variable Funds, The Transamerica Partners Funds Group, The Transamerica Partners Funds Group II and Transamerica Series Trust (collectively, the “Funds”). For most of the investment portfolios comprising the Funds, TAM has delegated day-to-day management of the portfolio, including the authority to buy, sell, or hold securities in the portfolio and to exercise proxy voting authority with respect to those securities, to one or more investment sub-advisers, pursuant to sub-advisory agreements entered into between TAM and each sub-adviser (each, a “Sub-Adviser” and collectively, the “Sub-Advisers”) and approved by the Board of Trustees/Directors of the client Fund (the “Board”). TAM serves as a “manager of managers” with respect to the Sub-Advisers and monitors their activities in accordance with the terms of an exemptive order granted by the Securities and Exchange Commission (Release No. IC-23379, August 5, 1998).
III. Summary of the TAM Proxy Policy
TAM delegates the responsibility to exercise voting authority with respect to securities held in the Funds’ portfolios for which one or more Sub-Advisers has been retained to the Sub-Adviser(s) for each such portfolio, in accordance with each applicable Sub-Adviser Proxy Policy (as defined below). TAM will collect and review each Sub-Adviser Proxy Policy, together with a certification from the Sub-Adviser that the Sub-Adviser Proxy Policy complies with Rule 206(4)-6, and submit these materials to the Board for approval. In the event that TAM is called upon to exercise voting authority with respect to client securities, TAM generally will vote in accordance with the recommendation of Institutional Shareholder Services, Inc. (“ISS”) or another qualified independent third party, except that if TAM believes the recommendation would not be in the best interest of the relevant portfolio and its shareholders, TAM will consult the Board of the relevant Fund (or a Committee of the Board) and vote in accordance with instructions from the Board or Committee.
IV. Delegation of Proxy Voting Authority to Sub-Advisers
TAM delegates to each Sub-Adviser the responsibility to exercise voting authority with respect to securities held by the portfolio(s), or portion thereof, managed by the Sub-Adviser. Each Sub-Adviser is responsible for monitoring, evaluating and voting on all proxy matters with regard to investments the Sub-Adviser manages for the Funds in accordance with the Sub-Adviser’s proxy voting policies and procedures adopted to comply with Rule 206(4)-6 (each, a “Sub-Adviser Proxy Policy” and collectively, the “Sub-Adviser Proxy Policies”).
V. Administration, Review and Submission to Board of Sub-Adviser Proxy Policies
A.	Appointment of Proxy Administrator
     TAM will appoint an officer to be responsible for collecting and reviewing the Sub-Adviser Proxy Policies and carrying out the other duties set forth herein (the “Proxy Administrator”).
B.	Initial Review
1.	The Proxy Administrator will collect from each Sub-Adviser:
                              a) its Sub-Adviser Proxy Policy;
                              b) a certification from the Sub-Adviser that (i) its Sub-Adviser Proxy Policy is reasonably designed to ensure that the Sub-Adviser votes client securities in the best interest of clients, and that the Sub-Adviser Proxy Policy includes an explanation of how the Sub-Adviser addresses material conflicts that may arise between the Sub-Adviser’s interests and those of its clients, (ii) the Sub-Adviser Proxy Policy has been adopted in accordance with Rule 206(4)-6, and (iii) the Sub-Adviser Proxy Policy complies the terms of Rule 206(4)-6; and
                              c) a summary of the Sub-Adviser Proxy Policy suitable for inclusion in the client Fund’s registration statement, in compliance with Item 13(f) of Form N-1A, and a certification to that effect.
          2. The Proxy Administrator will review each Sub-Adviser Proxy Policy with a view to TAM making a recommendation to the Board. In conducting its review, TAM recognizes that the Securities and Exchange Commission has not adopted specific policies or procedures for advisers, or provided a list of approved procedures, but has left advisers the flexibility to craft policies and procedures suitable to their business and the nature of the conflicts they may face. As a consequence, Sub-Adviser Proxy Policies are likely to differ widely. Accordingly, the Proxy Administrator’s review of the Sub-Adviser Proxy Policies will be limited to addressing the following matters:
                              a) whether the Sub-Adviser Proxy Policy provides that the Sub-Adviser votes solely in the best interests of clients;
                              b) whether the Sub-Adviser Proxy Policy includes a description of how the Sub-Adviser addresses material conflicts of interest that may arise between the Sub-Adviser or its affiliates and its clients; and
                              c) whether the Sub-Adviser Proxy Policy includes both general policies and procedures as well as policies with respect to specific types of issues (for this purpose general policies include any delegation to a third party, policies relating to matters that may substantially affect the rights or privileges of security holders, and policies regarding the extent of weight given to the view of the portfolio company management; specific issues include corporate governance matters, changes to capital structure, stock option plans and other management compensation issues, and social corporate responsibility issues, among others).
          3. The Proxy Administrator will review the certification provided pursuant to paragraph 1(b) above for completeness, and will review the summary provided pursuant to paragraph 1(c) above for compliance with the requirements of Form N-1A.

          4. TAM will provide to the Board (or a Board Committee), the materials referred to in Section V.B.1. and a recommendation pursuant to the Proxy Administrator’s review of the Sub-Adviser Proxy Policy provided for in Section V.B.2.
          5. TAM will follow the same procedure in connection with the engagement of any new Sub-Adviser.
     C. Subsequent Review
     TAM will request that each Sub-Adviser provide TAM with prompt notice of any material change in its Sub-Adviser Proxy Policy. TAM will report any such changes at the next quarterly Board meeting of the applicable Fund. No less frequently than once each calendar year, TAM will request that each Sub-Adviser provide TAM with its current Sub-Adviser Proxy Policy, or certify that there have been no material changes to its Sub-Adviser Proxy Policy or that all material changes have been previously provided for review by TAM and approval by the relevant Board(s), and that the Sub-Adviser Proxy Policy continues to comply with Rule 206(4)-6.
     D. Record of Proxy Votes Exercised by Sub-Adviser
     The Proxy Administrator, or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), will maintain a record of any proxy votes (including the information called for in Items 1(a) through (i) of Form N-PX) exercised by the Sub-Adviser on behalf of a portfolio of the Funds. The Proxy Administrator, or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), will maintain a complete proxy voting record with respect to each Fund. If TAM utilizes the services of a third party for maintaining the records above specified, TAM shall obtain an undertaking from the third party that it will provide the records promptly upon request.
VI. TAM Exercise of Proxy Voting Authority
     A. Use of Independent Third Party
     If TAM is called upon to exercise voting authority on behalf of a Fund client, TAM will vote in accordance with the recommendations of ISS or another qualified independent third party (the “Independent Third Party”), provided that TAM agrees that the voting recommendation issued by the Independent Third Party reflects the best interests of the relevant portfolio and its shareholders.
     B. Conflict with View of Independent Third Party
     If, in its review of the Independent Third Party recommendation, TAM believes that the recommendation is not in the best interests of the Fund client, TAM will submit to the Board (or a Board Committee) its reasons for disagreeing with the Independent Third Party, as well as full disclosure of any conflict of interest between TAM or its affiliates and the Fund in connection with the vote, and seek consent of the Board (or Committee) with respect to TAM’s proposed vote.
     C. Asset Allocation Portfolios
     For any asset allocation portfolio managed by TAM and operated, in whole or in part, as a “fund of funds”, TAM will vote proxies in accordance with the recommendations of the Board(s) of the Fund(s). If any such asset allocation portfolio holds shares of a registered investment company that is not a portfolio of a Fund, TAM will seek Board (or Committee) consent with respect to TAM’s proposed vote in accordance with the provisions of Section VI.B.
VII. Conflicts of Interest between TAM or Its Affiliates and the Funds
The TAM Proxy Voting Policy addresses material conflicts that may arise between TAM or its affiliates and the Funds by, in every case where TAM exercises voting discretion, either (i) providing for voting in accordance with the recommendation of the Independent Third Party or Board(s); or (ii) obtaining the consent of the Board (or a Board Committee) with full disclosure of the conflict.

VIII. Recordkeeping
     A. Records Generally Maintained
     In accordance with Rule 204-2(c)(2) under the Advisers Act, the Proxy Administrator shall cause TAM to maintain the following records:
          1. the TAM Proxy Voting Policy; and
          2. records of Fund client requests for TAM proxy voting information.
     B. Records for TAM Exercise of Proxy Voting Authority
     In accordance with Rule 204-2(c)(2) under the Advisers Act, if TAM exercises proxy voting authority pursuant to Section VI above, TAM, or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), shall make and maintain the following records:
          1. proxy statements received regarding matters it has voted on behalf of Fund clients;
          2. records of votes cast by TAM; and
          3. copies of any documents created by TAM that were material to deciding how to vote proxies on behalf of Fund clients or that memorialize the basis for such a decision.
     If TAM utilizes the services of a third party for maintaining the records above specified, TAM shall obtain an undertaking from the third party that it will provide the records promptly upon request.
     C. Records Pertaining to Sub-Adviser Proxy Policies
               The Proxy Administrator will cause TAM and/or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), to maintain the following records:
          1. each Sub-Adviser Proxy Policy; and
          2. the materials delineated in Article V above.
     If TAM utilizes the services of a third party for maintaining the records above specified, TAM shall obtain an undertaking from the third party that it will provide the records promptly upon request.
     D. Time Periods for Record Retention
     All books and records required to maintain under this Section VIII will be maintained in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on the record, the first two years in an appropriate office of TAM.
IX. Provision of TAM Proxy Policy to Fund Clients
     The Proxy Administrator will provide each Fund’s Board (or a Board Committee) a copy of the TAM Proxy Policy at least once each calendar year.
Last Revised: July 1, 2008
* * *
Investors Should Retain this Supplement for Future Reference

Transamerica Partners Funds Group
Transamerica Partners Institutional Funds Group
Transamerica Asset Allocation Funds
Transamerica Institutional Asset Allocation Funds
Statement of Additional Information
May 1, 2009
Money Market Funds:
Transamerica Partners Money Market
Transamerica Partners Institutional Money Market
Bond Funds:
Transamerica Partners High Quality Bond
Transamerica Partners Inflation-Protected Securities
Transamerica Partners Core Bond
Transamerica Partners Total Return Bond
Transamerica Partners High Yield Bond
Transamerica Partners Institutional High Quality Bond
Transamerica Partners Institutional Inflation-Protected Securities
Transamerica Partners Institutional Core Bond
Transamerica Partners Institutional Total Return Bond
Transamerica Partners Institutional High Yield Bond
Balanced Funds:
Transamerica Partners Balanced
Transamerica Partners Institutional Balanced
Asset Allocation Funds:
Transamerica Asset Allocation – Short Horizon
Transamerica Asset Allocation – Short/Intermediate Horizon
Transamerica Asset Allocation – Intermediate Horizon
Transamerica Asset Allocation – Intermediate/Long Horizon
Transamerica Asset Allocation – Long Horizon
Transamerica Institutional Asset Allocation – Short Horizon
Transamerica Institutional Asset Allocation – Short/Intermediate Horizon
Transamerica Institutional Asset Allocation – Intermediate Horizon
Transamerica Institutional Asset Allocation – Intermediate/Long Horizon
Transamerica Institutional Asset Allocation – Long Horizon
Stock Funds:
Transamerica Partners Large Value
Transamerica Partners Value
Transamerica Partners Stock Index
Transamerica Partners Large Core
Transamerica Partners Large Growth
Transamerica Partners Growth
Transamerica Partners Mid Value
Transamerica Partners Mid Growth
Transamerica Partners Small Value
Transamerica Partners Small Core
Transamerica Partners Small Growth
Transamerica Partners International Equity
Transamerica Partners Institutional Large Value
Transamerica Partners Institutional Value
Transamerica Partners Institutional Stock Index
Transamerica Partners Institutional Large Core
Transamerica Partners Institutional Large Growth
Transamerica Partners Institutional Growth
Transamerica Partners Institutional Mid Value
Transamerica Partners Institutional Mid Growth
Transamerica Partners Institutional Small Value
Transamerica Partners Institutional Small Core
Transamerica Partners Institutional Small Growth
Transamerica Partners Institutional International Equity
This Statement of Additional Information (“SAI”) sets forth information which may be of interest to investors but which is not necessarily included in the separate Prospectuses dated May 1, 2009, each as supplemented from time to time (each, a “Prospectus”), for the Funds. This SAI should be read only in conjunction with a Prospectus, a copy of which may be obtained by an investor without charge. To obtain a Prospectus, please contact Transamerica Fund Services, Inc. at the address and telephone number listed on the next page.
This SAI incorporates by reference the financial statements of the Funds. These financial statements can be found in the Funds’ annual reports to shareholders, copies of which accompany this SAI.
This SAI is NOT a Prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by an effective Prospectus.

Transamerica Partners Funds Group
Transamerica Partners Institutional Funds Group
Transamerica Asset Allocation Funds
Transamerica Institutional Asset Allocation Funds
570 Carillon Parkway
St. Petersburg, Florida 33716
(888) 233-4339
Transamerica Partners Funds Group is a Massachusetts business trust whose shares currently are divided into separate series of shares, or funds. Each of the Transamerica Partners Money Market, High Quality Bond, Inflation-Protected Securities, Core Bond, Total Return Bond, High Yield Bond, Balanced, Large Value, Value, Stock Index, Large Core, Large Growth, Growth, Mid Value, Mid Growth, Small Value, Small Core, Small Growth and International Equity Funds, and each of the Transamerica Institutional Asset Allocation Funds, is a series of Transamerica Partners Funds Group. Transamerica Partners Funds Group II is a Massachusetts business trust whose shares currently are divided into separate series of shares, or funds. Each of the Transamerica Partners Institutional Money Market, High Quality Bond, Inflation-Protected Securities, Core Bond, Total Return Bond, High Yield Bond, Balanced, Large Value, Value, Stock Index, Large Core, Large Growth, Growth, Mid Value, Mid Growth, Small Value, Small Core, Small Growth and International Equity Funds and each of the Transamerica Asset Allocation Funds, is a series of Transamerica Partners Funds Group II. Currently, 24 Funds are series of Transamerica Partners Funds Group and 24 Funds are series of Transamerica Partners Funds Group II. This SAI relates to the shares of each Fund listed on the first page hereof and includes information which may be of interest to shareholders but which is not necessarily included in each Fund’s prospectus.

The Trusts
Each of Transamerica Partners Funds Group (the “Transamerica Partners Trust”) and Transamerica Partners Funds Group II (the “Transamerica Partners Institutional Trust” and, together with the Transamerica Partners Trust, the “Trusts”) is a diversified, open-end management investment company. Transamerica Partners Trust was organized as a business trust under the laws of the Commonwealth of Massachusetts on April 23, 1993.
Shares of the Transamerica Partners Trust are divided into separate series described herein; currently there are 24 series. Transamerica Partners Institutional Trust was organized as a business trust under the laws of the Commonwealth of Massachusetts on January 5, 1996. Shares of the Transamerica Partners Institutional Trust are divided into separate series described herein; currently, there are 24 series. Each of the Trusts may create additional series from time to time.
Each of the Transamerica Partners Money Market, Bond, Balanced and Stock Funds and each of the Transamerica Partners Institutional Money Market, Bond, Balanced and Stock Funds seeks its investment objective by investing all of its assets in an underlying Portfolio having the same investment objectives and policies as the applicable Transamerica Partners Fund and Transamerica Partners Institutional Fund. The Funds and their corresponding Portfolios are set forth below:

Fund	Portfolio
Transamerica Partners Money Market and Transamerica Partners Institutional Money Market	Money Market Portfolio
Transamerica Partners High Quality Bond and Transamerica Partners Institutional High Quality Bond	High Quality Bond Portfolio
Transamerica Partners Inflation-Protected Securities and Transamerica Partners Institutional Inflation-Protected Securities	Inflation-Protected Securities Portfolio
Transamerica Partners Core Bond and Transamerica Partners Institutional Core Bond	Core Bond Portfolio
Transamerica Partners Total Return Bond and Transamerica Partners Institutional Total Return Bond	Total Return Bond Portfolio
Transamerica Partners High Yield Bond and Transamerica Partners Institutional High Yield Bond	High Yield Bond Portfolio
Transamerica Partners Balanced and Transamerica Partners Institutional Balanced	Balanced Portfolio
Transamerica Partners Large Value and Transamerica Partners Institutional Large Value	Large Value Portfolio
Transamerica Partners Value and Transamerica Partners Institutional Value	Large Value Portfolio
Transamerica Partners Stock Index and Transamerica Partners Institutional Stock Index	S&P 500 Index Master Portfolio
Transamerica Partners Large Core and Transamerica Partners Institutional Large Core	Large Core Portfolio
Transamerica Partners Large Growth and Transamerica Partners Institutional Large Growth	Large Growth Portfolio
Transamerica Partners Growth and Transamerica Partners Institutional Growth	Growth Portfolio
Transamerica Partners Mid Value and Transamerica Partners Institutional Mid Value	Mid Value Portfolio
Transamerica Partners Mid Growth and Transamerica Partners Institutional Mid Growth	Mid Growth Portfolio
Transamerica Partners Small Value and Transamerica Partners Institutional Small Value	Small Value Portfolio
Transamerica Partners Small Core and Transamerica Partners Institutional Small Core	Small Core Portfolio
Transamerica Partners Small Growth and Transamerica Partners Institutional Small Growth	Small Growth Portfolio
Transamerica Partners International Equity and Transamerica Partners Institutional International Equity	International Equity Portfolio

All references in this SAI to one of these Funds include the Fund’s underlying Portfolio, unless otherwise noted. Each of the Asset Allocation Funds seeks its investment objective by investing in a combination of the Money Market, Bond and Stock Funds.
Each of the Portfolios (except the S&P 500 Index Master Portfolio) is a series of Transamerica Partners Portfolios. The S&P 500 Index Master Portfolio(1) is a series of Master Investment Portfolio. Transamerica Partners Portfolios and Master Investment Portfolio are referred to as the “Portfolio Trusts.”
Transamerica Asset Management, Inc. (“TAM”) is the investment adviser of each Fund and each Portfolio (except the S&P 500 Index Master Portfolio). Barclays Global Fund Advisors (“BGFA”) is the investment adviser of the S&P 500 Index Master Portfolio.
TAM delegates the daily management of each Portfolio of which it is the investment adviser to one or more Sub-Advisers. TAM supervises and monitors the Sub-Advisers. The Sub-Advisers are as follows:

Fund or Portfolio	Sub-Adviser
Money Market Portfolio	GE Asset Management, Incorporated
High Quality Bond Portfolio	Merganser Capital Management, Inc.
Inflation-Protected Securities Portfolio	BlackRock Financial Management, Inc.
Core Bond Portfolio	BlackRock Financial Management, Inc.
Total Return Bond Portfolio	Western Asset Management Company
Western Asset Management Company Limited
High Yield Bond Portfolio	Eaton Vance Management
Balanced Portfolio	Goldman Sachs Asset Management, L.P.
Western Asset Management Company
Western Asset Management Company Limited
Large Value Portfolio	Aronson+Johnson+Ortiz, LP
Value Portfolio	Hotchkis and Wiley Capital Management, LLC
Large Core Portfolio	Aronson+Johnson+Ortiz, LP
BlackRock Financial Management, Inc.
Large Growth Portfolio	Marsico Capital Management, LLC
OFI Institutional Asset Management, Inc.
Wellington Management Company, LLP
Growth Portfolio	Turner Investment Partners, Inc.
Mid Value Portfolio	Cramer, Rosenthal, McGlynn, LLC
LSV Asset Management
RiverSource Investments, LLC
Mid Growth Portfolio	Columbus Circle Investors
Small Value Portfolio	Mesirow Financial Investment Management, Inc.
OFI Institutional Asset Management, Inc.
Small Core Portfolio	Fort Washington Investment Advisors, Inc.
Invesco Institutional (N.A.), Inc.
Wellington Management Company, LLP
Small Growth Portfolio	Perimeter Capital Partners, LLC
International Equity Portfolio	Thornburg Investment Management, Inc.

(1)	Standard & Poor’s does not sponsor the S&P 500 Index Master Portfolio, nor is it affiliated in any way with the Portfolio, Barclays Global Fund Advisors or the S&P 500 Index Master Portfolio. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” and “Standard & Poor’s 500®” are trademarks of McGraw-Hill, Inc. The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation or warranty, express or implied, regarding the advisability of investing in S&P 500 Index Master Portfolio.

Investment Objectives, Policies and Associated Risk Factors
Investment Objectives
The investment objective of each Fund is described in the Prospectus for that Fund. There can, of course, be no assurance that a Fund will achieve its investment objective. Each Fund’s investment objective may be changed by the Fund’s Board of Trustees without shareholders approval.
Investment Policies
The following supplements the discussion of the various investment strategies and techniques employed by the Funds as set forth in the Prospectuses.
The Stock Index Funds, while not prohibited from investing in the various types of securities described below or utilizing the investment techniques described below, will invest primarily in the stocks that make up the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”), money market and other short-term instruments and S&P 500 Index futures.
Recent Market Events Relating to Income-Producing and Other Securities
The fixed income markets are experiencing a period of extreme volatility which has negatively impacted market liquidity conditions. Initially, the concerns on the part of market participants were focused on the subprime segment of the mortgage-backed securities market. However, these concerns have since expanded to include a broad range of mortgage-and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets generally, and a wide range of financial institutions and markets, asset classes and sectors. As a result, fixed income instruments are experiencing liquidity issues, increased price volatility, credit downgrades, and increased likelihood of default. Securities that are less liquid are more difficult to value and may be hard to dispose of. Domestic and international equity markets have also been experiencing heightened volatility and turmoil, with issuers that have exposure to the real estate, mortgage and credit markets particularly affected. During times of market turmoil, investors tend to look to the safety of securities issued or backed by the U.S. Treasury, causing the prices of these securities to rise, and the yield to decline. These events and the continuing market upheavals adversely affect the Funds. More information appears below.
Bank Obligations
Bank obligations include certificates of deposit, time deposits (including Eurodollar time deposits) and bankers’ acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. The Funds have established certain minimum credit quality standards for bank obligations in which they invest.
Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the Federal Deposit Insurance Corporation (the “FDIC”). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, most state banks are insured by the FDIC (although such insurance may not be of material benefit to a Fund, depending upon the principal amount of bank obligations of each held by the Fund) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic banks, among other things, generally are required to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower, and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.
Obligations of foreign branches and subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as certificates of deposit and time deposits, may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to risks that are different from or are in addition to those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank. A domestic branch of a foreign bank with assets in excess of $1 billion may or may not be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.
In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states may be required to: (a) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (b) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of state branches may not necessarily be insured by the FDIC. In addition, there may be less publicly available information about a U.S. branch of a foreign bank than about a U.S. bank.
U.S. Government and Agency Securities
Examples of the types of U.S. government securities that a Fund may hold include direct obligations of the U.S. Treasury, the obligations of the Federal Housing Administration, Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Home Loan Bank, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration. U.S government securities may be supported by the full faith and credit of the U.S. government (such as securities of the Small Business Administration); by the right of the issuer to borrow from the Treasury (such as securities of the Federal Home Loan Bank); by the discretionary authority of the U.S. government to purchase the agency’s obligations (such as securities of the Federal National Mortgage Association); or only by the credit of the issuing agency.
U.S. Treasury obligations include bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of these obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities (“STRIPS”). STRIPS are sold as zero coupon securities. These securities are usually structured with two classes that receive different portions of the interest and principal payments from the underlying obligation. The yield to maturity on the interest-only class is extremely sensitive to the rate of principal payments on the underlying obligation. The market value of the principal-only class generally is unusually volatile in response to changes in interest rates. See “Zero Coupon Obligations” below for more information.
U.S. Treasury securities differ only in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years.
Certain Federal agencies such as the Government National Mortgage Association (GNMA) have been established as instrumentalities of the U.S. government to supervise and finance certain types of activities. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, GNMA pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. While the U.S. Government has historically provided financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law.
In addition, obligations guaranteed by U.S. government agencies or government-sponsored entities include issues by non-government-sponsored entities (like financial institutions) that carry direct guarantees from U.S. government agencies as part of government initiatives in response to the market crisis or otherwise. In the case of obligations not backed by the full faith and credit of the United States, a Fund must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event that the agency or instrumentality does not meet its commitments. Neither the U.S. government nor any of its agencies or instrumentalities guarantees the market value of the securities they issue. Therefore, the market value of such securities will fluctuate in response to changes in interest rates.
Exchange Rate-Related U.S. Government Securities. To the extent permitted by a Fund’s investment policies, a Fund may invest in U.S. government securities for which the principal repayment at maturity, while paid in U.S. dollars, is determined by reference to the exchange rate between the U.S. dollar and the currency of one or more foreign countries (“Exchange Rate-Related Securities”). The interest payable on these securities is denominated in U.S. dollars, is not subject to foreign currency risk and, in most cases, is paid at rates higher than most other U.S. government securities in recognition of the foreign currency risk component of Exchange Rate- Related Securities. Exchange Rate-Related Securities are issued in a variety of forms, depending on the structure of the principal repayment formula. The principal repayment formula may be structured so that the security holder will benefit if a particular foreign currency to which the security is linked is stable or appreciates against the U.S. dollar. In the alternative, the principal repayment formula may be structured so that the securityholder benefits if the U.S. dollar is stable or appreciates against the linked foreign currency. Finally, the principal repayment formula can be a function of more than one currency and, therefore, be designed as a combination of those forms.
Investments in Exchange Rate-Related Securities entail special risks. There is the possibility of significant changes in rates of exchange between the U.S. dollar and any foreign currency to which an Exchange Rate-Related Security is linked. If currency exchange rates do not move in the direction or to the extent anticipated by a Sub-Adviser at the time of purchase of the security, the amount of principal repaid at maturity might be significantly below the par value of the security, which might not be offset by the interest earned by a Fund over the term of the security. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. The imposition or modification of foreign exchange controls by the U.S. or foreign governments or intervention by central banks could also affect exchange rates. Finally, there is no assurance that sufficient trading interest to create a liquid secondary market will exist for a particular Exchange Rate-Related Security because of conditions in the debt and foreign currency markets. Illiquidity in the forward foreign exchange market and the high volatility of the foreign exchange market may from time to time combine to make it difficult to sell an Exchange Rate-Related Security prior to maturity without incurring a significant price loss.
Collateralized Mortgage Obligations
A Fund may invest a portion of its assets in collateralized mortgage obligations or “CMOs,” which are debt obligations collateralized by mortgage loans or mortgage pass-through securities (such collateral referred to collectively as “Mortgage Assets”). Unless the context indicates otherwise, all references herein to CMOs include multiclass pass-through securities.
Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security).
A Fund may also invest in parallel pay CMOs and Planned Amortization Class CMOs (“PAC Bonds”). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier.
Mortgage-Backed Securities
A Fund may invest in mortgage-backed securities. Mortgage-backed securities are securities representing interests in “pools” of mortgage loans. Monthly payments of interest and principal by the individual borrowers on mortgages are passed through to the holders of the securities (net of fees paid to the issuer or guarantor of the securities) as the mortgages in the underlying mortgage pools are paid off. The average lives of mortgage-backed securities are variable when issued because their average lives depend on prepayment rates. The average life of these securities is likely to be substantially shorter than their stated final maturity as a result of unscheduled principal prepayment. Prepayments on underlying mortgages result in a loss of anticipated interest, and all or part of a premium if any has been paid, and the actual yield (or total return) to a Fund may be different than the quoted yield on the securities. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. Like other fixed income securities, when interest rates rise the value of a mortgage-backed security generally will decline; however, when interest rates are declining, the value of mortgage-backed securities with prepayment features may not increase as much as that of other fixed-income securities. In the event of an increase in interest rates which results in a decline in mortgage prepayments, the anticipated maturity of mortgage-backed securities held by a Fund may increase, effectively changing a security which was considered short or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short or intermediate-term securities. A Fund’s yield may be affected by reinvestment of prepayments at higher or lower rates than the original investment. For these and other reasons, a mortgage-related security’s average maturity may be shorted or lengthened as a result of interest rate fluctuations; and, therefore, it is not possible to predict accurately the security’s return.

Payment of principal and interest on some mortgage-backed securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government (in the case of securities guaranteed by GNMA); or guaranteed by agencies or instrumentalities of the U.S. Government (such as the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation, (“FHLMC”) which are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations). The U.S. Government has provided recent financial support to FNMA and FHLMC, but there can be no assurances that it will support these or other government-sponsored entities in the future. Mortgage-backed securities may also be issued by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers). Some of these mortgage-backed securities may be supported by various forms of insurance or guarantees.
Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. Some mortgage-backed securities (such as securities issued by the GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.
The repayment of certain mortgage-related securities depends primarily on the cash collections received from the issuer’s underlying asset portfolio and, in certain cases, the issuer’s ability to issue replacement securities (such as asset-backed commercial paper). As a result, a Fund could experience losses in the event of credit or market value deterioration in the issuer’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing securities, or the issuer’s inability to issue new or replacement securities. This is also true for other asset-backed securities. Upon the occurrence of certain triggering events or defaults, the investors in a security held by a Fund may become the holders of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss. If mortgage-backed securities or asset-backed securities are bought at a discount, however, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income.
The principal governmental guarantor of mortgage-backed securities is GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration (“FHA”) insured or Veterans Administration (“VA”) guaranteed mortgages. These guarantees, however, do not apply to the market value or yield of mortgage-backed securities. GNMA securities are often purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and will be lost if prepayment occurs.
Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment by FNMA of principal and interest.
FHLMC is also a government-sponsored corporation owned by private stockholders. FHLMC issues Participation Certificates (“PCs”) which represent interests in conventional mortgages (i.e., not federally insured or guaranteed) for FHLMC’s national portfolio. FHLMC guarantees timely payment of interest and ultimate collection of principal regardless of the status of the underlying mortgage loans.
Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass through pools of mortgage loans. Such issuers may also be the originators and/or servicers of the underlying mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. Unlike mortgage-backed securities issued or guaranteed by the U.S. Government or one of its sponsored entities, mortgage- backed securities issued by private issuers do not have a government or government-sponsored entity guarantee, but may have credit enhancement provided by external entities such as banks or financial institutions or achieved through the structuring of the transaction itself. Examples of such credit support arising out of the structure of the transaction include the issue of senior and subordinated securities (e.g., the issuance of securities by a special purpose vehicle in multiple classes or “tranches,” with one or more classes being senior to other subordinated classes as to the payment of principal and interest, with the result that defaults on the underlying mortgage loans are borne first by the holders of the subordinated class); creation of “reserve funds” (in which case cash or investments, sometimes funded from a portion of the payments on the underlying mortgage loans, are held in reserve against future losses); and “over-collateralization” (in which case the scheduled payments on, or the principal amount of, the underlying mortgage loans exceeds that required to make payment of the securities and pay any servicing or other fees). However, there can be no guarantee that credit enhancements, if any, will be sufficient to prevent losses in the event of defaults on the underlying mortgage loans. A Fund may also buy mortgage-related securities without insurance or guarantees.
If a Fund purchases subordinated mortgage-backed securities, the payments of principal and interest on the Fund’s subordinated securities generally will be made only after payments are made to the holders of securities senior to the Fund’s securities. Therefore, if there are defaults on the underlying mortgage loans, a Fund will be less likely to receive payments of principal and interest, and will be more likely to suffer a loss. Privately issued mortgage-backed securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-backed securities held in a Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
In addition, mortgage-backed securities that are issued by private issuers are not subject to the underwriting requirements for the underlying mortgages that are applicable to those mortgage-backed securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying private mortgage-backed securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-backed securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Privately issued pools more frequently include second mortgages, high loan-to-value mortgages and manufactured housing loans. The coupon rates and maturities of the underlying mortgage loans in a private-label mortgage-backed securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-backed securities that are backed by mortgage pools that contain subprime loans, but a level of risk exists for all loans. Market factors adversely affecting mortgage loan repayments may include a general economic turn-down, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in higher mortgage payments by holders of adjustable rate mortgages.
Privately issued mortgage-backed securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-backed securities may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Asset-Backed Securities
Asset-backed securities are generally issued as pass through certificates, which represent undivided fractional ownership interests in the underlying pool of assets, or as debt instruments, which are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. The pool of assets generally represents the obligations of a number of different parties. Asset-backed securities frequently carry credit protection in the form of extra collateral, subordinated certificates, cash reserve accounts, letters of credit or other enhancements. For example, payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or other enhancement issued by a financial institution unaffiliated with the entities issuing the securities. Assets which, to date, have been used to back asset-backed securities include motor vehicle installment sales contracts or installment loans secured by motor vehicles, and receivables from revolving credit (credit card) agreements. Other types of asset-backed securities include those that represent interest in pools of corporate bonds (such as collateralized bond obligations or CBOs), bank loans (such as collateralized loan obligations or CLOs) and other debt obligations (such as collateralized debt obligations or CDOs).

Asset-backed security values may also be affected by factors such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originators of the underlying loans or receivables, or the entities providing credit enhancement (if any), or the exhaustion of any credit enhancement. The risks of investing in asset-backed securities ultimately depend upon the payment of the consumer loans by the individual borrowers. In its capacity as purchaser of an asset-backed security, a Fund would generally have no recourse to the entity that originated the loans in the event of default by the borrower. If a letter of credit or other form of credit enhancement is exhausted or otherwise unavailable, holders of asset-backed securities may experience delays in payments or losses if the full amounts due on underlying assets are not realized. Asset-backed securities may also present certain additional risks related to the particular type of collateral. For example, credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Asset-backed securities are also subject to prepayment risk, which may shorten the weighted average life of such securities and may lower their return. In addition, asset backed securities are subject to the same types of risks relating to the issuer’s underlying assets as are mortgage-backed securities.
A Fund may purchase commercial paper, including asset-backed commercial paper (“ABCP”) that is issued by structured investment vehicles or other conduits. These conduits may be sponsored by mortgage companies, investment banking firms, finance companies, hedge funds, private equity firms and special purpose finance entities. ABCP typically refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. Assets backing ABCP, which may be included in revolving pools of assets with large numbers of obligors, include credit card, car loan and other consumer receivables and home or commercial mortgages, including subprime mortgages. The repayment of ABCP issued by a conduit depends primarily on the cash collections received from the conduit’s underlying asset portfolio and the conduit’s ability to issue new ABCP. Therefore, there could be losses to a Fund investing in ABCP in the event of credit or market value deterioration in the conduit’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing ABCP, or the conduit’s inability to issue new ABCP. To protect investors from these risks, ABCP programs may be structured with various protections, such as credit enhancement, liquidity support, and commercial paper stop-issuance and wind-down triggers. However there can be no guarantee that these protections will be sufficient to prevent losses to investors in ABCP.
Some ABCP programs provide for an extension of the maturity date of the ABCP if, on the related maturity date, the conduit is unable to access sufficient liquidity through the issue of additional ABCP. This may delay the sale of the underlying collateral, and a Fund may incur a loss if the value of the collateral deteriorates during the extension period. Alternatively, if collateral for ABCP commercial paper deteriorates in value, the collateral may be required to be sold at inopportune times or at prices insufficient to repay the principal and interest on the ABCP. ABCP programs may provide for the issuance of subordinated notes as an additional form of credit enhancement. The subordinated notes are typically of a lower credit quality and have a higher risk of default. A Fund purchasing these subordinated notes will therefore have a higher likelihood of loss than investors in the senior notes.
Asset-backed securities are relatively new and untested instruments and may be subject to greater risk of default during periods of economic downturn than other securities, which could result in possible losses to a Fund. In addition, the secondary market for asset-backed securities may not be as liquid as the market for other securities which may result in a Fund’s experiencing difficulty in valuing asset-backed securities.
Variable Rate and Floating Rate Securities
The Funds may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of 397 days, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding 397 days, in each case upon not more than 30 days’ notice. Variable rate demand notes include master demand notes which are obligations that permit a Fund to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Fund, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable rate demand obligation is adjusted automatically at specified intervals. The interest rate on these securities may be reset daily, weekly, quarterly, or some other reset period and may have a floor or ceiling on interest rate charges. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. Frequently, such obligations are backed by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Fund’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and a Fund may invest in obligations which are not so rated only if the Fund’s Sub-Adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Fund may invest. The applicable Sub-Adviser, on behalf of a Fund, will consider on an ongoing basis the creditworthiness of the issuers of the floating and variable rate demand obligations held by the Fund. The Funds will not invest more than 15% (10% in the case of the Money Market Funds) of the value of their net assets in floating or variable rate demand obligations as to which they cannot exercise the demand feature on not more than seven days’ notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable. See “Illiquid Securities” below.
Participation Interests
A Fund may purchase from financial institutions participation interests in securities in which such Fund may invest. A participation interest gives a Fund an undivided interest in the security in the proportion that the Fund’s participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. If the participation interest is unrated, or has been given a rating below that which is permissible for purchase by the Fund, the participation interest will be backed by an irrevocable letter of credit or guarantee of a bank, or the payment obligation otherwise will be collateralized by U.S. Government securities, or, in the case of unrated participation interests, the Fund’s Sub-Adviser must have determined that the instrument is of comparable quality to those instruments in which a Fund may invest. For certain participation interests, a Fund will have the right to demand payment, on not more than seven days’ notice, for all or any part of the Fund’s participation interest in the security, plus accrued interest. As to these instruments, a Fund intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio. A Fund will not invest more than 15% (10% in the case of each Money Market Fund) of its net assets in participation interests that do not have this demand feature, and in other securities that are not readily marketable. See “Illiquid Securities” below.
Illiquid Securities
Each Fund may invest up to 15% (10% for each Money Market Fund) of its net assets in illiquid securities, including restricted securities that are illiquid.
Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. The absence of a trading market can make it difficult to ascertain a market value for these investments. In addition, limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them which, if possible at all, would result in additional expense and delay. Adverse market conditions could impede such a public offering of securities.
In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.
Rule 144A under the 1933 Act allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a “safe harbor” from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers.

The applicable Sub-Adviser will monitor the liquidity of Rule 144A securities for each Fund under the supervision of the applicable Portfolio Trust’s or Trust’s Board of Trustees. In reaching liquidity decisions, the Sub-Adviser will consider, among other things, the following factors: (a) the frequency of trades and quotes for the security, (b) the number of dealers and other potential purchasers wishing to purchase or sell the security, (c) dealer undertakings to make a market in the security and (d) the nature of the security and of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).
The liquidity of Rule 144A securities could be impaired if qualified institutional buyers become, for a time, uninterested in purchasing Rule 144A securities.
Unsecured Promissory Notes
A Fund also may purchase unsecured promissory notes (“Notes”) which are not readily marketable and have not been registered under the 1933 Act, provided such investments are consistent with the Fund’s investment objective. The Notes purchased by the Fund will have remaining maturities of 13 months or less. The Fund will invest no more than 15% (10% in the case of each Money Market Fund) of its net assets in such Notes and in other securities that are not readily marketable (which securities would include floating and variable rate demand obligations as to which the Fund cannot exercise the demand feature described above and as to which there is no secondary market). See “Illiquid Securities” above.
Repurchase Agreements
Repurchase agreements are agreements by which a person purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed-upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. Government or government agency issues. Under the Investment Company Act of 1940, as amended (the “1940 Act”), repurchase agreements may be considered to be loans by the buyer. Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, a Fund will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs are incurred. If the seller defaults, the underlying security constitutes collateral for the seller’s obligation to pay. Repurchase agreements involve certain risks in the event of a default or insolvency of the other party, including possible delays or restrictions upon the Fund’s ability to dispose of the underlying securities, the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert its right to them, the risk of incurring expenses associated with asserting those rights and the risk of losing all or part of the income from the agreement. All repurchase agreements entered into by the Funds are fully collateralized, with such collateral being marked to market daily.
The Funds may, together with other registered investment companies managed by the Funds’ Sub-Advisers or their affiliates, transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements, including tri-party subcustody repurchase arrangements.
Reverse Repurchase Agreements and Other Borrowings
The Funds may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, but not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a “reverse repurchase agreement”). At the time a Fund enters into a reverse repurchase agreement it will place in a segregated custodial account cash or liquid securities having a value equal to the repurchase price, including accrued interest. The segregation of assets could impair the Fund’s ability to meet its current obligations or impede investment management if a large portion of the Fund’s assets are involved. Reverse repurchase agreements also involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities.
Reverse repurchase agreements may expose a Fund to greater fluctuations in the value of its assets. When a Fund reinvests the proceeds of a reverse repurchase agreement in other securities, any fluctuations in the market value of either the securities the Fund is committed to repurchase from the other party or any securities in which the proceeds are invested would affect the market value of the Fund’s assets. In addition, if a Fund is not able to reinvest the proceeds of the agreement at a rate equal to or higher than the rate that it is obligated to pay under the reverse repurchase agreement, engaging in the agreement will lower the Fund’s income.

Although a reverse repurchase agreement receives special treatment in the event of the bankruptcy or insolvency of one of the parties, there still may be delays and costs involved in a Fund’s exercising its rights under the agreement.
Borrowing may make the value of an investment in a Fund more volatile and increase the Fund’s overall investment exposure. A Fund may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to any borrowing, which could affect the portfolio managers’ strategy and the ability of the Fund to comply with certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”) in order to provide pass-though tax treatment to shareholders. Interest on any borrowings will be a Fund expense and will reduce the value of a Fund’s shares.
Foreign Securities — All Funds
The Funds may invest their assets in securities of foreign issuers. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, brokerage or other taxation, limitation on the removal of funds or other assets of a Fund, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States.
It is anticipated that in most cases the best available market for foreign securities would be on exchanges or in over-the-counter markets located outside the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable United States companies. The less liquid a market, the more difficult it may be for a Fund to price its portfolio securities accurately or to dispose of such securities at the times determined by a Sub-Adviser to be appropriate. The risks associated with reduced liquidity may be particularly acute in situations in which a Fund’s operations require cash, such as in order to meet redemptions and to pay its expenses. Foreign security trading practices, including those involving securities settlement where a Fund’s assets may be released prior to receipt of payment, may expose a Fund to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities exchanges, brokers and listed companies than in the United States.
A Fund may be subject to taxes, including withholding taxes imposed by certain non-U.S. countries on income (possibly including, in some cases, capital gains) earned with respect to the Fund’s investments in such countries. These taxes will reduce the return achieved by the Fund. Treaties between the U.S. and such countries may reduce the otherwise applicable tax rates.
Additionally, the operating expenses of a Fund making such investment can be expected to be higher than those of an investment company investing exclusively in U.S. securities, since the costs of investing in foreign securities are higher than the costs of investing exclusively in U.S. securities. Custodian services and other costs such as valuation costs and communication costs relating to investment in international securities markets generally are more expensive than in the United States.
Money Market Funds
Each Money Market Fund may invest in the following foreign securities: (a) U.S. dollar-denominated obligations of foreign branches and subsidiaries of domestic banks and foreign banks (such as Eurodollar CDs, which are U.S. dollar-denominated CDs issued by branches of foreign and domestic banks located outside the United States; Eurodollar TDs (“ETDs”), which are U.S. dollar-denominated deposits in a foreign branch of a foreign or domestic bank; and Canadian TDs, which are essentially the same as ETDs except they are issued by branches of major Canadian banks); (b) high quality, U.S. dollar-denominated short-term bonds and notes (including variable amount master demand notes) issued by foreign corporations (including Canadian commercial paper, which is commercial paper issued by a Canadian corporation or a Canadian subsidiary of a U.S. corporation, and Europaper, which is U.S. dollar-denominated commercial paper of a foreign issuer); and (c) U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by the Fund’s Sub- Adviser to be of comparable quality to the other obligations in which the Money Market Fund may invest. Such securities also include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank.
Funds other than the Money Market Funds
Not more than 5% of a Fund’s assets may be invested in closed-end investment companies which primarily hold foreign securities. Investments in such companies entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.
American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and other forms of depositary receipts for securities of foreign issuers provide an alternative method for a Fund to make foreign investments. These securities are not denominated in the same currency as the securities into which they may be converted and fluctuate in value based on the underlying security. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts evidencing a similar arrangement.
The Funds may invest in foreign securities that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.
The Funds may invest in securities of emerging market countries. Emerging markets countries may include, without limitation, any country which, at the time of investment, is categorized by the World Bank in its annual categorization as middle- or low-income. These securities may be U.S. dollar denominated or non-U.S. dollar denominated and include: (a) debt obligations issued or guaranteed by foreign national, provincial, state, municipal or other governments with taxing authority or by their agencies or instrumentalities, including Brady Bonds; (b) debt obligations of supranational entities; (c) debt obligations (including dollar and non-dollar denominated) and other debt securities of foreign corporate issuers; and (d) non-dollar denominated debt obligations of U.S. corporate issuers. A Fund may also invest in securities denominated in currencies of emerging market countries. There is no minimum rating criteria for a Fund’s investments in such securities.
Emerging markets and certain other non-U.S. countries may be subject to a greater degree of economic, political and social instability. Such instability may result from, among other things: (i) authoritarian governments or military involvement in political and economic decision making; (ii) popular unrest associated with demands for improved economic, political and social conditions; (iii) internal insurgencies; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection and conflict. Such economic, political and social instability could significantly disrupt the financial markets in such countries and the ability of the issuers in such countries to repay their obligations. Investing in emerging countries also involves the risk of expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation in any emerging country, a Fund could lose its entire investment in that country. Certain emerging market countries restrict or control foreign investment in their securities markets to varying degrees. These restrictions may limit a Fund’s investment in those markets and may increase the expenses of the Fund. In addition, the repatriation of both investment income and capital from certain markets in the region is subject to restrictions such as the need for certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect certain aspects of a Fund’s operation. Economies in individual non-U.S. countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, currency valuation, capital reinvestment, resource self-sufficiency and balance of payments positions. Many non-U.S. countries have experienced substantial, and in some cases extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging countries generally are dependent heavily upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. The economies, securities and currency markets of many emerging markets have experienced significant disruption and declines. There can be no assurances that these economic and market disruptions will not continue.

Forward Foreign Currency Exchange Contracts
Forward currency exchange contracts may be entered into for each Fund for the purchase or sale of foreign currency to hedge against adverse rate changes or otherwise to achieve the Fund’s investment objectives. A currency exchange contract allows a definite price in dollars to be fixed for securities of foreign issuers that have been purchased or sold (but not settled) for the Fund.
Because some Funds may buy and sell securities denominated in currencies other than the U.S. dollar and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Funds from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Funds either enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or use forward contracts to purchase or sell foreign currencies.
A forward foreign currency exchange contract is an obligation by a Fund to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are effected in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. A Fund maintains with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Fund’s securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.
The Funds may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position.
Each Fund may also enter into proxy hedges and cross hedges. In a proxy hedge, which generally is less costly than a direct hedge, a Fund, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. A Fund may enter into a cross hedge if a particular currency is expected to decrease against another currency. The Fund would sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount equal to some or all of the Fund’s holdings denominated in the currency sold.
Entering into exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.
The Funds (other than the International Equity Fund) will not routinely enter into foreign currency hedging transactions with respect to security transactions; however, the Funds may do so when their Sub-Advisers determine that the transactions would be in a Fund’s best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.
While these contracts are not presently regulated by the Commodity Futures Trading Commission (“CFTC”), the CFTC may in the future assert authority to regulate forward contracts. In such event a Fund’s ability to utilize forward contracts for the Fund may be restricted. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for a Fund than if it had not entered into such contracts. The use of foreign currency forward contracts may not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a Fund’s foreign currency denominated portfolio securities and the use of such techniques will subject the Fund to certain risks.

Even if a hedge is generally successful, the matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a Fund may not always be able to enter into foreign currency forward contracts at attractive prices and this will limit a Fund’s ability to use such contracts to hedge or cross-hedge its assets. Also, with regard to a Fund’s use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a Fund’s cross-hedges and the movements in the exchange rates of the foreign currencies in which the Fund’s assets that are the subject of such cross-hedges are denominated.
Secondary markets generally do not exist for forward currency exchange contracts, with the result that closing transactions generally can be made for forward currency exchange contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that a Fund will in fact be able to close out a forward currency exchange contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a Fund might be unable to close out a forward currency exchange contract at any time prior to maturity, if at all. In either event, a Fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain the required cover.
Guaranteed Investment Contracts
The Funds may invest in guaranteed investment contracts (“GICs”) issued by insurance companies. Pursuant to such contracts, a Fund makes cash contributions to a deposit fund of the insurance company’s general account. The insurance company then credits to the Fund guaranteed interest. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expenses and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. Because a Fund may not receive the principal amount of a GIC from the insurance company on seven days’ notice or less, the GIC is considered an illiquid investment and, together with other instruments in a Fund which are not readily marketable, will not exceed 15% (10% in the case of each Money Market Fund) of the Fund’s net assets. The term of a GIC will be 13 months or less. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the longer of the period of time remaining until the next readjustment of the guaranteed interest rate or the period of time remaining until the principal amount can be recovered from the issuer through demand.
When-issued Securities
Forward commitments or purchases of securities on a when-issued basis are transactions where the price of the securities is fixed at the time of commitment and the delivery and payment ordinarily takes place beyond customary settlement time. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the buyer before settlement. The securities are subject to market fluctuation due to changes in market interest rates; the securities are also subject to fluctuation in value pending settlement based upon public perception of the creditworthiness of the issuer of these securities.
It is expected that, under normal circumstances, the Funds would take delivery of such securities. When a Fund commits to purchase a security on a “when-issued” or on a “forward delivery” basis, the Fund establishes procedures consistent with the relevant policies of the SEC. Since those policies currently require that an amount of a Fund’s assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Funds expect always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, although the Funds do not intend to make such purchases for speculative purposes and intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases and could also result in leverage. For example, a Fund may have to sell assets which have been set aside in order to meet redemptions. Also, if a Fund determines it is advisable as a matter of investment strategy to sell the “when-issued” or “forward delivery” securities, the Fund would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the “when-issued” or “forward delivery” securities themselves (which may have a value greater or less than the Fund’s payment obligation).
Zero Coupon Obligations
A zero coupon security pays no interest or principal to its holder during its life. A zero coupon security is sold at a discount, frequently substantial, and redeemed at face value at its maturity date. The market prices of zero coupon securities are generally more volatile than the market prices of securities of similar maturity that pay interest periodically, and zero coupon securities are likely to react more to interest rate changes than non-zero coupon securities with similar maturity and credit qualities.

A Fund may acquire zero coupon obligations when consistent with its investment objective and policies. Since interest income is accrued throughout the term of the zero coupon obligation but is not actually received until maturity, a Fund may have to sell other securities to pay dividends based on such accrued income prior to maturity of the zero coupon obligation.
Futures Contracts and Options on Futures Contracts and Foreign Currencies — Funds other than the Money Market Funds
Futures Contracts. A Fund may enter into contracts for the purchase or sale for future delivery of fixed-income securities or foreign currencies, or contracts based on financial indices including any index of U.S. or foreign stocks, U.S. Government securities, foreign government securities or corporate debt securities. U.S. futures contracts have been designed by exchanges which have been designated “contract markets” by the CFTC, and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on a number of exchange markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. A Fund may enter into futures contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, Government National Mortgage Association modified pass-through mortgage-backed securities and three-month U.S. Treasury Bills. A Fund may also enter into futures contracts which are based on bonds issued by entities other than the U.S. Government.
Purchases or sales of stock index futures contracts may be used to attempt to protect a Fund’s current or intended stock investments from broad fluctuations in stock prices. For example, the Fund may sell stock index futures contracts in anticipation of or during a decline in the market value of the Fund’s securities. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or part, by gains on the futures position. When a Fund is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or entirely, offset increases in the cost of securities that the Fund intends to purchase. As such purchases are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Fund will purchase such securities upon termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities.
At the same time a futures contract is purchased or sold, the Fund must allocate cash or securities as a deposit payment (“initial deposit”). It is expected that the initial deposit would be approximately 1/2% to 5% of a contract’s face value. Under certain circumstances, such as periods of high volatility, a Fund may be required by an exchange to increase the level of its initial deposit, and initial deposit requirements might be increased generally in the future by regulatory action. Daily thereafter, the futures contract is valued and the payment of “variation margin” may be required, since each day the Fund would provide or receive cash that reflects any decline or increase in the contract’s value. Daily variation margin calls could be substantial in the event of adverse price movements. If a Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.
At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was written.
Although futures contracts by their terms may call for the actual delivery or acquisition of securities, in most cases the contractual obligation is fulfilled before the date of the contract without having to make or take delivery of the securities. The offsetting of a contractual obligation is accomplished by buying (or selling, as the case may be) on a commodities exchange an identical futures contract calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, a Fund will incur brokerage fees when it purchases or sells futures contracts.
The purpose of the acquisition or sale of a futures contract, in the case of a Fund which holds or intends to acquire fixed-income securities, is to attempt to protect the Fund from fluctuations in interest or foreign exchange rates without actually buying or selling fixed-income securities or foreign currencies. For example, if interest rates were expected to increase, a Fund might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Fund. If interest rates did increase, the value of the debt security in a Fund would decline, but the value of the futures contracts to the Fund would increase at approximately the same rate, thereby keeping the net asset value of the Fund from declining as much as it otherwise would have. The Fund could accomplish similar results by selling debt securities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is generally more liquid than the cash market, the use of futures contracts as an investment technique allows a Fund to maintain a defensive position without having to sell its portfolio securities.
Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of debt securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, a Fund could take advantage of the anticipated rise in the value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Fund could then buy debt securities on the cash market.
When a Fund enters into futures contracts, the Fund will establish a segregated account to cover the Fund’s obligations with respect to such futures contracts. The assets in the account will consist of cash, offsetting derivatives or liquid securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Fund with respect to such futures contracts.
The ordinary spreads between prices in the cash and futures market, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rates or other trends by the applicable Sub-Adviser may still not result in a successful transaction.
In addition, futures contracts entail risks. If the Sub-Advisers’ investment judgment about the general direction of interest rates is incorrect, a Fund’s overall performance would be poorer than if it had not entered into any such contract. For example, if a Fund has hedged against the possibility of an increase in interest rates which would adversely affect the price of debt securities held by it and interest rates decrease instead, the Fund will lose part or all of the benefit of the increased value of its debt securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Fund has insufficient cash, it may have to sell debt securities to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. A Fund may have to sell securities at a time when it may be disadvantageous to do so.
Options on Futures Contracts. The Funds may purchase and write options on futures contracts for hedging purposes. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying securities, it may or may not be less risky than ownership of the futures contract or underlying securities. As with the purchase of futures contracts, when a Fund is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.
The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Fund may purchase a put option on a futures contract to hedge its portfolio against the risk of rising interest rates.
The amount of risk a Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.
The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, a Fund will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Fund’s portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Fund will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Fund intends to purchase. If a put or call option the Fund has written is exercised, the Fund will incur a loss which will be reduced by the amount of the premium it receives. In the case of a call option written by the Fund, the loss is potentially unlimited. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Fund’s losses from options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.
Futures transactions will be limited to the extent necessary to maintain the qualification of the Funds as regulated investment companies. Pursuant to a claim for exemption filed with the CFTC and/or the National Futures Association on behalf of the Funds, the Funds are not deemed to be “commodity pool operators” under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act.
Options on Foreign Currencies. A Fund may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, may be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Fund may purchase put options on the foreign currency. If the value of the currency does decline, a Fund will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.
Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Fund may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Fund deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Fund could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.
A Fund may write options on foreign currencies for the same types of hedging purposes. For example, where a Fund anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the options will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.
Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Fund could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Fund to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Fund would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Fund also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.
Losses from the writing of call options are potentially unlimited. Accordingly, the Funds intend that any call options on foreign currencies that they write (other than for cross-hedging purposes as described below) will be covered. A call option written on a foreign currency by a Fund is “covered” if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of another foreign currency held in its portfolio. A call option is also covered if the Fund has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Fund in cash and liquid securities in a segregated account with its custodian.
The Funds may also write call options on foreign currencies that are not covered for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the Fund collateralizes the option by maintaining in a segregated account with its custodian, cash or liquid securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked to market daily.

Additional Risks of Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by a Fund in futures contracts, forward contracts and options on foreign currencies are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Moreover, the option writer and a trader of forward contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.
Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation (“OCC”), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a Fund to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.
The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.
As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. A Fund’s ability to terminate over-the-counter options will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in over-the-counter options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, each Fund will treat purchased over-the-counter options and assets used to cover written over-the-counter options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.
In addition, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (a) other complex foreign political and economic factors, (b) lesser availability than in the United States of data on which to make trading decisions, (c) delays in the Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (d) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (e) lesser trading volume.
The successful use of futures contracts, options on futures contracts and options on foreign currencies draws upon the applicable Sub-Adviser’s skill and experience with respect to such instruments. Should stock prices, interest or exchange rates move in an unexpected manner, a Fund may not achieve the anticipated benefits of futures contracts or options on futures contracts or foreign currencies or may realize losses and thus will be in a worse position than if such strategies had not been used. In addition, the correlation between movements in the price of futures contracts or options on futures contracts or foreign currencies and movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.
Options on Securities — Funds other than the Money Market Funds
The Funds may write (sell) covered call and put options to a limited extent on their portfolio securities (“covered options”). However, a Fund may forego the benefits of appreciation on securities sold or may pay more than the market price on securities acquired pursuant to call and put options written by the Fund.

When a Fund writes a covered call option, it gives the purchaser of the option the right to buy the underlying security at the price specified in the option (the “exercise price”) by exercising the option at any time during the option period. If the option expires unexercised, the Fund will realize income in an amount equal to the premium received for writing the option. If the option is exercised, a decision over which a Fund has no control, the Fund must sell the underlying security to the option holder at the exercise price. By writing a covered call option, a Fund forgoes, in exchange for the premium less the commission (“net premium”), the opportunity to profit during the option period from an increase in the market value of the underlying security above the exercise price.
When a Fund writes a covered put option, it gives the purchaser of the option the right to sell the underlying security to the Fund at the specified exercise price at any time during the option period. If the option expires unexercised, the Fund will realize income in the amount of the premium received for writing the option. If the put option is exercised, a decision over which a Fund has no control, the Fund must purchase the underlying security from the option holder at the exercise price. By writing a covered put option, a Fund, in exchange for the net premium received, accepts the risk of a decline in the market value of the underlying security below the exercise price. A Fund will not write a call or a put option unless it owns either (1) an offsetting (“covering”) position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each Fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.
A Fund may terminate its obligation as the writer of a call or put option by purchasing an option with the same exercise price and expiration date as the option previously written. This transaction is called a “closing purchase transaction.” Where a Fund cannot effect a closing purchase transaction, it may be forced to incur brokerage commissions or dealer spreads in selling securities it receives or it may be forced to hold underlying securities until an option is exercised or expires.
When a Fund writes an option, an amount equal to the net premium received by the Fund is included in the liability section of the Fund’s Statement of Assets and Liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked to market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the mean between the closing bid and asked price. If an option expires on its stipulated expiration date or if the Fund enters into a closing purchase transaction, the Fund will realize a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold), and the deferred credit related to such option will be eliminated. If a call option is exercised, the Fund will realize a gain or loss from the sale of the underlying security and the proceeds of the sale will be increased by the premium originally received.
A Fund may purchase call and put options on any securities in which it may invest. A Fund would normally purchase a call option in anticipation of an increase in the market value of such securities. The purchase of a call option would entitle the Fund, in exchange for the premium paid, to purchase a security at a specified price during the option period. A Fund would ordinarily have a gain if the value of the securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.
A Fund would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio (“protective puts”) or securities of the type in which it is permitted to invest. The purchase of a put option would entitle a Fund, in exchange for the premium paid, to sell a security, which may or may not be held in the Fund’s portfolio, at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the Fund’s portfolio securities. Put options also may be purchased by a Fund for the purpose of affirmatively benefiting from a decline in the price of securities which the Fund does not own. A Fund would ordinarily recognize a gain if the value of the securities decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the securities remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.
The hours of trading for options on securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.
The Funds may engage in over-the-counter options transactions with broker-dealers who make markets in these options. The ability to terminate over-the-counter option positions is more limited than with exchange-traded option positions because the predominant market is the issuing broker rather than an exchange, and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. To reduce this risk, the Funds will purchase such options only from broker-dealers who are primary government securities dealers recognized by the Federal Reserve Bank of New York and who agree to (and are expected to be capable of) entering into closing transactions, although there can be no guarantee that any such option will be liquidated at a favorable price prior to expiration. The applicable Sub-Adviser will monitor the creditworthiness of dealers with whom a Fund enters into such options transactions under the general supervision of TAM and the applicable Board of Trustees.
Options on Securities Indices — Funds other than the Money Market Funds
In addition to options on securities, the Funds may also purchase and write (sell) call and put options on securities indices. Such options give the holder the right to receive a cash settlement during the term of the option based upon the difference between the exercise price and the value of the index. Such options will be used for the purposes described above under “Options on Securities.”
Options on securities indices entail risks in addition to the risks of options on securities. The absence of a liquid secondary market to close out options positions on securities indices is more likely to occur, although the Funds generally will only purchase or write such an option if the applicable Sub-Adviser believes the option can be closed out.
Use of options on securities indices also entails the risk that trading in such options may be interrupted if trading in certain securities included in the index is interrupted. A Fund will not purchase such options unless the applicable Sub-Adviser believes the market is sufficiently developed such that the risk of trading in such options is no greater than the risk of trading in options on securities.
Price movements in the Funds’ securities may not correlate precisely with movements in the level of an index and, therefore, the use of options on indices cannot serve as a complete hedge. Because options on securities indices require settlement in cash, a Fund may be forced to liquidate portfolio securities to meet settlement obligations.
Swap Agreements — Funds other than the Money Market Funds
A Fund may enter into interest rate, index, equity, currency exchange rate, total return and credit default swap agreements, for hedging and non-hedging purposes. These transactions would be entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to a Fund than if the Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.
Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.
Credit default swaps are a type of swap agreement in which the protection “buyer” is generally obligated to pay the protection “seller” an upfront and/or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Fund. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. A Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Fund generally receives an upfront payment and/or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. Credit default swap agreements involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. As there is not yet a fully-developed central exchange or market for credit default swap transactions, they may be difficult to trade or value, especially in the event of market disruptions. A Fund will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness.
A Fund may enter into total return swap agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments based on the change in market value of underlying assets, which may include a specified security, basket of securities, defined portfolios of bonds, loans and mortgages, or securities indexes during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. Total return swaps are a mechanism for the user to accept the economic benefits of asset ownership without utilizing the balance sheet. The other leg of the swap, usually LIBOR, is spread to reflect the non-balance sheet nature of the product. Total return swaps can be designed with any underlying asset agreed between two parties. Typically no notional amounts are exchanged with total return swaps. Total return swap agreements entail the risk that a party will default on its payment obligations to the Fund thereunder. Swap agreements also entail the risk that the Fund will not be able to meet its obligation to the counterparty. Generally, the Fund will enter into total return swaps on a net basis (i.e., the two payment streams are netted out with the Fund receiving or paying, as the case may be, only the net amount of the two payments).
Most swap agreements entered into by the Fund calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net present value of amounts to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Fund’s current obligations under a swap agreement will be accrued daily (offset against amounts owed to the Fund), and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of assets determined to be liquid by the Sub-Adviser.
Whether a Fund’s use of swap agreements will be successful in furthering its investment objective will depend on the Sub-Adviser’s ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two-party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid investments. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swap market is a relatively new market and is largely unregulated. It is possible that developments in the swap market, including potential government regulation, could adversely affect a Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.
Other Investment Companies
Each of the Funds may acquire securities of other investment companies, subject to the limitations of the 1940 Act. Each of the Transamerica Partners Money Market, Bond, Balanced and Stock Funds and each of the Transamerica Partners Institutional Money Market, Bond, Balanced and Stock Funds seeks its investment objective by investing all of its assets in an underlying Portfolio having the same investment objectives and policies as the applicable Transamerica Partners Fund and Transamerica Partners Institutional Fund. In addition, each Portfolio may acquire securities of other investment companies, subject to the limitations of the 1940 Act. Should a Portfolio purchase securities of other investment companies, shareholders may incur additional management, advisory, and distribution fees.
Securities of other investment companies that may be purchased by the Portfolios include exchange-traded funds (“ETFs”). ETFs are typically structured as investment companies whose securities are traded over an exchange at their market price. ETFs generally represent a portfolio of securities designed to track a particular market index or other group of securities. A Portfolio may purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market pending the purchase of individual securities. The risks of owning an ETF generally reflect the risks of owning the underlying securities it is designed to track, although the potential lack of liquidity of an ETF could result in it being more volatile. There is also a risk that the general level of securities prices may decline, thereby adversely affecting the value of ETFs invested in by a Portfolio. Moreover, a Portfolio’s investments in ETFs may not exactly match the performance of a direct investment in the respective indices or portfolios of securities to which they are intended to correspond due to the temporary unavailability of certain index securities in the secondary market or other factors, such as discrepancies with respect to the weighting of securities. Additionally, ETFs have management fees which increase their costs.
Investments in other investment companies are subject to the risks of the securities in which those investment companies invest.

Short Sales “Against the Box” — Funds other than the Money Market Funds
In a short sale, a Fund sells a borrowed security and has a corresponding obligation to the lender to return the identical security. A Fund may engage in short sales only if at the time of the short sale it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale “against the box”.
In a short sale, the seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. If a Fund engages in a short sale, the collateral for the short position will be maintained by its custodian or qualified sub-custodian. While the short sale is open, a Fund maintains in a segregated account an amount of securities equal in kind and amount to the securities sold short or securities convertible into or exchangeable for such equivalent securities. These securities constitute the Fund’s long position.
The Funds will not engage in short sales against the box for investment purposes. A Fund may, however, make a short sale as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security (or a security convertible or exchangeable for such security). In such case, any future losses in a Fund’s long position should be reduced by a gain in the short position. Conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced depends upon the amount of the security sold short relative to the amount a Fund owns. There are certain additional transaction costs associated with short sales against the box, but the Funds endeavor to offset these costs with the income from the investment of the cash proceeds of short sales.
As a nonfundamental operating policy, it is not expected that more than 40% of a Fund’s total assets would be involved in short sales against the box.
Real Estate Investment Trusts
Real Estate Investment Trusts (“REITs”) pool investors’ funds for investment primarily in income producing real estate or real estate related loans or interests. A REIT is not taxed on income distributed to its shareholders or unitholders if it complies with requirements relating to its organization, ownership, assets and income and a requirement that it distribute to its shareholders or unitholders as least 90% of its taxable income for each taxable year. Generally, REITs can be classified as Equity REITs, Mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily through rents and capital gains from appreciation realized through property sales. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Mortgage REITs are sensitive to the credit quality of the underlying borrowers and also to the risk that they may be unable to invest at attractive interest rates if the mortgages in which they invest are prepaid. Hybrid REITs combine the characteristics of both Equity and Mortgage REITs. The value of REITs may be affected by management skill, cash flow and tax and regulatory requirements. REITs are also subject to risks generally associated with investments in real estate. A Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.
REITs may subject a Fund to certain risks associated with the direct ownership of real estate. These risks include, among others: possible declines in the value of real estate; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to general and local economic conditions; overbuilding; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, liability to third parties for or damages resulting from, environmental problems, or casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates.
Investing in REITs involves certain unique risks, in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while Mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, and are subject to risks associated with heavy cash flow dependency, potential default by borrowers, self-liquidation and the possibilities of failing to qualify for the exemption from tax for distributed income under the Code. REITs whose underlying assets are concentrated in properties used by a particular industry, such as health care, are also subject to industry related risks.
REITs (especially Mortgage REITs) are also subject to interest rate risk. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. If the REIT invests in adjustable rate mortgage loans the interest rates on which are reset periodically, yields on a REIT’s investments in such loans will gradually align themselves to reflect changes in market interest rates.

This causes the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations. REITs may have limited financial resources, may trade less frequently and in a limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, REITs have been more volatile in price than the larger capitalization stocks included in S&P 500 Index.
Dollar Rolls and TBA Securities
Each Portfolio may enter into dollar roll transactions and purchase To Be Announced Securities (“TBAS”). Dollar rolls are transactions where a Portfolio sells securities (usually mortgage-backed securities) with a commitment to buy similar, but not identical, securities on a future date at a lower price. In the case of dollar rolls involving mortgage-backed securities, the mortgage-backed securities that are purchased typically will be of the same type and will have the same or similar interest rate and maturity as those sold, but will be supported by different pools of mortgages. A Portfolio forgoes principal and interest paid during the roll period on the securities sold in a dollar roll, but the Portfolio is compensated by the difference between the current sales price and the price for the future purchase as well as by any interest earned on the proceeds of the securities sold. A Portfolio could also be compensated through receipt of fee income. In addition to the general risks involved in leveraging, dollar rolls are subject to the same risks as repurchase and reverse repurchase agreements, which are discussed above.
TBAS are a type of delayed delivery transaction where the seller agrees to issue a security at a future date. The seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms.
Loans of Portfolio Securities
Each Fund may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 102% (105% for foreign securities) of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to the Fund with respect to the loan is maintained with the Fund. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Fund’s Adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily; should the market value of the loaned securities increase, the borrower must furnish additional collateral. No Fund enters into any portfolio security lending arrangements having a duration longer than one year. At the termination of a loan transaction, a Fund has the obligation to return cash or collateral delivered by the borrower. A Fund may experience losses on the collateral and may be required to liquidate other investments at inopportune times in order to return amounts to the borrower. In the event of the bankruptcy of the other party to a securities loan, the Fund could experience delays in recovering either the securities lent or cash, possible capital losses, and even loss of rights in the collateral should a borrower fail financially. To the extent that, in the meantime, the value of the securities lent has increased or the value of the securities purchased has decreased, a Fund could experience a loss. No Fund will lend securities having a value that exceeds one-third of the current value of its total assets. Loans of securities by a Fund are subject to termination at the Fund’s or the borrower’s option. A Fund may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker.
Loans and Other Direct Indebtedness
A Fund may purchase loans and other direct indebtedness, although the Stock Funds currently do not intend to make such investments. In purchasing a loan, a Fund acquires some or all of the interest of a bank or other lending institution in a loan to a corporate, governmental or other borrower. Loans may be secured or unsecured. Loans that are fully secured offer a Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower’s obligation.
These loans typically are made to finance internal growth, mergers, acquisitions, stock repurchases, leveraged buy-outs and other corporate activities. The loans typically are made by a syndicate of lending institutions, represented by an agent lending institution which has negotiated and structured the loan and is responsible for collecting for itself and for others in the syndicate interest, principal and other amounts due, and for enforcing its and their other rights against the borrower. A Fund’s investment in loans may be structured as a novation, pursuant to which the Fund would assume all of the rights of the lending institution in a loan, or alternatively, as an assignment, pursuant to which the Fund would purchase an assignment of a portion of a lender’s interest in a loan either directly from the lender or through an intermediary. A Fund may also purchase trade or other claims against companies, which generally represent money owed by the company to a supplier of goods or services.

Certain of the loans and the other direct indebtedness acquired by a Fund may involve revolving credit facilities or other standby financing commitments which obligate the Fund to pay additional cash on a certain date or on demand. These commitments may have the effect of requiring a Fund to increase its investment in a company at a time when the Fund might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that a Fund is committed to advance additional funds, it will at all times hold and maintain in a segregated account cash or other liquid securities in an amount sufficient to meet such commitments.
A Fund’s ability to receive payment of principal, interest and other amounts due in connection with these investments will depend primarily on the financial condition of the borrower. In selecting the loans and other direct indebtedness which the Fund will purchase, a Fund’s Sub-Adviser will rely upon its own (and not the original lending institution’s) credit analysis of the borrower. A Fund may purchase interests in loans where the borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. Some loans may be in default at time of purchase. The highly leveraged nature of many such loans and other direct indebtedness may make such loans and other direct indebtedness especially vulnerable to adverse changes in economic or market conditions.
As a Fund may be required to rely upon another lending institution to collect and pass on to the Fund amounts payable with respect to the loan and to enforce the Fund’s rights under the loan and other direct indebtedness, an insolvency, bankruptcy or reorganization of the lending institution may delay or prevent the Fund from receiving such amounts. In such cases, a Fund may evaluate as well the creditworthiness of the lending institution and may treat both the borrower and the lending institution as an “issuer” of the loan for purposes of compliance with applicable law pertaining to the diversification of the Fund’s portfolio investments.
Investments in loans through a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to a Fund. For example, if a loan is foreclosed, a Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that, under emerging legal theories of lender liability, a Fund could be held liable as a co-lender.
Interests in loans or other direct indebtedness are generally illiquid, and there is a limited trading market in these investments. Because there is no liquid market for commercial loans, the Funds anticipate that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and a Fund’s ability to dispose of particular loans when necessary to meet redemptions of Fund shares, to meet the Fund’s liquidity needs or when necessary in response to a specific economic event, such as deterioration in the creditworthiness of the borrower. In addition, the limited trading market can make it difficult to ascertain a market value for these investments.
Temporary Defensive Positions
At times a Fund’s Sub-Adviser may judge that conditions in the securities markets make pursuing the Fund’s principal investment strategy inconsistent with the best interest of its shareholders. At such times, a Sub-Adviser may temporarily use alternative strategies, primarily designed to reduce fluctuations in the value of the Fund’s assets. In implementing these defensive strategies, a Fund may invest without limit in high quality money market and other short-term instruments. These investments may result in a lower yield than would be available from investments with a lower quality or longer term. During periods in which such strategies are used, the duration of a Fund may diverge from the duration range for that Fund disclosed in its prospectus (if applicable). It is impossible to predict when, or for how long, a Fund will use these alternative strategies. As a result of using these alternative strategies, a Fund may not pursue its investment objective.
Certain Other Obligations
Each Fund may invest in instruments other than those listed previously, provided such investments are consistent with the Fund’s investment objective, policies and restrictions.
Rating Services
The ratings of rating services represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Sub-Advisers also make their own evaluations of these securities. After purchase by a Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither event would require a Fund to dispose of the obligation, but the applicable Sub-Adviser will consider such an event in its determination of whether the Fund should continue to hold the obligation. A description of the ratings used herein and in the Prospectuses is set forth in Appendix A.
Except as stated otherwise, all investment policies and restrictions described herein are nonfundamental, and may be changed without prior shareholder approval.
Investment Restrictions
The “fundamental policies” of each Fund and each Portfolio may not be changed with respect to the Fund or the Portfolio without the approval of a “majority of the outstanding voting securities” of the Fund or the Portfolio, as the case may be. “Majority of the outstanding voting securities” under the 1940 Act and as used in this SAI and each Prospectus means, with respect to a Fund (or a Portfolio), the lesser of (i) 67% or more of the outstanding voting securities of the Fund (or of the total beneficial interests of the Portfolio) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund (or of the total beneficial interests of the Portfolio) are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund (or of the total beneficial interests of the Portfolio).
Whenever a Money Market, Bond, Balanced or Stock Fund is requested to vote on a fundamental policy of a Portfolio, the Fund (except in limited circumstances as permitted by applicable rules and regulations) will either hold a meeting of its shareholders and cast its vote as instructed by shareholders, or otherwise vote in accordance with applicable law. Whenever an Asset Allocation Fund is requested to vote on a fundamental policy of an underlying Fund, the Asset Allocation Fund will vote its shares in proportion to the vote of all shares of the underlying Fund.
If a percentage or a rating restriction on investment or utilization of assets is adhered to at the time an investment is made or assets are so utilized, a later change in such percentage resulting from changes in a Fund’s or Portfolio’s total assets or the value of a Fund’s or Portfolio’s securities, or a later change in the rating of a portfolio security, will not be considered a violation of the relevant policy.
Funds and Portfolios (other than the S&P 500 Index Master Portfolio)
Each Fund or Portfolio (other than the S&P 500 Index Master Portfolio), as applicable has adopted the following fundamental policies and restrictions:
1. The Fund or Portfolio may not borrow money, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.
2. The Fund or Portfolio may not issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.
3. The Fund or Portfolio may not act as an underwriter of securities within the meaning of the Securities Act of 1933, as amended, (the “Securities Act” or the “1933 Act”) except as permitted under the Securities Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. Among other things, to the extent that the Fund or Portfolio may be deemed to be an underwriter within the meaning of the Securities Act, the Fund or Portfolio may act as an underwriter of securities in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective, investment policies and investment program.
4. The Fund or Portfolio may not purchase or sell real estate or any interests therein, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. Notwithstanding this limitation, the Fund or Portfolio may, among other things, (i) acquire or lease office space for its own use; (ii) invest in securities of issuers that invest in real estate or interests therein; (iii) invest in mortgage-related securities and other securities that are secured by real estate or interests therein; or (iv) hold and sell real estate acquired by the portfolio as a result of the ownership of securities.
5. The Fund or Portfolio may not make loans, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.
6. The Fund or Portfolio may not “concentrate” its investments in a particular industry or group of industries (except those Funds or Portfolios listed below), except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction from time to time, provided that, without limiting the generality of the foregoing this limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities, except that (i) each of the Transamerica Partners Money Market Fund, Transamerica Partners Institutional Money Market Fund and Money Market Portfolio may invest without limitation in obligations issued by banks, and (ii) this restriction shall not apply with respect to Transamerica Partners Stock Index Fund or Transamerica Partners Institutional Stock Index Fund to any industry in which the S&P 500 Index (or any other index which the Stock Index Fund selects to track its performance) becomes concentrated to the extent that the Stock Index Fund likewise becomes concentrated.
7. The Fund or Portfolio may not purchase physical commodities or contracts relating to physical commodities, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.
With respect to the fundamental policy relating to borrowing money set forth in (1) above, the 1940 Act permits a Fund or Portfolio to borrow money in amounts of up to one-third of its total assets from banks for any purpose, and to borrow up to 5% of the its total assets from banks or other lenders for temporary purposes. To limit the risks attendant to borrowing, the 1940 Act requires a Fund or Portfolio to maintain at all times an “asset coverage” of at least 300% of the amount of its borrowings. Asset coverage means the ratio that the value of the Fund or Portfolio’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments, such as reverse repurchase agreements, may be considered to be borrowing, and thus, subject to the 1940 Act restrictions. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of a Fund’s or Portfolio’s shares to be more volatile than if the Fund or Portfolio did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the Fund’s or Portfolio’s holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, a Fund or Portfolio may have to sell securities at a time and at a price that is unfavorable to it. There also are costs associated with borrowing money, and these costs would offset and could eliminate a Fund’s or Portfolio’s net investment income in any given period. The policy in (1) above will be interpreted to permit a Fund or Portfolio to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy.
With respect to the fundamental policy relating to issuing senior securities set forth in (2) above, “senior securities” are defined as Fund or Portfolio obligations that have a priority over the Fund’s or Portfolio’s shares with respect to the payment of dividends or the distribution of its assets. The 1940 Act prohibits a Fund or Portfolio from issuing senior securities except that a Fund or Portfolio may borrow money in amounts of up to one-third of its total assets from banks for any purpose. A Fund or Portfolio also may borrow up to 5% of its total assets from banks or other lenders for temporary purposes, and these borrowings are not considered senior securities. The issuance of senior securities by a Fund or Portfolio can increase the speculative character of the Fund’s or Portfolio’s outstanding shares through leveraging. Leveraging of a Fund’s or Portfolio’s holdings through the issuance of senior securities magnifies the potential for gain or loss on monies, because even though the Fund’s or Portfolio’s net assets remain the same, the total risk to investors is increased to the extent of its gross assets. The policy in (2) above will be interpreted not to prevent collateral arrangements with respect to swaps, options, forward or futures contracts or other derivatives, or the posting of initial or variation margin.
With respect to the fundamental policy relating to underwriting set forth in (3) above, the 1940 Act does not prohibit a Fund or Portfolio from engaging in the underwriting business or from underwriting the securities of other issuers; in fact, the 1940 Act permits a Fund or Portfolio to have underwriting commitments of up to 25% of its assets under certain circumstances. Those circumstances currently are that the amount of a Fund’s or Portfolio’s underwriting commitments, when added to the value of the Fund’s or Portfolio’s investments in issuers where the Fund or Portfolio owns more than 10% of the outstanding voting securities of those issuers, cannot exceed the 25% cap. A Fund or Portfolio engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the Securities Act of 1933, as amended (the “1933 Act”). Under the 1933 Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the 1933 Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the 1933 Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a Fund or Portfolio investing in restricted securities. Although it is not believed that the application of the 1933 Act provisions described above would cause a Fund or Portfolio to be engaged in the business of underwriting, the policy in (2) above will be interpreted not to prevent a Fund or Portfolio from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Fund or Portfolio may be considered to be an underwriter under the 1933 Act.
With respect to the fundamental policy relating to real estate set forth in (4) above, the 1940 Act does not prohibit a Fund or Portfolio from owning real estate; however, a Fund or Portfolio is limited in the amount of illiquid assets it may purchase. Investing in real estate may involve risks, including that real estate is generally considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities. To the extent that investments in real estate are considered illiquid, the current staff position of the Securities and Exchange Commission (“SEC”) generally limits a Fund’s or Portfolio’s purchases of illiquid securities to 15% of net assets. The policy in (4) above will be interpreted not to prevent a Fund or Portfolio from investing in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities.
With respect to the fundamental policy relating to lending set forth in (5) above, the 1940 Act does not prohibit a Fund or Portfolio from making loans; however, SEC staff interpretations currently prohibit a Fund or Portfolio from lending more than one-third of its total assets, except through the purchase of debt obligations or the use of repurchase agreements. A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans. While lending securities may be a source of income to a Fund or Portfolio, as with other extensions of credit, there are risks of delay in recovery or even loss of rights in the underlying securities should the borrower fail financially. However, loans would be made only when the Fund’s or Portfolio’s manager or a Sub-Adviser believes the income justifies the attendant risks. A Fund or Portfolio also will be permitted by this policy to make loans of money, including to other funds. A Fund or Portfolio would have to obtain exemptive relief from the SEC to make loans to other Funds or Portfolios. The policy in (5) above will be interpreted not to prevent a Fund or Portfolio from purchasing or investing in debt obligations and loans. In addition, collateral arrangements with respect to options, forward currency and futures transactions and other derivative instruments, as well as delays in the settlement of securities transactions, will not be considered loans.
With respect to the fundamental policy relating to concentration set forth in (6) above, the 1940 Act does not define what constitutes “concentration” in an industry. The SEC staff has taken the position that investment of 25% or more of a Fund’s or Portfolio’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. A Fund or Portfolio that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be more risky than a fund that does not concentrate in an industry. The policy in (6) above will be interpreted to refer to concentration as that term may be interpreted from time to time. The policy also will be interpreted to permit investment without limit in the following: securities of the U.S. government and its agencies or instrumentalities; securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; securities of foreign governments; and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. There also will be no limit on investment in issuers domiciled in a single jurisdiction or country. The policy also will be interpreted to give broad authority to a Fund or Portfolio as to how to classify issuers within or among industries.
With respect to the fundamental policy relating to commodities set forth in (7) above, the 1940 Act does not prohibit a Fund or Portfolio from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). However, a Fund or Portfolio is limited in the amount of illiquid assets it may purchase. To the extent that investments in commodities are considered illiquid, the current SEC staff position generally limits a Fund’s or Portfolio’s purchases of illiquid securities to 15% of net assets. If a Fund or Portfolio were to invest in a physical commodity or a physical commodity-related instrument, the Fund or Portfolio would be subject to the additional risks of the particular physical commodity and its related market. The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities. The policy in (7) above will be interpreted to permit investments in exchange traded funds that invest in physical and/or financial commodities.

The Funds’ and Portfolios’ fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.
Non-Fundamental Policies. Each Fund (other than the Stock Index Funds) will not, as a matter of operating policy, acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy does not prevent a Fund from investing in securities of registered open-end investment companies or registered unit investment trusts in reliance on any other provision of applicable law or regulation.
Each Portfolio will not, as a matter of operating policy, acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act.
These policies may be changed by the Board of Trustees of Transamerica Partners Portfolios or the Trusts.
Because of its investment objectives and policies, each Asset Allocation Fund will concentrate more than 25% of its assets in the mutual fund industry. In accordance with the Asset Allocation Funds’ investment programs set forth in the Prospectus, each Asset Allocation Fund may invest more than 25% of its assets in certain of the Money Market, Bond and Stock Funds. However, each of the Funds in which each Asset Allocation Fund will invest will not concentrate more than 25% of its total assets in any one industry (except that the Money Market Fund (through the Money Market Portfolio) reserves the right to concentrate 25% or more of its assets in obligations of domestic branches of domestic banks).
S&P 500 Index Master Portfolio
As a matter of fundamental policy, the S&P 500 Index Master Portfolio may not:
(1) Purchase the securities of any single issuer if, as a result, with respect to 75% of the Portfolio’s total assets, more than 5% of the value of its total assets would be invested in the securities of such issuer or the Portfolio’s ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Portfolio’s cash or cash items, investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies.
(2) Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.
(3) Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business).
(4) Borrow money or issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.
(5) Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.
(6) Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Portfolio’s investment program may be deemed to be an underwriting; and provided further, that the purchase by the Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Portfolio shall not constitute an underwriting for purposes of this paragraph.

(7) Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Portfolio’s investments in that industry would equal or exceed 25% of the current value of the Portfolio’s total assets, provided that this restriction does not limit the Portfolio’s: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements collateralized by U.S. Government securities, and provided further that the Portfolio reserves the right to concentrate in any industry in which the index that the Portfolio tracks becomes concentrated to approximately the same degree during the same period.
(8) Purchase securities on margin, but the Portfolio may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indexes, and options on futures contracts or indexes.
Non-fundamental Policies. The S&P 500 Index Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental:
(1) The Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, including the rules, regulations and exemptive orders obtained thereunder; provided, however, that the Portfolio, if it has knowledge that its beneficial interests are purchased by another investment company investor pursuant to Section 12(d)(1)(G) of the 1940 Act, will not acquire any securities of registered open-end management investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. Other investment companies in which the Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Portfolio.
(2) The Portfolio may not invest more than 15% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.
(3) The Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Portfolio’s total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.
(4) The Portfolio may not purchase interests, leases, or limited partnerships interests in oil, gas, or other mineral exploration or development programs.
The non-fundamental policies (1) through (4) may be changed by the Board of Trustees of the Master Investment Portfolio at any time.
Portfolio Transactions and Brokerage Commissions
Except as may be required to ensure satisfaction of certain tests applicable to regulated investment companies under the Code, portfolio changes are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor when changes are appropriate. Portfolio trading is engaged in for a Fund if the applicable Sub-Adviser believes that a transaction net of costs (including custodian charges) will help achieve the Fund’s investment objective.
A Fund’s purchases and sales of securities may be principal transactions, that is, securities may be purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases and, therefore, the Funds do not anticipate paying brokerage commissions in such transactions. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.
Brokerage Transactions. Each Fund’s advisers may use brokers or dealers for Fund transactions who also provide brokerage and research services to the Fund or other accounts over which the advisers exercise investment discretion. A Fund, with the exception of the S&P 500 Index Master Portfolio, may “pay up” for brokerage services, meaning that it is authorized to pay a broker or dealer who provides these brokerage and research services a commission for executing a portfolio transaction which is higher than the commission than may otherwise have been charged. However, a Fund will “pay up” only if the applicable adviser determines in good faith that the higher commission is reasonable in relation to the brokerage and research services provided, viewed in terms of either the particular transaction or all of the accounts over which the adviser exercises investment discretion.
Investment decisions for a Fund will be made independently from those for any other account or investment company that is or may in the future become managed by the Fund’s Sub-Adviser or its affiliates. If, however, the Fund and other investment companies or accounts managed by the Sub-Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the Fund or the size of the position obtainable for the Fund. In addition, when purchases or sales of the same security for the Fund and for other investment companies managed by the Sub-Advisers occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.
The following Portfolios paid the aggregate brokerage commissions indicated for the fiscal years noted below:
Inflation-Protected Securities Portfolio

Fiscal year ended December 31, 2007:	$101

Fiscal year ended December 31, 2008:	$655

Core Bond Portfolio

Fiscal year ended December 31, 2006:	$5,793
Fiscal year ended December 31, 2007:	$3,027

Fiscal year ended December 31, 2008:	$5,585

Total Return Bond Portfolio

Fiscal year ended December 31, 2006:	$4,960
Fiscal year ended December 31, 2007:	$10,038

Fiscal year ended December 31, 2008:	$20,572

High Yield Bond Portfolio

Fiscal year ended December 31, 2006:	$12,476
Fiscal year ended December 31, 2007:	$2,936

Fiscal year ended December 31, 2008:	$1,750

Balanced Portfolio

Fiscal year ended December 31, 2006:	$65,580
Fiscal year ended December 31, 2007:	$47,371

Fiscal year ended December 31, 2008:	$17,094

S&P 500 Master Portfolio

Fiscal year ended December 31, 2006:	$85,982
Fiscal year ended December 31, 2007:	$43,100

Fiscal year ended December 31, 2008:	$113,013

Large Value Portfolio

Fiscal year ended December 31, 2006:	$1,599,906
Fiscal year ended December 31, 2007:	$2,045,717

Fiscal year ended December 31, 2008:	$1,720,140

For the years ended December 31, 2006, 2007, and 2008, the Large Value Portfolio paid $160,776, $14,902, and $19,931, respectively, in brokerage commissions to Sanford C. Bernstein & Co. LLC, an affiliate of AllianceBernstein.
For the years ended December 31, 2007 and 2008, the Large Value Portfolio paid $23,106 and $32,705 in brokerage commissions to S.G. Cowen & Co. LLC, an affiliate of TCW Investment Management Company.

Value Portfolio

Fiscal year ended December 31, 2006:	$43,706
Fiscal year ended December 31, 2007:	$89,439

Fiscal year ended December 31, 2008:	$160,922

Large Core Portfolio

Fiscal year ended December 31, 2006:	$1,087,033
Fiscal year ended December 31, 2007:	$766,296

Fiscal year ended December 31, 2008:	$399,111

For the years ended December 31, 2006, 2007, and 2008, the Large Core Portfolio paid $56,801, $30,979, and $11,323, respectively, in brokerage commissions to Goldman Sachs & Company, an affiliate of Goldman Sachs Asset Management, L.P.
For the years ended December 31, 2006, 2007 and 2008, the Large Core Portfolio paid $24,326, $14,240 and $15,857, respectively, in brokerage commissions to Goldman Sachs Execution and Clearing, L.P., an affiliate of Goldman Sachs Asset Management, L.P.

Large Growth Portfolio

Fiscal year ended December 31, 2006:	$4,015,256
Fiscal year ended December 31, 2007:	$3,106,878

Fiscal year ended December 31, 2008:	$2,185,074

During the year ended December 31, 2006, the Large Growth Portfolio paid $53,044 in brokerage commissions to Banc of America Securities LLC, which at the time was an affiliate of Marsico Capital Management, LLC.
During the year ended December 31, 2007, the Large Growth Portfolio paid $74,928 in brokerage commissions to Banc of America Securities LLC, which prior to December 14, 2007, was an affiliate of Marsico Capital Management, LLC.

Growth Portfolio
Fiscal year ended December 31, 2006:	$936,392
Fiscal year ended December 31, 2007:	$715,472

Fiscal year ended December 31, 2008:	$952,061

Mid Value Portfolio

Fiscal year ended December 31, 2006:	$1,309,553
Fiscal year ended December 31, 2007:	$1,097,815

Fiscal year ended December 31, 2008:	$1,109,933

Mid Growth Portfolio

Fiscal year ended December 31, 2006:	$1,077,834
Fiscal year ended December 31, 2007:	$882,075

Fiscal year ended December 31, 2008:	$1,106,196

Small Value Portfolio

Fiscal year ended December 31, 2006:	$271,944
Fiscal year ended December 31, 2007:	$445,973

Fiscal year ended December 31, 2008:	$829,962

Small Core Portfolio

Fiscal year ended December 31, 2006:	$5,530,827
Fiscal year ended December 31, 2007:	$5,222,794

Fiscal year ended December 31, 2008:	$3,165,309

Small Growth Portfolio

Fiscal year ended December 31, 2006:	$870,007
Fiscal year ended December 31, 2007:	$806,729

Fiscal year ended December 31, 2008:	$1,185,848

International Equity Portfolio

Fiscal year ended December 31, 2006:	$3,435,231
Fiscal year ended December 31, 2007:	$5,408,350

Fiscal year ended December 31, 2008:	$6,520,470

For the fiscal year ended December 31, 2007, the Portfolios executed an aggregate of $3,867,766,973 in brokerage transactions related to research services and paid $3,858,803 in commissions related to such transactions.
For the fiscal year ended December 31, 2008, the Portfolios executed an aggregate of $8,780,528,367 in brokerage transactions related to research services and paid $8,023,847 in commissions related to such transactions.
For each affiliated broker, the tables below set forth the percentage of the applicable Portfolio’s aggregate brokerage commissions paid to the broker during the fiscal year ended December 31, 2008, and the percentage of the aggregate dollar amount of transactions involving the payment of commissions effected through the broker during the same period.

		Percentage of
		Aggregate	Percentage of Aggregate
		Brokerage	Dollar Amount of
		Commissions	Transactions Involving
Portfolio	Affiliated Broker	Paid	Payment of Commissions
Large Value Portfolio	Sanford C. Bernstein & Company	1.16%	1.13%
Large Value Portfolio	S.G. Cowen & Co., LLC	1.90%	2.61%
Large Core Portfolio	Goldman, Sachs & Company	2.84%	2.74%
Large Core Portfolio	Goldman, Sachs Execution & Clearing LLP	3.97%	2.37%
During the fiscal year ended December 31, 2008, the Portfolios purchased securities issued by the following regular broker-dealers of the Portfolios, which had the following values as of December 31, 2008.

Broker-Dealer	Value of Securities
Banc of America Securities LLC	$148,918,304
Bank of New York Mellon Corp	$10,068,935
Barclays PLC	$77,254,120
Citigroup, Inc.	$62,912,398
Credit Suisse Group	$41,390,263

Broker-Dealer	Value of Securities
Deutsche Bank, AG	$42,911,421
Goldman Sachs Group, Inc.	$109,197,260
JP Morgan Chase & Company	$169,460,694
Lehman Brothers Holdings, Inc.	$4,047,583
Merrill Lynch & Company, Inc.	$18,276,527
Morgan Stanley	$52,489,823
State Street Bank and Trust	$307,629,684
UBS Securities	$24,986,202
Determination of Net Asset Value; Valuation of Securities
The net asset value per share of each Fund is determined on each day during which the New York Stock Exchange (“NYSE”) is open for trading. As of the date of this SAI, the NYSE is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and during emergencies. This determination of net asset value is made once each day as of the close of regular trading on the NYSE, normally 4:00 p.m., New York time, by dividing the total assets of a Fund less all of the liabilities attributable to that Fund, by the total number of shares of that Fund outstanding at the time the determination is made. Purchases and redemptions will be effected at the time of determination of net asset value next following the receipt of any purchase or redemption order deemed to be in good order.
For purposes of calculating net asset value per share, all assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars at the prevailing market rates or, if there are no market rates, at fair value at the time of valuation. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities. Portfolio securities listed on the NASDAQ National Market and NASDAQ Small Cap Market for which reliable market quotations are available are valued at the official closing price or, if there is no official closing price on that day, at the last sale price. Securities listed on a non-U.S. exchange are normally valued at the last quoted sale price available before the time when net assets are valued. Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees of the Trusts and Portfolio Trusts. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the value of such securities. If the pricing service is unable to supply a price, or if the price supplied is deemed by the manager to be unreliable, the market price may be determined by the manager, using quotations received from one or more brokers-dealers that make a market in the security. When such prices or quotations are not available or are believed to be unreliable, a Fund may price securities using fair value procedures approved by the Board of Trustees of the Trusts and Portfolio Trusts. Short-term obligations (maturing in 60 days or less) are valued at amortized cost, to the extent such value is believed to fairly reflect the market value. Securities for which there are no such valuations are valued using fair value procedures established by and under the general supervision of the Board of Trustees of the applicable Trust or Portfolio Trust.
Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of regular trading on the NYSE. Trading may also take place on days on which the NYSE is closed and on which it is not possible to purchase or redeem shares of a Fund. If events materially affecting the value of foreign securities occur between the time at which the market price is determined and the time when a Fund’s net asset value is calculated, such securities may be valued using fair value procedures established by and under the general supervision of the Board of Trustees of the applicable Trust or Portfolio Trust. In addition, a Fund may use a fair value model developed by an independent third party pricing service to price foreign equity securities on days when a certain percentage change in the value of a domestic equity security index suggests that the closing price on foreign exchanges may no longer represent the amount that the Fund could expect to receive for these securities in a current sale.
Interest income on long-term obligations held for a Fund is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premiums.
The Prospectus contains further information on the procedures, including the fair value procedures approved by the Board of Trustees of the Trusts and Portfolio Trusts, to be used to value each Fund’s securities.
Management
Each of the Transamerica Partners Money Market, Bond, Balanced and Stock Funds and the Transamerica Institutional Asset Allocation Funds is supervised by the Board of Trustees of the Transamerica Partners Trust. Each of the Transamerica Partners Institutional Money Market, Bond, Balanced and Stock Funds and the Transamerica Asset Allocation Funds is supervised by the Board of Trustees of the Transamerica Partners Institutional Trust. Each Portfolio other than the S&P 500 Index Master Portfolio is supervised by the Board of Trustees of Transamerica Partners Portfolios. The S&P 500 Index Master Portfolio is supervised by the Board of Trustees of the Master Investment Portfolio.
The respective Trustees and officers of each Trust and each Portfolio Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. The length of time served is provided from the date a Trustee became a Trustee of any of the Trusts or Transamerica Partners Portfolios. Asterisks indicate those Trustees who are “interested persons” (as defined in the 1940 Act) of a Trust or a Portfolio Trust, as the case may be. The address of each Trustee and officer of the Trusts and Transamerica Partners Portfolios is 570 Carillon Parkway, St. Petersburg, Florida 33716.

BOARD MEMBERS AND OFFICERS
The Board Members and executive officers of the Trust are listed below. The Board governs each fund and is responsible for protecting the interests of the shareholders. The Board Members are experienced executives who meet periodically throughout the year to oversee the business affairs of each fund and the operation of the Trust by its officers. The Board also reviews the management of each fund’s assets by the investment adviser and its respective sub-adviser. The funds are among the funds advised and sponsored by TAM (collectively, “Transamerica Asset Management Group”). Transamerica Asset Management Group (“TAMG”) consists of Transamerica Funds, Transamerica Series Trust (“TST”), Transamerica Investors, Inc. (“TII”), Transamerica Income Shares, Inc. (“TIS”), Transamerica Partners Funds Group (“TPFG”), Transamerica Partners Funds Group II (“TPFG II”), Transamerica Partners Portfolios (“TPP”), and Transamerica Asset Allocation Variable Funds (“TAAVF”) and consists of 179 portfolios as of the date of this SAI.
The mailing address of each Board Member is c/o Secretary, 570 Carillon Parkway, St. Petersburg, Florida 33716. The Board Members, their ages, their positions with the Trust, and their principal occupations for the past five years (their titles may have varied during that period), the number of funds in TAMG the Board oversees, and other board memberships they hold are set forth in the table below.

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board
Name and Age	with Trust	Served*	Past 5 Years	Member	Other Directorships
INTERESTED BOARD MEMBER**

John K. Carter (1961)	Chairman, Board Member, President, and Chief Executive Officer	Since 2007	Chairman and Board Member (2008 — present), President (2007 — present), Chief Executive Officer (2006 — present), Vice President, Secretary and Chief Compliance Officer (2003 - 2006), TII;	179	N/A

Chairman, Board Member, President and Chief Executive Officer, TPP, TPFG, TPFG II and TAAVF (2007 — present);

Chairman (2007 — present), Board Member (2006 - present), President and Chief Executive Officer (2006 — present), Senior Vice President (1999 - 2006), Chief Compliance Officer, General Counsel and Secretary (1999 — 2006), Transamerica Funds and TST;

Chairman (2007 — present), Board Member (2006 - present), President and Chief Executive Officer (2006 — present), Senior Vice President (2002 - 2006), General Counsel, Secretary and Chief Compliance Officer (2002 — 2006), TIS;

President and Chief Executive Officer (2006 - present), Senior Vice President (1999 — 2006), Director (2000 — present), General Counsel and Secretary (2000 — 2006), Chief Compliance Officer (2004 — 2006), TAM;

President and Chief Executive Officer (2006 - present), Senior Vice President (1999 — 2006), Director (2001 — present), General Counsel and

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board
Name and Age	with Trust	Served*	Past 5 Years	Member	Other Directorships
Secretary (2001 — 2006), Transamerica Fund Services, Inc. (“TFS”);

Vice President, AFSG Securities Corporation (2001 -present);

Senior Vice President, General Counsel and Secretary, Transamerica Index Funds, Inc. (“TIF”) (2002 — 2004); and

Director (2008 — present), Vice President, Transamerica Investment Services, Inc. (“TISI”) (2003 — 2005) and Transamerica Investment Management, LLC (“TIM”) (2001 — 2005).

INDEPENDENT BOARD	MEMBERS***

Sandra N. Bane (1952)	Board Member	Since 2008	Retired, KPMG (1999 — present);	179	Big 5 Sporting Goods (2002 - present); AGL Resources, Inc. (energy services holding company) (2008 — present)

Board Member, TII (2003 — present); and Board Member, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (2008 — present).

Leo J. Hill (1956)	Lead Independent Board Member	Since 2007	Principal, Advisor Network Solutions, LLC (business consulting) (2006 — present);	179	N/A

Board Member, TST (2001 — present);

Board Member, Transamerica Funds and TIS (2002 - present);

Board Member, TPP, TPFG, TPFG II and TAAVF (2007 - present);

Board Member, TII (2008 — present);

Owner and President, Prestige Automotive Group (2001 — 2005);

President, L. J. Hill & Company (1999 — present); Market President, Nations Bank of Sun Coast Florida (1998 — 1999);

President and Chief Executive Officer, Barnett Banks of Treasure Coast Florida (1994 — 1998);

Executive Vice President and Senior Credit Officer, Barnett Banks of Jacksonville, Florida (1991 — 1994); and

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board
Name and Age	with Trust	Served*	Past 5 Years	Member	Other Directorships
			Senior Vice President and Senior Loan Administration Officer, Wachovia Bank of Georgia (1976 — 1991).

Neal M. Jewell (1935)	Board Member	Since 1993	Retired (2004 — present); Board Member, TPP, TPFG, TPFG II and TAAVF (1993 - present);	179	N/A

			Board Member, Transamerica Funds, TST and TIS (2007 — present);

			Board Member, TII (2008 — present); and

			Independent Trustee, EAI Select Managers Equity Fund (a mutual fund) (1996 — 2004).

Russell A. Kimball Jr. (1944)	Board Member	Since 2007	General Manager, Sheraton Sand Key Resort (1975 - present);	179	N/A

			Board Member, TST (1986 — present);

			Board Member, Transamerica Funds (1986 — 1990), (2002 — present);

			Board Member, TIS (2002 — present);

			Board Member, TPP, TPFG, TPFG II and TAAVF (2007 - present); and

			Board Member, TII (2008 — present).

Eugene M. Mannella (1954)	Board Member	Since 1994	Chief Executive Officer, HedgeServ Corporation (hedge fund administration) (2008 — present);	179	N/A

			Self-employed consultant (2006 — present);

			President, ARAPAHO Partners LLC (limited purpose broker-dealer) (1998 — 2008);

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board
Name and Age	with Trust	Served*	Past 5 Years	Member	Other Directorships
Board Member, TPP, TPFG, TPFG II and TAAVF (1994 — present);

Board Member, Transamerica Funds, TST and TIS (2007 — present);

Board Member, TII (2008 — present); and

President, International Fund Services (alternative asset administration) (1993 - 2005).

Norman R. Nielsen (1939)	Board Member	Since 2007	Retired (2005 — present);	179	Buena Vista University Board of Trustees (2004 — present)

Board Member, Transamerica Funds, TST and TIS (2006 — present);

Board Member, TPP, TPFG, TPFG II and TAAVF (2007 — present);

Board Member, TII (2008 — present); Director, Iowa Student Loan Service Corporation (2006 — present);

Director, League for Innovation in the Community Colleges (1985 — 2005);

Director, Iowa Health Systems (1994 — 2003);

Director, U.S. Bank (1987 — 2006); and

President, Kirkwood Community College (1985 - 2005).

Joyce G. Norden (1939)	Board Member	Since 1993	Retired (2004 — present);	179	Board of Governors, Reconstructionist Rabbinical College (2007 - present)

Board Member, TPFG, TPFG II and TAAVF (1993 - present);

Board Member, TPP (2002 — present);

Board Member, Transamerica Funds, TST and TIS (2007 — present);

Board Member, TII (2008 — present); and

Vice President, Institutional Advancement, Reconstructionist Rabbinical College (1996 - 2004).

		Term of		Number of
		Office		Funds in
		and		Complex
		Length of		Overseen by
	Position(s) Held	Time	Principal Occupation(s) During	Board
Name and Age	with Trust	Served*	Past 5 Years	Member	Other Directorships
Patricia L. Sawyer (1950)	Board Member	Since 1993	Retired (2007 — present);	179	N/A

President/Founder, Smith & Sawyer LLC (management consulting) (1989 — 2007);

Board Member, Transamerica Funds, TST and TIS (2007 — present);

Board Member, TII (2008 — present);

Board Member, TPP, TPFG, TPFG II and TAAVF (1993 — present);

Vice President, American Express (1987 — 1989);

Vice President, The Equitable (1986 — 1987); and

Strategy Consultant, Booz, Allen & Hamilton (1982 — 1986).

John W. Waechter (1952)	Board Member	Since 2007	Attorney, Englander & Fischer, P.A. (2008 - present);	179	Operation PAR, Inc.(2008 — present); West Central Florida Council - Boy Scouts of America (2008 — present)

Retired (2004 — 2008);

Board Member, TST and TIS (2004 — present);

Board Member, Transamerica Funds (2005 - present);

Board Member, TPP, TPFG, TPFG II and TAAVF (2007 - present);

Board Member, TII (2008 — present);

Employee, RBC Dain Rauscher (securities dealer) (2004);

Executive Vice President, Chief Financial Officer and Chief Compliance Officer, William R. Hough & Co. (securities dealer) (1979 — 2004); and

Treasurer, The Hough Group of Funds (1993 - 2004).

*	Each Board Member shall hold office until: 1) his or her successor is elected and qualified or 2) he or she resigns, retires or his or her term as a Board Member is terminated in accordance with the Trust’s Declaration of Trust.

**	May be deemed an “interested person” (as that term is defined in the 1940 Act) of the Trust because of his employment with TAM or an affiliate of TAM.

***	Independent Board Member means a Board Member who is not an “interested person” (as defined under the 1940 Act) of the Trust.

OFFICERS
The mailing address of each officer is c/o Secretary, 570 Carillon Parkway, St. Petersburg, Florida 33716. The following table shows information about the officers, including their ages, their positions held with the Trust and their principal occupations during the past five years (their titles may have varied during that period). Each officer will hold office until his or her successor has been duly elected or appointed or until his or her earlier death, resignation or removal.

Term of Office and
		Length of Time	Principal Occupation(s) or
Name and Age	Position	Served*	Employment During Past 5 Years
John K. Carter (1961)	Chairman, Board Member, President, and Chief Executive Officer	Since 2007	See the table above.

Dennis P. Gallagher (1970)	Vice President, General Counsel and Secretary	Since 2007	Vice President, General Counsel and Secretary, TII, Transamerica Funds, TST and TIS (2006 — present);

Vice President, General Counsel and Secretary, TPP, TPFG, TPFG II and TAAVF (2007 — present);

Director, Senior Vice President, General Counsel and Secretary, TAM and TFS (2006 — present);

Assistant Vice President, TCI (2007 — present); and

Director, Deutsche Asset Management (1998 — 2006).

Joseph P. Carusone (1965)	Vice President, Treasurer and Principal Financial Officer	Since 2001	Vice President, Treasurer and Principal Financial Officer, Transamerica Funds, TST, TIS and TII (2007 — present);

Vice President (2007 — present), Treasurer and Principal Financial Officer (2001 — present), TPP, TPFG, TPFG II and TAAVF;

Senior Vice President, TAM and TFS (2007 — present);

Senior Vice President (2008 — present), Vice President (2001 - 2008), Diversified Investment Advisors, Inc. (“DIA”);

Director and President, Diversified Investors Securities Corp. (“DISC”) (2007 — present);

Director, Transamerica Financial Life Insurance Company (“TFLIC”) (2004 — present); and

Treasurer, Diversified Actuarial Services, Inc. (2002 — present).

Christopher A. Staples (1970)	Vice President and Chief Investment Officer	Since 2007	Vice President and Chief Investment Officer (2007 — present); Vice President — Investment Administration (2005 — 2007), TII;

Vice President and Chief Investment Officer (2007 — present), Senior Vice President — Investment Management (2006 — 2007), Vice President — Investment Management (2005 — 2006), Transamerica Funds, TST and TIS;

Term of Office and
		Length of Time	Principal Occupation(s) or
Name and Age	Position	Served*	Employment During Past 5 Years
Vice President and Chief Investment Officer, TPP, TPFG, TPFG II and TAAVF (2007 — present);

Director (2005 — present), Senior Vice President — Investment Management (2006 — present) and Chief Investment Officer (2007 - present), TAM;

Director, TFS (2005 — present); and

Assistant Vice President, Raymond James & Associates (1999 - 2004).

Rick B. Resnik (1967)	Vice President, Chief Compliance Officer and Conflicts of Interest Officer	Since 2004	Chief Compliance Officer, TPP, TPFG, TPFG II and TAAVF (2004 - present);

Chief Compliance Officer, Transamerica Funds, TST, TIS and TII (2008 — present);

Vice President and Conflicts of Interest Officer, TPP, TPFG, TPFG II, TAAVF, Transamerica Funds, TST, TIS and TII (2008 — present);

Senior Vice President and Chief Compliance Officer, TAM (2008 - present);

Senior Vice President, TFS (2008 — present); Vice President and Chief Compliance Officer, DIA (2004 - present); with DIA since 1988;

Director (1999 — present), Vice President and Chief Compliance Officer (1996 — present), DISC;

Assistant Vice President, TFLIC (1999 — present); and

Chief Compliance Officer, Transamerica Partners Variable Funds (2004 — present).

Robert A. DeVault, Jr. (1965)	Assistant Treasurer	Since 2009	Assistant Treasurer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (January 2009 — present); and

Assistant Vice President (2007 — present) and Manager, Fund Administration (2002 — 2007), TFS.

Suzanne Valerio- Montemurro (1964)	Assistant Treasurer	Since 2007	Assistant Treasurer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (2007 — present); and

Vice President, DIA (1998 — present).

Sarah L. Bertrand (1967)	Assistant Secretary	Since 2009	Assistant Secretary, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (January 2009 — present);

Assistant Vice President and Manager, Legal Administration, TAM and TFS (2007 — present);

Assistant Secretary and Chief Compliance Officer, 40|86 Series Trust and 40|86 Strategic Income Fund (2000 — 2007); and

Term of Office and
		Length of Time	Principal Occupation(s) or
Name and Age	Position	Served*	Employment During Past 5 Years
Second Vice President and Assistant Secretary, Legal and Compliance, 40|86 Capital Management, Inc. (1994 — 2007).

Timothy J. Bresnahan (1968)	Assistant Secretary	Since 2009	Assistant Secretary, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (January 2009 — present);

Counsel, TAM (2008 — present);

Counsel (contract), Massachusetts Financial Services, Inc. (2007);

Assistant Counsel, BISYS Fund Services Ohio, Inc. (2005 — 2007); and

Associate, Greenberg Traurig, P.A. (2004 — 2005).

Richard E. Shield, Jr. (1974)	Tax Officer	Since 2008	Tax Officer, Transamerica Funds, TST, TIS, TII, TPP, TPFG, TPFG II and TAAVF (2008 — present);

Tax Manager, Jeffrey P. McClanathan, CPA (2006 — 2007) and Gregory, Sharer & Stuart (2005 — 2006);

Tax Senior, Kirkland, Russ, Murphy & Tapp, P.A. (2003 — 2005); and

Certified Public Accountant, Schultz, Chaipel & Co., LLP (1998 - 2003).

*	Elected and serves at the pleasure of the Board of the Trust.

If an officer has held offices for different funds for different periods of time, the earliest applicable date is shown. No officer of the Trust, except for the Chief Compliance Officer, receives any compensation from the Trust.
Committees of the Board
The Board Members are responsible for major decisions relating to a fund’s objective, policies and techniques. They review investment decisions, although they do not actively participate on a regular basis in making such decisions. The Board has the following standing committees each of which performs specialized functions: an Audit Committee and a Nominating Committee.

			NUMBER
			OF
			MEETINGS
			HELD
			DURING
			LAST
			FISCAL
			YEAR
COMMITTEE	FUNCTIONS	MEMBERS	12/31/2008
AUDIT	The Audit Committee (1) oversees the accounting and reporting policies and practices of the Trust; (2)	John W. Waechter, Chairperson	3

			NUMBER
			OF
			MEETINGS
			HELD
			DURING
			LAST
			FISCAL
			YEAR
COMMITTEE	FUNCTIONS	MEMBERS	12/31/2008
	oversees the quality and integrity of the financial statements of the Trust; (3) approves, prior to appointment, the engagement of the Trust’s independent auditors; and (4) reviews and evaluates the independent auditors’ qualifications, independence and performance. The independent auditors for the Trust shall report directly to the Audit Committee.	Sandra N. Bane Leo J. Hill Neal M. Jewell Russell A. Kimball, Jr. Eugene M. Mannella Norman R. Nielsen Joyce G. Norden Patricia L. Sawyer

NOMINATING	The primary purposes and responsibilities of the Committee are to (i) identify individuals qualified to become members of the Board in the event that a position is vacated or created, (ii) consider all candidates proposed to become members of the Board, subject to the procedures and policies set forth in this Charter or resolutions of the Board, (iii) select and nominate, or recommend for nomination by the Board, candidates for election as Trustees and (iv) set any necessary standards or qualifications for service on the Board.	Patricia L. Sawyer, Chairperson Sandra N. Bane Leo J. Hill Neal M. Jewell Russell A. Kimball, Jr. Eugene M. Mannella Norman R. Nielsen Joyce G. Norden John W. Waechter	0

	Shareholders may recommend candidates for Board positions by forwarding their correspondence by U.S. mail or courier service to Secretary, 570 Carillon Parkway, St. Petersburg, Florida 33716.

Trustees of Master Investment Portfolio
The Board of Trustees is responsible for the overall management and operations of the Master Portfolios. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. Master Investment Portfolio (“MIP”), Barclays Global Investors Funds (“BGIF”), iShares Trust and iShares, Inc. are all members of the same “Fund Complex” and “Family of Investment Companies” as defined in Form N-1A under the 1940 Act. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each Trustee and Officer, unless otherwise indicated, is c/o Barclays Global Investors, N.A. (“BGI”), Mutual Fund Administration, 400 Howard Street, San Francisco, CA 94105.
Interested Trustees & Officers

			Number of
			Portfolios	Other Public
	Position(s),		Overseen	Company and
Name and	Length of	Principal Occupation During	in Fund	Investment Company
Year of Birth	Service	Past Five Years	Complex	Directorships
Lee T. Kranefuss* (47)	Trustee (since 2001) and Chairman of the Board (since 2007)	Global Chief Executive Officer iShares/Intermediary Groups of BGI (since 2008); Chief Executive Officer; iShares Intermediary Index and Market Group of BGI (2005-2008); Chief Executive Officer of the Intermediary Investor and Exchange Traded Products Business of BGI; Director (2003-2005); Director of BGFA (since 2005); Director, President and Chief Executive Officer of Barclays Global Investors International, Inc. (since 2005); Director and Chairman of Barclays Global Investors Services (since 2005).	203	Trustee of MIP(since 2001); Trustee of iShares Trust (since 2003); Director of iShares, Inc. (since 2003).

H. Michael Williams* (48)	Trustee and President (since 2007)	Vice Chairman - Capital Markets, BGI (since 2008); Head of Global Index and Markets Group of BGI (2006-2008); Global Head of Securities Lending, BGI (2002-2006)	26	Trustee (since 2007) of MIP; Trustee (since 2007) of the University of California Berkeley Foundation.

*	Each of Mr. Kranefuss and Mr. Williams is deemed to be an interested Trustee due to his affiliations with BGFA, the investment adviser of the Master Portfolios and BGI, the parent company of BGFA and the administrator of the Master Portfolios. “Interested Trustee” has the same meaning as “interest person” (as defined in the 1940 Act).

Disinterested Trustees

			Number of
			Portfolios	Other Public
			Overseen	Company and
Name and		Principal Occupation During	in Fund	Investment Company
Date of Birth	Position(s), Length of Service	Past Five Years	Complex	Directorships
Mary G. F. Bitterman (64)	Trustee (since 2001) and Chairperson of the Nominating and Governance Committee (since 2006).	President (since 2004) and Director (since 2002) of the Bernard Osher Foundation; Director (2003-2004) of Osher Lifelong Learning Institutes.	26	Trustee (since 2001) of MIP; Director (since 1984) and Lead Independent Director (since 2000) of the Bank of Hawaii; Director (since 2002) and Immediate Past Chairman (since 2005) of the Board of PBS (Public Broadcasting Service).

A. John Gambs (63)	Trustee and Chairperson of the Audit Committee (since 2006).	Retired.	26	Trustee (since 2006) of MIP.

Hayne E. Leland (67)	Trustee (since 2007)	Professor of Finance (since 1974) at University of California, Berkeley: Haas School of Business.	26	Trustee (since 2007) of MIP.

Jeffrey M. Lyons (54)	Trustee (since 2007)	Retired (since 2006); President (2004-2006) of Active Trader Business and President (2001-2004) of the Asset Management Division of Charles Schwab & Co.	26	Trustee (since 2007) of MIP.

Wendy Paskin-Jordan (53)	Trustee (since 2006)	Managing Partner (since 1999) of Paskin & Kahr Capital Management; Registered Representative (since 2005) of ThinkEquity Partners (broker-dealer); Advisory Board (2006-2008) of Healthy Handfuls (natural food company); Registered Representative (1999-2005) of ePlanning Securities, Inc. (broker-dealer).	26	Trustee (since 2006) of MIP; Director (since 2001) of the California State Automobile Association; Director (since 2008) of RPF Fund II, RPF Fund IV and RPF Fund V.

Leo Soong (62)	Trustee (since 2000) and Lead Independent Trustee (since 2006).	Senior Advisor (since 1977) of CG Roxane LLC & Crystal Geyser Water Co. (water companies); Managing Director (1989-2008) of CG Roxane LLC; President (2002-2008) of Trinity Products LLC/IQ Organics LLC (healthy beverage companies).	26	Trustee (since 2000) of MIP; Vice Chairman (since 2005) of the California Pacific Medical Center; Director (since 1990) of the California State Automobile Association; Director (since 2002) of the American Automobile Association.

Compensation
For the fiscal year ended December 31, 2008, the Trusts provided the following compensation to the Trustees. Mr. Carter is not compensated for his services as Trustee because of his affiliation with TAM.

		Aggregate			Total
	Aggregate	Compensation	Aggregate	Pension or	Compensation
	Compensation	from the	Compensation	Retirement	from the Trusts
	from the	Transamerica	from	Benefits	and
	Transamerica	Partners	Transamerica	Accrued as	Fund Complex
	Partners	Institutional	Partners	Part of Fund	Paid
Name of Person, Position	Trust	Trust	Portfolios	Expense	to Trustees (1)
Interested Trustee
John K. Carter	None	None	None	None	None
Independent Trustees
Sandra N. Bane	$11,775	$11,775	$22,373	None	$146,358
Leo J. Hill	$14,364	$14,364	$27,292	None	$168,000
Neal M. Jewell	$17,784	$17,784	$33,790	None	$208,000
Russell A. Kimball, Jr.	$14,364	$14,364	$27,292	None	$168,000
Eugene M. Mannella	$14,364	$14,364	$27,292	None	$168,000
Norman R. Nielsen	$14,364	$14,364	$27,292	None	$168,000
Joyce G. Norden	$14,364	$14,364	$27,292	None	$168,000
Patricia L. Sawyer	$15,647	$15,647	$29,727	None	$183,000
John W. Waechter	$14,364	$14,364	$27,292	None	$168,000
(1)     Of this aggregate compensation, the total amounts deferred from the Trust (including earnings and dividends) and accrued for the benefit of the participating Trustees for the year ended December 31, 2008 were as follows: Sandra N. Bane, $0; Leo J. Hill, $0; Neal M. Jewell, $43,507; Russell A. Kimball, Jr., $0; Eugene M. Mannella, $0; Norman R. Nielsen, $0; Joyce G. Norden, $0; Patricia L. Sawyer, $0; and John W. Waechter, $0.
Independent Trustees receive a total annual retainer fee of $124,000 from the funds/portfolios that make up the Transamerica Asset Management Group, as well as total fees of $8,800 per meeting (assumes five meetings annually), of which the Trust pays a pro rata share allocable to each series of Transamerica Partners Funds Group and Transamerica Partners Funds Group II based on the relative assets of the series. The Lead Independent Board Member of the Board also receives an additional retainer of $40,000 per year. The Audit Committee Chairperson receives an additional retainer of $15,000 per year. The Trust also pays a pro rata share allocable to each series of Transamerica Partners Funds Group and Transamerica Partners Funds Group II based on the relative assets of the series of the Lead Independent Board Member and Audit Committee Chairperson retainers. Any fees and expenses paid to Trustees who are affiliates of TAM or TCI are paid by TAM and/or TCI and not by the Trusts.
Under a non-qualified deferred compensation plan effective January 1, 2008, as amended and restated May 1, 2008 (the “Deferred Compensation Plan”) available to the Trustees, compensation may be deferred that would otherwise be payable by the Trusts or Portfolio Trust to an Independent Trustee on a current basis for services rendered as Trustee. Deferred compensation amounts will accumulate based on the value of the Class A (or comparable) shares of a series of Transamerica Funds (without imposition of sales charge) investment options under Transamerica Funds Group II, or Funds of Transamerica Investors, Inc. (“Premier”) as elected by the Trustee. It is not anticipated that the Deferred Compensation Plan will have any material impact on the portfolios.
Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trusts and the Portfolio Trusts.
For the fiscal year ended December 31, 2008, the Master Investment Portfolio provided the following compensation to its Trustees:

Name and Position	Aggregate compensation from the Trust	Total Compensation from Fund Complex
Interested Trustees
Lee T. Kranefuss	$0	Over $100,000
H. Michael Williams	$0	Over $100,000
Independent Trustees
Mary G. F. Bitterman	$0	$0
A. John Gambs	$0	Over $100,000
Hayne E. Leland	$0	Over $100,000
Jeffrey M. Lyons	$0	Over $100,000
Wendy Paskin-Jordan	$0	$0
Leo Soong	$0	$0

Equity Security Ownership
As of December 31, 2008, none of the disinterested Trustees nor their family members beneficially owned any securities of the Trusts, TAM or TCI or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Trusts, TAM or TCI.
The table below shows the aggregate dollar range of shares of all funds in the Transamerica Asset Management Group owned by each Trustee as of December 31, 2008.

Aggregate Dollar Range of
Equity Securities in
Transamerica Asset
Name of Trustee	Management Group
John K. Carter*	Over $100,000
Sandra N. Bane	None
Leo J. Hill	Over $100,000
Neal M. Jewell	Over $100,000
Russell A. Kimball, Jr.	Over $100,000
Eugene M. Mannella	None
Norman R. Nielsen	Over $100,000
Joyce G. Norden	None
Patricia L. Sawyer	None
John W. Waechter	Over $100,000

*	Interested Trustee
The table below shows for each Trustee of the Master Investment Portfolio, the amount of interests in the Master Investment Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities within the same family of investment companies.
Beneficial Equity Ownership in Master Investment
Portfolio and Family of Investment Companies (as of December 31, 2008)

Aggregate Dollar Range of
Equity Securities in Family
Name of Trustee	of Investment Companies(1)
Lee T. Kranefuss*	$0
H. Michael Williams*	$0
Mary G. F. Bitterman	Over $100,000
A. John Gambs	Over $100,000
Hayne E. Leland	Over $100,000
Jeffrey M. Lyons	Over $100,000
Wendy Paskin-Jordan	Over $100,000
Leo Soong	Over $100,000

*	Interested Trustee

(1)	Includes compensation for services on the Board of Trustees of MIP.

Code of Ethics
The Trusts, Portfolio Trust, TAM, each Sub-Adviser and TCI each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Trusts, the Portfolio Trust, TAM, a Sub-Adviser and TCI from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Funds or Portfolios (which may also be held by persons subject to a code of ethics). There can be no assurance that the codes of ethics will be effective in preventing such activities.

Principal Holders of Securities
As of March 31, 2009, the Trustees and officers of the Trusts as a group owned less than 1% of the Shares of each Fund.
To the knowledge of Transamerica Partners Funds Group, the following persons owned of record or beneficially 5% or more of a class of outstanding shares of the Funds listed as of March 31, 2009:

		Percentage
		of
Fund Name	Name of Investor	Ownership
Transamerica Partners Money Market	IBT	8.51%
Transamerica Partners Money Market	IBT	10.68%
Transamerica Partners High Quality Bond	IBT	5.96%
Transamerica Partners High Quality Bond	Transamerica Life Insurance Company	17.92%
Transamerica Partners Inflation-Protected Securities	IBT	5.88%
Transamerica Partners Inflation-Protected Securities	Arkansas Children’s Hospital	7.59%
Transamerica Partners Core Bond	IBT	5.30%
Transamerica Partners Core Bond	Transamerica Life Insurance Company	19.53%
Transamerica Partners Total Return Bond	All Children’s Health System, Inc.	6.42%
Transamerica Partners Total Return Bond	Transamerica Life Insurance Company	13.95%
Transamerica Partners Total Return Bond	Norton Healthcare, Inc.	16.57%
Transamerica Partners Total Return Bond	University Hospital Of Augusta, Georgia	20.50%
Transamerica Partners High Yield Bond	IBT	5.01%
Transamerica Partners High Yield Bond	Transamerica Life Insurance Company	52.48%
Transamerica Partners Balanced	IBT	6.54%
Transamerica Partners Large Value	IBT	6.30%
Transamerica Partners Large Value	Transamerica Life Insurance Company	6.88%
Transamerica Partners Value	Bloomington Hospital, Inc.	5.35%
Transamerica Partners Value	Stephen L. Lafrance Holdings, Inc.	6.65%
Transamerica Partners Value	Transamerica Life Insurance Company	12.61%
Transamerica Partners Value	University Hospital Of Augusta, Georgia	36.33%
Transamerica Partners Stock Index	Transamerica Life Insurance Company	30.87%
Transamerica Partners Large Core	Arkansas Children’s Hospital	5.19%
Transamerica Partners Large Core	Transamerica Life Insurance Company	6.40%
Transamerica Partners Large Core	IBT	8.49%
Transamerica Partners Large Growth	IBT	6.11%
Transamerica Partners Growth	IBT	8.93%
Transamerica Partners Mid Value	Transamerica Life Insurance Company	56.40%
Transamerica Partners Mid Growth	Hartzell Propeller Inc.	5.28%
Transamerica Partners Mid Growth	IBT	5.61%
Transamerica Partners Mid Growth	Transamerica Life Insurance Company	31.43%
Transamerica Partners Small Value	Yates Petroleum Corporation, Et Al.	7.10%
Transamerica Partners Small Value	Clampitt Paper Co. Of Dallas	7.81%
Transamerica Partners Small Value	IBT	11.82%
Transamerica Partners Small Core	IBT	7.39%
Transamerica Partners Small Growth	Richardson Regional Medical Center	5.05%
Transamerica Partners Small Growth	Yates Petroleum Corporation, Et Al.	5.55%
Transamerica Partners Small Growth	Hartzell Propeller Inc.	12.11%
Transamerica Partners Small Growth	IBT	14.07%
Transamerica Partners International Equity	IBT	6.38%
Transamerica Partners International Equity	Transamerica Life Insurance Company	8.41%
Transamerica Asset Allocation — Short Horizon	Transamerica Life Insurance Company	13.63%

		Percentage
		of
Fund Name	Name of Investor	Ownership
Transamerica Asset Allocation — Short Horizon	IBT	14.25%
Transamerica Asset Allocation — Short/Intermediate Horizon	The Rinker Companies Foundation, Inc.	5.73%
Transamerica Asset Allocation — Short/Intermediate Horizon	IBT	12.86%
Transamerica Asset Allocation — Short/Intermediate Horizon	Transamerica Life Insurance Company	17.75%
Transamerica Asset Allocation — Intermediate Horizon	IBT	6.91%
Transamerica Asset Allocation — Intermediate Horizon	Transamerica Life Insurance Company	9.74%
Transamerica Asset Allocation — Intermediate/Long Horizon	IBT	6.05%
Transamerica Asset Allocation — Intermediate/Long Horizon	Transamerica Life Insurance Company	16.61%
Transamerica Asset Allocation — Long Horizon	IBT	6.39%
Transamerica Asset Allocation — Long Horizon	Transamerica Life Insurance Company	14.80%
To the knowledge of Transamerica Partners Funds Group II, the following persons owned of record or beneficially 5% or more of a class of outstanding shares of the Funds listed as of March 31, 2009:

		Percentage of
Fund	Name of Investor	Ownership
Transamerica Partners Institutional Money Market	Jack Henry & Associates, Inc.	5.09%
Transamerica Partners Institutional Money Market	St. Joseph Health System	7.32%
Transamerica Partners Institutional High Quality Bond	Applied Signal Technology, Inc.	5.21%
Transamerica Partners Institutional High Quality Bond	Southcoast Hospitals Group, Inc.	5.94%
Transamerica Partners Institutional High Quality Bond	Cgi	10.67%
Transamerica Partners Institutional High Quality Bond	Pipe Fitters Local No. 533	19.02%
Transamerica Partners Institutional Inflation-Protected Securities	Southcoast Hospitals Group, Inc.	13.27%
Transamerica Partners Institutional Inflation-Protected Securities	Linear Technology Corporation	14.12%
Transamerica Partners Institutional Core Bond	Brown & Brown, Inc.	5.60%
Transamerica Partners Institutional Core Bond	Park Nicollet Health Services	6.43%
Transamerica Partners Institutional Core Bond	Park Nicollet Health Services	6.98%
Transamerica Partners Institutional Core Bond	Cgi	8.17%
Transamerica Partners Institutional Total Return Bond	Mptf Corp.	6.53%
Transamerica Partners Institutional Total Return Bond	Englewood Hospital And Medical Center	7.17%
Transamerica Partners Institutional Total Return Bond	Sapa Extrusions, Inc.	7.47%
Transamerica Partners Institutional Total Return Bond	Brenntag North America, Inc.	12.07%
Transamerica Partners Institutional Total Return Bond	Archdiocese Of St. Louis	22.83%
Transamerica Partners Institutional High Yield Bond	Ascension Health	5.51%
Transamerica Partners Institutional High Yield Bond	Willis North America Inc.	6.05%
Transamerica Partners Institutional High Yield Bond	Ascension Health	34.68%
Transamerica Partners Institutional Balanced	Deln0r Community Hospital	7.23%
Transamerica Partners Institutional Balanced	Applied Signal Technology, Inc.	9.65%
Transamerica Partners Institutional Balanced	Linear Technology Corporation	22.00%
Transamerica Partners Institutional Balanced	Investors Bank & Trust Company	23.17%
Transamerica Partners Institutional Large Value	Linear Technology Corporation	7.18%
Transamerica Partners Institutional Large Value	Ptc	9.13%
Transamerica Partners Institutional Value	Asante Health System	6.64%
Transamerica Partners Institutional Value	Asante Health System	7.35%
Transamerica Partners Institutional Value	Woman’s Hospital Foundation	8.85%
Transamerica Partners Institutional Value	University Medical Center Corporation	18.75%
Transamerica Partners Institutional Value	Daughters Of Charity Health System	26.94%
Transamerica Partners Institutional Stock Index	Willis North America Inc.	6.07%
Transamerica Partners Institutional Large Core	Roman Catholic Archbishop Of San Francisco	5.50%
Transamerica Partners Institutional Large Core	National Cable Satellite Corporation	8.62%

		Percentage of
Fund	Name of Investor	Ownership
Transamerica Partners Institutional Large Core	Oldcastle Glass, Inc.	9.10%
Transamerica Partners Institutional Large Core	Applied Signal Technology, Inc.	15.33%
Transamerica Partners Institutional Large Core	Investors Bank & Trust Company	16.36%
Transamerica Partners Institutional Large Growth	Cgi	13.49%
Transamerica Partners Institutional Large Growth	Ptc	14.00%
Transamerica Partners Institutional Large Growth	St. Joseph Health System	16.15%
Transamerica Partners Institutional Growth	Genesis Health Systems	5.79%
Transamerica Partners Institutional Growth	Applied Signal Technology, Inc.	6.86%
Transamerica Partners Institutional Growth	Bhs Management Services, Inc.	8.39%
Transamerica Partners Institutional Growth	Investors Bank & Trust Company	9.10%
Transamerica Partners Institutional Growth	Lee Memorial Health System	10.27%
Transamerica Partners Institutional Growth	Linear Technology Corporation	12.09%
Transamerica Partners Institutional Mid Value	Ascension Health	12.65%
Transamerica Partners Institutional Mid Growth	Donald J. Fager & Associates, Inc.	7.21%
Transamerica Partners Institutional Mid Growth	Hexagon Metrology, Inc.	7.99%
Transamerica Partners Institutional Mid Growth	Integra Telecom, Inc.	8.74%
Transamerica Partners Institutional Mid Growth	Brown & Brown, Inc.	9.29%
Transamerica Partners Institutional Small Value	Canaccord Adams Inc.	6.01%
Transamerica Partners Institutional Small Value	Community Hospitals Of Central California	10.16%
Transamerica Partners Institutional Small Value	Otten, Johnson, Robinson, Neff & Ragonetti, P.C.	15.77%
Transamerica Partners Institutional Small Value	Hexagon Metrology, Inc.	16.95%
Transamerica Partners Institutional Small Value	Daughters Of Charity Health System	44.68%
Transamerica Partners Institutional Small Core	Marine Spill Response Corporation	8.45%
Transamerica Partners Institutional Small Core	Lee Memorial Health System	9.27%
Transamerica Partners Institutional Small Core	Investors Bank & Trust Company	9.46%
Transamerica Partners Institutional Small Core	Applied Signal Technology, Inc.	11.82%
Transamerica Partners Institutional Small Core	The Halton Company	6.47%
Transamerica Partners Institutional Small Growth	Otten, Johnson, Robinson, Neff & Ragonetti, P.C.	5.06%
Transamerica Partners Institutional Small Growth	Hexagon Metrology, Inc.	11.84%
Transamerica Partners Institutional Small Growth	Southwest Washington Medical Center	17.95%
Transamerica Partners Institutional Small Growth	Brown & Brown, Inc.	45.88%
Transamerica Partners Institutional International Equity	Hawaii Pacific Health	5.33%
Transamerica Partners Institutional International Equity	Cgi	10.71%
Transamerica Institutional Asset Allocation — Short Horizon	Fhc Health Systems, Inc.	5.37%
Transamerica Institutional Asset Allocation — Intermediate Horizon	Park Nicollet Health Services	10.70%
Transamerica Institutional Asset Allocation - Intermediate/Long Horizon	Exempla, Inc.	5.95%
Transamerica Institutional Asset Allocation — Long Horizon	Fareway Stores, Inc.	5.15%
Unless otherwise noted, the address of each investor is c/o TAM, 570 Carillon Parkway, St. Petersburg, Florida 33716.
At March 31, 2009, Transamerica Financial Life Insurance Company, Inc. (“TFLIC”), Four Manhattanville Road, Purchase, New York 10577 and Diversified Investment Advisors Collective Trust (“CIT”), 4 Manhattanville Road, Purchase, New York 10577 owned the following percentage interests of the outstanding beneficial interests of the Portfolios indicated (all such interests being held in separate accounts of TFLIC):

	TFLIC	CIT
Money Market	5.44%	18.45%
High Quality Bond	14.38%	29.01%
Inflation-Protected Securities	14.65%	7.75%
Core Bond	8.69%	29.79%
Total Return Bond	N/A	26.21%
High Yield Bond	5.30%	27.41%
Balanced	37.17%	7.50%

	TFLIC	CIT
Large Value	20.27%	17.22%
Value	N/A	0.86%
Large Core	41.74%	9.45%
Large Growth	18.58%	17.45%
Growth	29.40%	11.43%
Mid Value	4.15%	12.08%
Mid Growth	1.75%	31.48%
Small Value	1.93%	31.55%
Small Core	34.02%	14.79%
Small Growth	1.83%	32.12%
International Equity	12.67%	22.59%
As of March 31, 2009, the following persons owned of record or beneficially 5% or more of a class of outstanding interests of the S&P 500 Index Master Portfolio.

	Percentage of S&P 500
Name and Address of Interestholder	Index Master Portfolio	Nature of Ownership
PIMS/Prudential Retirement 40650 Encyclopedia Circle Freemont, CA	5%	Record

City of Austin Deferred Compensation Plan 8515 East Orchard Road #2T2 Englewood, CO 80111	5%	Record

Oklahoma Public Employee Retirement System 8515 East Orchard Road #2T2 Englewood, CO 80111	6%	Record

The New England Life Insurance Co. 8515 East Orchard Road #2T2 Englewood, CO 80111	6%	Record

Crown Equipment Corporation P.O. Box 419784 Kansas City, MO 64141	9%	Record

North Trust Company P.O. Box 92956 Chicago, IL 60675	11%	Record

U.S. Trust Company, N.A. 515 South Flower Street, Suite 2700 Los Angeles, CA 90071	12%	Record

Merrill Lynch, Pierce, Fenner & Smith 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246	14%	Record

For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company. Accordingly, to the extent that an interestholder is identified in the foregoing tables as the beneficial holder of more than 25% of a Fund or Portfolio or as the holder of record of more than 25% of a Fund or Portfolio and has voting and/or investment powers, such interestholder may be presumed to control the Fund or Portfolio.

Investment Advisory Services
Investment Advisers
TAM manages the assets of each Fund and each Portfolio (except the S&P 500 Index Master Portfolio) pursuant to an Investment Advisory Agreement (a “TAM Advisory Agreement”) with the Transamerica Partners Trust, Transamerica Partners Institutional Trust or Transamerica Partners Portfolios, as the case may be, with respect to each such Fund or Portfolio, and subject to the investment policies described herein and in the Prospectus for the Funds and Portfolios, as applicable. Subject to such further policies as the Boards of Trustees of the Trusts and Transamerica Partners Portfolios may determine, TAM provides general investment advice to each such Fund and each Portfolio.
Barclays Global Fund Advisors manages the assets of the S&P 500 Index Master Portfolio pursuant to an Investment Advisory Agreement with Master Investment Portfolio (the “Barclays Advisory Agreement”). Subject to such further policies as the Boards of Trustees of the Trusts may determine, TAM provides general supervision of the Stock Index Funds’ investment in the S&P 500 Index Master Portfolio.
Barclays provides investment guidance and policy direction in connection with the management of the S&P 500 Index Master Portfolio’s assets. As of February 29, 2008, Barclays and its affiliates provided advisory services for assets in excess of $1.95 trillion.
Barclays, Barclays Bank PLC, the indirect parent of Barclays, and their affiliates deal, trade and invest for their own account in the types of securities in which the S&P 500 Index Master Portfolio may invest and may have deposit, loan and commercial banking relationships with the issuers of securities purchased by the S&P 500 Index Master Portfolio.
For each Portfolio (except the S&P 500 Index Master Portfolio), TAM or its predecessor has entered into an Investment Subadvisory Agreement (each a “Subadvisory Agreement”) with one or more Sub-Advisers.
Each TAM Advisory Agreement provides that TAM may render services to others. Each TAM Advisory Agreement may be terminated without penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund or Portfolio on 60 days’ written notice to TAM. Each TAM Advisory Agreement may be terminated by TAM on 90 days’ written notice to the Fund or Portfolio.
Each TAM Advisory Agreement will immediately terminate in the event of its assignment. Each TAM Advisory Agreement provides that the Adviser shall not be liable for any mistake in judgment or for certain other events, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Advisory Agreement.
Each Subadvisory Agreement may be terminated at any time without the payment of any penalty by the Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, or by TAM. The Sub-Adviser may terminate the Agreement only upon giving 90 days’ advance written notice to TAM. Each Subadvisory Agreement will automatically terminate in the event of its assignment. Each Subadvisory Agreement provides that the Sub-Adviser shall be responsible only for managing the assets of the applicable Portfolio in good faith and in accordance with the investment objectives, fundamental policies, and restrictions and shall not be liable for certain other events (each as listed in the applicable Subadvisory Agreement), except in the case of one or more of the following (depending on the provisions of the applicable Subadvisory Agreement): willful misfeasance, bad faith, negligence, gross negligence, breach of fiduciary duty, violation of law, or breach or reckless disregard of its obligations and duties under the Subadvisory Agreement.
The Barclays Advisory Agreement is terminable without penalty on 60 days written notice by either party.
TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (Western Reserve) and AUSA Holding Company (23%) (AUSA), both of which are indirect wholly owned subsidiaries of AEGON N.V. AUSA is wholly owned by Transamerica Holding Company, which is wholly owned by AEGON USA, Inc. (AEGON USA), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is a wholly owned, indirect subsidiary of AEGON NV, a Netherlands corporation and publicly traded international insurance group.
The Funds and Portfolios may rely on an Order from the Securities and Exchange Commission (Release IC-23379 dated August 5, 1998) that permits TAM, subject to certain conditions, and without the approval of shareholders to: (1) employ a new unaffiliated sub-adviser for a portfolio pursuant to the terms of a new investment subadvisory agreement, either as a replacement for an existing sub-adviser or as an additional sub-adviser; (2) materially change the terms of any subadvisory agreement; and (3) continue the employment of an existing sub-adviser on subadvisory contract terms where a contract has been assigned because of a change of control of the sub-adviser. In such circumstances, shareholders would receive notice and information about the new sub-adviser within ninety (90) days after the hiring of any new sub-adviser.
Sub-Advisers
The Sub-Advisers make the day-to-day investment decisions for the Portfolios (other than the S&P 500 Index Master Portfolio, which is advised by Barclays Global Fund Advisors), subject in all cases to the general supervision of TAM. The Sub-Advisers (other than the Sub-Adviser to the Money Market Portfolio) are listed below, along with information they have provided regarding the compensation of certain investment management personnel, other accounts managed by each such person, and each such person’s ownership of securities of the Funds that invest in the Portfolio with respect to which such person has or shares management responsibility.
Aronson+Johnson+Ortiz, LP (“AJO”). AJO was founded in 1984 and became a registered investment adviser on December 11, 1984. AJO is owned and operated by 12 principals, with experience spanning portfolio management, security analysis, trading, consulting, public accounting, compliance, and econometrics.
Theodore R. Aronson, Stefani Cranston, Kevin M. Johnson, Stuart P. Kaye, Gina Marie N. Moore, Martha E. Ortiz, and R. Brian Wenzinger (the “AJO Team”) are responsible for the day-to-day supervision of the Large Core Portfolio on behalf of AJO.
As of December 31, 2008, each member of the AJO Team managed assets for (i) 15 other registered investment companies having approximately $2.7 billion in total assets (with AJO’s advisory fee being based on performance for two of such registered investment companies, which had approximately $71 million in total assets), (ii) 23 other pooled investment vehicles having approximately $2.6 billion in total assets (with AJO’s advisory fee being based on performance for five of such pooled investment vehicles, which had approximately $193 million in total assets), and (iii) 104 other accounts having approximately $10.5 billion in total assets (with AJO’s advisory fee being based on performance for 48 of such accounts, which had approximately $4 billion in total assets).
Theodore R. Aronson, Stefani Cranston, Kevin M. Johnson, Stuart P. Kaye, Gina Marie N. Moore, Martha E. Ortiz, and R. Brian Wenzinger (the “AJO Team”) are responsible for the day-to-day supervision of the Large Value Portfolio on behalf of AJO.
As of December 31, 2008, each member of the AJO Team managed assets for (i) 16 other registered investment companies having approximately $2.8 billion in total assets (with AJO’s advisory fee being based on performance for two of such registered investment companies, which had approximately $71 million in total assets), (ii) 23 other pooled investment vehicles having approximately $2.6 billion in total assets (with AJO’s advisory fee being based on performance for five of such pooled investment vehicles, which had approximately $193 million in total assets), and (iii) 104 other accounts having approximately $10.5 billion in total assets (with AJO’s advisory fee being based on performance for 48 of such accounts, which had approximately $4 billion in total assets).
Compensation
Each of AJO’s portfolio managers is a principal of the firm. All principals are compensated through a fixed salary, equity-based cash distributions, and merit-based cash bonuses that are awarded entirely for contributions to the firm. Each calendar year end, the managing principal of AJO, in consultation with the other senior partners, determines the bonus amounts for each portfolio manager. Bonuses can be a significant portion of a portfolio manager’s overall compensation. Bonus amounts are generally based on the following factors: net revenues and cash position of AJO; ownership percentage of the portfolio manager; and overall contributions of the portfolio manager to the operations of AJO. Although many of the firm’s fee arrangements are performance-based, no individual’s compensation is directly tied to account performance nor to the value of the assets held in particular funds, or even firm-wide assets. Portfolio managers may also be awarded non-cash compensation in the form of increased ownership in the firm. Presently we have no deferred compensation arrangements.
Conflicts of Interest
It is possible that conflicts of interest may arise in connection with the portfolio managers’ management of the Funds on the one hand and other accounts for which the portfolio managers are responsible on the other. For example, portfolio managers may have conflicts of interest in allocating management time, resources, and investment opportunities among the Funds and other accounts advised by the portfolio managers. Differences between accounts may lead to additional conflicts — accounts may differ in terms of fee structure (fixed versus performance-based), size (and, hence, absolute fee), restrictions, or investment strategy.
AJO has policies and procedures in place to mitigate potential conflicts of interest. For example, our fixed-fee schedules are standardized and all fixed-fee accounts of similar size and similar mandate are subject to our most-favored-nation fee policy. Investment opportunities and aggregated trades are both subject to policies requiring fair treatment across accounts, without regard to account size or fee type. All material conflicts are disclosed in our Form ADV.

Ownership of Securities
As of December 31, 2008, no member of the AJO Team beneficially owned securities in any of the Funds that invest in the Large Core Portfolio and Large Value Portfolio.
BlackRock Financial Management, Inc. (“BlackRock”). BlackRock, a Delaware corporation, is an indirect wholly-owned subsidiary of BlackRock, Inc. BlackRock is a registered investment adviser organized in 1994.
Scott Amero, Curtis Arledge, Matthew Marra and Andrew Phillips are responsible for the day-to-day supervision of the Core Bond Portfolio on behalf of BlackRock.
As of December 31, 2008, Mr. Amero managed assets for (i) 33 other registered investment companies having approximately $23.3 billion in total assets, (ii) 39 other pooled investment vehicles having approximately $7.68 billion in total assets (with BlackRock’s advisory fee being based on performance for 3 of such pooled investment vehicles, which had approximately $1.62 billion in total assets), and (iii) 241 other accounts having approximately $71.36 billion in total assets (with BlackRock’s advisory fee being based on performance for 18 of such accounts, which had approximately $5.81 billion in total assets).
As of December 31, 2008, Mr. Arledge managed assets for (i) 21 other registered investment companies having approximately $18.87 billion in total assets, (ii) 4 other pooled investment vehicles having approximately $1.97 billion in total assets (with BlackRock’s advisory fee being based on performance for 1 of such pooled investment vehicles, which had approximately $1.18 billion in total assets), and (iii) 1 other account having approximately $205 million in total assets.
As of December 31, 2008, Mr. Marra managed assets for (i) 24 other registered investment companies having approximately $18.77 billion in total assets, (ii) 18 other pooled investment vehicles having approximately $6.3 billion in total assets (with BlackRock’s advisory fee being based on performance for 1 of such pooled investment vehicles, which had approximately $768 million in total assets), and (iii) 277 other accounts having approximately $92.44 billion in total assets (with BlackRock’s advisory fee being based on performance for 14 of such accounts, which had approximately $6.41 billion in total assets).
As of December 31, 2008, Mr. Phillips managed assets for (i) 32 other registered investment companies having approximately $22.13 billion in total assets, (ii) 19 other pooled investment vehicles having approximately $6.49 billion in total assets (with BlackRock’s advisory fee being based on performance for 1 of such pooled investment vehicles, which had approximately $768 million in total assets), and (iii) 274 other accounts having approximately $109.5 billion in total assets (with BlackRock’s advisory fee being based on performance for 17 of such accounts, which had approximately $6.84 billion in total assets).
Stuart Spodek and Brian Weinstein are responsible for the day-to-day supervision of the Inflation-Protected Securities Portfolio on behalf of BlackRock.
As of December 31, 2008, Mr. Spodek managed assets for (i) 22 other registered investment companies having approximately $7.76 billion in total assets, (ii) 18 other pooled investment vehicles having approximately $5.4 billion in total assets (with BlackRock’s advisory fee being based on performance for 3 of such pooled investment vehicles, which had approximately $1.38 billion in total assets), and (iii) 223 other accounts having approximately $80.27 billion in total assets (with BlackRock’s advisory fee being based on performance for 18 of such accounts, which had approximately $6.01 billion in total assets).
As of December 31, 2008, Mr. Weinstein managed assets for (i) 5 other registered investment companies having approximately $1.26 billion in total assets, (ii) 12 other pooled investment vehicles having approximately $3.83 billion in total assets, and (iii) 188 other accounts having approximately $63.57 billion in total assets (with BlackRock’s advisory fee being based on performance for 8 of such accounts, which had approximately $4.93 billion in total assets).
Fred Herrmann and David Byrket are responsible for the day-to-day supervision of the Large Core Portfolio on behalf of BlackRock.
As of December 31, 2008, Messrs. Herrmann and Byrket managed assets for (i) 4 other registered investment companies having approximately $1.49 billion in total assets, (ii) 3 other pooled investment vehicles having approximately $47.63 million in total assets, and (iii) 12 other accounts having approximately $1.54 billion in total assets (with BlackRock’s advisory fee being based on performance for 2 of such accounts, which had approximately $581 million in total assets).
Compensation
BlackRock’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by BlackRock such as its Long-Term Retention and Incentive Plan and Restricted Stock Program.

Base compensation. Generally, portfolio managers receive base compensation based on their seniority and/or their position with the firm. Senior portfolio managers who perform additional management functions within the portfolio management group or within BlackRock may receive additional compensation for serving in these other capacities.
Discretionary Incentive Compensation
Discretionary incentive compensation is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager’s group within BlackRock, the investment performance, including risk-adjusted returns, of the firm’s assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual’s seniority, role within the portfolio management team, teamwork and contribution to the overall performance of these portfolios and BlackRock. In most cases, including for the portfolio managers of the Portfolios, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Portfolios or other accounts managed by the portfolio managers are measured. BlackRock’s Chief Investment Officers determine the benchmarks against which the performance of funds and other accounts managed by each portfolio manager is compared and the period of time over which performance is evaluated. With respect to Messrs. Amero, Arledge, Marra and Phillips the relevant benchmark is the Barclays Capital Aggregate Index. With respect to Messrs. Spodek and Weinstein the relevant benchmark is the Barclays Capital Global Real U.S. TIPS Index. With respect to Messrs. Herrmann and Byrket the relevant benchmark is the Russell 1000® Growth Index.
BlackRock’s Chief Investment Officers make a subjective determination with respect to the portfolio managers’ compensation based on the performance of the funds and other accounts managed by each portfolio manager relative to the various benchmarks noted above. Performance of fixed income funds is measured on both a pre-tax and after-tax basis over various time periods including 1, 3, 5 and 10-year periods, as applicable. Performance of equity funds is measured on a pre-tax basis over various time periods including 1, 3 and 5-year periods, as applicable.
Distribution of Discretionary Incentive Compensation
Discretionary incentive compensation is distributed to portfolio managers in a combination of cash and BlackRock, Inc. restricted stock units which vest ratably over a number of years. The BlackRock, Inc. restricted stock units, if properly vested, will be settled in BlackRock, Inc. common stock. Typically, the cash bonus, when combined with base salary, represents more than 60% of total compensation for the portfolio managers. Paying a portion of annual bonuses in stock puts compensation earned by a portfolio manager for a given year “at risk” based on BlackRock’s ability to sustain and improve its performance over future periods.
     Long-Term Retention and Incentive Plan (“LTIP”) — The LTIP is a long-term incentive plan that seeks to reward certain key employees. Prior to 2006, the plan provided for the grant of awards that were expressed as an amount of cash that, if properly vested and subject to the attainment of certain performance goals, will be settled in cash and/or in BlackRock, Inc. common stock. Beginning in 2006, awards are granted under the LTIP in the form of BlackRock, Inc. restricted stock units that, if properly vested and subject to the attainment of certain performance goals, will be settled in BlackRock, Inc. common stock. Messrs. Amero, Marra, Phillips, Herrmann, Byrket, Spodek and Weinstein have each received awards under the LTIP.
     Deferred Compensation Program — A portion of the compensation paid to eligible BlackRock employees may be voluntarily deferred into an account that tracks the performance of certain of the firm’s investment products. Each participant in the deferred compensation program is permitted to allocate his deferred amounts among the various investment options. Messrs. Amero, Marra, Phillips, Herrmann, Byrket, Spodek and Weinstein have each participated in the deferred compensation program.
     Options and Restricted Stock Awards — A portion of the annual compensation of certain employees is mandatorily deferred into BlackRock restricted stock units. Prior to the mandatory deferral into restricted stock units, BlackRock granted stock options to key employees, including certain portfolio managers who may still hold unexercised or unvested options. BlackRock, Inc. also granted restricted stock awards designed to reward certain key employees as an incentive to contribute to the long-term success of BlackRock. These awards vest over a period of years. Messrs. Amero, Marra, Phillips, Herrmann, Byrket and Spodek have each been granted stock options and/or restricted stock in prior years.
Other compensation benefits. In addition to base compensation and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:
     Incentive Savings Plans — BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan (RSP), and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution components of the RSP include a company match equal to 50% of the first 6% of eligible pay contributed to the plan capped at $4,000 per year, and a company retirement contribution equal to 3% of eligible compensation, plus an additional contribution of 2% for any year in which BlackRock has positive net operating income. The RSP offers a range of investment options, including registered investment companies managed by the firm. BlackRock contributions follow the investment direction set by participants for their own contributions or, absent employee investment direction, are invested into a balanced portfolio. The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares or a dollar value of $25,000. Each portfolio manager is eligible to participate in these plans.
Conflicts of Interest
Real, potential or apparent conflicts of interest may arise when a portfolio manager has day-to-day portfolio management responsibilities with respect to more than one fund or account.
BlackRock has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. BlackRock has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, BlackRock furnishes investment management and advisory services to numerous clients in addition to the Portfolios, and BlackRock may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to BlackRock, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to the Portfolios. In addition, BlackRock, its affiliates and significant shareholders and any officer, director, stockholder or employee may or may not have an interest in the securities whose purchase and sale BlackRock recommends to the Portfolios. BlackRock, or any of its affiliates or significant shareholders, or any officer, director, stockholder, employee or any member of their families may take different actions than those recommended to the Portfolios by BlackRock with respect to the same securities. Moreover, BlackRock may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock’s (or its affiliates’ or significant shareholders’) officers, directors or employees are directors or officers, or companies as to which BlackRock or any of its affiliates or significant shareholders or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information. Each portfolio manager also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for a fund. In this connection, it should be noted that Messrs. Amero, Arledge, Marra, Phillips, Herrmann, Byrket, Spodek and Weinstein currently manage certain accounts that are subject to performance fees. In addition, Messrs. Amero, Spodek and Weinstein assist in managing certain hedge funds and may be entitled to receive a portion of any incentive fees earned on such funds and a portion of such incentive fees may be voluntarily or involuntarily deferred. Additional portfolio managers may in the future manage other such accounts or funds and may be entitled to receive incentive fees.
As a fiduciary, BlackRock owes a duty of loyalty to its clients and must treat each client fairly. When BlackRock purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. BlackRock attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment. To this end, BlackRock has adopted a policy that is intended to ensure that investment opportunities are allocated fairly and equitably among client accounts over time. This policy also seeks to achieve reasonable efficiency in client transactions and provide BlackRock with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base.
Ownership of Securities
As of December 31, 2008, Messrs. Amero, Arledge, Marra and Phillips did not beneficially own securities in any of the Funds that invest in the Core Bond Portfolio. As of December 31, 2008, neither Mr. Spodek nor Mr. Weinstein beneficially owned any securities in any of the Funds that invest in the Inflation-Protected Securities Portfolio. As of December 31, 2008, neither Mr. Herrmann nor Mr. Byrket beneficially owned securities in any of the Funds that invest in the Large Core Portfolio.
Columbus Circle Investors (“CCI”). CCI was established in 1975 as in-house managers for Gulf & Western Industries (now part of Viacom, Inc.) and has been a registered investment adviser since 1994.
Clifford Fox and Michael Iacono are responsible for the day-to-day supervision of the Mid Growth Portfolio on behalf of CCI.
As of December 31, 2008, Mr. Fox managed assets for (i) 2 other registered investment companies having approximately $119.8 million in total assets, (ii) 4 other pooled investment vehicles having approximately $64.7 million in total assets, and (iii) 110 other accounts having approximately $1,180.1 million in total assets. As of December 31, 2008, Mr. Iacono managed assets for (i) 1 other registered investment company having approximately $44.7 million in total assets, (ii) 1 other pooled investment vehicle having approximately $1.6 million in total assets, and (iii) 88 other accounts having approximately $753.6 million in total assets. CCI’s advisory fee was not based on the performance of such registered investment companies, pooled investment vehicles or other accounts.

Compensation
Columbus Circle Investors seeks to maintain a competitive compensation program based on investment management industry standards to attract and retain investment professionals. Compensation structure is comprised of the following:
•	Base Salary. Each portfolio manager is paid a fixed base salary, which varies among portfolio managers depending on the experience and responsibilities of the portfolio manager. The firm’s goal is to maintain competitive base salaries through an annual review process, which includes an analysis of industry standards, market conditions, and salary surveys.

•	Bonus. Each portfolio manager is eligible to receive an annual bonus. Targeted bonus amounts vary among portfolio managers based on the experience level and responsibilities of the portfolio manager. Bonus compensation is based upon the performance of the investment strategy for which the portfolio manager is responsible and the role the portfolio manager plays in that performance. Value to the firm is related to the assets under management that employ the portfolio manager’s strategy as well as the part that success and the portfolio manager personally play in overall firm success. Portfolio managers who are partners receive quarterly bonus compensation based upon overall revenue generated by the products for which they are responsible.

•	Equity Payments. Portfolio managers who are partners of CCI receive quarterly distributions based upon their equity ownership share and firm profitability. We believe this structure allows us to retain highly qualified portfolio managers, as it provides the opportunity to share directly in the success of the business.
Each portfolio manger is eligible to participate in a competitive benefits package including health and retirement benefits (in the form of a 401(k) plan), which are available to all of Columbus Circle employees.
Conflicts of Interest
CCI’s Code of Ethics includes, among others, the following statements related to conflicts of interest:
•	Columbus Circle Investors has an affirmative duty of utmost good faith to act solely in the best interests of its Advisory Clients.

•	Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client.

•	You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety.

•	Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with Columbus Circle Investors directly or on behalf of an Advisory Client could call into question the independence of your business judgment.
•
In addition, our compliance program is designed to address the specific conflicts of interest related to our business, and regularly reviewed, tested and managed accordingly.
Ownership of Securities
As of December 31, 2008, neither Mr. Fox nor Mr. Iacono beneficially owned securities in the Funds that invest in the Mid Growth Portfolio.
Cramer, Rosenthal, McGlynn, LLC (“CRM”). CRM was founded in 1973 and is minority owned by Wilmington Trust.
Jay B. Abramson and Robert L. Rewey, III are responsible for the day-to-day supervision of the Mid Value Portfolio on behalf of CRM.
As of December 31, 2008, Mr. Abramson managed assets for (i) 6 other registered investment companies having approximately $3.3 billion in total assets, (ii) 3 other pooled investment vehicles having approximately $92.46 million in total assets (with CRM’s advisory fees being based on performance for all of such investment vehicles), and (iii) 148 other accounts having approximately $3.05 billion in total assets (with CRM’s advisory fees being based on performance for two of such accounts, which had approximately $41.94 million in total assets).
As of December 31, 2008, Mr. Rewey managed assets for (i) 5 other registered investment companies having approximately $3.29 billion in total assets, (ii) no other pooled investment vehicles, and (iii) 138 other accounts having approximately $2.93 billion in total assets (with CRM’s advisory fee being based on performance for two of such accounts, which had approximately $41.94 million in total assets).
Mr. Abramson and Mr. Rewey are generally responsible for multiple accounts with similar investment strategies. For example, the managers of CRM’s mid-cap value investment strategy are responsible for investment decisions for registered investment companies and separately-managed institutional accounts that pursue a mid-cap value investment strategy. Portfolio managers are compensated on portfolio management of the aggregate group of similar accounts rather than for a specific account.
Compensation
The compensation package for these portfolio managers consists of several components: base pay, annual incentive and long-term incentive. The base pay program provides a level of base pay that is competitive with the marketplace and reflects a portfolio manager’s contribution to CRM’s success. A 401(k) plan is also offered with a company matching component.
The annual incentive plan provides cash bonuses dependent on portfolio performance and individual contributions. The most significant portion of the bonus is determined based on the aggregate portfolio pre-tax performance results over one, two and three year periods relative to peer groups and benchmarks, and the remaining portion is based on certain qualitative factors discussed below.
The benchmark used to determine the bonuses of Mr. Abramson and Mr. Rewey is the Russell Midcap® Value Index.
Bonuses vary depending on the scope of accountability and experience level of the individual portfolio manager. An individual’s bonus is based upon relative performance of their assigned portfolios compared to a peer group and benchmark, and is generally geared to rewarding top quartile performance on a trailing three-year basis. Qualitative factors such as leadership, teamwork and overall contribution made during the year are also considered.
The long-term incentive plan provides an opportunity for experienced portfolio managers and other key contributors to CRM to be rewarded in the future depending on the achievement of financial goals and value creation. The plan, which is comprised of a profit-sharing component and option program, was created as a means of more closely aligning the interests of CRM professionals with that of the firm. The size of actual awards varies. The profit-sharing plan is based on the income of the firm. Option awards are comprised of member options in CRM. The value of the stock options is dependent upon CRM’s underlying valuation, as well as the exercise price. Options generally vest over a three-year period.
Conflicts of Interest
As an investment management firm with a diverse group of clients and various types of investment products, the firm and its personnel sometimes have conflicts of interest. You and your family have personal interests that may at times conflict with CRM client interests. We cannot completely eliminate conflicts of interest, but we must handle them properly. Conflicts of interest that are not properly handled may result in violations of law, liability for damages, and harm to our reputation for honest and fair dealing.
Conflicts of interest come in many shapes and sizes, and we can’t predict every type of conflict that may occur. Some conflicts can be handled with specific rules and procedures. Other conflicts must be addressed on a case by case basis using good judgment based upon our fundamental principles outlined below.
CRM expects its employees to be alert to conflicts of interest at all times, especially in any investments that are made in personal accounts, for both the employee and his or her family. Employees must also be sensitive to activities that might appear to others to involve conflicts of interest. There are many steps that an employee can take to reduce the likelihood of conflicts of interest, and CRM expects its employees to take these steps whenever possible.
Fundamental Principles for Addressing Conflicts of Interest
Here are the fundamental principles that CRM expects you to follow when you face a conflict of interest:
We Put Our Clients’ Interests First. Conflicts may arise between the interests of CRM or its personnel, on one hand, and CRM clients on the other hand. We resolve any conflicts between our interests and those of our clients in favor of our clients unless they have clearly agreed to a different approach. This principle is based on our fiduciary duty to our clients, which requires us to consider the best interests of our clients in everything we do.
We Resolve Conflicts Among Our Clients Fairly. There may be conflicts of interest among different CRM clients. For example if we have only a limited supply of an attractive investment, we may have conflicts allocating it among our clients. There may also be conflicts as a result of inconsistent holdings or transactions when we are pursuing different investment strategies for different clients.

We provide each client with the investment products or services to which the client is entitled and do not improperly favor one client over another. This does not mean we make the same investments for all clients or offer the same products or terms to all clients. However, we otherwise treat our clients on an equal footing, except in those cases where they agree or understand that there will be a different approach. In particular, except when otherwise agreed or understood by clients, we may not favor the interests of larger or more lucrative clients over the interests of other clients.
Don’t Try to Handle Conflicts of Interest Alone. It is very risky for you to handle a conflict of interest by yourself. Even if you try to handle it in good faith, you may not be sensitive to all the issues involved and it may appear to others that you were trying to take improper advantage of a client.
You should make sure that your supervisor is aware of any conflicts that arise affecting your work at CRM or your personal affairs. If, for any reason, you are not comfortable raising a conflict of interest with you supervisor, you should raise it with CRM’s General Counsel or a member of the Compliance Committee.
Specific Policies for Addressing Conflicts of Interest
CRM has adopted the following specific policies to help you address some conflicts of interest. You must strictly observe these policies. You must also be alert for conflicts of interest that are not covered by these policies and handle them according to the fundamental principles above.
Code of Ethics. This code governs your personal investing activity and is designed to help you comply with legal restrictions on your personal investments and honor your duties to CRM clients.
Trade Allocation Policy. This policy governs how securities trade and investment opportunities are allocated among different client accounts. It is designed to assure that all clients are treated fairly.
Policy Statement on Insider Trading. This policy aides you in the handling of any material, non-public information of which you may become aware.
Soft Dollar Policy. This policy addresses CRM’s policies in this area and is intended so that CRM’s use of soft dollars is done in compliance with applicable law and in the best interests of our clients and for the benefit of our clients.
Ownership of Securities
As of December 31, 2008, Mr. Abramson beneficially owned between $100,001 and $500,000 in shares of securities in the Funds that invest in the Mid Value Portfolio and Mr. Rewey beneficially owned between $100,001 and $500,000 in shares of securities in the Funds that invest in the Mid Value Portfolio.
Eaton Vance Management. Eaton Vance Management was organized as a Massachusetts business trust in 1990 and is a wholly owned subsidiary of Eaton Vance Corp.
Linda Carter and Michael W. Weilheimer are responsible for the day-to-day supervision of the High Yield Bond Portfolio on behalf of Eaton Vance Management.
As of December 31, 2008, Ms. Carter managed assets for (i) no other registered investment companies, (ii) 2 other pooled investment vehicles having approximately $478.7 million in total assets, and (iii) 13 other accounts having approximately $409.6 million in total assets. Eaton Vance Management’s advisory fee was not based on the performance for such other accounts.
As of December 31, 2008, Mr. Weilheimer managed assets for (i) 6 other registered investment companies having approximately $4.2 billion in total assets, (ii) 4 other pooled investment vehicles having approximately $496.9 million in total assets (with Eaton Vance Management’s advisory fee being based on performance for 2 of such pooled investment vehicles which had approximately $31.1 million in total assets), and (iii) 13 other accounts having approximately $420.8 million in total assets. Eaton Vance Management’s advisory fee was not based on the performance for such registered investment companies or such other accounts.
Compensation
Compensation of Eaton Vance Management portfolio managers, including Ms. Carter and Mr. Weilheimer, and other investment professionals has three primary components: (1) a base salary, (2) an annual cash bonus, and (3) annual stock-based compensation consisting of options to purchase non-voting common stock of Eaton Vance Management’s corporate parent, Eaton Vance Corp., and/or restricted shares of Eaton Vance Corp.’s non-voting common stock. Eaton Vance Management investment professionals also receive certain retirement, insurance and other benefits that are broadly available to Eaton Vance Management employees.
Compensation of Eaton Vance’s investment professionals is reviewed primarily on an annual basis. Cash bonuses, stock-based compensation awards, and adjustments in base salary are typically paid or put into effect at or shortly after the October 31st fiscal year-end of Eaton Vance Corp.
Eaton Vance Management compensates its portfolio managers based primarily on the scale and complexity of their portfolio responsibilities and the total return performance of managed funds and accounts as opposed to peer groups or benchmarks. In addition to rankings within peer groups of funds on the basis of absolute performance, consideration may also be given to risk-adjusted performance. For funds with an investment objective other than total return (such as current income), consideration will also be given to the fund’s success in achieving its objective. Performance is normally based on periods ending on the September 30th preceding fiscal year-end. Fund performance is normally evaluated primarily versus peer groups of funds as determined by Lipper Inc. and/or Morningstar, Inc. When a Fund’s peer group as determined by Lipper or Morningstar is deemed by Eaton Vance Management’s management not to provide a fair comparison, performance may be evaluated primarily against a custom peer group. In evaluating the performance of a fund and its manager, primary emphasis is normally placed on three-year performance, with secondary consideration of performance over longer and shorter periods. Performance is evaluated on a pre-tax basis. For managers responsible for multiple funds and accounts, investment performance is evaluated on an aggregate basis, based on averages or weighted averages among managed funds and accounts. Funds and accounts that have performance-based advisory fees are not accorded disproportionate weightings in measuring aggregate portfolio manager performance. The compensation of portfolio managers with other job responsibilities (such as heading an investment group or providing analytical support to other portfolios) will include consideration of the scope of such responsibilities and the managers’ performance in meeting them.
Eaton Vance Management seeks to compensate portfolio managers commensurate with their responsibilities and performance, and competitive with other firms within the investment management industry. The investment adviser participates in investment-industry compensation surveys and utilizes survey data as a factor in determining salary, bonus and stock-based compensation levels for portfolio managers and other investment professionals.
Salaries, bonuses and stock-based compensation are also influenced by the operating performance of Eaton Vance Management and its parent company. Eaton Vance Management’s overall annual cash bonus pool is based on a substantially fixed percentage of pre-bonus operating income. While the salaries of Eaton Vance Management portfolio managers are comparatively fixed, cash bonuses and stock-based compensation may fluctuate significantly from year to year, based on changes in manager performance and other factors as described herein. For a high performing portfolio manager, cash bonuses and stock-based compensation may represent a substantial portion of total compensation.
Conflicts of Interest
It is possible that conflicts of interest may arise in connection with a portfolio manager’s management of High Yield Bond Portfolio’s investments on the one hand and the investments of other accounts for which the portfolio manager is responsible on the other. For example, a portfolio manager may have conflicts of interest in allocating management time, resources and investment opportunities among High Yield Bond Portfolio and other accounts he or she advises. In addition due to differences in the investment strategies or restrictions between High Yield Bond Portfolio and the other accounts, a portfolio manager may take action with respect to another account that differs from the action taken with respect to the Portfolio. In some cases, another account managed by a portfolio manager may compensate the investment adviser based on the performance of the securities held by that account. The existence of such a performance based fee may, create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment opportunities. Whenever conflicts of interest arise, the portfolio manager will endeavor to exercise his discretion in a manner that he or she believes is equitable to all interested persons. Eaton Vance Management has adopted several policies and procedures designed to address these potential conflicts including: a code of ethics; and policies which govern Eaton Vance Management’s trading practices, including among other things, the aggregation and allocation of trades among clients, brokerage allocation, cross trades and best execution.
Ownership of Securities
As of December 31, 2008, neither Ms. Carter nor Mr. Weilheimer beneficially owned securities in any of the Funds that invest in the High Yield Bond Portfolio.
Fort Washington Advisors, Inc. (“FWIA”). FWIA, an Ohio corporation, was founded in 1990 and is the money management and primary investment arm of The Western and Southern Life Insurance Company.

Richard R. Jandrain III, Daniel J. Kapusta, Bihag N. Patel, CFA and David K. Robinson, CFA, are responsible for the day-to-day management of the Small Core Portfolio on behalf of FWIA.
As of December 31, 2008, each member of the FWIA team managed assets for (i) 3 other registered investment companies having approximately $123.2 million in total assets (FWIA’s advisory fee was not based on performance for such registered investment company); (ii) no other pooled investment vehicles, and (iii) 10 other separately managed accounts having approximately $239.2 million in total assets (FWIA’s advisory fee was not based on performance of this pooled investment vehicle).
Compensation
All of FWIA’s portfolio managers receive a fixed base salary and annual performance bonuses. Bonuses are based primarily on the overall performance of FWIA as well as the pre-tax performance (relative to the appropriate benchmark) of their respective asset category over a one-year and a three-year time horizon. Secondarily, portfolio managers are also assessed on their ability to retain clients and attract new clients. Additionally a long-term retention plan was instituted in 2000, whereby certain investment professionals are periodically granted participation units with a 7-year cliff vesting schedule. The structure includes long-term vesting provisions. The percentage of compensation allocated to performance bonuses, asset-increase incentives and long-term incentive compensation is determined annually by the firm’s President and approved by the Board of Directors.
Conflicts of Interest
Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account (including the Fund). This would include devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across a broad array of accounts and incentive to allocate opportunities for performance based accounts. Fort Washington has adopted policies and procedures to address such conflicts.
Ownership of Securities
As of December 31, 2008, neither Messrs. Jandrain, Kapusta, Patel nor Robinson beneficially owned any securities in any of the Funds that invest in the Small Core Portfolio.
Goldman Sachs Asset Management, L.P. (“GSAM®”). GSAM has been registered as an investment adviser with the Securities and Exchange Commission since 1990 and is an affiliate of Goldman, Sachs & Co.
Andrew Alford, Katinka Domotorffy and Kent Daniel are responsible for the day-to-day supervision of the Balanced Portfolio on behalf of GSAM for the portion of the Balanced Portfolio assigned to GSAM by TAM.
As of December 31, 2008, Mr. Alford and Ms. Domotorffy each managed assets for (i) 64 other registered investment companies having approximately $18.4 billion in total assets, (ii) 74 other pooled investment vehicles having approximately $12.0 billion in total assets, (with GASAM’s advisory fee being based on performance for 34 of such accounts, which had approximately $5.4 billion in total assets): and (iii) 714 other accounts having approximately $51.6 billion in total assets (with GSAM’s advisory fee being based on performance for 74 of such accounts, which had approximately $27.1 billion in total assets). Mr. Daniel did not manage other assets for other registered investment companies, other pooled investment vehicles or other accounts.
Compensation
The compensation packages for Mr. Alford, Ms. Domotorffy and Mr. Daniel are comprised of a base salary and performance bonus. The performance bonus is a function of each portfolio manager’s individual performance, his or her contribution to the overall performance of certain strategies and annual revenues in the investment strategy which in part is derived from advisory fees and, for certain accounts, performance based fees.
The performance bonuses for Mr. Alford, Ms. Domotorffy and Mr. Daniel are significantly influenced by the following criteria: (1) whether the teams’ pre-tax performance exceeded performance benchmarks over one-, three-, and five-year periods, (2) whether the portfolio manager managed portfolios within a defined range around a targeted tracking error and risk budget; (3) consistency of performance across accounts with similar profiles; and (4) communication with other portfolio managers within the research process. In addition, the other factors that are also considered when the amount of performance bonus is determined: (1) whether the team performed consistently with objectives and client commitments; (2) whether the team achieved top tier rankings and ratings; and (3) whether the team managed all similarly mandated accounts in a consistent manner. Benchmarks for measuring performance can either be broad based or more narrow indices which will vary based on client expectations.
GSAM’s decision may also be influenced by the following: the performance of GSAM; the profitability of Goldman, Sachs & Co.; and anticipated compensation levels among competitor firms.

In addition to base salary and performance bonus, GSAM has a number of additional benefits/deferred compensation programs for all portfolio managers, including Mr. Alford, Ms. Domotorffy and Mr. Daniel, in place including (i) a 401(k) program that enables employees to direct a percentage of their pretax salary and bonus income into a tax-qualified retirement plan; (ii) a profit sharing program to which Goldman, Sachs & Co. makes a pretax contribution; and (iii) investment opportunity programs in which certain professionals are eligible to participate subject to certain net worth requirements. Mr. Alford, Ms. Domotorffy and Mr. Daniel may also receive grants of restricted stock units and/or stock options as part of their compensation.
Certain GSAM portfolio managers also may participate in the firm’s Partner Compensation Plan, which covers many of the firm’s senior executives. In general, under the Partner Compensation Plan, participants receive a base salary and a bonus (which may be paid in cash or in the form of an equity-based award) that is linked to Goldman, Sachs & Co.’s overall financial performance.
Conflicts of Interest
GSAM’s portfolio managers are often responsible for managing one or more other mutual funds as well as other accounts, including proprietary accounts, separate accounts and other pooled investment vehicles, such as unregistered hedge funds. A portfolio manager may manage a separate account or other pooled investment vehicle which may have materially higher fee arrangements than other funds, and may also have a performance-based fee. The side-by-side management of these funds may raise potential conflicts of interest relating to cross trading, the allocation of investment opportunities and the aggregation and allocation of trades.
GSAM has a fiduciary responsibility to manage all client accounts in a fair and equitable manner. GSAM seeks to provide best execution of all securities transactions and aggregate and then allocate securities to client accounts in a fair and timely manner. To this end, the GSAM has developed policies and procedures designed to mitigate and manage the potential conflicts of interest that may arise from side-by-side management. In addition, GSAM has adopted policies limiting the circumstances under which cross-trades may be effected between a fund and another client. GSAM conducts period reviews of trades for consistency with these policies.
Ownership of Securities
As of December 31, 2008, Mr. Alford, Ms. Domotorffy nor Mr. Daniel beneficially owned securities in any of the Funds that invest in the Balanced Portfolio. Due to GSAM’s internal policies, GSAM portfolio managers are generally prohibited from purchasing shares of sub-advised funds for which they have primary responsibility.
Hotchkis and Wiley Capital Management, LLC (“Hotchkis”). Hotchkis was formed in 1980 and is independently owned.
George Davis, Judd Peters, Scott McBride, Patricia McKenna and Sheldon Lieberman (the “Hotchkis Team”) are the five individuals who have the most significant responsibility for the day-to-day supervision of the Value Portfolio on behalf of Hotchkis.
As of December 31, 2008, each member of the Hotchkis Team managed assets for (i) 14 other registered investment companies having approximately $5.5 billion in total assets (with Hotchkis’ advisory fee being based on performance for one of such registered investment companies, which had approximately $1.3 billion in total assets), (ii) 2 other pooled investment vehicles having approximately $81 million in total assets, and (iii) 94 other accounts having approximately $5.2 billion in total assets (with Hotchkis’ advisory fee being based on performance for three of such accounts, which had approximately $119 million in total assets).
Compensation
Hotchkis investment professionals (the “Investment Team”), including the members of the Hotchkis Team, receive a base salary and are eligible for an annual bonus. Some Hotchkis Team members also are involved in client servicing, marketing and in the general management of Hotchkis and are evaluated and compensated based on these functions as well as their investment management activities.
Hotchkis believes consistent execution of the proprietary research process results in superior, risk-adjusted portfolio returns. It is the quality of the investment professional’s execution of this process rather than the performance of particular securities that is evaluated in determining compensation. Compensation likewise is not tied to performance of the Value Portfolio or separate accounts, of specific industries within the Value Portfolio or separate accounts or to any type of asset or revenue-related objective, other than to the extent that the overall revenues of Hotchkis attributable to such factors may affect the size of the Hotchkis’ overall bonus pool.
Bonuses and salaries for investment professionals are determined by the Chief Executive Officer of Hotchkis using tools which may include, but are not limited to, annual evaluations, compensation surveys, feedback from other employees and advice from members of Hotchkis’ Executive Committee and Hotchkis’ Compensation Committee. The amount of the bonus usually is shaped by the total amount of Hotchkis’ bonus pool available for the year, which is generally a function of net income, but no investment professional receives a bonus that is a pre-determined percentage of net income.

Each member of the Hotchkis Team owns equity in Hotchkis.
Conflicts of Interest
The Investment Team also manages institutional accounts and other mutual funds in several different investment strategies. The portfolios within an investment strategy are managed using a target portfolio; however, each portfolio may have different restrictions, cash flows, tax and other relevant considerations which may preclude a portfolio from participating in certain transactions for that investment strategy. Consequently, the performance of portfolios may vary due to these different considerations. The Investment Team may place transactions for one investment strategy that are directly or indirectly contrary to investment decisions made on behalf of another investment strategy. Hotchkis may be restricted from purchasing more than a limited percentage of the outstanding shares of a company. If a company is a viable investment for more than one investment strategy, Hotchkis has adopted policies and procedures reasonably designed to ensure that all of its clients are treated fairly and equitably.
Different types of accounts and investment strategies may have different fee structures. Additionally, certain accounts pay Hotchkis performance-based fees, which may vary depending on how well the account performs compared to a benchmark. Because such fee arrangements have the potential to create an incentive for Hotchkis to favor such accounts in making investment decisions and allocations, Hotchkis has adopted policies and procedures reasonably designed to ensure that all of its clients are treated fairly and equitably, including in respect of allocation decisions, such as initial public offerings.
Since accounts are managed to a target portfolio by the Investment Team, adequate time and resources are consistently applied to all accounts in the same investment strategy.
Ownership of Securities
As of December 31, 2008, no member of the Hotchkis Team beneficially owned securities in any of the Funds that invest in the Value Portfolio.
Invesco Institutional (N.A.), Inc. (“Invesco”). Invesco was formed in 1978 and is wholly owned by Invesco Ltd., a publicly-owned company whose shares are listed on the New York Stock Exchange under the symbol “IVZ.” Invesco Ltd. was originally incorporated in December 1935 under the laws of England and Wales.
Jeremy Lefkowitz, Dan Kostyk, Glen Murphy, Anthony Munchak and Francis Orlando (the “Invesco Team”) are responsible for the day-to-day supervision of the Small Core Portfolio on behalf of Invesco.
As of December 31, 2008, Mr. Lefkowitz managed assets for (i) 7 other registered investment companies, having approximately $649.1 million in total assets (Invesco’s advisory fee was not based on the performance of any such registered investment company), (ii) 22 other pooled investment vehicles having approximately $1.4 billion in total assets (Invesco’s advisory fee was not based on the performance of any such pooled investment vehicles), and (iii) 110 other accounts having approximately $9.0 billion in total assets (with Invesco’s advisory fee being based on performance for 20 of such accounts, which had approximately $2.1 billion in total assets).
As of December 31, 2008, Messrs. Kostyk, Murphy, Munchak, and Orlando each managed assets for (i) 6 other registered investment companies having approximately $640.7 million in total assets, (ii) 11 other pooled investment vehicles having approximately $768.8 million in total assets, and (iii) 37 other accounts having approximately $1.4 billion in total assets (with Invesco’s advisory fee being based on performance for 4 of such accounts, which had approximately $116.9 million in total assets).
Compensation
Invesco seeks to maintain a compensation structure that is competitively positioned to attract and retain high-caliber investment professionals. Our compensation approach closely links rewards to results at every level — focusing our people on the greatest opportunities to move our business forward while building value for client and shareholders.
The compensation and reward structure for investment professionals comprises three elements: base salary, annual incentive awards and long-term incentive awards.
■	Base salary. Each investment professional is paid a base salary. The amount of salary is based upon an individual’s experience and responsibilities, set at an appropriate level as determined by an independent compensation survey of the investment management industry.

■	Annual incentive award. Investment professionals are eligible for an annual incentive award, which may include cash, equity or both. The majority of the award is performance-driven, based on the success of the team’s overall investment and business results, as measured against client and IVZ benchmarks. A portion of the award is discretionary.
■	Long-term equity incentive award. Investment professionals who are critical to Invesco’s future success are eligible for a long-term incentive award. These awards vest after a minimum of three years.
Decisions regarding compensation and rewards are made by local managers within the investment teams. These decisions are reviewed and approved collectively by senior leadership, which has responsibility for executing the compensation approach across the organization.
Investment professionals are also eligible to participate in benefit plans and other programs available to all employees.
Conflicts of Interest
Invesco Institutional (N.A.), Inc. operates under a Code of Ethics that describes our procedures for identifying and managing conflicts of interest. The primary tools are employee self-reporting and compliance monitoring of duplicate confirmation and statements of access employees received from broker-dealers with whom employees have opened personal brokerage accounts. We provide periodic training to our employees to remind them of their obligations under the Code of Ethics to disclose any outside business activities, contacts with brokerage firms or other third parties, contacts with clients and prospects, and personal securities holdings and transactions. Our compliance staff reviews the reports generated by employees against securities trading on behalf of clients. We also impose limits on the gifts and entertainment our employees can provide to, or receive from, all third parties.
In addition, Invesco has established various policies to address conflicts of interests including, but not limited to, the use of clients’ commission (“soft dollars”) to obtain research and brokerage services, error correction, and allocation of securities. The Compliance Department monitors and reviews compliance with these policies and the Chief Compliance Officer will report any material violations to the Risk Management Committee.
Upon discovering a material violation of the Code, the Compliance Department will notify Invesco’s Chief Compliance Officer (CCO). The CCO will notify the Risk Management Committee of any material violations at the next regularly scheduled meeting.
The Compliance Department will issue a letter of education to the Covered Persons involved in violations of the Code that are determined to be inadvertent or immaterial. Invesco may impose additional sanctions in the event of repeated violations or violations that are determined to be material or not inadvertent, including disgorgement of profits, a letter of censure or suspension, or termination of employment.
Ownership of Securities
As of December 31, 2008, no member of the Invesco Team beneficially owned securities in any of the Funds that invest in the Small Core Portfolio.
LSV Asset Management (“LSV”). LSV was formed in 1994 and is owned by eighteen equity partners, sixteen of whom are actively involved in the business. The employees of LSV own a majority of the firm’s equity.
Josef Lakonishok, Menno Vermeulen, CFA and Puneet Mansharamani, CFA (the “LSV Team”) are responsible for the day-to-day supervision of the Mid Value Portfolio on behalf of LSV.
As of December 31, 2008, each member of the LSV Team managed assets for (i) 27 other registered investment companies having approximately $4.2 billion in total assets, (ii) 32 other pooled investment vehicles having approximately $7.6 billion in total assets, and (iii) 483 other accounts having approximately $29 billion in total assets (with LSV’s advisory fee being based on the performance of 24 of such accounts, which had approximately $1.9 billion in total assets).
Compensation
The compensation of each LSV Team member consists of a salary and a discretionary bonus, which is based on the profitability of LSV and each individual’s performance. Individual performance is subjective and may be based on a number of factors, including an individual’s leadership and contribution to strategic planning. Each LSV Team member also is a partner in LSV and, as such, receives a portion of the overall profit of LSV as part of his ownership interest.

Conflicts of Interest
The LSV Teams’ management of other accounts may give rise to potential conflicts of interest in connection with their management of the Fund’s investments, on the one hand, and the investments of other accounts, on the other. The other accounts may have the same investment objective as the Fund. Therefore, a potential conflict of interest may arise as a result of the identical investment objectives, whereby the portfolio managers could favor one account over another. In addition, it is also possible that a potential conflict of interest may arise because the portfolio managers manage an account with a performance-based management fee in addition to the Fund and other accounts without a performance-based fee. However, LSV has established policies and procedures to ensure that the purchase and sale of securities among all accounts it manages are fairly and equitably allocated.
As of December 31, 2008, no LSV Team member beneficially owned securities in any of the Funds that invest in Mid Value Portfolio.
Marsico Capital Management, LLC (“Marsico”). Marsico was organized in September 1997.
Thomas F. Marsico is responsible for the day-to-day management of the Large Growth Portfolio on behalf of Marsico.
As of December 31, 2008, Mr. Marsico managed assets for (i) 34 other registered investment companies having approximately $20.7 billion in total assets, (ii) 20 other pooled investment vehicles having approximately $2.4 billion in total assets, and (iii) 145 other accounts having approximately $15.7 billion in total assets. 1 of the “other accounts” is a wrap fee platform which includes approximately $23,349 underlying clients for total assets of approximately $5.9 billion. Marsico’s advisory fee was not based on the performance of any such registered investment companies, pooled investment vehicles, or other accounts.
Compensation
The structure of, and the method used to determine the compensation of each portfolio manager.
The compensation package for portfolio managers of Marsico is structured as a combination of base salary (may be reevaluated at least annually), and periodic cash bonuses. Bonuses are typically based on a number of factors including Marsico’s overall profitability for the period. Portfolio manager compensation takes into account, among other factors, the overall performance of all accounts for which the portfolio manager provides investment advisory services. In receiving compensation such as bonuses, portfolio managers do not receive special consideration based on the performance of particular accounts, and do not receive compensation from accounts charging performance-based fees. Exceptional individual efforts are rewarded through salary readjustments and greater participation in the bonus pool. No other special employee incentive arrangements are currently in place or being planned. In addition to salary and bonus, portfolio managers may participate in other Marsico benefits to the same extent and on the same basis as other Marsico Capital employees. Portfolio manager compensation comes solely from Marsico. In addition, Marsico’s portfolio managers typically are offered equity interests in Marsico Management Equity, LLC, which indirectly owns Marsico, and may receive distributions on those equity interests.
As a general matter, Marsico does not tie portfolio manager compensation to specific levels of performance relative to fixed benchmarks. Although performance may be a relevant consideration, comparisons with fixed benchmarks may not always be useful. Relevant benchmarks vary depending on specific investment styles and client guidelines or restrictions, and comparisons to benchmark performance may at times reveal more about market sentiment than about a portfolio manager’s abilities. To encourage a long-term horizon for managing portfolios, Marsico evaluates a portfolio manager’s performance over periods longer than the immediate compensation period, and may consider a variety of measures such as the performance of unaffiliated portfolios with similar strategies and other measurements. Other factors that may also be significant in determining portfolio manager compensation include, without limitation, the effectiveness of the manager’s leadership within MCM’s investment team, contributions to Marsico’s overall performance, discrete securities analysis, idea generation, ability to support and train other analysts, and other considerations.
Conflicts of Interest
A description of any material conflicts of interest that may arise in connection with the portfolio manager’s management of the fund’s investment, on the one hand, and the investments of the other accounts list above. (This description would include, for example, material conflicts between the investment strategy on the fund and the investment strategy of other accounts managed by the portfolio manager and material conflicts in allocation of investment opportunities between the fund and other accounts managed by the portfolio manager.)
As a general matter, Marsico faces the same need to balance the interests of different clients that any investment adviser with multiple clients might experience. Portfolio managers make investment decisions for each portfolio based on the investment objectives, policies, practices and other relevant investment considerations that the managers believe are applicable to that portfolio. Consequently, portfolio managers may or may not purchase (or sell) securities for one portfolio and not another portfolio, or may take similar actions for different portfolios at different times. As a result, the mix of securities purchased in one portfolio may perform better than the mix of securities purchased for another portfolio. Similarly, the sale of securities from one portfolio may cause that portfolio to perform better than others if the value of those securities subsequently decline. The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. Although Marsico does not track the time a portfolio manager spends on a single portfolio, it does assess whether a portfolio manager has adequate time and resources to effectively manage all of the accounts for which he is responsible. Marsico seeks to manage competing interests for the time and attention of portfolio managers.
The need to balance the interests of multiple clients may also arise when allocating and/or aggregating trades. Marsico often aggregates into a single trade order several individual contemporaneous client trade orders in a single security. Under Marsico’s Portfolio Management and Trade Management Policy and Procedures, when trades are aggregated on behalf of more than one account, Marsico seeks to allocate such trades to participating client accounts in a fair and equitable manner. With respect to IPOs and other syndicated or limited offerings, it is Marsico’s policy to seek to ensure that over the long term, accounts with the same or similar investment objectives or strategies will receive an equitable opportunity to participate meaningfully and will not be unfairly disadvantaged. To deal with these situations, Marsico has adopted policies and procedures for allocating transactions across multiple accounts. Marsico’s policies also seek to ensure that portfolio managers do not systematically allocate other types of trades in a manner that would be more beneficial to one account than another. Marsico’s compliance department monitors transactions made on behalf of multiple clients to seek to ensure adherence to its policies.
Marsico has adopted and implemented policies and procedures that seek to minimize potential conflicts of interest that may arise as a result of a portfolio manager advising multiple accounts. In addition, Marsico monitors a variety of areas, including compliance with primary Fund guidelines, the allocation of securities, and compliance with its Code of Ethics.
Ownership of Securities
As of December 31, 2008, Mr. Marsico did not beneficially own securities in any of the Funds that invest in the Large Growth Portfolio.
Merganser Capital Management, Inc. (“Merganser”). Merganser was established as a registered investment advisor and a subsidiary of Polaroid Corporation in 1985. Merganser’s founding principals acquired the firm from Polaroid in 1987, and it began operating as an independent entity. In 2000, one of the co-founders retired and sold his interest back to the firm. At the same time, the company was reformed legally from a Subchapter-S corporation to a limited partnership, and several of the company’s senior employees became partners of Merganser. In October of 2008, Merganser was acquired by Annaly Capital Management Inc. Merganser became a wholly owned subsidiary of Annaly, operating under the name Merganser Capital Management, Inc.
Douglas A. Kelly and Peter S. Kaplan are responsible for the day-to-day supervision of the High Quality Bond Portfolio on behalf of Merganser.
As of December 31, 2008, Mr. Kelly and Mr. Kaplan each managed assets for (i) one other pooled investment vehicle having approximately $150 million in total assets, and (ii) 35 other accounts having approximately $3.003 billion in total assets. Merganser’s advisory fee was not based on the performance of any of such pooled, investment vehicles or other accounts.
Compensation
The compensation of Mr. Kelly and Mr. Kaplan consists of salary and bonus. Each manager’s salary is determined by his overall job performance and value to Merganser and bonus is based on a formula that is the same for all non-marketing employees of Merganser. This formula is based on salary level and Merganser’s change in revenue from year to year. No portion of either manager’s compensation is based in any way on the assets of the High Quality Bond Portfolio or its performance.
Conflicts of Interest
I.	Personnel Matters
A.	Code of Conduct
1.	Conflicts of Interest and Employee Conduct
Policy — Conflicts of Interests and Employee Conduct
Purpose
The Code of Conduct has been established to communicate policies of professional conduct and ethical behavior applicable to all officers, directors and employees (“Employees”) of Merganser Capital Management, Inc. (“Company”).

Background
No set of rules or policies can presume to fully define “professional behavior” or “ethical conduct.” These terms, by definition, are broad concepts and subject to interpretation and personal bias. Nevertheless, a written set of policies will help to minimize misunderstandings about what is considered appropriate conduct by the Company. Also, in matters of personal behavior, there is no substitute for common sense. If there are doubts or questions about the appropriateness of a certain action, either do not pursue this course of action or seek guidance from the Chief Compliance Officer.
Policy:
1. Application.
The Code of Conduct applies to all employees and extends to activities within and outside their duties at Merganser.
2. Legal and Ethical Violations.
Employees shall not knowingly participate in, or assist any acts in violation of any applicable law, rule, or regulation of any government, governmental agency, or regulatory organization governing the investment advisory industry.
3. Conflicts of Interest.
Employees shall not enter into or engage in a security transaction or business activity or relationship, which may result in any financial or other conflict of interest between themselves, clients or Merganser. Employees shall also disclose to Merganser all matters that could reasonably be expected to interfere with their duty to Merganser, or with their ability to render unbiased and objective advice.
4. Priority of Transactions.
Employees shall conduct themselves in such a manner that transactions for clients and Merganser have priority over transactions in securities or other investments of which they are beneficial owners, and so that transactions in securities or other investments in which they have such beneficial ownership do not operate adversely to clients’ and Merganser’s interests.
5. Use of Material Nonpublic Information.
Merganser forbids Employees from trading, either personally or on behalf of others (such as private accounts managed by Merganser), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as “insider trading.”
6. Duty to the Company.
Employees shall not undertake independent practice, which could result in compensation or other benefit in competition with Merganser unless they have received written consent from both Merganser’s Chief Compliance Officer and the person, or entity for which they undertake independent employment or services.
7. Preservation of Confidentiality.
Employees shall preserve the confidentiality of information communicated by a client concerning matters within the scope of the confidential relationship, unless they receive information concerning illegal activities on the part of the client. Information relating to illegal activities should be communicated as soon as practicable to the Chief Compliance Officer or designee.
8. Implementation.
The Chief Compliance Officer is responsible for the implementation of the Code of Conduct, and reports to the President. He is required to formally meet with the President once a year to review the status of compliance with this policy, but may meet with the President at any time to seek guidance or to discuss matters requiring immediate attention.
9. Acknowledgement.
All Employees must read and acknowledge receipt of a copy of this Code of Conduct. Questions regarding the policy or its implementation should be reviewed with the Chief Compliance Officer or designee.

2.	Insider Trading
Policy — Insider Trading
Purpose:
The purpose of this Policy is to ensure that Merganser’s employees do not violate the laws governing the use of insider information.
Background:
Merganser’s reputation and the respect of those with whom it deals are among its most important assets.
Policies:
1.	Employees may not trade securities personally or on behalf of others (such as private accounts managed by Merganser) while in possession of material nonpublic information (trading by an insider).

2.	Employees may not trade securities personally or on behalf of others (such as private accounts managed by Merganser) where the information was disclosed to them by an insider in violation of the insider’s duty to keep the information confidential or was misappropriated (trading by a non-insider).

3.	Employees may not communicate material nonpublic information to others in violation of the law.
Procedures — Insider Trading
Purpose:
The purpose of these procedures is to establish what is considered insider information, what Merganser employees may and may not due when in possession of this information, and establish the penalties for “insider trading.”
Definitions and Limitations:
The term “insider trading” is not defined in the federal securities law, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.
Who is considered an “insider?”
The concept of “insider” is broad. It includes officers, directors, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Merganser may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, Merganser must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.
What is Nonpublic Information?
Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.
What is Material Information?
Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that officers, directors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.
Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.
Procedures:
The following procedures have been established to aid the officers, directors, and employees of Merganser in avoiding insider trading, and to aid Merganser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of Merganser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.
1.	Before trading for yourself or others, including accounts you may manage in a fiduciary capacity, in the securities of a company about which you may have potential inside information, ask yourself the following questions:
a.	Is the information material?

b.	Is this information that the investor would consider important in making his or her investment decisions?

c.	Is this information that would substantially affect the market price of the securities if generally disclosed?

d.	Is the information nonpublic?

e.	To whom has this information been provided?

f.	Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?
2.	If, after the consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:
a.	Report the matter immediately to the Chief Compliance Officer.

b.	Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Company.

c.	Do not communicate the information inside or outside the Company, other than to the Chief Compliance Officer.

d.	After the Chief Compliance Officer has reviewed the information, you will either be instructed to continue the prohibitions against trading and communication or you will be allowed to trade and communicate the information.
3.	Employees who trade on, or communicate to others, may be subjected to severe penalties. Both the employee and Merganser may be penalized severely for “insider” trading. The penalties may include:
a.	Civil injunctions.

b.	Treble damages and disgorgement of profits.

c.	Jail sentences.

d.	Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

e.	Fines for the employer or other controlling person up to the greater of $1,000 or three times the amount of the profit gained or loss avoided.
4.	In addition, any violation of the policy statement can be expected to result in serious sanctions by Merganser, including dismissal of the persons involved.

5.	Employees should restrict access to material nonpublic information including persons within Merganser. In addition care should be taken to ensure such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

6.	The prevention of insider trading violations requires constant attention. Your suggestions may contribute in a critical way to the effectiveness of these procedures. If you become aware of any situation that may possibly result in an insider trading violation, you should report the situation to the Chief Compliance Officer immediately. Such a situation could involve an indiscreet member of management or the staff, or it could relate to the manner in which written communications of material nonpublic information are disseminated or otherwise handled by employees. Your suggestions for improving these procedures are always welcome and will be considered in your overall job evaluation.
Ownership of Securities
As of December 31, 2008, neither Mr. Kelly nor Mr. Kaplan beneficially owned any securities in any of the Funds that invest in the High Quality Bond Portfolio.
Mesirow Financial Investment Management, Inc. (“Mesirow Financial”). Mesirow Financial was established in 1974, and is a majority employee-owned indirect subsidiary of Mesirow Financial Holdings, Inc., a diversified financial services firm.
Michael A. Crowe and Rosa Welton are responsible for the day-to-day supervision of the Small Value Portfolio on behalf of Mesirow Financial.
As of December 31, 2008, each member of the Mesirow Financial team managed assets for (i) 2 other pooled investment vehicles having approximately $54 million in total assets, and (ii) 28 other accounts having approximately $511 million in total assets. As of December 31, 2008, no member of the Mesirow Financial team managed assets for other registered investment companies.
Compensation
Portfolio manager compensation generally consists of a base salary, bonus, retirement plan, and the opportunity to purchase Mesirow Financial stock. The bonus is based on a number of objective and subjective factors, including portfolio performance, assets under management, new business development, client satisfaction, research contribution, and profitability of Mesirow Financial. Portfolio performance is measured against the Russell 2000® Value Index. Due to the team-based investment process, the weighting given to portfolio performance is equal for all team members.
Conflicts of Interest
The Mesirow Financial, Inc. Code of Ethics applies to the activities of Mesirow Financial Investment Management, Inc., a registered investment advisor under the Investment Advisors Act of 1940 (hereinafter collectively referred to as “Mesirow Financial”).
The philosophy of Mesirow Financial is to avoid any conflict of interest, or the appearance of any conflict of interest between the investment activities of Mesirow Financial and the personal investment transactions of the directors, officers and employees (hereinafter “employees”) of Mesirow Financial.
SEC rules and regulations require that Mesirow Financial establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of Mesirow Financial might take advantage of that knowledge for their own benefit. This Code of Ethics has been adopted by Mesirow Financial to meet those concerns and satisfy the legal requirements.
Mesirow Financial has also adopted policies on employee trading and securities transactions as part of our Standards of Conduct. All employee trades must be pre-cleared and a record must be provided to Mesirow Financial’s director of operations and to the Compliance department. We maintain a restricted list of securities held and a blackout list of securities that have ongoing transactions. Employees may not trade in a security until a minimum of 24 hours after a security is removed from the blackout list.
Also, Mesirow Financial Investment Management, Inc. is compliant with the safe harbor provided by SEC Rule 28e of the Investment Advisers Act of 1940 for the use of soft dollars.
Also, Mesirow Financial Investment Management, Inc. has implemented policies to avoid any conflict of interest, or the appearance of any conflict of interest between the investment activities of similar clients, including fair trade allocation and equal access to investment opportunities.
We are not aware of any conflicts of interest between Mesirow Financial Investment Management, Inc. or its employees and the client’s best interest. Should such a conflict of interest arise, we will immediately notify your organization.
Ownership of Securities
As of December 31, 2008, neither Mr. Crowe nor Ms. Welton owned securities in any of the Funds that invest in the Small Value Portfolio.

OFI Institutional Asset Management, Inc. (“OFII”). OFFI is a subsidiary of OppenheimerFunds, Inc. OFII has been registered with the Securities and Exchange Commission as an investment adviser since 2001.
David E. Schmidt is the Portfolio Manager responsible for the day-to-day supervision of the Large Growth Portfolio and the Small Value Portfolio on behalf of OFII.
As of December 31, 2008, the Portfolio Manager managed assets for (i) 5 other registered investment companies having approximately $770 million in total assets (with none of OFII’s advisory fees being based on performance for such registered investment companies), (ii) 5 other pooled investment vehicles having approximately $300 million in total assets (with OFII’s advisory fee being based on performance for 1 of such pooled investment vehicles, which had approximately $38 million in total assets), and (iii) 45 other accounts having approximately $881 million in total assets (with OFII’s advisory fee being based on performance for 3 of such accounts, which had approximately $45 million in total assets).
Compensation
The Fund’s Portfolio Manager is employed and compensated by OFI Institutional, not the Fund. Under OFI Institutional’s compensation program for its portfolio managers and portfolio analysts, their compensation is based primarily on the investment performance results of the funds and accounts they manage, rather than on the financial success of OFI Institutional. This is intended to align the portfolio managers’ and analysts’ interests with the success of the funds and accounts and their investors. OFI Institutional’s compensation structure is designed to attract and retain highly qualified investment management professionals and to reward individual and team contributions toward creating shareholder value. The Portfolio Manager’s compensation consisted of three elements: a base salary, an annual discretionary bonus and eligibility to participate in long-term awards of options and appreciation rights in regard to the common stock of OFI Institutional’s holding company parent. Senior portfolio managers may also be eligible to participate in OFI Institutional’s deferred compensation plan.
The base pay component of each portfolio manager is reviewed regularly to ensure that it reflects the performance of the individual, is commensurate with the requirements of the particular portfolio, reflects any specific competence or specialty of the individual manager, and is competitive with other comparable positions, to help OFI Institutional attract and retain talent. The annual discretionary bonus is determined by senior management of OFI Institutional and is based on a number of factors, including a fund’s pre-tax performance for periods of up to five years, measured against an appropriate benchmark selected by management. Other factors include management quality (such as style consistency, risk management, sector coverage, team leadership and coaching) and organizational development. The Portfolio Manager’s compensation is not based on the total value of the Fund’s assets, although the Fund’s investment performance may increase those assets. The compensation structure is also intended to be internally equitable and serve to reduce potential conflicts of interest between the Fund and other funds managed by the Portfolio Manger. The compensation structure of the other funds and accounts currently managed by the Portfolio Manager is the same as the compensation structure of the Fund, described above.
Conflicts of Interest
As indicated above, each of the Portfolio Managers manages, and in the future may manage, other funds and accounts with investment objectives and strategies that are similar to those of the Portfolio and consist of the assets of third parties or those of the Manager and its affiliates, or manage funds or accounts with investment objectives and strategies that are different from those of the Portfolio and consist of the assets of third parties or those of the Manager and its affiliates. Potentially, at times, those responsibilities may conflict with the interests of the Portfolio. That may occur whether the investment strategies of the other fund are the same as, or different from, the Portfolio’s investment objectives and strategies. For example, the Portfolio Manager may need to allocate investment opportunities between the Portfolio and another fund having similar objectives or strategies, or he may need to execute transactions for another fund that could have a negative impact on the value of securities held by the Portfolio. Not all funds and accounts advised by the Manager have the same management fee or fee structure. If the management fee or fee structure of another fund is more advantageous to the Manager than the fee structure of the Portfolio, the Manager could have an incentive to favor the other fund. However, the Manager’s compliance procedures and Code of Ethics recognize the Manager’s fiduciary obligations to treat all of its clients, including the Portfolio, fairly and equitably, and are designed to preclude the Portfolio Managers from favoring one client over another. It is possible, of course, that those compliance procedures and the Code of Ethics may not always be adequate to do so.
Ownership of Securities
As of December 31, 2008, Mr. Schmidt did not beneficially own securities in any of the Funds that invest in the Large Growth Portfolio or the Small Value Portfolio.

Perimeter Capital Partners LLC (“Perimeter”). Perimeter, a registered investment adviser, was founded in 2006.
Mark D. Garfinkel, CFA and James N. Behre are responsible for the day-to-day supervision of the Small Growth Portfolio on behalf of Perimeter.
As of December 31, 2008, Mr. Garfinkel and Mr. Behre managed assets for (i) 3 other registered investment companies having approximately $231.4 million in total assets and (ii) 18 other accounts having approximately $355.5 million in total assets. Perimeter’s advisory fee was not based on performance for such pooled investment vehicles or other accounts.
Compensation
Perimeter offers all employees salaries that are competitive with industry norms. All full-time employees, including portfolio managers, are provided a benefits package on substantially similar terms. Additionally, Perimeter has instituted a bonus pool, which will further compensate investment management employees based on assets under management, performance, client retention, and contribution to the team. Mr. Garfinkel and Mr. Behre earn cash compensation in the form of a base salary, which currently comprises the largest percentage of the portfolio manager’s compensation. Neither the portfolio manager nor any member of the investment team receives direct compensation from the fund or account under management. Every member of the investment team has equity ownership in the firm, and the preponderance of their compensation will be driven by this factor.
Conflicts of Interest
Perimeter expects all employees to adhere to the highest standards with respect to any potential conflicts of interest with clients – simply stated, no Employee should ever enjoy a benefit at the detriment of any client.
Further all persons associated with Perimeter are expected to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to clients’ interests, subject to the legality of such information.
Perimeter expects all employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise their ability to deal objectively with clients.
Perimeter’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with employees’ personal trading activities. If Perimeter discovers that an employee is personally trading contrary to the policies set forth above, the employee shall meet with the CCO to review the facts surrounding the transactions.
Third-party compliance partner ACA Compliance Group will also conduct testing of employee transactions versus transactions completed on behalf on clients for any conflicts. If any conflicts are found, ACA will bring those to the attention of Perimeter’s CCO.
Ownership of Securities
As of December 31, 2008, neither Mr. Garfinkel nor Mr. Behre beneficially owned securities in any of the Funds that invest in the Small Growth Portfolio.
RiverSource Investments LLC (“RiverSource”). RiverSource has been a registered investment adviser since December 1985, and is a wholly-owned subsidiary of Ameriprise Financial, Inc.
Warren Spitz, Steven Schroll, Laton Spahr, and Paul Stocking are responsible for the day-to-day supervision of the Mid Value Portfolio on behalf of RiverSource.
As of December 31, 2008, each member of the RiverSource team managed assets for (i) 15 other registered investment companies having approximately $11.8 billion in total assets ( with RiverSource’s advisory fee being based on performance for ten of such registered investment companies, which had $11.6 billion in total assets), (ii) 2 other pooled investment vehicle having approximately $36.9 million in total assets (RiverSource’s advisory fee was not based on the performance of any such pooled investment vehicle), and (iii) 10 other accounts having approximately $368.7 million in total assets (RiverSource’s advisory fee was not based on the performance of any such other accounts).
Compensation
Portfolio manager compensation is typically comprised of a base salary, an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and in some cases an equity incentive award in the form of stock options and/or restricted stock. The annual cash bonus (and in certain cases the equity incentive award) is paid from a team bonus pool that is based on the performance of the accounts managed by the portfolio management team, which might include RiverSource Funds, third-party mutual funds, wrap accounts, institutional portfolios and private funds. Funding for the bonus pool varies by portfolio management team but in most cases is based on the level of assets under management and investment performance relative to a peer group or benchmark, which may be a different benchmark than the one used to measure performance. An exception to this general approach to bonus pool funding is the Contrarian Equity Team, where one member of the team does not participate in the pool but instead receives a bonus based on management fees on one product and asset retention efforts associated with other products managed by the team. In addition, where a team manages long/short portfolios (including private funds), the bonus pool is also funded by a percentage of any performance fees generated.
Senior management of RiverSource Investments has the discretion to increase or decrease the size of the bonus pool and to determine the exact amount of each portfolio manager’s bonus based on his/her performance as an employee. In addition, RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other RiverSource Investments employees. Certain investment personnel are also eligible to defer a portion of their compensation. An individual making this type of election can allocate the deferral to the returns associated with one or more products they manage or support or to certain other products managed by their investment team. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level
Conflicts of Interest
RiverSource Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including hedge funds, proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage another account whose fees may be materially greater than the management fees paid by the Fund and may include a performance based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, competing investment decisions made for other accounts and the aggregation and allocation of trades. In addition, RiverSource Investments monitors a variety of areas (e.g., allocation of investment opportunities) and compliance with the firm’s Code of Ethics, and places additional investment restrictions on portfolio managers who manage hedge funds and certain other accounts.
RiverSource Investments has a fiduciary responsibility to all of the clients for which it manages accounts. RiverSource Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and equitable basis over time. RiverSource Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.
In addition to the accounts above, portfolio managers may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the fund. The investment manager’s Code of Ethics is designed to address conflicts and, among other things, imposes restrictions on the ability of the portfolio managers and other “investment access persons” to invest in securities that may be recommended or traded in the fund and other client accounts.
Ownership of Securities
As of December 31, 2008, none of Messrs. Spitz, Schroll, Spahr, or Stocking beneficially owned securities in any of the Funds that invest in the Mid Value Portfolio.
Thornburg Investment Management, Inc. (“Thornburg”). Thornburg is an employee-owned investment management company based in Santa Fe, New Mexico with assets under management of $33.7 billion (as of December 31, 2008). Founded in 1982, the firm manages six equity funds, eight bond funds, and separate portfolios for select institutions and individuals.
William V. Fries, CFA, Wendy Trevisani and Lei Wang, CFA, (the ‘Thornburg Team”) are responsible for the day-to-day management of the International Equity Portfolio on behalf of Thornburg.
As of December 31, 2008, Mr. Fries managed assets for (i) 17 other registered investment companies having approximately $21.4 billion in total assets, (Thornburg’s advisory fee was not based on the performance of any such registered investment company), (ii) 9 other pooled investment vehicles having approximately $1.6 billion in total assets (Thornburg’s advisory fee was not based on the performance of any such pooled investment vehicle), and (iii) 4,030 other accounts having approximately $6.3 billion in total assets (with Thornburg’s advisory fee based on the performance of 1 of such accounts, which had approximately $73.0 million in total assets).

As of December 31, 2008, Ms. Trevisani managed assets for (i) 12 other registered investment companies having approximately $16.7 billion in total assets, (Thornburg’s advisory fee was not based on the performance of any such registered investment company), (ii) 7 other pooled investment vehicles having approximately $664.9 million in total assets (Thornburg’s advisory fee was not based on the performance of any such pooled investment vehicle), and (iii) 9,256 other accounts having approximately $7.3 billion in total assets (with Thornburg’s advisory fee based on the performance of 1 of such accounts, which had approximately $73.0 million in total assets).
As of December 31, 2008, Mr. Wang managed assets for (i) 12 other registered investment companies having approximately $16.7 billion in total assets, (Thornburg’s advisory fee was not based on the performance of any such registered investment company), (ii) 3 other pooled investment vehicles having approximately $627.5 million in total assets (Thornburg’s advisory fee was not based on the performance of any such pooled investment vehicle), and (iii)27 other accounts having approximately $3.8 billion in total assets (with Thornburg’s advisory fee based on the performance of 1 of such account, which had approximately $73.0 million in total assets).
Compensation
The compensation of each co-portfolio manager includes an annual salary, annual bonus, and company-wide profit sharing. Each manager also owns equity shares in Thornburg. Both the salary and bonus are reviewed approximately annually for comparability with salaries of other portfolio managers in the industry, using survey data obtained from compensation consultants. The annual bonus is subjective. Criteria that are considered in formulating the bonus include, but are not limited to, the following: revenues available to pay compensation of the manager and all other expenses related to supporting the accounts managed by the manager, multiple year historical total return of accounts managed by the manager, relative to market performance and similar investment companies; single year historical total return of accounts managed by the manager, relative to market performance and similar investment companies; the degree of sensitivity of the manager to potential tax liabilities created for account holders in generating returns, relative to overall return. To the extent that the manager realizes benefits from capital appreciation and dividends paid to shareholders of Thornburg, such benefits accrue from the overall financial performance of Thornburg.
Conflicts of Interest
Most investment advisers and their portfolio managers manage investments for multiple clients, including mutual funds, private accounts, and retirement plans. In any case where a portfolio or co-portfolio manager manages the investments of two or more accounts, there is a possibility that conflicts of interest could arise between the manager’s management of a fund’s investments and the manager’s management of other accounts. These conflicts could include:
– Allocating a favorable investment opportunity to one account but not another.
– Directing one account to buy a security before purchases through other accounts increase the price of the security in the marketplace.
– Giving substantially inconsistent investment directions at the same time to similar accounts, so as to benefit one account over another.
– Obtaining services from brokers conducting trades for one account, which are used to benefit another account.
Thornburg has considered the likelihood that any material conflicts of interest could arise between a manager’s management of the fund’s investments and the manager’s management of other accounts. Thornburg has not identified any such conflicts that may arise, and has concluded that it has implemented policies and procedures to identify and resolve any such conflict if it did arise.
Ownership of Securities
As of December 31, 2008, no member of the Thornburg Team beneficially owned securities in International Equity Portfolio.
Turner Investment Partners, Inc. (“Turner”). Turner was founded in 1990 and has been a registered investment adviser since 1990.
Robert E. Turner, Mark D. Turner, Robb J. Parlanti and Heather F. McMeekin (the “Turner Team”) are responsible for the day-to-day supervision of the Growth Portfolio on behalf of Turner.
As of December 31, 2008, Robert Turner managed assets for (i) 16 other registered investment companies having approximately $1.4 billion in total assets (with Turner’s advisory fee being based on performance for 2 such registered investment companies, which had approximately $357 million in total assets), (ii) 40 other pooled investment vehicles having approximately $730 million in total assets (with Turner’s advisory fee being based on performance for 1 such pooled investment vehicles, which had approximately $21 million in total assets) and (iii) 106 other accounts having approximately $6.0 billion in total assets (with Turner’s advisory fee being based on performance for 5 such accounts, which had approximately $360 million in total assets).

As of December 31, 2008, Mark D. Turner managed assets for (i) 13 other registered investment companies having approximately $1.3 billion in total assets (with Turner’s advisory fee being based on the performance of 1 such registered investment company having approximately $327 million in total assets), (ii) 34 other pooled investment vehicles having approximately $660 million in total assets (Turner’s advisory fee was not based on the performance of any such pooled investment vehicles), and (iii) 102 other accounts having approximately $5.4 billion in total assets (with Turner’s advisory fee being based on performance for 5 such accounts, which had approximately $360 million in total assets).
As of December 31, 2008, Robb J. Parlanti managed assets for (i) 11 other registered investment companies having approximately $975 million in total assets (Turner’s advisory fee was not based on the performance of any such registered investment companies), (ii) 27 other pooled investment vehicles having approximately $656 million in total assets (Turner’s advisory fee was not based on the performance of any such pooled investment vehicles), and (iii) 92 other accounts having approximately $5.4 billion in total assets (with Turner’s advisory fee being based on the performance of 3 such accounts, which had approximately $341 million in total assets).
As of December 31, 2008, Heather F. McMeekin managed assets for (i) 6 other registered investment companies having approximately $620 million in total assets (Turner’s advisory fee was not based on the performance of any such registered investment companies), (ii) 19 other pooled investment vehicles having approximately $208 million in total assets (with Turner’s advisory fee being based on performance for 1 such pooled investment vehicles, which had approximately $16 million in total assets), and (iii) 32 other accounts having approximately $896 million in total assets (Turner’s advisory fee was not based on the performance of any such other accounts).
Compensation
Turner’s investment professionals receive a base salary commensurate with their level of experience. Turner’s goal is to maintain competitive base salaries through review of industry standards, market conditions, and salary surveys. Bonus compensation, which is a multiple of base salary, is based on the performance of each individual’s sector and portfolio assignments relative to appropriate market benchmarks. In addition, each employee is eligible for equity awards. Turner believes this compensation provides incentive to attract and retain highly qualified people.
The objective performance criteria noted above accounts for 90% of the bonus calculation. The remaining 10% is based upon subjective, “good will” factors including teamwork, interpersonal relations, the individual’s contribution to overall success of the firm, media and client relations, presentation skills, and professional development. Portfolio managers/analysts are reviewed on an annual basis. The Chief Investment Officer, Robert E. Turner, CFA, is responsible for setting base salaries, bonus targets, and making all subjective judgments related to an investment professionals’ compensation.
Conflicts of Interest
As is typical for many money managers, potential conflicts of interest may arise related to Turner’s management of accounts including the Fund where not all accounts are able to participate in a desired IPO, or other limited opportunity, relating to use of soft dollars and other brokerage practices, related to the voting of proxies, employee personal securities trading, and relating to a variety of other circumstances. In all cases, however, Turner believes it has written policies and procedures in place reasonably designed to prevent violations of the federal securities laws and to prevent material conflicts of interest from arising. Please also see Turner’s Form ADV, Part II for a description of some of its policies and procedures in this regard.
Ownership of Securities
As of December 31, 2008, no Turner Team Member beneficially owned securities in any of the Funds that invest in the Growth Portfolio.
Wellington Management Company, LLP (“Wellington Management”). Wellington Management is a Massachusetts limited liability partnership with principal offices at 75 State Street, Boston, Massachusetts 02109. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of December 31, 2008, Wellington Management had investment management authority with respect to approximately $420 billion in assets.
Timothy J. McCormack and Shaun F. Pedersen (each, an “Investment Professional”) are responsible for the day-to-day supervision of the Small Core Portfolio on behalf of Wellington Management.
In connection with providing investment advisory services to our clients, Wellington Management has ongoing arrangements to disclose non-public portfolio holdings information to the following parties:

Brown Brothers Harriman & Co. performs certain operational functions for Wellington Management and receives portfolio holdings information on a daily basis.
FactSet Research Systems Inc. provides analytical services for Wellington Management and receives portfolio holdings information on a daily basis.
Investment Technology Group, Inc. provides analytical services for Wellington Management and receives portfolio holdings information on a weekly basis.
Broadridge Financial Solutions, Inc. provides proxy voting services for Wellington Management and receives portfolio holdings information on a daily basis.
State Street Bank and Trust Company performs certain operational functions on behalf of Wellington Management and receives portfolio holdings information on a daily basis.
As of December 31, 2008, Mr. McCormack managed assets for (i) 8 other registered investment companies having approximately $542.6 million in total assets (Wellington’s advisory fee was not based on the performance of any such registered investment companies), (ii) 3 other pooled investment vehicles having approximately $126.3 million in total assets (Wellington Management’s advisory fee was not based on the performance of any such pooled investment vehicles), and (iii) 18 other accounts having approximately $745.2 million in total assets (with Wellington Management’s advisory fee being based on performance for one of such accounts, which had approximately $31.9 million in total assets).
As of December 31, 2008, Mr. Pedersen managed assets for (i) 9 other registered investment companies having approximately $566.8 million in total assets (Wellington Management’s advisory fee was not based on the performance of any such registered investment companies), (ii) 7 other pooled investment vehicles having approximately $356.6 million in total assets (with Wellington Management’s advisory fee being based on performance for 2 of such pooled investment vehicles, which had approximately $59.6 million in total assets), and (iii) 18 other accounts having approximately $745.2 million in total assets (with Wellington Management’s advisory fee being based on performance for one of such accounts, which had approximately $31.9 million in total assets).
Paul E. Marrkand (an “Investment Professional”) is responsible for the day-to-day supervision of the Large Growth Portfolio on behalf of Wellington Management.
As of December 31, 2008, Mr. Marrkand managed assets for (i) 3 other registered investment companies having approximately $2.8 billion in total assets (with Wellington Management’s advisory fee being based on performance for one of such registered investment companies, which had approximately $2.3 billion in total assets), and (ii) 6 other pooled investment vehicles having approximately $451.9 million in total assets (with none of Wellington Management’s advisory fees being based on performance of such pooled investment vehicles), and (iii) 3 other accounts having approximately $199 million in total assets (Wellington Management’s advisory fee was not based on the performance of any such other accounts).
Compensation
Wellington Management receives a fee based on the assets under management of each Portfolio as set forth in the Investment Subadvisory Agreements between Wellington Management and Transamerica Asset Management, Inc. on behalf of each Portfolio. Wellington Management pays its investment professionals out of its total revenues and other resources, including the advisory fees earned with respect to each Portfolio. The following information relates to the fiscal year ended December 31, 2008.
Wellington Management’s compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management’s compensation of the Investment Professionals includes a base salary and incentive components. The base salaries for Messrs. Marrkand and McCormack, who are partners of Wellington Management, are determined by the Managing Partners of the firm. A partner’s base salary is generally a fixed amount that may change as a result of an annual review. The base salary for Mr. Pedersen is determined by his experience and performance in his role as an Investment Professional. Base salaries for Wellington Management’s employees are reviewed annually and may be adjusted based on the recommendation of an Investment Professional’s manager, using guidelines established by Wellington Management’s Compensation Committee, which has final oversight responsibility for base salaries of employees of the firm.
Each Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the Portfolio managed by the Investment Professional and generally each other account managed by such Investment Professional. Each Investment Professional’s incentive payment relating to the relevant Portfolio is linked to the gross pre-tax performance of the portion of the Portfolio managed by the Investment Professional compared to the benchmark index and/or peer group identified below over one and three year periods, with an emphasis on the three year results. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other accounts managed by the Investment Professionals, including accounts with performance fees.
Portfolio-based incentives across all accounts managed by an investment professional can, and typically do, represent a significant portion of an investment professional’s overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year.
The Investment Professionals may also be eligible for bonus payments based on their overall contribution to Wellington Management’s business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than account performance. Each partner of Wellington Management is eligible to participate in a partner-funded tax-qualified retirement plan, the contributions to which are made pursuant to an actuarial formula. Messrs. Marrkand and McCormack are partners of the firm as of January 1, 2009.

Portfolio	Benchmark Index and/or Peer Group for Incentive Period
Small Core Portfolio	Russell 2000® Value Index
Large Growth Portfolio	Russell 1000® Growth Index
Conflicts of Interest
Individual investment professionals at Wellington Management manage multiple accounts for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions, such as pension funds, insurance companies, foundations, or separately managed account programs sponsored by financial intermediaries), bank common trust accounts, and hedge funds. Each Investment Professional generally manages accounts in several different investment styles. These accounts may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the relevant Portfolio. The Investment Professionals make investment decisions for each account, including the relevant Portfolio, based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that account. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one account and not another account, and the performance of securities purchased for one account may vary from the performance of securities purchased for other accounts. Alternatively, these accounts may be managed in a similar fashion to the relevant Portfolio and thus the accounts may have similar, and in some cases nearly identical, objectives, strategies and/or holdings to that of the relevant Portfolio.
An Investment Professional or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the relevant Portfolio, or make investment decisions that are similar to those made for the relevant Portfolio, both of which have the potential to adversely impact the relevant Portfolio depending on market conditions. For example, an investment professional may purchase a security in one account while appropriately selling that same security in another account. Similarly, an Investment Professional may purchase the same security for the relevant Portfolio and one or more other accounts at or about the same time, and in those instances the other accounts will have access to their respective holdings prior to the public disclosure of the relevant Portfolio’s holdings. In addition, some of these accounts have fee structures, including performance fees, which are or have the potential to be higher, in some cases significantly higher, than the fees Wellington Management receives for managing the Portfolios. Because incentive payments paid by Wellington Management to the Investment Professionals are tied to revenues earned by Wellington Management and, where noted, to the performance achieved by the manager in each account, the incentives associated with any given account may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional. Finally, the Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.
Wellington Management’s goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, which it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary account guidelines, the allocation of IPOs, and compliance with the firm’s Code of Ethics, and places additional investment restrictions on investment professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management’s investment professionals. Although Wellington Management does not track the time an investment professional spends on a single account, Wellington Management does periodically assess whether an investment professional has adequate time and resources to effectively manage the investment professional’s various client mandates.

Ownership of Securities
As of December 31, 2008, no member of the Wellington Management Team overseeing the Large Growth Portfolio beneficially owned securities in any of the Funds that invest in the Large Growth Portfolio. As of December 31, 2008, no member of the Wellington Management Team overseeing the Small Core Portfolio beneficially owned securities in any of the Funds that invest in the Small Core Portfolio.
Western Asset Management Company (“WAMCO”). WAMCO was founded in 1971 and is a wholly-owned subsidiary of Legg Mason, Inc.
S. Kenneth Leech, Stephen A. Walsh, Edward A. Moody, Mark S. Lindbloom, and Carl L. Eichstaedt are responsible for the day-to-day supervision of the Balanced Portfolio and the Total Return Bond Portfolio on behalf of WAMCO.
As of December 31, 2008, Mr. Leech and Mr. Walsh each managed assets for (i) 109 other registered investment companies having approximately $100.1 billion in total assets (WAMCO’s advisory fee was not based on the performance of any such registered investment companies), (ii) 281 other pooled investment vehicles having approximately $195.3 billion in total assets (WAMCO’s advisory fee was not based on the performance of any such pooled investment vehicles), and (iii) 969 other accounts having approximately $217.5 billion in total assets (with WAMCO’s advisory fee being based on performance for 94 of such accounts, which had approximately $23.0 billion in total assets). The number of accounts and assets under management listed above reflect the overall number of portfolios managed by WAMCO. Mr. Leech and Mr. Walsh are involved in the management of all of WAMCO’s portfolios, but are not solely responsible for particular portfolios.
As of December 31, 2008, Mr. Moody managed assets for (i) zero other registered investment companies having approximately $0.0 million in total assets (WAMCO’s advisory fee was not based on the performance of any such registered investment companies), (ii) 1 other pooled investment vehicle having approximately $22.8 million in total assets (WAMCO’s advisory fee was not based on the performance of any such pooled investment vehicles), and (iii) 79 other accounts having approximately $12.9 billion in total assets (with WAMCO’s advisory fee being based on performance for 8 of such accounts, which had approximately $2.3 billion in total assets).
As of December 31, 2008, Mr. Lindbloom managed assets for (i) 2 other registered investment companies having approximately $2.1 billion in total assets (WAMCO’s advisory fee was not based on the performance of any such registered investment companies), (ii) 4 other pooled investment vehicles having approximately $191 million in total assets (WAMCO’s advisory fee was not based on the performance of any such pooled investment vehicles), and (iii) 30 other accounts having approximately $7.2 billion in total assets (with WAMCO’s advisory fee being based on performance for 3 of such accounts, which had approximately $1.3 billion in total assets).
As of December 31, 2008, Mr. Eichstaedt managed assets for (i) 8 other registered investment companies having approximately $1.5 billion in total assets (WAMCO’s advisory fee was not based on the performance of any such registered investment companies), (ii) 3 other pooled investment vehicles having approximately $323.1 million in total assets (WAMCO’s advisory fee was not based on the performance of any such pooled investment vehicles), and (iii) 55 other accounts having approximately $9.5 billion in total assets (with WAMCO’s advisory fee being based on performance for 4 of such accounts, which had approximately $1.0 billion in total assets).
Compensation
With respect to the compensation of the portfolio managers, the Advisers’ compensation system assigns each employee a total compensation “target” and a respective cap, which are derived from annual market surveys that benchmark each role with their job function and peer universe. This method is designed to reward employees with total compensation reflective of the external market value of their skills, experience, and ability to produce desired results.
Standard compensation includes competitive base salaries, generous employee benefits, and a retirement plan.
In addition, employees are eligible for bonuses. These are structured to closely align the interests of employees with those of the Advisers, and are determined by the professional’s job function and performance as measured by a formal review process. All bonuses are completely discretionary. One of the principal factors considered in determining a portfolio manager’s bonus is the portfolio manager’s investment performance versus appropriate peer groups and benchmarks. Because portfolio managers are generally responsible for multiple accounts (including the Portfolio) with similar investment strategies, they are compensated on the performance of the aggregate group of similar accounts, rather than a specific account. A smaller portion of a bonus payment is derived from factors that include client service, business development, length of service to the Adviser, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to the Adviser’s business.
Finally, in order to attract and retain top talent, all professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include Legg Mason, Inc. stock options and long-term incentives that vest over a set period of time past the award date.
Conflicts of Interest
Potential conflicts of interest may arise in connection with the management of multiple accounts (including accounts managed in a personal capacity). These could include potential conflicts of interest related to the knowledge and timing of a Portfolio’s trades, investment opportunities and broker selection. Portfolio managers may be privy to the size, timing and possible market impact of a Portfolio’s trades.

It is possible that an investment opportunity may be suitable for both a Portfolio and other accounts managed by a portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another account. A conflict may arise where the portfolio manager may have an incentive to treat an account preferentially as compared to a Portfolio because the account pays a performance-based fee or the portfolio manager, the Advisers or an affiliate has an interest in the account. The Advisers have adopted procedures for allocation of portfolio transactions and investment opportunities across multiple client accounts on a fair and equitable basis over time. All eligible accounts that can participate in a trade share the same price on a pro-rata allocation basis in an attempt to mitigate any conflict of interest. Trades are allocated among similarly managed accounts to maintain consistency of portfolio strategy, taking into account cash availability, investment restrictions and guidelines, and portfolio composition versus strategy.
With respect to securities transactions for the Portfolios, the Advisers determine which broker or dealer to use to execute each order, consistent with their duty to seek best execution of the transaction. However, with respect to certain other accounts (such as pooled investment vehicles that are not registered investment companies and other accounts managed for organizations and individuals), the Advisers may be limited by the client with respect to the selection of brokers or dealers or may be instructed to direct trades through a particular broker or dealer. In these cases, trades for a Portfolio in a particular security may be placed separately from, rather than aggregated with, such other accounts. Having separate transactions with respect to a security may temporarily affect the market price of the security or the execution of the transaction, or both, to the possible detriment of a Portfolio or the other account(s) involved. Additionally, the management of multiple Portfolios and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each Portfolio and/or other account.
It is theoretically possible that portfolio managers could use information to the advantage of other accounts they manage and to the possible detriment of a Portfolio. For example, a portfolio manager could short sell a security for an account immediately prior to a Portfolio’s sale of that security. To address this conflict, the Advisers have adopted procedures for reviewing and comparing selected trades of alternative investment accounts (which may make directional trades such as short sales) with long only accounts (which include the Portfolios) for timing and pattern related issues. Trading decisions for alternative investment and long only accounts may not be identical even though the same Portfolio Manager may manage both types of accounts. Whether the Adviser allocates a particular investment opportunity to only alternative investment accounts or to alternative investment and long only accounts will depend on the investment strategy being implemented. If, under the circumstances, an investment opportunity is appropriate for both its alternative investment and long only accounts, then it will be allocated to both on a pro-rata basis.

A portfolio manager may also face other potential conflicts of interest in managing a Portfolio, and the description above is not a complete description of every conflict of interest that could be deemed to exist in managing both a Portfolio and the other accounts listed above.
Ownership of Securities
As of December 31, 2008, none of Messrs. Leech, Walsh, Moody, Lindbloom, or Eichstaedt beneficially owned securities in any of the Funds that invest in the Balanced Portfolio or the Total Return Bond Portfolio.
Transamerica Asset Management, Inc. (“TAM”).  TAM’s principal office is located at 570 Carillon Parkway, St. Petersburg, Florida 33716.
Christopher A. Staples and Jonathan Oldroyd (the “TAM Team’) are responsible for the day-to-day supervision of the Transamerica Asset Allocation Funds.
As of December 31, 2008, each member of the TAM Team did not manage assets for other registered investment, other pooled investment vehicles or other accounts.

Compensation
The portfolio managers are compensated through a fixed salary and cash bonuses that are awarded for contributions to the firm. Generally, annually, the executive officers of TAM, in consultation with the other senior management, determines the bonus amounts for each portfolio manager. Bonuses may be a significant portion of a portfolio manager’s overall compensation. Bonuses are not guaranteed. Presently we have no deferred compensation arrangements.
Conflicts of Interest
It is possible that conflicts of interest may arise in connection with the portfolio managers’ management of the Funds on the one hand and other accounts for which the portfolio managers are responsible on the other.
TAM has policies and procedures in place to mitigate potential conflicts of interest.
Ownership of Securities
As of December 31, 2008, no member of the TAM Team beneficially owned securities in the Transamerica Asset Allocation Funds.
S&P 500 Index Master Portfolio
As of December 31, 2008, the individuals named as portfolio managers in the Prospectus were also primarily responsible for the day-to-day management of certain types of other portfolios and/or accounts in addition to the S&P 500 Index Master Portfolio (the underlying portfolio in which the Investors Stock Index Fund and the Institutional Stock Index Fund invest), as indicated.
As of December 31, 2008, Ms. Hsiung and Mr. Savage each managed assets for (i) 158 other registered investment companies having approximately $206 billion in total assets (S&P 500 Index Master Portfolio advisory fee was not based on the performance of any such registered investment companies), (ii) did not have any other pooled investment vehicles and (iii) Ms. Hsiung has 5 other accounts and Mr. Savage has 6 other accounts each having approximately $61 million in total assets.

*	Ms. Hsiung and Mr. Savage were appointed as portfolio managers effective January 2008. BGI’s advisory fee was not based on performance of these registered investment companies, other pooled investment vehicles, or other accounts.
Compensation
Like the Portfolio, the other portfolios or accounts for which the portfolio managers are primarily responsible for the day-to-day portfolio management generally pay an asset-based fee to BGFA or BGI, as applicable, for its advisory services. One or more of those other portfolios or accounts, however, may pay BGI an incentive-based fee in lieu of, or in addition to, an asset-based fee for its advisory services. A portfolio or account with an incentive-based fee would pay BGI a portion of that portfolio’s or account’s gains, or would pay BGI more for its services than would otherwise be the case if BGI meets or exceeds specified performance targets. By their very nature, incentive-based fee arrangements could present an incentive for BGI to devote greater resources, and allocate more investment opportunities, to the portfolios or accounts that have those fee arrangements, relative to other portfolios or accounts, in order to earn larger fees. Although BGI has an obligation to allocate resources and opportunities equitably among portfolios and accounts and intends to do so, interestholders of the Portfolios should be aware that, as with any group of portfolios and accounts managed by an investment adviser and/or its affiliates pursuant to varying fee arrangements, including incentive-based fee arrangements, there is the potential for a conflict-of-interest, that may result in the portfolio managers’ favoring those portfolios or accounts with incentive-based fee arrangements.
Conflicts of Interest
Certain of the portfolios or accounts for which the portfolio managers are primarily responsible for the day-to-day management seek to track the rate of return, risk profile and other characteristics of independent third-party indexes by either replicating the same combination of securities that compose those indexes or sampling the securities that compose those indexes based on objective criteria and data. The portfolio managers are required to manage each portfolio or account to meet those objectives. Pursuant to BGI and BGFA policy, investment opportunities are allocated equitably among the Portfolio and other portfolios and accounts. For example, under certain circumstances, an investment opportunity may be restricted due to limited supply on the market, legal constraints or other factors, in which event the investment opportunity will be allocated equitably among those portfolios and accounts, including the Portfolio, seeking such investment opportunity. As a consequence, from time to time the Portfolio may receive a smaller allocation of an investment opportunity than they would have if the portfolio managers and BGFA and its affiliates did not manage other portfolios or accounts.
As of December 31, 2008, each portfolio manager receives a salary and is eligible to receive an annual bonus. Each portfolio manager’s salary is a fixed amount generally determined annually based on a number of factors, including, but limited to, the portfolio manager’s title, scope of responsibilities, experience and knowledge. Each portfolio manager’s bonus is a discretionary amount determined annually based on the overall profitability of the various Barclays Global Investors companies worldwide, the performance of the portfolio manager’s business unit, and an assessment of the portfolio manager’s individual performance. The portfolio manager’s salary and annual bonus are paid in cash. BGFA also operates a mandatory bonus deferral plan for employees whose bonuses exceed certain thresholds which becomes payable three years after grant. One half of the mandatory deferral award is “notionally invested” in funds managed by BGI, and the other half is provisionally allocated to shares in Barclays Bank PLC (the ultimate parent company of BGFA). Thus, the value of the final award may be increased or decreased over the three-year period. In addition, a portfolio manager may be paid a signing bonus or other amounts in connection with initiation of employment with BGFA. If a portfolio manager satisfied the requirements for being part of a “select group of management or highly compensated employees (within the meaning of ERISA section 401(a))” as so specified under the terms of BGI’s Compensation Deferral Plan, the portfolio manager may elect to defer a portion of his or her bonus under that Plan.
Portfolio managers may be selected, on a fully discretionary basis, for awards under BGI’s Compensation Enhancement Plan (“CEP”). Under CEP, these awards are determined annually, and vest after two years. At the option of the CEP administrators, the award may be “notionally invested” in funds managed by BGI, which means that the final award amount may be increased or decreased according to the performance of the BGI-managed funds over the two-year period. If the award is not notionally invested, the original award amount is paid once vested.
A portfolio manager may be granted options to purchase shares in Barclays Global Investors UK Holdings Limited (“BGI UK Holdings”), a company organized under the laws of England and Wales that directly or indirectly owns all of the Barclays Global Investors companies worldwide, which options vest in three equal installments over three years and are generally exercisable during prescribed exercise windows. Shares purchased must generally be held 355 days prior to sale. For such purposes, the value of BGI UK Holdings is based on its fair value as determined by an independent public accounting firm.
Material conflicts of interest may arise when the individuals who have sole or shared day-to-day management responsibilities with respect to all or a portion of a Portfolio’s securities (“portfolio managers”) also have similar management responsibilities with respect to one or more other funds and/or accounts, as is the case for the portfolio managers listed above. These potential conflicts include:
Limited Time and Attention. The management of multiple funds and/or accounts may result in a portfolio manager’s devoting unequal time and attention to the management of each fund and/or account. As a result, the portfolio manager may not be able to develop as complete a strategy or identify equally attractive investment opportunities for each fund and/or account as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.
Limited Investment Opportunities. If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, that opportunity may be allocated among several funds and/or accounts. This could limit the ability of any single fund to take full advantage of an investment opportunity that might not be limited if the portfolio manager did not provide investment advice to multiple funds and/or accounts. Additionally, a portfolio manager may refrain from rendering advice or services concerning securities of companies as to which the portfolio manager or any affiliate, officer, director, or employee of the portfolio manager’s employer or one of its affiliates is a director or officer, or companies as to which any of the foregoing individuals has any substantial economic interest or possesses material non-public information.
Different Investment Strategies. If a portfolio manager determines that an investment opportunity may be appropriate for only some of the funds and/or accounts that he or she manages, or that certain of the funds and/or accounts should take different positions with respect to a particular security, the portfolio manager may place separate transactions for multiple funds and/or accounts. These transactions may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more of the funds and/or accounts.
Variation in Compensation. A conflict of interest may arise where the financial or other benefits available to a portfolio manager differ among the funds and/or accounts that he or she manages. If certain funds and/or accounts pay higher management fees or performance-based incentive fees, the portfolio manager might be motivated to favor such funds and/or accounts. The portfolio manager might also be motivated to favor certain funds and/or accounts in which he or she has a greater ownership interest or that are more likely to enhance the portfolio manager’s performance record or otherwise benefit the portfolio manager.
Selection of Brokers-dealers. Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or accounts that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services, which may result in the payment of higher brokerage fees than might have otherwise been available. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager’s decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages, since the research and other services provided by brokers and dealers may be more beneficial to some funds and/or accounts than to others.
TAM, the Sub-Advisers and the Funds have adopted policies and procedures that are designed to address these and other types of conflicts. However, there is no guarantee that such policies and procedures will be able to detect and/or prevent each and every situation in which an actual or potential conflict may arise.
Ownership of Securities
As of December 31, 2008, the Portfolio Managers did not beneficially own shares of the S&P 500 Index Master Portfolio.
Advisory Fees
The Advisers’ fees with respect to each Fund are described in the Prospectuses. Each of the Sub-Advisers is entitled to receive a fee from TAM at an annual percentage of each Fund’s average daily net assets. Prior to November 1, 2007, Diversified Investment Advisors, Inc (“Diversified”), an affiliate of TAM, served as the investment adviser to the Funds and Portfolios.
Amounts paid for advisory fees prior to November 1, 2007 were paid to Diversified.
For the fiscal year ended December 31, 2006, the Adviser earned and voluntarily waived advisory fees as indicated with respect to the following Funds and Portfolios:

Portfolio/Fund	Earned		Waived
Money Market	$2,202,129		$—
High Quality Bond	2,841,710		—
Inflation-Protected Securities	655,441		19,189
Core Bond	7,179,850		—
Total Return Bond	292,277		84,971
High Yield Bond	2,501,348		—
Balanced	1,750,841		111,017
Large Value	14,430,364		—
Value	271,289		85,418
Stock Index	2,454,189	*	511,943	*
Large Core	6,951,959		—
Large Growth	15,649,351		—
Growth	2,893,873		46,094
Mid Value	5,255,372		64,153
Mid Growth	2,197,122		13,549
Small Value	1,958,558		45,617
Small Core	10,061,755		—
Small Growth	1,316,369		208,084
International Equity	14,074,761		1,424
Short Horizon Asset Allocation Fund	210,308		—
Short/Intermediate Horizon Asset Allocation Fund	218,230		—
Intermediate Horizon Asset Allocation Fund	887,261		—
Intermediate/Long Horizon Asset Allocation Fund	865,217		—
Long Horizon Asset Allocation Fund	526,567		—
Institutional Short Horizon Asset Allocation Fund	77,566		—
Institutional Short/Intermediate Horizon Asset Allocation Fund	66,169		—
Institutional Intermediate Horizon Asset Allocation Fund	485,899		—
Institutional Intermediate/Long Horizon Asset Allocation Fund	388,426		—
Institutional Long Horizon Asset Allocation Fund	$229,890		—

*	Includes Administrative Service Fees.
For the fiscal year ended December 31, 2007, the Adviser earned and voluntarily waived advisory fees as indicated with respect to the following Funds and Portfolios:

Portfolio/Fund	Earned		Waived
Money Market	$2,470,667		$—
High Quality Bond	2,964,178		—
Inflation-Protected Securities	504,521		28,288
Core Bond	7,565,607		—
Total Return Bond	979,640		37,347
High Yield Bond	2,991,943		—
Balanced	1,652,426		76,387
Large Value	15,877,576		935
Value	739,305		20,757
Stock Index	2,930,272	*	636,208	*
Large Core	6,367,153		2,107
Large Growth	15,336,383		1,414
Growth	2,956,916		41,955
Mid Value	7,044,321		18,406
Mid Growth	2,249,015		4,698
Small Value	1,787,887		33,735
Small Core	9,060,023		2,600
Small Growth	1,467,190		39,650
International Equity	17,026,492		1,288
Short Horizon Asset Allocation Fund	154,343		—
Short/Intermediate Horizon Asset Allocation Fund	165,903		—
Intermediate Horizon Asset Allocation Fund	681,651		—
Intermediate/Long Horizon Asset Allocation Fund	665,762		—
Long Horizon Asset Allocation Fund	419,349		—
Institutional Short Horizon Asset Allocation Fund	96,753		—
Institutional Short/Intermediate Horizon Asset Allocation Fund	91,875		—
Institutional Intermediate Horizon Asset Allocation Fund	641,867		—
Institutional Intermediate/Long Horizon Asset Allocation Fund	532,722		—
Institutional Long Horizon Asset Allocation Fund	309,292		—

*	Includes Administrative Service Fees.
For the fiscal year ended December 31, 2008, the Adviser earned and voluntarily waived advisory fees as indicated with respect to the following Funds and Portfolios:

Portfolio/Fund	Earned		Waived
Money Market	$3,029,823		$—
High Quality Bond	1,839,044		—
Inflation-Protected Securities	1,624,043		1,560
Core Bond	6,828,373		—
Total Return Bond	1,337,043		148
High Yield Bond	3,006,017		—
Balanced	1,093,922		79,435
Large Value	10,367,668		1,478
Value	544,167		10,265
Stock Index	2,348,849	*	579,262	*
Large Core	2,754,656		—
Large Growth	10,928,969		—
Growth	2,310,037		33,918
Mid Value	5,666,154		—

Portfolio/Fund	Earned	Waived
Mid Growth	2,347,376	12,761
Small Value	1,715,321	32,928
Small Core	5,065,556	16,567
Small Growth	1,807,291	52,899
International Equity	13,803,875	—
Short Horizon Asset Allocation Fund	136,190	—
Short/Intermediate Horizon Asset Allocation Fund	135,272	—
Intermediate Horizon Asset Allocation Fund	535,646	—
Intermediate/Long Horizon Asset Allocation Fund	481,462	—
Long Horizon Asset Allocation Fund	302,633	—
Institutional Short Horizon Asset Allocation Fund	102,833	—
Institutional Short/Intermediate Horizon Asset Allocation Fund	98,785	—
Institutional Intermediate Horizon Asset Allocation Fund	631,168	—
Institutional Intermediate/Long Horizon Asset Allocation Fund	496,654	—
Institutional Long Horizon Asset Allocation Fund	283,392	—

*	Includes Administrative Service Fees.
Administrator
The table below shows the total dollar amounts paid to the Administrator during each of the past three fiscal years under the Administrative Services and Transfer Agency Services Agreement with each Trust for each Fund listed. Prior to November 1, 2007, Diversified, an affiliate of TFS, served as the administrator and transfer agent to the Funds. Amounts paid for administrative and transfer agency fees prior to November 1, 2007 were paid to Diversified.

	Year	Year	Year
	Ended	Ended	Ended
	12/31/08	12/31/07	12/31/06
Money Market	$1,320,877	$1,133,245	$1,120,362
High Quality Bond	459,286	869,575	916,424
Inflation-Protected Securities	558,059	173,196	257,246
Core Bond	1,732,718	2,238,668	2,397,401
Total Return Bond	409,302	316,641	109,497
High Yield Bond	586,284	649,140	597,677
Balanced	251,519	401,291	474,599
Large Value	2,084,888	3,535,663	3,464,920
Value	158,397	216,866	99,797
Stock Index	1,914,932	2,441,540	2,103,596
Large Core	547,486	1,344,075	1,603,794
Large Growth	1,391,475	2,195,350	2,545,023
Growth	302,496	449,206	524,506
Mid Value	1,300,913	1,737,205	1,327,286
Mid Growth	394,790	388,385	395,004
Small Value	218,923	270,615	323,021
Small Core	608,914	1,106,155	1,323,398
Small Growth	212,149	158,047	148,217
International Equity	1,678,048	2,134,031	1,925,482
The table below shows the total dollar amounts paid to the Administrator during each of the past three fiscal years under the Administrative Services and Transfer Agency Services Agreement with Transamerica Partners Institutional Trust for each Transamerica Partners Institutional Fund listed.

	Year	Year	Year
	Ended	Ended	Ended
	12/31/08	12/31/07	12/31/06
Institutional Money Market	$247,639	$163,081	$102,188
Institutional High Quality Bond	76,248	119,557	91,690
Institutional Inflation-Protected Securities	90,770	16,863	13,619
Institutional Core Bond	336,752	320,129	241,931
Institutional Total Return Bond	52,922	27,884	2,398
Institutional High Yield Bond	85,662	66,853	40,984
Institutional Balanced	32,390	44,394	31,981

	Year	Year	Year
	Ended	Ended	Ended
	12/31/08	12/31/07	12/31/06
Institutional Large Value	404,793	524,910	375,303
Institutional Value	26,283	35,432	7,224
Institutional Stock Index	433,917	488,732	350,593
Institutional Large Core	35,014	121,614	97,859
Institutional Large Growth	355,186	442,208	387,141
Institutional Growth	43,716	47,971	35,075
Institutional Mid Value	139,836	141,889	84,896
Institutional Mid Growth	46,768	34,788	33,930
Institutional Small Value	34,799	21,408	20,886
Institutional Small Core	86,454	156,588	125,927
Institutional Small Growth	33,666	16,075	12,487
Institutional International Equity	334,755	357,713	239,015
Transamerica Fund Services, Inc. provides administrative services to the Funds under the Administrative Services Agreements with Transamerica Partners Trust and Transamerica Partners Institutional Trust. For these services TFS receives a fee, which is calculated daily and paid monthly, at an annual rate of 0.30% of the average daily net assets of each Transamerica Partners Fund and 0.05% of the average daily net assets of each Transamerica Partners Institutional Fund. TFS acts as Administrator to the Asset Allocation Funds, the Stock Index Fund and the Portfolios and receives no additional compensation for providing such administrative services.
The administrative duties of TFS with respect to each Fund include: providing the Fund with office space, telephones, office equipment and supplies; paying the compensation of the Fund’s officers for services rendered as such; supervising and assisting in preparation of annual and semi-annual reports to shareholders, notices of dividends, capital gain distributions and tax information; supervising compliance by the Fund with the recordkeeping requirements under the 1940 Act and regulations thereunder and with the state regulatory requirements; maintaining books and records of the Fund (other than those maintained by the Fund’s custodian and transfer agent); preparing and filing tax returns and reports; monitoring and supervising relationships with the Fund’s custodian and transfer agent; monitoring the qualifications of tax deferred retirement plans providing for investment in shares of each Fund; authorizing expenditures and approving bills for payment on behalf of each Fund; and providing executive, clerical and secretarial help needed to carry out its duties.
Each such agreement provides that TFS may render services to others as administrator. In addition, each agreement terminates automatically if it is assigned and may be terminated without penalty, in the case of Transamerica Partners Portfolios, by majority vote of the investors in Transamerica Partners Portfolios (with the vote of each being in proportion to its interest) or, in the case of a Trust, by majority vote of such Trust’s shareholders, or by either party on not more than 60 days’ nor less than 30 days’ written notice. Each agreement also provides that neither TFS nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in connection with administrative services provided to any Fund or Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their duties or obligations under said agreements.
Barclays Global Investors, N.A., located at 400 Howard Street, San Francisco, CA 94105, serves as the S&P 500 Index Master Portfolio’s administrator pursuant to an Administration Agreement with the Portfolio. Under the Administration Agreement, Barclays Global Investors provides general supervision of the operations of the Portfolio, other than the provision of investment advice. The administrative services provided to the Portfolio also include coordination of the other services provided to the Portfolio, compilation of information for reports to the SEC and state securities commissions, preparation of proxy statements and interest holder reports and general supervision of data compilation in connection with preparing periodic reports to the Portfolio’s Board of Trustees and Officers. Barclays Global Investors has delegated certain of its administrative duties to State Street Bank & Trust Company. In addition, BGI has agreed to bear all costs of the Portfolio’s operations, except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses that are borne by the Portfolio such as advisory fees payable to BGFA. BGI is not entitled to compensation for providing administration services to the Portfolio for so long as BGI is entitled to compensation for providing administration services to a corresponding feeder fund that invests substantially all of its assets in the Portfolio, or either BGI or an affiliate receives advisory fees from the Portfolio.
Custodian and Transfer Agent
Pursuant to the Transfer Agency Services Agreements with the Trusts, Transamerica Fund Services, Inc. acts as transfer agent for each of the Funds (the “Transfer Agent”). The Transfer Agent maintains an account for each shareholder of a Fund, performs other transfer agency functions, and acts as dividend disbursing agent for each Fund. The Funds do not pay any additional compensation to TFS for transfer agency services.

Pursuant to Custodian Agreements, State Street Bank & Trust Company acts as the custodian of each Fund’s and Portfolio’s assets (the “Custodian”). The Custodian’s responsibilities include safeguarding and controlling the cash and securities of each Fund and Portfolio, handling the receipt and delivery of securities, determining income and collecting interest on the investments of each Fund and Portfolio, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of beneficial interests in each Fund and Portfolio. Securities held by the Funds or Portfolios may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Board of Trustees of the applicable Trust or the Portfolio Trusts, as the case may be. The Custodian does not determine the investment policies of the Funds or Portfolios or decide which securities the Funds or Portfolios will buy or sell. A Fund or Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities and foreign exchange transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Trusts and the Portfolio Trusts.
Miscellaneous
Additional Expenses of the Funds
In addition to amounts payable as described elsewhere in this SAI, each Fund is responsible for its own expenses, including the compensation of Trustees that are not affiliated with TAM, any government fees, taxes, accounting and legal fees, expenses of communicating with shareholders, interest expense and insurance premiums. Each Fund is also responsible for its proportionate share of the expenses of the Fund’s corresponding Portfolio, if any.
Taxation
Taxation of the Funds and Portfolios
Federal Taxation of the Funds. Each Fund is treated as a separate entity for federal income tax purposes. Each Fund has elected to be treated, and has qualified and intends to continue to qualify each year, as a regulated investment company (a “RIC”) for federal income tax purposes by meeting all applicable requirements of Subchapter M of the Code. In order to qualify as a RIC under Subchapter M of the Code, each Fund must, among other things, (i) derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, and net income derived from an interest in a qualified publicly traded partnership (as defined in Section 851(h) of the Code) (the “90% income test”) and (ii) diversify its holdings so that, at the end of each quarter of each taxable year: (a) at least 50% of the value of the Fund’s total assets is represented by (1) cash and cash items, U.S. government securities, securities of other regulated investment companies, and (2) other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested in (1) the securities (other than U.S. government securities and securities of other regulated investment companies) of any one issuer, (2) the securities (other than securities of other regulated investment companies) of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (3) the securities of one or more qualified publicly traded partnerships.
For purposes of the 90% income test, the character of income earned by certain entities in which a Fund invests that are not treated as corporations for U.S. federal income tax purposes (e.g., partnerships other than certain publicly traded partnerships or trusts that have not elected to be classified as corporations under the “check-the-box” regulations) will generally pass through to the Fund. Consequently, in order to qualify as a RIC, each Fund may be required to limit its equity investments in such entities that earn fee income, rental income or other nonqualifying income.
If a Fund qualifies as a RIC and properly distributes to its shareholders each taxable year an amount equal to or exceeding the sum of (i) 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses) without regard to the deduction for dividends paid and (ii) 90% of the excess of its gross tax-exempt interest income, if any, over certain disallowed deductions, that Fund generally will not be subject to U.S. federal income tax on any income, including “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss), distributed to shareholders. However, if a Fund meets such distribution requirements, but chooses to retain some portion of its taxable income or gains, it generally will be subject to U.S. federal income tax at regular corporate rates on the amount retained. Each Fund may designate certain amounts retained as undistributed net capital gain in a notice to its shareholders, who (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their proportionate shares of the undistributed amount so designated,

(ii) will be entitled to credit their proportionate shares of the income tax paid by the Fund on that undistributed amount against their federal income tax liabilities and to claim refunds to the extent such credits exceed their liabilities and (iii) will be entitled to increase their tax basis, for federal income tax purposes, in their shares by an amount equal to the excess of the amount of undistributed net capital gain included in their respective income over their respective income tax credits. Each Fund intends to distribute at least annually all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), net tax-exempt interest income, and net capital gain.
For U.S. federal income tax purposes, each Fund is permitted to carry forward a net capital loss for any year to offset its capital gains, if any, for up to eight years following the year of the loss. To the extent subsequent capital gains are offset by such losses, they will not result in U.S. federal income tax liability to a Fund and may not be distributed to shareholders. The Funds may not carry forward any losses other than net capital losses.
If a Fund should fail to qualify as a RIC in any year or fail to distribute sufficient amounts of certain income, the Fund would incur a regular corporate federal income tax upon its taxable income (thereby reducing the return realized by Fund shareholders) and Fund distributions would constitute ordinary corporate dividends when issued to shareholders, taxable as appropriate based on the type of shareholder. The Asset Allocation Funds, as shareholders of the other Funds, would not necessarily incur any income tax liability on such distributions provided they continue to qualify as RICs and distribute substantially all of their net investment income and net capital gains to their shareholders in accordance with the timing requirements imposed by the Code. The failure of the underlying Funds to maintain their status as RICs may adversely affect the ability of the Asset Allocation Funds to maintain their status RICs.
Under interpretations of the Internal Revenue Service, the Portfolio Trusts believe that for purposes of determining whether a Fund qualifies as a RIC under Subchapter M of the Code, any Fund that invests in a Portfolio will be deemed to own a proportionate share of that Portfolio’s assets and will be deemed to be entitled to the portion of that Portfolio’s income attributable to that share. The Portfolio Trusts have advised the Funds that each Portfolio intends to conduct its operations so as to enable investors that invest substantially all of their assets in that Portfolio to satisfy the relevant requirements of Subchapter M of the Code.
Withdrawals by a Fund from a Portfolio generally will not result in such Fund recognizing any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent that any cash distributed exceeds the adjusted basis of a Fund’s interest in the Portfolio prior to the distribution, (2) income or gain may be realized if the Fund receives a disproportionate distribution of any unrealized receivables held by a Portfolio, and (3) loss may be recognized if the distribution is in liquidation of the Fund’s entire interest and consists solely of cash and/or unrealized receivables. The basis of a Fund’s interest in a Portfolio generally equals the amount of cash and the basis of any property that the Fund invests in the Portfolio, increased by the Fund’s share of income from that Portfolio, decreased by the amount of any cash and the basis of any property distributed to the Fund from that Portfolio, and further decreased by the Fund’s share of losses from that Portfolio.
Under the Code, each Fund will be subject to a nondeductible 4% U.S. federal excise tax on a portion of its undistributed ordinary income and capital gain net income if it fails to meet certain distribution requirements in accordance with timing requirements imposed by the Code. Each Fund intends to make distributions in a timely manner and accordingly does not expect to be subject to the excise tax.
Federal Taxation of the Portfolios. Under interpretations of the Internal Revenue Service, the Portfolio Trusts expect that each Portfolio will be treated for federal income tax purposes as a partnership that is not a publicly traded partnership. If a Portfolio is treated for tax purposes as a partnership as expected, it will not be subject to federal income taxation. Instead, each Fund will take into account, in computing its federal income tax liability, its share of the income, gains, losses, deductions, credits and tax preference items of each Portfolio in which it invests, without regard to whether it has received any cash distributions from the Portfolio.
Foreign Withholding Taxes. Income received by a Fund or Portfolio from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the total assets of a Fund (held directly or through a Portfolio) at the close of any taxable year consist of stock or securities of foreign corporations, that Fund may elect to pass through to its shareholders their pro rata shares of qualified foreign taxes paid by the Fund for that taxable year, with the result that shareholders would be required to include such taxes in their gross incomes (in addition to dividends and distributions), would treat such taxes as foreign taxes paid by them, and may be entitled to a tax deduction for such taxes or a tax credit, subject to a holding period requirement and other limitations under the Code. The Funds (other than the Transamerica Partners International Equity Fund and the Transamerica Partners Institutional International Equity Fund) do not expect to satisfy the requirements for passing through to their shareholders any share of foreign taxes paid by the Funds, with the result that shareholders in such Funds will not include such taxes in their gross incomes and will not be entitled to a tax deduction or credit for such taxes. It is impossible to determine a Fund’s effective rate of foreign tax in advance since the amount of assets to be invested in various countries is not known.
Certain State Taxation. The Trusts are organized as Massachusetts business trusts and, under current law, no Trust or Fund is liable for any income or franchise tax in the Commonwealth of Massachusetts, provided that each Fund continues to qualify as a RIC for federal income tax purposes. Transamerica Partners Portfolios is organized as a New York trust. Transamerica Partners Portfolios is not subject to any income or franchise tax in the State of New York. The investment by certain Funds in a Portfolio does not cause that Fund to be liable for any income or franchise tax in the State of New York.
Taxation of Shareholders
Taxation of Distributions. Plans that invest in any Fund generally will not be subject to tax liability on either distributions from a Fund or redemptions of shares of a Fund. Rather, participants are taxed when they take distributions from the underlying Plan in accordance with the rules under the Code governing the taxation of such distributions. Plans that are otherwise generally exempt from federal income taxation might nevertheless be taxed on distributions of the Fund and any gain realized on redemption of Fund shares, where the Plan is subject to the unrelated business taxable income provisions of the Code with respect to its investment in the Fund because, e.g., its shares in the Fund constitute “debt-financed property” within the meaning of the Code.
Assuming a Fund has sufficient earnings and profits, individual and institutional investors, and Plans that for any reason are not exempt from federal income taxation, will be subject to federal income tax on distributions received from the Fund whether such distributions are made in cash or reinvested in additional shares. Distributions to such investors of net capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) will be taxable to such investors as long-term capital gain without regard to the length of time they have held the shares in the Fund. Distributions of net capital gains to individual and certain other noncorporate shareholders generally will qualify for reduced federal income tax rates (currently, a maximum rate of 15%). Under current law, the reduced maximum 15% U.S. federal income tax rate on qualified dividend income and long-term capital gains will not apply in taxable years beginning after December 31, 2010. In general, dividends from ordinary income and any distributions from net short-term capital gain are taxable to shareholders as ordinary income for federal income tax purposes. To the extent that regular dividends paid to individual and certain other noncorporate shareholders with respect to taxable years beginning on or before December 31, 2010 are derived from qualified dividend income of a Fund, such dividends will be treated as qualified dividend income provided that they are designated as qualified dividend income by the Fund and provided that the recipient shareholder satisfies certain holding period requirements. Qualified dividend income is, for taxable years beginning on or before December 31, 2010, subject to tax at the reduced rates generally applicable to long-term capital gains for individuals (currently at a maximum rate of 15%). If 95% or more of a Fund’s gross income, calculated without taking into account net capital gain derived from sales or other dispositions of stock or securities, consists of qualified dividend income, that Fund may designate all distributions of such income as qualified dividend income. Qualified dividend income generally is income derived from dividends from U.S. corporations or from certain “qualified foreign corporations.”
A foreign corporation is treated as a qualified foreign corporation for this purpose if it is incorporated in a U.S. possession or is eligible for benefits under qualifying U.S. tax treaties and meets certain additional requirements. Certain foreign corporations that are not otherwise qualified foreign corporations will be treated as qualified foreign corporations with respect to dividends paid by them if the stock with respect to which the dividends are paid is readily tradable on an established securities market in the United States. “Passive foreign investment companies” are not qualified foreign corporations for this purpose.
Although dividends generally will be treated as distributed when paid, any dividend declared by a Fund in October, November or December and payable to shareholders of record in such a month that is paid during the following January will be treated for U.S. federal income tax purposes as received by shareholders on December 31 of the calendar year in which it was declared.
Distributions by a Fund in excess of that Fund’s current and accumulated earnings and profits will be treated as a return of capital to the extent of (and in reduction of) each taxable shareholder’s tax basis in its shares and any such amount in excess of that basis will be treated as gain from the sale of shares, as discussed below.
Distributions to taxable investors may also be subject to state and local income taxes, although distributions of a Fund that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. Each Fund intends to advise shareholders of the extent, if any, to which its distributions consist of such interest.
Dividends-Received Deduction. Certain dividends received by a Fund from U.S. corporations (i.e., generally, dividends received by the Fund in respect of any share of stock (1) with a tax holding period of at least 46 days during the 91-day period beginning on the date that is 45 days before the date on which the stock becomes ex-dividend as to that dividend and (2) that is held in an unleveraged position) and distributed and designated by the Fund may be eligible for the 70% dividends-received deduction generally available to corporations under the Code. Certain preferred stock must have a holding period of at least 91 days during the 181-day period beginning on the date that is 90 days before the date on which the stock becomes ex-dividend as to that dividend in order to be eligible. Capital gain dividends distributed to the Fund from other regulated investment companies are not eligible for the dividends-received deduction. In order to qualify for the deduction, corporate shareholders must meet the minimum holding period requirement stated above with respect to their Fund shares, taking into account any holding period reductions from certain hedging or other transactions or positions that diminish their risk of loss with respect to their Fund shares, and, if they borrow to acquire or otherwise incur debt attributable to Fund shares, they may be denied a portion of the dividends-received deduction with respect to those shares. The entire dividend, including the otherwise deductible amount, will be included in determining the excess, if any, of a corporation’s adjusted current earnings over its alternative minimum taxable income, which may increase a corporation’s alternative minimum tax liability. Any corporate shareholder should consult its tax adviser regarding the possibility that its tax basis in its shares may be reduced, for U.S. federal income tax purposes, by reason of “extraordinary dividends” received with respect to the shares and, to the extent such basis would be reduced below zero, current recognition of income may be required.
Buying a Dividend. Fund distributions will reduce a Fund’s net asset value per share. Taxable investors who buy shares shortly before a Fund makes a distribution may thus pay the full price for the shares and then effectively receive a portion of the purchase price back as a taxable distribution.
Asset Allocation Funds. An Asset Allocation Fund will not be able to offset gains distributed by any underlying Fund in which it invests against losses incurred by another underlying Fund in which it invests because the underlying Funds cannot distribute losses. An Asset Allocation Fund’s redemptions of shares in underlying Funds, including those resulting from changes in the allocation among underlying Funds, could cause additional distributable gains to shareholders of the Asset Allocation Fund. A portion of any such gains may be short-term capital gains that would be distributable as ordinary income to shareholders of the Asset Allocation Fund. Further, a portion of losses on redemptions of shares in the underlying Funds may be deferred under the wash sale rules. Short-term capital gains earned by an underlying Fund will be treated as ordinary dividends when distributed to an Asset Allocation Fund and therefore may not be offset by any short-term capital losses incurred by the Asset Allocation Fund. Thus, an Asset Allocation Fund’s short-term capital losses may offset its long-term capital gains, which might otherwise be eligible for the reduced U.S. federal income tax rates for individual and certain other noncorporate shareholders, as discussed above. As a result of these factors, the use of the fund-of-funds structure by the Asset Allocation Funds could adversely affect the amount, timing and character of distributions to Asset Allocation Fund shareholders. The Asset Allocation Funds will not be able to elect to pass through to their shareholders a credit or deduction for foreign taxes paid by an underlying Fund and will not be able to pass through the tax-exempt status of income derived by an underlying Fund from certain state or municipal obligations.
Special Considerations for Non-U.S. Persons. Dividends and certain other payments (but not distributions of net capital gains) to persons who are not citizens or residents of the United States or U.S. entities (“Non-U.S. Persons”) are generally subject to U.S. tax withholding at the rate of 30%. Each Fund intends to withhold U.S. federal income tax at the rate of 30% on taxable distributions and other payments to Non-U.S. Persons that are subject to withholding, regardless of whether a lower rate may be permitted under an applicable treaty. For fund taxable years beginning on or before December 31, 2009, the 30% withholding tax does not apply to dividends that a Fund designated as (a) interest-related dividends, to the extent such dividends are derived from a Fund’s “qualified net interest income,” or (b) short-term capital gain dividends, to the extent such dividends are derived from a Fund’s “qualified short-term gain.” “Qualified net interest income” is a Fund’s net income derived from U.S.-source interest and original issue discount, subject to certain exceptions and limitations. “Qualified short-term gain” generally means the excess of the net short-term capital gain of a Fund for the taxable year over its net long-term capital loss, if any. Any amounts overwithheld may be recovered by such Non-U.S. Persons by filing a claim for refund with the U.S. Internal Revenue Service within the time period appropriate to such claims. Distributions received from a Fund by Non-U.S. Persons may also be subject to tax under the laws of their own jurisdictions.
Backup Withholding. Each Fund is also required in certain circumstances to apply backup withholding at the rate of 28% on taxable distributions and redemption proceeds paid to any shareholder (including a Non-U.S. Person) who does not furnish to the Fund certain information and certifications or who is otherwise subject to backup withholding. Backup withholding will not, however, be applied to payments that have been subject to the withholding applicable to Non-U.S. Persons.
Disposition of Shares. Any gain or loss realized by a shareholder subject to federal income tax upon the sale or other disposition of shares of a Fund generally will be a capital gain or loss that will be long-term or short-term depending upon the shareholder’s holding period for the shares. Any loss realized on a sale or exchange of a Fund’s shares by such a shareholder will be disallowed to the extent the shares disposed of are replaced (even if replaced by shares acquired pursuant to reinvested distributions) within a period of 61 days beginning 30 days before and ending 30 days after the disposition. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of a Fund’s shares held for six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions to the shareholder of net long-term capital gain with respect to such shares (including any amounts credited to the shareholder as undistributed capital gains).
Under Treasury regulations, if a shareholder recognizes a loss with respect to Fund shares of $2 million or more for an individual shareholder, or $10 million or more for a corporate shareholder, in any single taxable year (or of certain greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on Form 8886. Shareholders who own portfolio securities directly are in many cases excepted from this reporting requirement but, under current guidance, shareholders of regulated investment companies are not excepted. A shareholder who fails to make the required disclosure to the IRS may be subject to substantial penalties. The fact that a loss is reportable under these regulations does not affect the legal determination of whether or not the taxpayer’s treatment of the loss is proper. Shareholders should consult with their tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Effects of Certain Investments and Investment Policies
A Fund’s current dividend and accounting policies will affect the amount, timing, and character of distributions to shareholders, and may, under certain circumstances, make an economic return of capital taxable to shareholders otherwise subject to taxation.
Certain Debt Instruments. Any investment in zero coupon securities, deferred interest bonds, payment-in-kind bonds, certain stripped securities, and certain securities purchased at a market discount may cause a Fund to recognize income prior to the receipt of cash payments with respect to those securities. In order to distribute this income and avoid a tax on the Fund, a Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund.
Certain Funds may invest in or hold debt obligations of issuers not currently paying interest or that are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Funds. Federal income tax rules are not entirely clear about issues such as when a Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and interest, and whether certain exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by a Fund, in the event it invests in or holds such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.
Options, Etc. A Fund’s transactions in options, futures contracts, forward contracts and short sales “against the box” will be subject to special tax rules that may affect the amount, timing and character of Fund income and distributions to shareholders. For example, certain positions held by a Fund on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held by a Fund that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute “straddles,” and may be subject to special tax rules that would cause deferral of Fund losses, adjustments in the holding periods of Fund securities, and conversion of short-term into long-term capital losses. Certain tax elections exist for straddles that may alter the effects of these rules. The Fund will limit its activities in options, futures contracts, and forward contracts to the extent necessary to meet the relevant requirements of Subchapter M of the Code. As a result, however, a Portfolio may be forced to defer the closing out of certain options and futures contracts beyond the time when it otherwise would be advantageous to do so.
Foreign Investments. Special tax considerations apply with respect to foreign investments of a Fund. Foreign exchange gains and losses realized by the Fund will generally be treated as ordinary income and loss. The holding of foreign currencies for nonhedging purposes and the investment by a Fund in certain “passive foreign investment companies” may have to be limited in order to avoid tax at the Fund level. A Fund may elect to mark to market any investments in passive foreign investment companies on the last day of each year. This election may cause the Fund to recognize income prior to the receipt of cash payments with respect to those investments. In order to distribute this income and avoid U.S. federal income and excise tax on a Fund, a Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund.
The foregoing should not be viewed as a comprehensive discussion of the items referred to nor as covering all provisions relevant to investors. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Fund.
Distribution Plans
Transamerica Partners Trust has adopted a separate Distribution Plan with respect to each of the Transamerica Partners Money Market, Bond, Balanced and Stock Funds in accordance with Rule 12b-1 under the 1940 Act after having concluded that there is a reasonable likelihood that each Distribution Plan will benefit the Transamerica Partners Trust, the shares of each Fund covered by that Distribution Plan, and the holders of shares. Similarly, the Transamerica Partners Institutional Trust has adopted a Distribution Plan with respect to the Institutional Money Market, Bond, Balanced and Stock Funds in accordance with Rule 12b-1 under the 1940 Act after having concluded that there is a reasonable likelihood that the Distribution Plan will benefit the Transamerica Partners Institutional Trust, the shares of each Fund covered by that Distribution Plan and the holder of shares. Under these plans, the Funds pay monthly fees at an annual rate of 0.25% of the Fund’s average daily net assets. Fees paid under the plans may be used by the Distributor to pay for its services or for advertising, marketing or other promotional activities. In addition, the Distributor or an affiliate may make payments for distribution and/or shareholder servicing activities out of its past profits and other available sources. TAM or an affiliate may make similar types of payments under similar arrangements.
Each Fund’s 12b-1 Plan permits the Fund to pay fees to the Distributor and others as compensation for their services, not as reimbursement for specific expenses incurred. Thus, even if their expenses exceed the fees provided for by the 12b-1 Plan, the Fund would not be obligated to pay more than those fees and, if their expenses are less than the fees paid to them, they will realize a profit. Under each 12b-1 Plan, a Fund may pay the fees to the Distributor and others until the 12b-1 Plan is terminated or not renewed.
Each Distribution Plan will continue in effect if such continuance is specifically approved at least annually by a vote of both a majority of each Trust’s Trustees and a majority of each Trust’s Trustees who are not “interested persons” of the Trust and who have no direct or indirect financial interest in the operation of the Distribution Plan or in any agreement related to such Plan (“Qualified Trustees”). Each Distribution Plan requires that at least quarterly each Trust and the Distributor shall provide to the Boards of Trustees and the Boards of Trustees shall review a written report of the amounts expended (and the purposes therefor) under the Distribution Plan. Each Distribution Plan further provides that the selection and nomination of the Trust’s disinterested Trustees shall be committed to the discretion of the Trust’s disinterested Trustees then in office. Each Distribution Plan may be terminated at any time by a vote of a majority of the Trust’s Qualified Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund. Each Distribution Plan may not be amended to increase materially the amount of permitted expenses thereunder without the approval of a majority of the outstanding voting securities of the applicable Fund and may not be materially amended in any case without a vote of the majority of both the Trustees and the Qualified Trustees. The Distributor will preserve copies of any plan, agreement or report made pursuant to each Distribution Plan for a period of not less than six years from the date of such plan, agreement, or report, and for the first two years the Distributor will preserve such copies in an easily accessible place.
As contemplated by each Distribution Plan, Transamerica Capital, Inc. (“TCI”) acts as the agent of each of the Money Market, Bond, Balanced and Stock Funds in connection with the offering of shares of such Funds pursuant to a separate Distribution Agreement (the “Distribution Agreement”) effective as of November 1, 2007. Prior to November 1, 2007, Diversified Investors Securities Corp. (“DISC”), an affiliate of TCI, served as the Distributor to the Funds. After the Prospectuses and periodic reports have been prepared, set in type and mailed to existing shareholders, the Distributor pays for the printing and distribution of copies of the Prospectuses and periodic reports which are used in connection with the offering of shares of such Funds to prospective investors. Each Prospectus contains a description of fees payable to the Distributor under the Distribution Agreement with respect to the shares offered pursuant to that Prospectus.
The table below shows the total dollar amounts paid to the Distributor during each of the last three fiscal years under the Distribution Plan with respect to the Transamerica Partners Money Market, Bond, Balanced and Stock Funds. Amounts paid for distribution fees prior to November 1, 2007 were paid to DISC.

	Year	Year	Year
	Ended	Ended	Ended
	12/31/08	12/31/07	12/31/06
Money Market	$875,706	$944,371	$932,766
High Quality Bond	382,738	724,646	763,686
Inflation-Protected Securities	464,621	144,330	214,371
Core Bond	1,443,932	1,865,557	1,997,834
Total Return Bond	341,085	263,867	91,247
High Yield Bond	346,422	540,950	496,586
Balanced	198,959	334,409	395,500
Large Value	1,373,424	2,946,386	2,882,851
Value	50,630	180,721	83,164
Stock Index	1,222,464	1,743,957	1,502,569
Large Core	298,344	1,120,063	1,336,495
Large Growth	1,159,562	1,829,458	2,118,651
Growth	135,348	374,338	437,088
Mid Value	983,010	1,447,671	1,106,071
Mid Growth	327,268	323,654	329,170
Small Value	182,436	225,512	269,184
Small Core	507,428	921,795	1,100,022
Small Growth	176,742	131,706	123,514
International Equity	1,308,175	1,778,359	1,602,624
The table below shows the total dollar amounts paid to the Distributor during the last three fiscal years under the Distribution Plan with respect to the Transamerica Partners Institutional Money Market, Bond, Balanced and Stock Funds. Amounts paid for distribution fees prior to May 1, 2007 were paid to DISC.

	Year	Year	Year
	Ended	Ended	Ended
	12/31/08	12/31/07	12/31/06
Institutional Money Market	$725,339	$815,407	$510,940
Institutional High Quality Bond	257,930	597,787	458,452
Institutional Inflation-Protected Securities	305,459	84,315	68,093
Institutional Core Bond	1,324,364	1,600,643	1,209,652
Institutional Total Return Bond	139,590	139,418	11,990
Institutional High Yield Bond	288,657	334,264	204,920
Institutional Balanced	71,506	221,968	159,903
Institutional Large Value	1,568,326	2,624,551	1,876,513
Institutional Value	71,933	177,160	36,120
Institutional Stock Index	1,515,506	2,443,662	1,752,966
Institutional Large Core	76,364	608,071	489,295
Institutional Large Growth	1,278,939	2,211,040	1,935,705
Institutional Growth	99,681	239,857	175,375
Institutional Mid Value Fund	318,159	709,445	424,479
Institutional Mid Growth Fund	74,598	173,941	169,651
Institutional Small Value	81,757	107,042	104,431
Institutional Small Core	268,119	782,942	629,637
Institutional Small Growth	77,844	80,373	62,436
Institutional International Equity	1,549,950	1,788,562	1,195,074
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, New York, NY, serves as the Funds’ and the Portfolios’ independent registered public accounting firm providing audit and accounting services including (a) audit of the annual financial statements, (b) assistance and consultation with respect to filings with the SEC and (c) preparation of annual income tax returns.
Disclosure of Portfolio Holdings
The Board of Trustees of the Funds has approved policies and procedures with respect to the disclosure of the Funds’ securities and any ongoing arrangements to make available information about the Funds’ securities. The policy requires that disclosure of information about a Fund’s portfolio holdings be in the best interests of the Fund’s shareholders, and that any conflicts of interest between the interests of the Fund’s shareholders and those of TAM or its affiliates be addressed in a manner that places the interests of Fund shareholders first. This policy provides that information regarding the Funds’ holdings may never be shared with non-TAM employees, with retirement plan sponsors, with insurance companies, with investors and potential investors (whether individual or institutional), or with third parties unless it is done for legitimate business purposes and in accordance with the policy.
Subject to the provisions relating to “ongoing arrangements” discussed below, TAM’s policy generally provides for the release of details of securities positions once they are considered “stale.” Data is considered stale once it is 25 days old after calendar quarter-end. This passage of time prevents a third party from benefiting from an investment decision made by a Fund that has not been fully reflected by the market. For the purposes of the policy, the term “ongoing arrangement” is interpreted to include any arrangement, whether oral or in writing, to provide portfolio holdings information to any person or entity more than once, but excluding any arrangement to provide such information once its considered stale under the policy.
Each Fund’s complete list of holdings (including the size of each position) may be made available to retirement plan sponsors, insurance companies, investors, potential investors and third parties with simultaneous public disclosure at least 25 days after calendar quarter-end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or Form N-CSR in accordance with SEC rules, posting the information to the Fund’s internet site that is accessible by the public, or through public release by a third party vendor.
Under the policy, if portfolio holdings are released pursuant to an ongoing arrangement with any party, the Fund must have a legitimate business purpose for the release of the information, the release of the information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by TAM on behalf of the Fund and neither the Fund, TAM or any other affiliated party may receive compensation or any other consideration in connection with such arrangements.

The written approval of TAM’s Chief Compliance Officer must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Exceptions are granted only after a thorough examination and consultation with TAM Legal Department, as necessary. Any exceptions to the policies must be reported to the Board of Trustees of the Funds at its next regularly scheduled meeting.
All ongoing arrangements to make available information about a Fund’s portfolio securities will be reviewed by the Fund’s Board of Trustees no less frequently than quarterly.
Set forth below is a list, as of the date of this SAI, of those parties with whom the Funds have authorized ongoing arrangements that include the release of portfolio holdings information, as well as the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. Not all of the ongoing arrangements described below may be applicable to each Fund. The parties identified below as recipients are service providers, consultants and analysts. The Funds’ auditor also has access from time to time to the Funds’ holdings in connection with performing the audit and related functions.

Delay before
Recipient (holdings)	Frequency	dissemination
State Street Bank & Trust Company	Daily	None
Institutional Shareholders Services	Monthly	1 day
Bowne & Co., Inc.	Quarterly	1-7 days
Callan Associates, Inc.	Quarterly	15 days
Deloitte & Touche LLP	Quarterly	15 days
Evaluation Associates, Inc.	Quarterly	15 days
Marsh USA, Inc.	Quarterly	15 days
New England Pension Consultants	Quarterly	15 days
Plexus Group, Inc.	Quarterly	1-7 days
Rocaton Investment Advisors, LLC	Quarterly	15 days
Standard & Poor’s	Quarterly	25 days
Trainer Wortham and Company, Inc.	Quarterly	15 days
Watson Wyatt Investment Consulting	Quarterly	15 days
Yanni Partners, Inc.	Quarterly	15 days
With respect to each such arrangement, the Funds have a legitimate business purpose for the release of information. The release of the information is subject to trading restrictions and/or confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by TAM on behalf of the Funds. Neither the Funds, TAM or any other affiliated party receives compensation or any other consideration in connection with such arrangements.
Where a non-TAM entity serves as a sub-adviser to a Fund advised by TAM, the sub-adviser may release portfolio holdings information with respect to that Fund only with the prior consent of TAM, provided however that the sub-adviser may, without such prior consent, disclose portfolio holdings information to TAM, the Fund’s Trustees and officers, custodian, administrator, accounting and pricing agents, legal advisers, compliance personnel, auditors and brokers solely in connection with the performance of its advisory duties for that Fund, or in response to legal or regulatory requirements.
In addition, separate account and unregistered product clients of TAM, the sub-advisers of the Portfolios, or their respective affiliates generally have access to information regarding the portfolio holdings of their own accounts. Prospective clients may also have access to representative portfolio holdings. These clients and prospective clients are not subject to the portfolio holdings disclosure policies described above. Some of these separate accounts and unregistered product clients have substantially similar or identical investment objectives and strategies to certain Portfolios, and therefore may have substantially similar or nearly identical portfolio holdings as those Portfolios.
BGFA
The S&P 500 Index Master Portfolio’s Board of Trustees has adopted a policy regarding the disclosure of the Portfolio’s portfolio holdings that requires that such information be disclosed in a manner that (a) is consistent with applicable legal requirements and in the best interests of the Portfolio’s interestholders; (b) does not put the interests of BGFA, the Portfolio’s distributor, or any affiliated person of the Portfolio, BGFA or the Portfolio’s distributor, above those of Portfolio interestholders; (c) does not advantage any current or prospective Portfolio interestholders over any other current or prospective Portfolio interestholders; and (d) does not provide selective access to portfolio holdings information except pursuant to the following procedures and to the extent appropriate confidentiality arrangements and/or control mechanisms (such as by virtue of duties to the Portfolio) limiting the use of such information are in effect. None of the Portfolio, BGFA, or BGI reserve any compensation or other consideration in connection with the disclosure of Portfolio holdings information pursuant to the arrangements described below.
Service Providers.  Daily access to information concerning portfolio holdings is permitted, without any lag between the date of the information and the date on which such information is disclosed, (i) to personnel of BGFA who manage the Master Portfolio’s assets (“Portfolio Managers”) or who provide administrative, operational, risk management, or other support to the Portfolio Managers (“Support Staff”), and (ii) to other personnel of BGFA and the Master Portfolio’s service providers, such as BGI and State Street Bank and Trust Company (“State Street”), who deal directly with, or assist in, functions related to investment management, administration, custody, and fund accounting, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolio and the terms of its current registration statement. Portfolio Managers and Support Staff may also release and discuss portfolio holdings information with various broker-dealers, including broker dealers affiliated with BGFA, in connection with managing the Master Portfolio’s assets and settling the Master Portfolio’s transactions, as may be necessary to conduct business in the ordinary course in a manner consistent with agreements with the Master Portfolio and the terms of its current registration statement.
From time to time, portfolio holdings information may also be provided, in the ordinary course of business without any lag between the date of the information and the date on which such information is disclosed (provided that such information is provided no earlier than the close of trading on the same business day as the date of such information), to other persons and entities, including, among others, the Master Portfolio’s Trustees; the auditors of the Master Portfolios; counsel to the Master Portfolios, and counsel to the Trustees who are not “interested persons” of the Master Portfolios (as such term is defined in the 1940 Act) (the “Independent Trustees”); pricing service vendors; proxy voting service providers; financial printers; regulatory authorities; stock exchanges and other listing organizations; rating or ranking organizations; or as otherwise required by law or regulation. The following is a list, as of March 31, 2009, of all such persons and entities with which the Master Portfolios have ongoing arrangements to provide portfolio holdings information in the ordinary course of business without any lag as described above: Moody’s, S&P, Lipper, Inc. and Morningstar, Inc., as the rating organizations for certain of the Master Portfolios; and Interactive Data Corp. and Reuters, as pricing services for the Master Portfolios. Any additions, modifications or deletions to the foregoing list that have occurred since March 31, 2008 are not reflected.
Generally, the above persons and entities are subject to duties of confidentiality arising under law or contract that the Boards of Trustees of the Master Portfolios believe provide an adequate safeguard for such information.
Third-Party Feeder Funds.  The Master Portfolio provides portfolio holdings information to the sponsors, administrators or other service providers for feeder funds sponsored by institutions not affiliated with BGFA that invest in the Master Portfolio (each, a “third-party feeder fund”) as may be necessary to (i) conduct business of the third-party feeder funds in the ordinary course in a manner consistent with agreements with the third-party feeder funds and the terms of the Master Portfolio’s current registration statement, or (ii) satisfy legal requirements applicable to the third-party feeder funds. Such portfolio holdings information may be provided without any lag between the date of the information and the date on which such information is disclosed. Each third-party feeder fund is subject to the terms and duties of confidentiality of its own portfolio holdings disclosure policy as adopted by its board of directors or trustees (which policy may be different than the Master Portfolio’s policy described herein), and none of BGFA, BGI or the Board of Trustees of the Master Portfolio’s exercises control over any third-party feeder fund’s policies. The following is a list, as of March 31, 2009, of third-party feeder funds and their service providers with which the Master Portfolios have ongoing arrangements to provide portfolio holdings information: BB&T Equity Index Funds, BB&T Funds, BE Creative, Inc., BISYS Fund Services Limited Partnership, Transamerica Partners Institutional Stock Index Fund, Transamerica Partners Funds Group, Diversified Investors Securities Corp., Homestead Funds, Inc., State Farm S&P 500 Index Fund, State Farm Mutual Fund Trust, and State Farm VP Management Corp. Such information is generally provided within five business days following month-end. Any additions, modifications or deletions to the foregoing list that have occurred since March 31, 2009 are not reflected.
BGFA, BGI and the Master Portfolios may also provide portfolio holdings information to the sponsors, administrators or other service providers for a potential third-party feeder fund to the extent necessary for such entities to evaluate a potential investment in the relevant Master Portfolio, subject to appropriate confidentiality arrangements limiting the use of such information to that purpose.
Securities and Exchange Commission Filings.  The Master Portfolio will disclose its complete portfolio holdings schedule in public filings with the Securities and Exchange Commission on a quarterly basis, based on the Portfolio’s fiscal year, within 70 days after the end of the calendar quarter, and will provide that information to shareholders, as required by federal securities laws and regulations thereunder.

Other Public Disclosure.  A Master Portfolio may voluntarily disclose portfolio holdings information in advance of required filings with the SEC to persons and entities that make such information generally available to interested persons, such as institutional investors and their advisers and representatives. These persons and entities may make such information available through a variety of methods, including without limitation via websites, e-mail and other forms of publication. Such portfolio holdings information may be provided without any lag between the date of the information and the date on which such information is disclosed, provided that such information is provided no earlier than the close of trading on the same business day as the date of such information. No conditions or restrictions are placed on the use of such information because the Master Portfolios intend that the persons and entities to which such information is provided will make such information generally available to all interested persons. The following is a list, as of March 31, 2009, of all such persons and entities with which the Master Portfolios have ongoing arrangements to provide portfolio holdings information and the frequency with which such information is provided: Micropal (monthly) and Bloomberg (monthly). Any additions, modifications or deletions to the foregoing list that have occurred since March 31, 2009 are not reflected.
Approved Recipients.  The Master Portfolios’ Chief Compliance Officer may also authorize disclosure of portfolio holdings information to approved recipients pursuant to the above policy. The Boards of Trustees of the Master Portfolios review the above policy and the procedures with respect to the disclosure of portfolio holdings information at least annually. There can be no assurance that the Master Portfolio’s policy and procedures with respect to disclosure of portfolio holdings information will prevent the misuse of such information by persons that receive such information.
Description of the Trust; Fund Shares
Transamerica Partners Trust is a Massachusetts business trust established under a Declaration of Trust dated as of April 23, 1993. Transamerica Partners Institutional Trust is a Massachusetts business trust established under a Declaration of Trust dated as of January 5, 1996. The authorized capital of each Trust consists of an unlimited number of shares of beneficial interest of $0.00001 par value which may be issued in separate series.
Series and Classes.  Currently, each Trust has twenty-four active series, although additional series may be established from time to time. Each Trust may also establish classes of shares within each series at any time. The Trustees may determine the rights and preferences, limitations and restrictions, including qualifications for ownership, conversion and exchange features, minimum purchase and account size, expenses and charges, and other features of the series and classes. The Trustees may change any of those features, terminate any series or class, combine series with other series in the Trust, combine one or more classes of a series with another class in that series or convert the shares of one class into another class.
Each share of a series represents an equal proportionate interest in that series with each other share of that series, except that due to varying expenses borne by different classes, distributions and net asset values may be different for different classes. Shareholders of each series are entitled, upon liquidation or dissolution, to a pro rata share in the net assets of that series that are available for distribution to shareholders, except to the extent of different expenses borne by different classes as noted above. All consideration received by a Trust for shares of any series and all assets in which such consideration is invested belong to that series and are subject to the liabilities related thereto. Each share of a Fund, as a series of a Trust, represents an interest in the Fund only and not in the assets of any other series of the Trust.
The Declaration of Trust of each Trust provides that Trustees may, in their discretion, require the Trust to redeem shares held by any shareholder for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that direct or indirect ownership of shares of any Fund has or may become concentrated in such shareholder to an extent that would disqualify that series as a regulated investment company under the Code, (ii) the failure of a shareholder to supply a tax identification number if required to do so, (iii) the failure of a shareholder to pay when due for the purchase of shares issued to that shareholder, (iv) the value of a shareholder’s shares being less than a minimum amount established from time to time by the Trustees, (v) failure of a shareholder to meet or maintain the qualifications for ownership of a particular class of shares, or (vi) the determination by the Trustees or pursuant to policies adopted by the Trustees that ownership of shares by a particular shareholder is not in the best interests of the remaining shareholders of the Trust or applicable Fund or class.
Shareholder Voting.  Each Trust’s Declaration of Trust provides for shareholder voting as required by the Investment Company Act of 1940 or other applicable laws but otherwise permits, consistent with Massachusetts law, actions by the Trustees without seeking the consent of shareholders. The Trustees may, without shareholder approval, amend a Trust’s Declaration of Trust or authorize the merger or consolidation of the Trust into another trust or entity, reorganize the Trust, or any series or class into another trust or entity or a series or class of another entity, sell all or substantially all of the assets of the Trust or any series to another entity, or a series or class of another entity, or terminate the Trust or any series or class.

The Funds are not required to hold an annual meeting of shareholders, but will call special meetings of shareholders whenever required by the 1940 Act or by the terms of the applicable Declaration of Trust. The Declarations of Trust provide for “dollar-weighted voting” which means that a shareholder’s voting power is determined, not by the number of shares he or she owns, but by the dollar value of those shares determined on the record date. All shareholders of all series of a Trust vote together, except where required by the 1940 Act to vote separately by series, or when the Trustees have determined that a matter affects only the interests of one or more series.
Election and Removal of Trustees.  The Declaration of Trust of each Trust provides that the Trustees may establish the number of Trustees and that vacancies on the Board may be filled by the remaining Trustees, except when election of Trustees by the shareholders is required under the 1940 Act. Trustees are then elected by a plurality of votes cast by shareholders at a meeting at which a quorum is present. Each Declaration of Trust also provides that a mandatory retirement age may be set by action of two-thirds of the Trustees and that Trustees may be removed, with or without cause, by a vote of shareholders holding two-thirds of the voting power of the Trust, or by a vote of two-thirds of the remaining Trustees. The provisions of the Declarations of Trust relating to the election and removal of Trustees may not be amended without the approval of two-thirds of the Trustees.
Amendments to the Declarations of Trust.  The Trustees are authorized to amend the Declarations of Trust without the vote of shareholders, but no amendment may be made that impairs the exemption from personal liability granted in the declaration to persons who are or have been shareholders, Trustees, officers or, employees of the Trust or that limit the rights to indemnification or insurance provided in the Declarations of Trust with respect to actions or omissions of persons entitled to indemnification under the Declarations of Trust prior to the amendment.
Shareholder, Trustee and Officer Liability.  Under Massachusetts law, shareholders of a Massachusetts business trust may, under certain circumstances, be held personally liable as partners for its obligations and liabilities. However, the Declaration of Trust of each Trust provides that shareholders are not personally liable for the obligations of a Fund and requires the Fund to indemnify a shareholder against any loss or expense arising from any such liability. In addition, a Fund will assume the defense of any claim against a shareholder for personal liability at the request of the shareholder. Each Declaration of Trust further provides that a Trustee acting in his or her capacity as Trustee is not personally liable to any person other than the Trust or its shareholders, for any act, omission, or obligation of the Trust. Each Declaration of Trust also permits the limitation of a Trustee’s liability to the full extent permitted by law. The Declaration of Trust of each Trust requires the Trust to indemnify any persons who are or who have been Trustees, officers or employees of the Trust for any liability for actions or failure to act except to the extent prohibited by applicable federal law. In making any determination as to whether any person is entitled to the advancement of expenses in connection with a claim for which indemnification is sought, such person is entitled to a rebuttable presumption that he or she did not engage in conduct for which indemnification is not available.
The Declarations of Trust provide that any Trustee who serves as Chair of the Board or of a committee of the Board, lead independent Trustee, or audit committee financial expert, or in any other similar capacity will not be subject to any greater standard of care or liability because of such position.
Derivative Actions.  Each Declaration of Trust provides a detailed process for the bringing of derivative actions by shareholders in order to permit legitimate inquiries and claims while avoiding the time, expense, distraction, and other harm that can be caused to a Fund or its shareholders as a result of spurious shareholder demands and derivative actions. Prior to bringing a derivative action, a demand by three unrelated shareholders must first be made on the Fund’s Trustees. The Declaration of Trust details various information, certifications, undertakings and acknowledgements that must be included in the demand. Following receipt of the demand, the Trustees have a period of 90 days, which may be extended by an additional 60 days, to consider the demand. If a majority of the Trustees who are considered independent for the purposes of considering the demand determine that maintaining the suit would not be in the best interests of the Fund, the Trustees are required to reject the demand and the complaining shareholders may not proceed with the derivative action unless the shareholders are able to sustain the burden of proof to a court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Fund. The Declaration of Trust of each Trust further provides that shareholders owning shares representing at least 5% of the voting power of the affected Fund must join in bringing the derivative action. If a demand is rejected, the complaining shareholders will be responsible for the costs and expenses (including attorneys’ fees) incurred by the Fund in connection with the consideration of the demand, if in the judgment of the independent Trustees, the demand was made without reasonable cause or for an improper purpose. If a derivative action is brought in violation of the declaration, the shareholders bringing the action may be responsible for the Fund’s costs, including attorneys’ fees.
Each Declaration of Trust further provides that a Fund shall be responsible for payment of attorneys’ fees and legal expenses incurred by a complaining shareholder only if required by law, and any attorneys’ fees that the Fund is obligated to pay shall be calculated using reasonable hourly rates. The Declarations of Trust also require that actions by shareholders against a Fund be brought only in federal court in the Southern District of New York, or if not permitted to be brought in federal court, then in the Business Litigation Session of Suffolk Superior Court in Massachusetts, and that the right to jury trial be waived to the full extent permitted by law.
Proxy Voting Guidelines and Procedures
As detailed in the Funds’ Proxy Voting Policies and Procedures below, the Funds use the proxy voting policies and procedures of the sub-advisers to determine how to vote proxies relating to securities held by the Funds. The proxy voting policies and procedures of TAM, BGFA and each sub-adviser are attached or summarized in Appendix B.
The Funds file Form N-PX, with the complete proxy voting records of the Funds for the 12 months ended June 30th, no later than August 31st of each year. The latest filing of Form N-PX was made on August 30, 2008, for the 12 month-period ended June 30, 2008. The form is available without charge: (1) from the Funds, upon request by calling 1-888-233-4339; and (2) on the SEC’s website at www.sec.gov.
Financial Statements
The financial statements of Transamerica Partners Funds Group, Transamerica Partners Funds Group II and Transamerica Partners Portfolios as of December 31, 2008 have been filed with the Securities and Exchange Commission as part of the annual reports of the Trusts and the Portfolio Trust, pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder, and are hereby incorporated herein by reference from such reports. Copies of such reports will be provided without charge to each person upon request.

Appendix A
DESCRIPTION OF SECURITY RATINGS
Standard & Poor’s
Corporate and Municipal Bonds
Issue credit ratings are based in varying degrees, on the following considerations: (1) likelihood of payment — capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
The issue ratings definitions are expressed in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above.
AAA — An obligation rated “AAA” has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA — An obligation rated “AA” differs from the highest-rated obligations only in small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A — An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.
BBB — An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
BB, B, CCC, CC, and C — Obligations rated “BB”, “B”, “CCC”, “CC”, and “C” are regarded as having significant speculative characteristics. “BB’ indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB — An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.
B — An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.
CCC — An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
CC — An obligation rated “CC” is currently highly vulnerable to nonpayment.
C — The “C” rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.
D — An obligation rated “D” is in payment default. The “D” rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.
Plus (+) or Minus (-): The “AA” to “CCC” ratings may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

N.R.: Not rated.
i — The letter “i” subscript is used for issues in which the credit factors, terms, or both, that determine the likelihood of receipt of payment of interest are different from the credit factors, terms or both that determine the likelihood of receipt of principal on the obligation. The “i” subscript indicates that the rating addresses the interest portion of the obligation only. The “i” subscript will always be used in conjunction with the “p” subscript, which addresses likelihood of receipt of principal. For example, a rated obligation could be assigned ratings of “AAAp N.R.i” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.
L — Ratings qualified with “L” apply only to amounts invested up to federal deposit insurance limits.
p — The letter “p” subscript is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The “p” subscript indicates that the rating addresses the principal portion of the obligation only. The “p” subscript will always be used in conjunction with the “i” subscript, which addresses likelihood of receipt of interest. For example, a rated obligation could be assigned ratings of “AAAp N.R.i” indicating that the principal portion is rated “AAA” and the interest portion of the obligation is not rated.
pi — Ratings with a “pi” subscript are based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. They do not, however, reflect in-depth meetings with an issuer’s management and are therefore based on less comprehensive information than ratings without a “pi” subscript. Ratings with a “pi” subscript are reviewed annually based on a new year’s financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer’s credit quality.
pr — The letters “pr” indicate that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.
t — This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.
Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories (“AAA”, “AA”, “A”, “BBB”, commonly known as investment-grade ratings) generally are regarded as eligible for bank investment. Also, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies, and fiduciaries in general.
Short-Term Issuer Credit Ratings
A-1 — An obligor rated “A-1” has strong capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor’s. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments is extremely strong.
A-2 — An obligor rated “A-2” has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3 — An obligor rated “A-3” has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.
B — An obligor rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.
C — An obligor rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for it to meet its financial commitments.
R — An obligor rated “R” is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see Standard & Poor’s issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.
SD and D — An obligor rated “SD” (selective default) or “D” has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A “D” rating is assigned when Standard & Poor’s believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An “SD” rating is assigned when Standard & Poor’s believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see Standard & Poor’s issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.
N.R. — An issuer designated N.R. is not rated.
Commercial Paper
A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from “A” for the highest-quality obligations to “D” for the lowest. These categories are as follows:
A-1 — This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.
A-2 — Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated “A-1”.
A-3 — Issues carrying this designation have an adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.
B — Issues rated “B” are regarded as having only speculative capacity for timely payment.
C — This rating is assigned to short-term debt obligations with a doubtful capacity for payment.
D — Debt rated “D” is in payment default. The “D” rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless Standard & Poor’s believes such payments will be made during such grace period.
Moody’s
Long-Term Obligation Ratings
Moody’s long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa — Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.
Aa — Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A — Obligations rated A are considered upper-medium grade and are subject to low credit risk.
Baa — Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.
Ba — Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.
B — Obligations rated B are considered speculative and are subject to high credit risk.
Caa — Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.
Ca — Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C — Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s applies numerical modifiers “1”, “2” and “3” in each generic rating classification from “Aa” through “Caa.” The modifier “1” indicates that the obligation ranks in the higher end of its generic rating category; the modifier “2” indicates a mid-range ranking; and the modifier “3” indicates a ranking in the lower end of that generic rating category.
Short-Term Rating
Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.
P-1 — Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2 — Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3 — Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP — Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Fitch
International Long-Term Credit Ratings
International Long-Term Credit Ratings are more commonly referred to as simply “Long-Term Ratings”. The following scale applies to foreign currency and local currency ratings.
International credit ratings assess the capacity to meet foreign or local currency commitments. Both foreign and local currency ratings are internationally comparable assessments. The local currency rating measures the probability of payment only within the sovereign state’s currency and jurisdiction.
Investment Grade
AAA — Highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA — Very high credit quality. “AA” ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A — High credit quality. “A” ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.
BBB — Good credit quality. “BBB” ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.
Speculative Grade
BB — Speculative. “BB” ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.
B — Highly speculative. “B” ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.
CCC, CC, C — High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A “CC” rating indicates that default of some kind appears probable. “C” ratings signal imminent default.
DDD, DD, D — Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. “DDD” obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. “DD” indicates potential recoveries in the range of 50%-90% and “D” the lowest recovery potential, i.e., below 50%. Entities rated in this category have defaulted on some or all of their obligations. Entities rated “DDD” have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated “DD” and “D” are generally undergoing a formal reorganization or liquidation process; those rated “DD” are likely to satisfy a higher portion of their outstanding obligations, while entities rated “D” have a poor prospect of repaying all obligations.
“+” or “-”may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” category or to categories below “CCC”.
“NR” indicates that Fitch Ratings does not publicly rate the issuer or issue in question.
“Withdrawn”: A rating is withdrawn when Fitch Ratings deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.
Rating Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as “Positive”, indicating a potential upgrade, “Negative”, for a potential downgrade, or “Evolving”, if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.
A Rating Outlook indicates the direction a rating is likely to move over a one to two-year period. Outlooks may be positive, stable, or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, ratings for which outlooks are “stable” could be upgraded or downgraded before an outlook moves to positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend and in these cases, the Rating Outlook may be described as “evolving”.

International Short-Term Credit Ratings
International Short-Term Credit Ratings are more commonly referred to as simply “Short-Term Ratings”. The following scale applies to foreign currency and local currency ratings.
A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.
International credit ratings assess the capacity to meet foreign or local currency commitments. Both foreign and local currency ratings are internationally comparable assessments. The local currency rating measures the probability of payment only within the sovereign state’s currency and jurisdiction.
F1 — Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2 — Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.
F3 — Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.
B — Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.
C — High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.
D — Default. Denotes actual or imminent payment default.
“+”may be appended to an “F1” rating class to denote relative status within the category.
“NR” indicates that Fitch Ratings does not publicly rate the issuer or issue in question.
“Withdrawn”: A rating is withdrawn when Fitch Ratings deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.
Rating Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as “Positive”, indicating a potential upgrade, “Negative”, for a potential downgrade, or “Evolving”, if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

Appendix B
TRANSAMERICA PARTNERS FUNDS GROUP
TRANSAMERICA PARTNERS FUNDS GROUP II
TRANSAMERICA PARTNERS PORTFOLIOS
PROXY VOTING POLICIES AND PROCEDURES
I. Statement of Principle
The Funds seek to assure that proxies received by the Funds are voted in the best interests of the Funds’ stockholders and have accordingly adopted these procedures.
II. Delegation of Proxy Voting/Adoption of Adviser and Sub-Adviser Policies
Each Fund delegates the authority to vote proxies related to portfolio securities to Transamerica Asset Management, Inc. (the “Adviser”), as investment adviser to each Fund, which in turn delegates proxy voting authority for most portfolios of the Fund to the Sub-Adviser retained to provide day-to-day portfolio management for that portfolio. The Board of Trustees/Directors of each Fund adopts the proxy voting policies and procedures of the Adviser and Sub-Advisers as the proxy voting policies and procedures (each a “Proxy Voting Policy”) that will be used by each of these respective entities when exercising voting authority on behalf of the Fund. These policies and procedures are attached hereto.
III. Annual Review of Proxy Voting Policies of Adviser and Sub-Advisers
No less frequently than once each calendar year, the Adviser’s Proxy Voting Administrator will request each Sub-Adviser to provide a current copy of its Proxy Voting Policy, or certify that there have been no material changes to its Proxy Voting Policy or that all material changes have been previously provided for review, and verify that such Proxy Voting Policy is consistent with those of the Funds and Adviser. Any inconsistency between the Sub-Adviser’s Proxy Voting Policy and that of the Funds or Adviser shall be reconciled by the Adviser’s Proxy Voting Administrator before presentation for approval by the Board.
The Proxy Voting Administrator will provide an electronic copy of each Board approved Proxy Voting Policy to Legal department for inclusion in applicable SEC filings.
IV. Securities on Loan
The Boards of Trustees/Directors of the Funds have authorized the Adviser, in conjunction with State Street Bank and Trust Company (“State Street”), to lend portfolio securities on behalf of the Funds. Securities on loan generally are voted by the borrower of such securities. Should a Sub-Adviser to the Fund wish to exercise its vote for a particular proxy, the Adviser will immediately contact State Street and terminate the loan.
Last Revised: July 1, 2008

Aronson+Johnson+Ortiz, LP
Overview
Aronson+Johnson+Ortiz, LP (AJO) exercises proxy voting responsibilities on behalf of many of its clients pursuant to express or implied authorization in the client’s investment management agreement, though some clients retain this authority. In the case of ERISA accounts AJO, as adviser to the plan, must vote all proxies for the securities managed by AJO, unless the authority to vote proxies is retained by another plan fiduciary.
Each client account is voted by the firm’s Proxy Manager, and our proxy voting is overseen by the firm’s Proxy Oversight Committee. We have adopted and implemented policies and procedures reasonably designed to ensure proxies are voted in the best interests of clients, in accordance with our fiduciary duties and the requirements of ERISA and of SEC Rule 206(4)-6 under the Investment Advisers Act of 1940.
AJO uses a quantitative approach to investment management, using publicly available data and a proprietary investment model. Our quantitative model does not include subjective analysis of companies and their officers and directors. Therefore, for detailed analyses of proxy issues AJO will rely primarily on one or more independent third party proxy voting services, and we will generally vote proxies in accordance with the recommendations we receive from these services. We have procedures in place to ensure the advice we receive is impartial and in the best interests of our clients. We vote each proxy individually and on rare occasions we will not follow the third party recommendation. We will only vote against the recommendation where it is in the portfolio’s best interests to do so and where AJO has no material conflict of interest. We rely solely on the third party recommendations in situations where AJO has a material conflict of interest (see “Conflicts of Interest,” below).
In some instances AJO may abstain from voting a client proxy, particularly when the effect on the client’s economic interest or the value to the portfolio is insignificant or the cost of voting the proxy outweighs the benefit to the portfolio.
Conflicts of Interest
Actual and potential conflicts of interest, including conflicts of interest of our third party proxy service, are monitored by AJO’s Proxy Oversight Committee. When a conflict is identified, the Committee first makes a determination as to whether the conflict is material. The Committee defines a material conflict as one reasonably likely to be viewed as important by the average shareholder. In the case of a material AJO conflict, we will vote the proxy in accordance with the third party recommendation, unless the client directs us otherwise or, in the case of an ERISA client, revokes our proxy voting authority in writing. In the case where both AJO and our primary proxy voting service each has a conflict of interest, the Committee will vote the proxy in accordance with the recommendation of our secondary proxy service.
Record-Keeping
AJO will maintain all required proxy voting records for five years or for such longer time as applicable law or client guidelines require. AJO may satisfy some of its record-keeping obligations by utilizing third party service providers or by relying on records available on EDGAR, the SEC’s online document filing and retention system.

Vote Disclosure
Each proxy voted by AJO for a client account is disclosed to the client quarterly. Clients may receive additional reports of proxies voted on their behalf by AJO by calling us collect at 215/546-7500.
AJO treats proxy votes as the property of the client and will not disclose proxy votes to third parties.

Barclays Global Fund Advisors
PROXY VOTING POLICIES OF THE MASTER PORTFOLIOS
The following is a discussion of the proxy voting policies of the Master Investment Portfolios (“MIP”).
MIP has adopted as its proxy voting policies for each Master Portfolio the proxy voting guidelines of Barclays Global Fund Advisors (“BGFA”), the investment adviser to the Master Portfolios (including the S&P 500 Index Master Portfolio). MIP has delegated to BGFA the responsibility for voting proxies on the portfolio securities held by each Master Portfolio. Therefore, the remainder of this section discusses each Master Portfolio’s proxy voting guidelines and BGFA’s role in implementing such guidelines.
BGFA votes (or refrains from voting) proxies for each Master Portfolio in a manner that BGFA, in the exercise of its independent business judgment, concludes is in the best economic interests of such Master Portfolio. In some cases, BGFA may determine that it is in the best economic interests of a Master Portfolio to refrain from exercising the Master Portfolio’s proxy voting rights (such as, for example, proxies on certain non-U.S. securities that might impose costly or time-consuming in-person voting requirements). With regard to the relationship between securities lending and proxy voting, BGFA’s approach is also driven by its clients’ economic interests. The evaluation of the economic desirability of recalling loans involves balancing the revenue producing value of loans against the likely economic value of casting votes. Based on BGFA’s evaluation of this relationship, BGFA believes that the likely economic value of casting a vote generally is less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by BGFA recalling loaned securities in order to ensure they are voted. Periodically, BGFA analyzes the process and benefits of voting proxies for securities on loan, and will consider whether any modification of its proxy voting policies or procedures are necessary in light of any regulatory changes. BGFA will normally vote on specific proxy issues in accordance with its proxy voting guidelines. BGFA’s proxy voting guidelines provide detailed guidance as to how to vote proxies on certain important or commonly raised issues. BGFA may, in the exercise of its business judgment, conclude that the proxy voting guidelines do not cover the specific matter upon which a proxy vote is requested, or that an exception to the proxy voting guidelines would be in the best economic interests of the Master Portfolio. BGFA votes (or refrains from voting) proxies without regard to the relationship of the issuer of the proxy (or any shareholder of such issuer) to the Master Portfolio, the Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates. When voting proxies, BGFA attempts to encourage companies to follow practices that enhance shareholder value and increase transparency and allow the market to place a proper value on their assets. With respect to certain specific issues:
- Each Master Portfolio generally supports the board’s nominees in uncontested elections of directors and generally supports proposals that strengthen the independence of boards of directors;
- Each Master Portfolio generally does not support proposals on social issues that lack a demonstrable economic benefit to the issuer and the Master Portfolio investing in such issuer; and
- Each Master Portfolio generally votes against anti-takeover proposals and proposals that would create additional barriers or costs to corporate transactions that are likely to deliver a premium to shareholders.
BGFA maintains institutional policies and procedures that are designed to prevent any relationship between the issuer of the proxy (or any shareholder of the issuer) and a Master Portfolio, a Master Portfolio’s affiliates (if any), BGFA or BGFA’s affiliates, or SEI or SEI’s affiliates, from having undue influence on BGFA’s proxy voting activity. In certain instances, BGFA may determine to engage an independent fiduciary to vote proxies as a further safeguard against potential conflicts of interest or as otherwise required by applicable law. The independent fiduciary may either vote such proxies or provide BGFA with instructions as to how to vote such proxies. In the latter case, BGFA votes the proxy in accordance with the independent fiduciary’s determination.

BlackRock Financial Management, Inc.
PROXY VOTING POLICIES AND PROCEDURES
These Proxy Voting Policies and Procedures (“Policy”) for BlackRock Advisors, LLC and its affiliated U.S. registered investment advisers1 (“BlackRock”) reflect our duty as a fiduciary under the Investment Advisers Act of 1940 (the “Advisers Act”) to vote proxies in the best interests of our clients. BlackRock serves as the investment manager for investment companies, other commingled investment vehicles and/or separate accounts of institutional and other clients. The right to vote proxies for securities held in such accounts belongs to BlackRock’s clients. Certain clients of BlackRock have retained the right to vote such proxies in general or in specific circumstances.2 Other clients, however, have delegated to BlackRock the right to vote proxies for securities held in their accounts as part of BlackRock’s authority to manage, acquire and dispose of account assets.
When BlackRock votes proxies for a client that has delegated to BlackRock proxy voting authority, BlackRock acts as the client’s agent. Under the Advisers Act, an investment adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services the adviser undertakes on the client’s behalf, including proxy voting. BlackRock is therefore subject to a fiduciary duty to vote proxies in a manner BlackRock believes is consistent with the client’s best interests,3 whether or not the client’s proxy voting is subject to the fiduciary standards of the Employee Retirement Income Security Act of 1974 (“ERISA”).4 When voting proxies for client accounts (including investment companies), BlackRock’s primary objective is to make voting decisions solely in the best interests of clients and ERISA clients’ plan beneficiaries and participants. In fulfilling its obligations to clients, BlackRock will seek to act in a manner that it believes is most likely to enhance the economic value of the underlying securities held in client accounts.5 It is imperative that BlackRock considers the interests of its clients, and not the interests of BlackRock, when voting proxies and that real (or perceived) material conflicts that may arise between BlackRock’s interest and those of BlackRock’s clients are properly addressed and resolved.
While BlackRock is cognizant of the importance of such considerations, when voting proxies it will generally take such matters into account only to the extent that they have a direct bearing on the economic value of the underlying securities.
To the extent that a BlackRock client desires to pursue a particular social, labor, environmental or other agenda through the proxy votes made for its securities held through BlackRock as investment adviser, BlackRock encourages the client to consider retaining direct proxy voting authority or to appoint independently a special proxy voting fiduciary other than BlackRock.
Advisers Act Rule 206(4)-6 was adopted by the SEC in 2003 and requires, among other things, that an investment adviser that exercises voting authority over clients’ proxy voting adopt policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interests of clients, discloses to its clients information about those policies and procedures and also discloses to clients how they may obtain information on how the adviser has voted their proxies.
In light of such fiduciary duties, the requirements of Rule 206(4)-6, and given the complexity of the issues that may be raised in connection with proxy votes, BlackRock has adopted these policies and procedures. BlackRock’s Equity Investment Policy Oversight Committee, or a sub-committee thereof (the “Committee”), addresses proxy voting issues on behalf of BlackRock and its clients.6 The Committee is comprised of senior members of BlackRock’s Portfolio Management Group and advised by BlackRock’s Legal and Compliance Department.

[1]	The Policy does not apply to BlackRock Asset Management U.K. Limited and BlackRock Investment Managers International Limited, which are U.S. registered investment advisers based in the United Kingdom.

[2]	In certain situations, a client may direct BlackRock to vote in accordance with the client’s proxy voting policies. In these situations, BlackRock will seek to comply with such policies to the extent it would not be inconsistent with other BlackRock legal responsibilities.

[3]	Letter from Harvey L. Pitt, Chairman, SEC, to John P.M. Higgins, President, Ram Trust Services (February 12, 2002) (Section 206 of the Investment Advisers Act imposes a fiduciary responsibility to vote proxies fairly and in the best interests of clients); SEC Release No. IA-2106 (February 3, 2003).

[4]	DOL Interpretative Bulletin of Sections 402, 403 and 404 of ERISA at 29 C.F.R. 2509.94-2

[5]	Other considerations, such as social, labor, environmental or other policies, may be of interest to particular clients.

[6]	Subject to the Proxy Voting Policies of Merrill Lynch Bank & Trust Company FSB, the Committee may also function jointly as the Proxy Voting Committee for Merrill Lynch Bank & Trust Company FSB trust accounts managed by personnel dually-employed by BlackRock.

I. Scope of Committee Responsibilities
The Committee shall have the responsibility for determining how to address proxy votes made on behalf of all BlackRock clients, except for clients who have retained the right to vote their own proxies, either generally or on any specific matter. In so doing, the Committee shall seek to ensure that proxy votes are made in the best interests of clients, and that proxy votes are determined in a manner free from unwarranted or inappropriate influences. The Committee shall also oversee the overall administration of proxy voting for BlackRock accounts.7
The Committee shall establish BlackRock’s proxy voting guidelines, with such advice, participation and research as the Committee deems appropriate from portfolio managers, proxy voting services or other knowledgeable interested parties. As it is anticipated that there will not necessarily be a “right” way to vote proxies on any given issue applicable to all facts and circumstances, the Committee shall also be responsible for determining how the proxy voting guidelines will be applied to specific proxy votes, in light of each issuer’s unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternative actions. In so doing, the Committee may determine to vote a particular proxy in a manner contrary to its generally stated guidelines.
The Committee may determine that the subject matter of certain proxy issues are not suitable for general voting guidelines and requires a case-by-case determination, in which case the Committee may elect not to adopt a specific voting guideline applicable to such issues. BlackRock believes that certain proxy voting issues — such as approval of mergers and other significant corporate transactions — require investment analysis akin to investment decisions, and are therefore not suitable for general guidelines. The Committee may elect to adopt a common BlackRock position on certain proxy votes that are akin to investment decisions, or determine to permit portfolio managers to make individual decisions on how best to maximize economic value for the accounts for which they are responsible (similar to normal buy/sell investment decisions made by such portfolio managers).8
While it is expected that BlackRock, as a fiduciary, will generally seek to vote proxies over which BlackRock exercises voting authority in a uniform manner for all BlackRock clients, the Committee, in conjunction with the portfolio manager of an account, may determine that the specific circumstances of such account require that such account’s proxies be voted differently due to such account’s investment objective or other factors that differentiate it from other accounts. In addition, on proxy votes that are akin to investment decisions, BlackRock believes portfolio managers may from time to time legitimately reach differing but equally valid views, as fiduciaries for BlackRock’s clients, on how best to maximize economic value in respect of a particular investment.
The Committee will also be responsible for ensuring the maintenance of records of each proxy vote, as required by Advisers Act Rule 204-2.9 All records will be maintained in accordance with applicable law. Except as may be required by applicable legal requirements, or as otherwise set forth herein, the Committee’s determinations and records shall be treated as proprietary, nonpublic and confidential.
The Committee shall be assisted by other BlackRock personnel, as may be appropriate. In particular, the Committee has delegated to the BlackRock Operations Department responsibility for monitoring corporate actions and ensuring that proxy votes are submitted in a timely fashion. The Operations Department shall ensure that proxy voting issues are promptly brought to the Committee’s attention and that the Committee’s proxy voting decisions are appropriately disseminated and implemented.
To assist BlackRock in voting proxies, the Committee may retain the services of a firm providing such services. BlackRock has currently retained Institutional Shareholder Services (“ISS”) in that role. ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to BlackRock may include, but are not limited to, in-depth research, voting recommendations (which the Committee is not obligated to follow), vote execution, and recordkeeping.

[7]	The Committee may delegate day-to-day administrative responsibilities to other BlackRock personnel and/or outside service providers, as appropriate.

[8]	The Committee will normally defer to portfolio managers on proxy votes that are akin to investment decisions except for proxy votes that involve a material conflict of interest, in which case it will determine, in its discretion, the appropriate voting process so as to address such conflict.

[9]	The Committee may delegate the actual maintenance of such records to an outside service provider. Currently, the Committee has delegated the maintenance of such records to Institutional Shareholder Services.

II. Special Circumstances
Routine Consents. BlackRock may be asked from time to time to consent to an amendment to, or grant a waiver under, a loan agreement, partnership agreement, indenture or other governing document of a specific financial instrument held by BlackRock clients. BlackRock will generally treat such requests for consents not as “proxies” subject to these Proxy Voting Policies and Procedures but as investment matters to be dealt with by the responsible BlackRock investment professionals would, provided that such consents (i) do not relate to the election of a board of directors or appointment of auditors of a public company, and (ii) either (A) would not otherwise materially affect the structure, management or control of a public company, or (B) relate to a company in which BlackRock clients hold only interests in bank loans or debt securities and are consistent with customary standards and practices for such instruments.
Securities on Loan. Registered investment companies that are advised by BlackRock as well as certain of our advisory clients may participate in securities lending programs. Under most securities lending arrangements, securities on loan may not be voted by the lender (unless the loan is recalled). BlackRock believes that each client has the right to determine whether participating in a securities lending program enhances returns, to contract with the securities lending agent of its choice and to structure a securities lending program, through its lending agent, that balances any tension between loaning and voting securities in a matter that satisfies such client. If client has decided to participate in a securities lending program, BlackRock will therefore defer to the client’s determination and not attempt to seek recalls solely for the purpose of voting routine proxies as this could impact the returns received from securities lending and make the client a less desirable lender in a marketplace. Where a client retains a lending agent that is unaffiliated with BlackRock, BlackRock will generally not seek to vote proxies relating to securities on loan because BlackRock does not have a contractual right to recall such loaned securities for the purpose of voting proxies. Where BlackRock or an affiliate acts as the lending agent, BlackRock will also generally not seek to recall loaned securities for proxy voting purposes, unless the portfolio manager responsible for the account or the Committee determines that voting the proxy is in the client’s best interest and requests that the security be recalled.
Voting Proxies for Non-US Companies. While the proxy voting process is well established in the United States, voting proxies of non-US companies frequently involves logistical issues which can affect BlackRock’s ability to vote such proxies, as well as the desirability of voting such proxies. These issues include (but are not limited to): (i) untimely notice of shareholder meetings, (ii) restrictions on a foreigner’s ability to exercise votes, (iii) requirements to vote proxies in person, (iv) “shareblocking” (requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the shareholder meeting), (v) potential difficulties in translating the proxy, and (vi) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions.
As a consequence, BlackRock votes proxies of non-US companies only on a “best-efforts” basis. In addition, the Committee may determine that it is generally in the best interests of BlackRock clients not to vote proxies of companies in certain countries if the Committee determines that the costs (including but not limited to opportunity costs associated with shareblocking constraints) associated with exercising a vote generally are expected to outweigh the benefit the client will derive by voting on the issuer’s proposal. If the Committee so determines in the case of a particular country, the Committee (upon advice from BlackRock portfolio managers) may override such determination with respect to a particular issuer’s shareholder meeting if the Committee believes the benefits of seeking to exercise a vote at such meeting outweighs the costs, in which case BlackRock will seek to vote on a best-efforts basis.
Securities Sold After Record Date. With respect to votes in connection with securities held on a particular record date but sold from a client account prior to the holding of the related meeting, BlackRock may take no action on proposals to be voted on in such meeting.
Conflicts of Interest. From time to time, BlackRock may be required to vote proxies in respect of an issuer that is an affiliate of BlackRock (a “BlackRock Affiliate”), or a money management or other client of BlackRock (a “BlackRock Client”).10 In such event, provided that the Committee is aware of the real or potential conflict, the following procedures apply:
w the Committee intends to adhere to the voting guidelines set forth herein for all proxy issues including matters involving BlackRock Affiliates and BlackRock Clients. The Committee may, in its discretion for the purposes of ensuring that

[10]	Such issuers may include investment companies for which BlackRock provides investment advisory, administrative and/or other services.

an independent determination is reached, retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of BlackRock’s clients; and
w if the Committee determines not to retain an independent fiduciary, or does not desire to follow the advice of such independent fiduciary, the Committee shall determine how to vote the proxy after consulting with the BlackRock Legal and Compliance Department and concluding that the vote cast is in the client’s best interest notwithstanding the conflict.
III. Voting Guidelines
The Committee has determined that it is appropriate and in the best interests of BlackRock’s clients to adopt the following voting guidelines, which represent the Committee’s usual voting position on certain recurring proxy issues that are not expected to involve unusual circumstances. With respect to any particular proxy issue, however, the Committee may elect to vote differently than a voting guideline if the Committee determines that doing so is, in the Committee’s judgment, in the best interest of its clients. The guidelines may be reviewed at any time upon the request of any Committee member and may be amended or deleted upon the vote of a majority of voting Committee members present at a Committee meeting for which there is a quorum.
A. Boards of Directors
These proposals concern those issues submitted to shareholders relating to the composition of the Board of Directors of companies other than investment companies. As a general matter, the Committee believes that a company’s Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company’s business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Committee therefore believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Committee may look at a Director nominee’s history of representing shareholder interests as a director of other companies, or other factors to the extent the Committee deems relevant.
          The Committee’s general policy is to vote:

VOTE and DESCRIPTION

A.1	FOR nominees for director of United States companies in uncontested elections, except for nominees who

	■	have missed at least two meetings and, as a result, attended less than 75% of meetings of the Board of Directors and its committees the previous year, unless the nominee missed the meeting(s) due to illness or company business
	■	voted to implement or renew a “dead-hand” poison pill
	■	ignored a shareholder proposal that was approved by either a majority of the shares outstanding in any year or by the majority of votes cast for two consecutive years
	■ ■	failed to act on takeover offers where the majority of the shareholders have tendered their shares are corporate insiders who serve on the audit, compensation or nominating committees or on a full Board that does not have such committees composed exclusively of independent directors
	■	on a case-by-case basis, have served as directors of other companies with allegedly poor corporate governance
	■	sit on more than six boards of public companies

A.2	FOR nominees for directors of non-U.S. companies in uncontested elections, except for nominees from whom the Committee determines to withhold votes due to the nominees’ poor records of representing shareholder interests, on a case-by-case basis

A.3	FOR proposals to declassify Boards of Directors, except where there exists a legitimate purpose for classifying boards

A.4	AGAINST proposals to classify Boards of Directors, except where there exists a legitimate purpose for classifying boards

A.5	AGAINST proposals supporting cumulative voting

A.6	FOR proposals eliminating cumulative voting

A.7	FOR proposals supporting confidential voting

A.8	FOR proposals seeking election of supervisory board members

A.9	AGAINST shareholder proposals seeking additional representation of women and/or minorities generally (i.e., not specific individuals) to a Board of Directors

A.10	AGAINST shareholder proposals for term limits for directors

A.11	FOR shareholder proposals to establish a mandatory retirement age for directors who attain the age of 72 or older

A.12	AGAINST shareholder proposals requiring directors to own a minimum amount of company stock

A.13	FOR proposals requiring a majority of independent directors on a Board of Directors

A.14	FOR proposals to allow a Board of Directors to delegate powers to a committee or committees

A.15	FOR proposals to require audit, compensation and/or nominating committees of a Board of Directors to consist exclusively of independent directors

A.16	AGAINST shareholder proposals seeking to prohibit a single person from occupying the roles of chairman and chief executive officer

A.17	FOR proposals to elect account inspectors

A.18	FOR proposals to fix the membership of a Board of Directors at a specified size

A.19	FOR proposals permitting shareholder ability to nominate directors directly

A.20	AGAINST proposals to eliminate shareholder ability to nominate directors directly

A.21	FOR proposals permitting shareholder ability to remove directors directly

A.22	AGAINST proposals to eliminate shareholder ability to remove directors directly

B. Auditors
These proposals concern those issues submitted to shareholders related to the selection of auditors. As a general matter, the Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Committee will generally defer to a corporation’s choice of auditor, in individual cases, the Committee may look at an auditors’ history of representing shareholder interests as auditor of other companies, to the extent the Committee deems relevant.
The Committee’s general policy is to vote:

B.1	FOR approval of independent auditors, except for

	w	auditors that have a financial interest in, or material association with, the company they are auditing, and are therefore believed by the Committee not to be independent

	w	auditors who have rendered an opinion to any company which in the Committee’s opinion is either not consistent with best accounting practices or not indicative of the company’s financial situation

	w	on a case-by-case basis, auditors who in the Committee’s opinion provide a significant amount of non-audit services to the company

B.2	FOR proposals seeking authorization to fix the remuneration of Auditors

B.3	FOR approving internal statutory auditors

B.4	FOR proposals for audit firm rotation, except for proposals that would require rotation after a period of less than 5 years
C. Compensation and Benefits
These proposals concern those issues submitted to shareholders related to management compensation and employee benefits. As a general matter, the Committee favors disclosure of a company’s compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by a corporation’s board of directors, rather than shareholders. Proposals to “micro-manage” a company’s compensation practices or to set arbitrary restrictions on compensation or benefits will therefore generally not be supported.

The Committee’s general policy is to vote:

C.1	IN ACCORDANCE WITH THE RECOMMENDATION OF ISS

on compensation plans if the ISS recommendation is based solely on whether or not the company’s plan satisfies the allowable cap as calculated by ISS. If the recommendation of ISS is based on factors other than whether the plan satisfies the allowable cap the Committee will analyze the particular proposed plan. This policy applies to amendments of plans as well as to initial approvals.

C.2	FOR proposals to eliminate retirement benefits for outside directors

C.3	AGAINST proposals to establish retirement benefits for outside directors

C.4	FOR proposals approving the remuneration of directors or of supervisory board members

C.5	AGAINST proposals to reprice stock options

C.6	FOR proposals to approve employee stock purchase plans that apply to all employees. This policy applies to proposals to amend ESPPs if the plan as amended applies to all employees.

C.7	FOR proposals to pay retirement bonuses to directors of Japanese companies unless the directors have served less than three years

C.8	AGAINST proposals seeking to pay outside directors only in stock

C.9	FOR proposals seeking further disclosure of executive retirement benefits

C.10	AGAINST proposals to ban all future stock or stock option grants to executives

C.11	AGAINST option plans or grants that apply to directors or employees of “related companies” without adequate disclosure of the corporate relationship and justification of the option policy

C.12	FOR proposals to exclude pension plan income in the calculation of earnings used in determining executive bonuses/compensation

D. Capital Structure
These proposals relate to various requests, principally from management, for approval of amendments that would alter the capital structure of a company, such as an increase in authorized shares. As a general matter, the Committee will support requests that it believes enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.

The Committee’s general policy is to vote:

D.1	AGAINST proposals seeking authorization to issue shares without preemptive rights except for issuances up to 10% of a non-US company’s total outstanding capital

D.2	FOR management proposals seeking preemptive rights or seeking authorization to issue shares with preemptive rights

D.3	FOR management proposals approving share repurchase programs

D.4	FOR management proposals to split a company’s stock

D.5	FOR management proposals to denominate or authorize denomination of securities or other obligations or assets in Euros

D.6	FOR proposals requiring a company to expense stock options (unless the company has already publicly committed to do so by a certain date).

E. Corporate Charter and By-Laws
These proposals relate to various requests for approval of amendments to a corporation’s charter or by-laws, principally for the purpose of adopting or redeeming “poison pills”. As a general matter, the Committee opposes poison pill provisions.
The Committee’s general policy is to vote:

E.1	AGAINST proposals seeking to adopt a poison pill

E.2	FOR proposals seeking to redeem a poison pill

E.3	FOR proposals seeking to have poison pills submitted to shareholders for ratification

E.4	FOR management proposals to change the company’s name
F. Corporate Meetings
          These are routine proposals relating to various requests regarding the formalities of corporate meetings.
          The Committee’s general policy is to vote:

F.1	AGAINST proposals that seek authority to act on “any other business that may arise”

F.2	FOR proposals designating two shareholders to keep minutes of the meeting

F.3	FOR proposals concerning accepting or approving financial statements and statutory reports

F.4	FOR proposals approving the discharge of management and the supervisory board

F.5	FOR proposals approving the allocation of income and the dividend

F.6	FOR proposals seeking authorization to file required documents/other formalities

F.7	FOR proposals to authorize the corporate board to ratify and execute approved resolutions

F.8	FOR proposals appointing inspectors of elections

F.9	FOR proposals electing a chair of the meeting

F.10	FOR proposals to permit “virtual” shareholder meetings over the Internet

F.11	AGAINST proposals to require rotating sites for shareholder meetings
G. Investment Companies
These proposals relate to proxy issues that are associated solely with holdings of shares of investment companies, including, but not limited to, investment companies for which BlackRock provides investment advisory, administrative and/or other services. As with other types of companies, the Committee believes that a fund’s Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund’s investment objective, that the Investment Company Act of 1940 envisions will be approved directly by shareholders.
The Committee’s general policy is to vote:

G.1	FOR nominees for director of mutual funds in uncontested elections, except for nominees who

	w	have missed at least two meetings and, as a result, attended less than 75% of meetings of the Board of Directors and its committees the previous year, unless the nominee missed the meeting due to illness or fund business
	w	ignore a shareholder proposal that was approved by either a majority of the shares outstanding in any year or by the majority of votes cast for two consecutive years
	w	are interested directors who serve on the audit or nominating committees or on a full Board that does not have such committees composed exclusively of independent directors
	w	on a case-by-case basis, have served as directors of companies with allegedly poor corporate governance

G.2	FOR the establishment of new series or classes of shares

G.3	AGAINST proposals to change a fund’s investment objective to nonfundamental

G.4	FOR proposals to establish a master-feeder structure or authorizing the Board to approve a master-feeder structure without a further shareholder vote

G.5	AGAINST a shareholder proposal for the establishment of a director ownership requirement

G.6	FOR classified boards of closed-end investment companies
H. Environmental and Social Issues
These are shareholder proposals to limit corporate conduct in some manner that relates to the shareholder’s environmental or social concerns. The Committee generally believes that annual shareholder meetings are inappropriate forums for the discussion of larger social issues, and opposes shareholder resolutions “micromanaging” corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.
The Committee’s general policy is to vote:

H.1	AGAINST proposals seeking to have companies adopt international codes of conduct

H.2	AGAINST proposals seeking to have companies provide non-required reports on:

	■	environmental liabilities;
	■	bank lending policies;
	■	corporate political contributions or activities;
	■	alcohol advertising and efforts to discourage drinking by minors;
	■	costs and risk of doing business in any individual country;
	■	involvement in nuclear defense systems

H.3	AGAINST proposals requesting reports on Maquiladora operations or on CERES principles

H.4	AGAINST proposals seeking implementation of the CERES principles
Notice to Clients
BlackRock will make records of any proxy vote it has made on behalf of a client available to such client upon request.11 BlackRock will use its best efforts to treat proxy votes of clients as confidential, except as it may decide to best serve its clients’ interests or as may be necessary to effect such votes or as may be required by law.

BlackRock encourage clients with an interest in particular proxy voting issues to make their views known to BlackRock, provided that, in the absence of specific written direction from a client on how to vote that client’s proxies, BlackRock reserves the right to vote any proxy in a manner it deems in the best interests of its clients, as it determines in its sole discretion.
These policies are as of the date indicated on the cover hereof. The Committee may subsequently amend these policies at any time, without notice.

[11]	Such request may be made to the client’s portfolio or relationship manager or addressed in writing to Secretary, BlackRock Equity Investment Policy Oversight Committee, Legal and Compliance Department, BlackRock Inc., 40 East 52nd Street, New York, New York 10022.

Columbus Circle Investors
PROXY VOTING POLICY
2009
I. Procedures
Columbus Circle Investors (Columbus Circle) is generally authorized by its clients, as a term of its Investment Advisory Agreement, the authority to vote and give proxies for the securities held in clients’ investment accounts. At their election, however, clients may retain this authority, in which case Columbus Circle will consult with clients regarding proxy voting decisions as requested.
For those clients for whom Columbus Circle Investors (Columbus Circle) has undertaken to vote proxies, Columbus Circle retains the final authority and responsibility for such voting subject to any specific restrictions or voting instructions by clients.
In addition to voting proxies for clients, Columbus Circle:
1)	provides clients with a concise summary of its proxy voting policy, which includes information describing how clients may obtain a copy of this complete policy and information regarding how specific proxies related to each respective investment account are voted. Columbus Circle provides this summary to all new clients as part of its Form ADV, Part II disclosure brochure, which is available to any clients upon request;
2)	applies its proxy voting policy according to the following voting policies and keeps records of votes for each client through Institutional Shareholder Services;
3)	keeps records of proxy voting available for inspection by each client or governmental agencies — to both determine whether the votes were consistent with policy and to determine all proxies were voted;
4)	monitors such voting for any potential conflicts of interest and maintains systems to deal with these issues appropriately; and
5)	maintains this written proxy voting policy, which may be updated and supplemented from time to time;
Frank Cuttita, Columbus Circle’s Chief Administrative Officer and Chief Compliance Officer, will maintain Columbus Circle’s proxy voting process. Clients with questions regarding proxy voting decisions in their accounts should contact Mr. Cuttita.
II. Voting Guidelines
Keeping in mind the concept that no issue is considered “routine,” outlined below are general voting parameters on various types of issues when there are no extenuating circumstances, i.e., company specific reason for voting differently. The Operating Committee of Columbus Circle has adopted the following voting parameters.
To assist in its voting process, Columbus Circle has engaged Institutional Shareholder Services (ISS), an independent investment advisor that specializes in providing a variety of fiduciary level proxy related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. ISS also provides Columbus Circle with reports that reflect proxy voting activities for Columbus Circle’s client portfolios which provide information for appropriate monitoring of such delegated responsibilities.

Columbus Circle has delegated to ISS the authority to vote Columbus Circle’s clients’ proxies consistent with the following parameters. ISS further has the authority to determine whether any extenuating specific company circumstances exist that would mandate a special consideration of the application of these voting parameters. If ISS makes such a determination, the matter will be forwarded to Mr. Frank Cuttita for review. Likewise, ISS will present to Columbus Circle any specific matters not addressed within the following parameters for consideration.
A. Management Proposals:
1.	When voting on ballot items that are fairly common management sponsored initiatives certain items are generally, although not always, voted affirmatively.
w	“Normal” elections of directors

w	Approval of auditors/CPA

w	Directors’ liability and indemnification

w	General updating/corrective amendments to charter

w	Elimination of cumulative voting

w	Elimination of preemptive rights
2.	When voting items that have a potential substantive financial or best interest impact, certain items are generally, although not always, voted affirmatively:
w	Capitalization changes that eliminate other classes of stock and voting rights

w	Changes in capitalization authorization for stock splits, stock dividends, and other specified needs.

w	Stock purchase plans with an exercise price of not less than 85% FMV

w	Stock option plans that are incentive based and not excessive

w	Reductions in supermajority vote requirements

w	Adoption of antigreenmail provisions
3.	When voting items which have a potential substantive financial or best interest impact, certain items are generally not voted in support of the proposed management sponsored initiative:
w	Capitalization changes that add classes of stock that are blank check in nature or that dilute the voting interest of existing shareholders

w	Changes in capitalization authorization where management does not offer an appropriate rationale or that are contrary to the best interest of existing shareholders

w	Anti-takeover and related provisions which serve to prevent the majority of shareholders from exercising their rights or effectively deter appropriate tender offers and other offers

w	Amendments to bylaws that would require super-majority shareholder votes to pass or repeal certain provisions

w	Classified or single-slate boards of directors

w	Reincorporation into a state that has more stringent anti-takeover and related provisions

w	Shareholder rights plans that allow appropriate offers to shareholders to be blocked by the board or trigger provisions which prevent legitimate offers from proceeding.

w	Excessive compensation or non-salary compensation related proposals, always company specific and considered case-by-case

w	Change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements that benefit management and would be costly to shareholders if triggered

w	Amending articles to relax quorum requirements for special resolutions

w	Re-election of director(s) directly responsible for a company’s fraudulent or criminal act

w	Re-election of director(s) who holds offices of chairman and CEO

w	Re-election of director(s) who serve on audit, compensation and nominating committees

w	Election of directors with service contracts of three years, which exceed best practice and any change in control provisions

w	Adoption of option plans/grants to directors or employees of related companies

w	Lengthening internal auditors’ term in office to four years
B. Shareholder Proposals:
Traditionally shareholder proposals have been used mainly for putting social initiatives and issues in front of management and other shareholders. Under ERISA, it is inappropriate to use (vote) plan assets to carry out such social agendas or purposes. Thus, shareholder proposals are examined closely for their relationship to the best interest of shareholders, i.e., beneficiaries, and economic impact.
1.	When voting shareholder proposals, in general, initiatives related to the following items are supported:
w	Auditors should attend the annual meeting of shareholders

w	Election of the board on an annual basis

w	Equal access to proxy process

w	Submit shareholder rights plan poison pill to vote or redeem

w	Undo various anti-takeover related provisions

w	Reduction or elimination of super-majority vote requirements

w	Anti-greenmail provisions

w	Submit audit firm ratification to shareholder votes

w	Audit firm rotations every five or more years

w	Requirement to expense stock options

w	Establishment of holding periods limiting executive stock sales

w	Report on executive retirement benefit plans

w	Require two-thirds of board to be independent

w	Separation of chairman and chief executive posts
2.	When voting shareholder proposals, in general, initiatives related to the following items are not supported:
w	Requiring directors to own large amounts of stock before being eligible to be elected

w	Restoring cumulative voting in the election of directors
w	Reports which are costly to provide or which would require duplicative efforts or expenditures which are of a non-business nature or would provide no pertinent information from the perspective of ERISA shareholders

w	Restrictions related to social, political or special interest issues which impact the ability of the company to do business or be competitive and which have a significant financial or best interest impact, such as specific boycotts or restrictions based on political, special interest or international trade considerations; restrictions on political contributions; and the Valdez principles.
w	Restrictions banning future stock option grants to executives except in extreme cases
3.	Additional shareholder proposals require case-by-case analysis
w	Prohibition or restriction of auditors from engaging in non-audit services (auditors will be voted against if non-audit fees are greater than audit and audit-related fees, and permitted tax fees combined)

w	Requirements that stock options be performance-based

w	Submission of extraordinary pension benefits for senior executives under a company’s SERP for shareholder approval

w	Shareholder access to nominate board members

w	Requiring offshore companies to reincorporate into the United States
Another expression of active involvement is the voting of shareholder proposals. Columbus Circle evaluates and supports those shareholder proposals on issues that appropriately forward issues of concern to the attention of corporate management. Historically, many shareholder proposals received very little support, often not even enough to meet SEC refiling requirements in the following year although the SEC is considering relaxing the standards for the placement of shareholder initiatives on ballots. Support of appropriate shareholder proposals is becoming a more widespread and acknowledged practice and is viewed by many as a direct expression of concern on an issue to corporate management. It is noted, however, that the source (and motivation of the shareholder proposal proponent) can affect outcome on a shareholder proposal vote.

Columbus Circle has not, to date, actively considered filing shareholder proposals, writing letters to companies on a regular basis, or engaging numerous companies in a dialogue. These activities and others that could be considered expressions of activism are not under consideration at this time. Should a particular equity company’s policy become of concern, the evaluation and voting process will continue to be the first level of monitoring and communication. Columbus Circle’s staff participates in national forums and maintains contacts with corporate representatives.
III. Conflicts of Interest
Columbus Circle will monitor its proxy voting process for material conflicts of interest. By maintaining the above-described proxy voting process, most votes are made based on overall voting parameters rather than their application to any particular company thereby eliminating the effect of any potential conflict of interest.
Columbus Circle has reviewed its business, financial and personal relationships to determine whether any conflicts of interest exist, and will at least annually assess the impact of any conflicts of interest. As of the date of this policy, Columbus Circle may have a conflict of interest related to voting certain securities of publicly held companies to which the firm provides investment advisory services.
In the event of a vote involving a conflict of interest that does not meet the specific outlined parameters above or and requires additional company-specific decision-making, Columbus Circle will vote according to the voting recommendation of ISS. In the rare occurrence that ISS does not provide a recommendation, CCI may request client consent on the issue.
Eff. 01/20/2006

Cramer Rosenthal McGlynn, LLC
Proxy Voting Procedures
In most cases, CRM clients have delegated to the Firm the authority to vote proxies relating to equity securities on their behalf. In exercising its voting obligations, CRM is guided by general fiduciary principles. It must act prudently, solely in the interest of clients, and for the purpose of providing benefits to such clients. The CRM Compliance Committee (the “Compliance Committee”) has determined that these Policies and Procedures for Proxy Voting (these “Policies”) are reasonably designed to assure that CRM votes client proxies in the best interest of clients and to provide clients with information about how their proxies are voted. In addition, these Policies are designed to satisfy CRM’s obligations under Rule 206(4)-7 under the Advisers Act.
Proxy Voting Process
CRM’s policy seeks to monitor corporate actions, analyze proxy solicitation materials, and vote client proxies for stocks which are held in client accounts in a timely and appropriate manner. CRM will consider the factors that could affect the value of a Fund’s investment in its determination on a vote. CRM has identified certain significant contributors to shareholder value with respect to a number of common or routine matters that are often the subject of proxy solicitations for shareholder meetings. CRM’s proxy voting procedures address these considerations and establish a framework for its consideration of a vote that would be appropriate for a Fund. In particular, the proxy voting procedures outline principles and factors to be considered in the exercise of voting authority for proposals addressing many common or routine matters.
The Voting Process
Review of Proxy Solicitation Materials/Independent Recommendations
CRM receives proxy materials through an independent third party, Institutional Shareholder Services (“ISS”). ISS provides analyses and voting recommendations based on empirical research measuring the impact of proxy issues on shareholder value. ISS’s voting recommendations cover three categories: (i) voting recommendations for social and environmental shareholder proposals; (ii) voting recommendations for “Taft-Hartley” accounts that are in the best long-term economic interest of plan participants and beneficiaries conforming to AFL-CIO voting guidelines;11 and (iii) voting recommendations intended to generally maximize shareholder value.
In determining how to vote on a proxy issue, CRM will consider ISS analysis and recommendations, as well as the portfolio manager’s own knowledge of the company (including its management, operations, industry and the particular proxy issue) in rendering a decision, with the exception of separately-managed Taft-Hartley or accounts where the client specifically directs CRM to vote in a “socially responsible” manner; in these cases CRM would generally follow the particular ISS recommendations for that category.

[11]	CRM receives an analysis intended to protect plan assets as required by the U.S. Department of Labor and the Employees Retirement Income Security Act of 1974 (“ERISA”).

ISS Standard Proxy Voting Guidelines Summary
The following is a summary of the ISS Standard Proxy Voting Guidelines (the “Guidelines), which form the substantive basis of CRM’s Policy on Proxy Voting. 12 As described above, CRM may diverge from the Guidelines and a related ISS recommendation on any particular proxy vote or in connection with any individual investment decision.
Auditors
Vote for proposals to ratify auditors, unless any of the following apply:
An auditor has a financial interest in or association with the company, and is therefore not independent. Fees for non-audit services are excessive, or
There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position.
Board of Directors
Voting on Director Nominees in Uncontested Elections
Votes on director nominees should be made on a case-by-case basis, examining: independence of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.
Classification/Declassification of the Board
Vote against proposals to classify the board. Vote for proposals to repeal classified boards and to elect all directors annually.
Independent Chairman (Separate Chairman/CEO)
Vote on a case-by-case basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be considered in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CRO pay.
Majority of Independent Directors/Establishment of Committees
Vote for shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS’s definition of independence.
Vote for shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.
Shareholder Rights
Shareholder Ability to Act by Written Consent
Vote against proposals to restrict or prohibit shareholder ability to take action by written consent.
Vote for proposals to allow or make shareholder action by written consent.

[12]	The full ISS recommendations are outlined in the ISS Proxy Guidelines, which are available to CRM clients upon request.

Shareholder Ability to Call Special Meeting
Vote against proposals to restrict or prohibit shareholder ability to call special meetings.
Vote for proposals that remove restrictions on the right of shareholder to act independently of management.
Supermajority Vote Requirements
Vote against proposals to require a supermajority shareholder vote.
Vote for proposals to lower supermajority vote requirements.
Cumulative Voting
Vote against proposals to eliminate cumulating voting.
Vote proposals to restore or permit cumulative voting on a case-by-case basis relative to the company’s other governance provisions.
Confidential Voting
Vote for shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspector of election, as long as the proposal includes a provision for proxy contents as follows: IN the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in lace. If the dissidents will not agree, the confidential voting policy is waived.
Vote for management proposals to adopt confidential voting.
Proxy Contests
Voting for Director Nominees in Contested Elections
Votes in a contested election of directors must be evaluated on a case-by-case basis, considering the factors that include the long-term financial performance, management’s track record, qualification of director nominees (both slates), and an evaluation of what each side is offering shareholders.
Reimbursing Proxy Solicitation Expenses
Vote case-by-case. Where ISS recommends in favor of the dissidents, ISS also recommends voting for reimbursing proxy solicitation expenses.
Poison Pills
Vote for shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a case-by-case basis shareholder proposals to redeem a company’s poison pill and management proposals to ratify a poison pill.

Mergers and Corporate Restructurings
Vote case-by-case on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.
Reincorporation Proposals
Proposals to change a company’s state of incorporation should be evaluated on a case-by-case basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote for reincorporation when the economic factors outweigh any neutral or negative governance changes.
Capital Structure
Common Stock Authorization
Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a case-by-case basis using a model developed by ISS. Vote against proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights. Vote for proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being de-listed or if a company’s ability to continue to operate as a going concern is uncertain.
Preferred Stock
Vote against proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution and other rights (“blank check” preferred stock). Vote for proposals to create “decaled” blank check preferred stock (stock that cannot be used as a takeover defense).
Management Compensation
Director Compensation
Votes on compensation plans for directors are determined on a case-by-case basis, using a proprietary, quantitative model developed by ISS.
Employee, Stock Purchase Plans
Votes on employee stock purchase plans should be determined on a case-by-case basis.
Shareholder Proposals regarding Executive and Director Pay
Generally, vote for shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders’ needs, and would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company. Vote on a case-by-case basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

Management Proposals Seeking Approval to Reprice Options
Votes on management proposals seeking to reprice options are evaluated on a case-by-case basis giving consideration to: historic trading patterns rationale for repricing, value-for-value exchange, options vesting, term of the options, exercise price, and participation.
Employee Stock Purchase Plans
Votes on employee stock purchase plans should be determined on a case-by-case basis.
Shareholder Proposals on Compensation
Vote on a case-by-case basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.
Social and Environmental Issues
These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business and workplace diversity. In general, vote case-by-case. While a wide variety of factors are considered, the primary focus is on how the proposal will enhance the economic value of the company.
Securities on Loan
Securities over which CRM has voting authority in certain accounts are subject to being lent to other parties, including securities in private investment partnerships, registered mutual funds and certain other accounts. CRM has no role in the lending process; securities lending decisions are made by the custodian with the consent of and on behalf of the client. As a general matter, when a security is on “loan” as of the record date, CRM has no authority to vote, and shall not vote, a proxy for the security.
Clients Who Vote Their Own Proxies
CRM clients may retain the authority to vote their own proxies in their discretion.
Conflicts and Potential Conflicts of Interest
CRM’s proxy voting procedures establish a protocol for voting of proxies in cases in which it may have a potential conflict of interest arising from, among other things, a direct business relationship or financial interest in a company soliciting proxies. When a conflict or potential conflict has been identified, CRM will generally vote the proxy as recommended by ISS, subject to a review by the CRM Compliance Committee indicating the nature of the potential conflict of interest and how the determination of such vote was achieved.
Disclosure
CRM, in its written brochure required under Rule 204-3 (the “Form ADV”) shall describe: (i) these Policies; (ii) how a client can obtain information from CRM on how it voted the client’s proxies; and (iii) how a client can obtain a copy of these Policies and/or the ISS Proxy Voting Guidelines.

Recordkeeping
CRM shall retain the following books and records in, as appropriate, electronic or hard copy form: (i) a copy of each proxy statement received regarding client securities (which may be kept by relying on obtaining copies through the EDGAR system maintained by the Securities and Exchange Commission), (ii) a record of each vote cast on behalf of clients, (iii) internal documents created that were material to the decision on how to vote any proxies or that memorialize the basis for such a decision, including any documentation relating to decisions to vote proxies other than in accordance with ISS recommendations, (iv) copies of written client requests for proxy voting records and of the Firm’s written responses to either a written or oral request for information on how the Firm voted proxies on behalf of the requesting client, and (v) with respect to votes cast for securities held in any registered investment company, records of CUSIP numbers.
Records for the CRM Mutual Fund Trust shall be recorded and maintained by the Trust.
The above records shall be retained in an easily accessible place for a period of at least five (5) years from the end for the fiscal year during which the last entry was made on such record, the first two years in an appropriate office of CRM.

Eaton Vance Management
Eaton Vance Management
Boston Management and Research
Eaton Vance Investment Counsel
Proxy Voting Policies and Procedures
I. Introduction
Eaton Vance Management, Boston Management and Research and Eaton Vance Investment Counsel (each an “Adviser” and collectively the “Advisers”) have each adopted and implemented policies and procedures that each Adviser believes are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with its fiduciary duties and Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended. The Advisers’ authority to vote the proxies of their clients is established by their advisory contracts or similar documentation, such as the Eaton Vance Funds Proxy Voting Policy and Procedures. These proxy policies and procedures reflect the U.S. Securities and Exchange Commission (“SEC”) requirements governing advisers and the long-standing fiduciary standards and responsibilities for ERISA accounts set out in the Department of Labor Bulletin 94-2 C.F.R. 2509.94-2 (July 29, 1994).
Overview
Each Adviser manages its clients’ assets with the overriding goal of seeking to provide the greatest possible return to such clients consistent with governing laws and the investment policies of each client. In pursuing that goal, each Adviser seeks to exercise its clients’ rights as shareholders of voting securities to support sound corporate governance of the companies issuing those securities with the principle aim of maintaining or enhancing the companies’ economic value.
The exercise of shareholder rights is generally done by casting votes by proxy at shareholder meetings on matters submitted to shareholders for approval (for example, the election of directors or the approval of a company’s stock option plans for directors, officers or employees). Each Adviser is adopting the formal written Guidelines described in detail below and will utilize such Guidelines in voting proxies on behalf of its clients. These Guidelines are designed to promote accountability of a company’s management and board of directors to its shareholders and to align the interests of management with those of shareholders.
Each Adviser will vote any proxies received by a client for which it has sole investment discretion through a third-party proxy voting service (“Agent”) in accordance with customized policies, as approved by the Boards of Trustees of the Eaton Vance Funds and, with respect to proxies referred back to the Adviser by the Agent pursuant to the Guidelines, in a manner that is reasonably designed to eliminate any potential conflicts of interest, as described more fully below. The Agent is currently Institutional Shareholder Services Inc. Proxies will be voted in accordance with client-specific guidelines and an Eaton Vance Fund’s sub-adviser’s proxy voting policies and procedures, if applicable.
No set of guidelines can anticipate all situations that may arise. In special cases, the Proxy Administrator (the person specifically charged with the responsibility to oversee the Agent and coordinate the voting of proxies referred back to the Adviser by the Agent) may seek insight from the Proxy Group established by the Advisers. The Proxy Group will assist in the review of the Agent’s recommendation when a proxy voting issue is referred to the Proxy Group through the Proxy Administrator. The members of the Proxy Group, which may include employees of the Advisers’ affiliates, may change at the Advisers’ discretion.

Roles and Responsibilities
Proxy Administrator
The Proxy Administrator will assist in the coordination of the voting of each client’s proxy in accordance with the Guidelines below and the Funds’ Proxy Voting Policy and Procedures. The Proxy Administrator is authorized to direct the Agent to vote a proxy in accordance with the Guidelines. Responsibilities assigned herein to the Proxy Administrator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers’ affiliates as are deemed appropriate by the Proxy Group.
Agent
An independent proxy voting service (the “Agent”), as approved by the Board of each Fund, shall be engaged to assist in the voting of proxies. The Agent is currently Institutional Shareholder Services Inc. The Agent is responsible for coordinating with the clients’ custodians and the Advisers to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion. The Agent is required to vote and/or refer all proxies in accordance with the Guidelines below. The Agent shall retain a record of all proxy votes handled by the Agent. Such record must reflect all of the information required to be disclosed in a Fund’s Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act of 1940. In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to an Adviser upon request.
Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by a conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein. Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.
Proxy Group
The Adviser shall establish a Proxy Group which shall assist in the review of the Agent’s recommendations when a proxy voting issue has been referred to the Proxy Administrator by the Agent. The members of the Proxy Group, which may include employees of the Advisers’ affiliates, may be amended from time to time at the Advisers’ discretion.
For each proposal referred to the Proxy Group, the Proxy Group will review the (i) Guidelines, (ii) recommendations of the Agent, and (iii) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of the recommendation.
If the Proxy Group recommends a vote in accordance with the Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Administrator to so advise the Agent.
If the Proxy Group recommends a vote contrary to the Guidelines, or the recommendation of the Agent, where applicable, or if the proxy statement relates to a conflicted company of the Agent, as determined by the Advisers, it shall follow the procedures for such voting outlined below.
The Proxy Administrator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event the Proxy Group cannot meet in a timely manner in connection with a voting deadline, the Proxy Administrator shall follow the procedures for such voting outlined below.
Proxy Voting Guidelines (“Guidelines”)
General Policies
It shall generally be the policy of the Advisers to take no action on a proxy for which no client holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases except those highlighted below, it shall generally be the policy of the Advisers to vote in accordance with the recommendation by the Agent, Institutional Shareholder Services Inc.
When a fund client participates in the lending of its securities and the securities are on loan at the record date, proxies related to such securities generally will not be forwarded to the relevant Adviser by the fund’s custodian and therefore will not be voted. In the event that the Adviser determines that the matters involved would have a material effect on the applicable fund’s investment in the loaned securities, the fund will exercise its best efforts to terminate the loan in time to be able to cast such vote or exercise such consent.
Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject. The Guidelines relate to the types of proposals that are most frequently presented in proxy statements to shareholders. Absent unusual circumstances, each Adviser will utilize these Guidelines when voting proxies on behalf of its clients. The Guidelines may be revised at any time, provided such revisions are reported to the Boards of Trustees of the Eaton Vance Funds.
Proposals Regarding Mergers and Corporate Restructurings
The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Administrator for all proposals relating to Mergers and Corporate Restructurings.
Proposals Regarding Mutual Fund Proxies — Disposition of Assets/Termination/Liquidation and Mergers
The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Administrator for all proposals relating to the Disposition of Assets/Termination/Liquidation and Mergers contained in mutual fund proxies.
Corporate Structure Matters/Anti-Takeover Defenses
As a general matter, the Advisers will normally vote against anti-takeover measures and other proposals designed to limit the ability of shareholders to act on possible transactions (except in the case of closed-end management investment companies).
Social and Environmental Issues
The Advisers generally support management on social and environmental proposals.
Voting Procedures
Upon receipt of a referral from the Agent or upon advice from an Eaton Vance investment professional, the Proxy Administrator may solicit additional research from the Agent, as well as from any other source or service.
WITHIN-GUIDELINES VOTES: Votes in Accordance with the Guidelines and/or, where applicable, Agent Recommendation
In the event the Proxy Administrator recommends a vote within Guidelines and/or, where applicable, in accordance with the Agent’s recommendation, the Proxy Administrator will instruct the Agent to vote in this manner.
NON-VOTES: Votes in Which No Action is Taken
The Proxy Administrator may recommend that a client refrain from voting under the following circumstances: (i) if the economic effect on shareholders’ interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with securities no longer held in the portfolio of a client or proxies being considered on behalf of a client that is no longer in existence; or (ii) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Administrator may instruct the Agent not to vote such proxy.
Reasonable efforts shall be made to secure and vote all other proxies for the clients, but, particularly in markets in which shareholders’ rights are limited, Non-Votes may also occur in connection with a client’s related inability to timely access ballots or other proxy information in connection with its portfolio securities.
Non-Votes may also result in certain cases in which the Agent’s recommendation has been deemed to be conflicted, as provided for herein.
3.	OUT-OF-GUIDELINES VOTES: Votes Contrary to Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent’s Recommendation is Conflicted
If the Proxy Administrator recommends that a client vote contrary to the Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Guidelines are silent, or the Agent’s recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, the Proxy Administrator will forward the Agent’s analysis and recommendation and any research obtained from the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent as it deems necessary. The Proxy Administrator will instruct the Agent to vote the proxy as recommended by the Proxy Group. The Adviser will provide a report to the Boards of Trustees of the Eaton Vance Funds reflecting any votes cast contrary to the Guidelines or Agent Recommendation, as applicable, and shall do so no less than annually.
The Proxy Administrator will maintain a record of all proxy questions that have been referred by the Agent, all applicable recommendations, analysis and research received and any resolution of the matter.
V. Recordkeeping
The Advisers will maintain records relating to the proxies they vote on behalf of their clients in accordance with Section 204-2 of the Investment Advisers Act of 1940, as amended. Those records will include:
A copy of the Advisers’ proxy voting policies and procedures;
Proxy statements received regarding client securities. Such proxy statements received from issuers are either in the SEC’s EDGAR database or are kept by the Agent and are available upon request;

A record of each vote cast;

A copy of any document created by the Advisers that was material to making a decision on how to vote a proxy for a client or that memorializes the basis for such a decision; and

Each written client request for proxy voting records and the Advisers’ written response to any client request (whether written or oral) for such records.
All records described above will be maintained in an easily accessible place for five years and will be maintained in the offices of the Advisers or their Agent for two years after they are created.
VI. Assessment of Agent and Identification and Resolution of Conflicts with Clients
Assessment of Agent
The Advisers shall establish that the Agent (i) is independent from the Advisers, (ii) has resources that indicate it can competently provide analysis of proxy issues, and (iii) can make recommendations in an impartial manner and in the best interests of the clients and, where applicable, their beneficial owners. The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do so not less than annually as well as prior to engaging the services of any new proxy voting service. The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent’s independence, competence or impartiality.
Conflicts of Interest
As fiduciaries to their clients, each Adviser puts the interests of its clients ahead of its own. In order to ensure that relevant personnel of the Advisers are able to identify potential material conflicts of interest, each Adviser will take the following steps:
Quarterly, the Eaton Vance Legal and Compliance Department will seek information from the department heads of each department of the Advisers and of Eaton Vance Distributors, Inc. (“EVD”) (an affiliate of the Advisers and principal underwriter of certain Eaton Vance Funds). Each department head will be asked to provide a list of significant clients or prospective clients of the Advisers or EVD.
A representative of the Legal and Compliance Department will compile a list of the companies identified (the “Conflicted Companies”) and provide that list to the Proxy Administrator.
The Proxy Administrator will compare the list of Conflicted Companies with the names of companies for which he or she has been referred a proxy statement (the “Proxy Companies”). If a Conflicted Company is also a Proxy Company, the Proxy Administrator will report that fact to the Proxy Group.
If the Proxy Administrator expects to instruct the Agent to vote the proxy of the Conflicted Company strictly according to the Guidelines contained in these Proxy Voting Policies and Procedures (the “Policies”) or the recommendation of the Agent, as applicable, he or she will (i) inform the Proxy Group of that fact, (ii) instruct the Agent to vote the proxies and (iii) record the existence of the material conflict and the resolution of the matter.
If the Proxy Administrator intends to instruct the Agent to vote in a manner inconsistent with the Guidelines contained herein or the recommendation of the Agent, as applicable, the Proxy Group, in consultation with Eaton Vance senior management, will then determine if a material conflict of interest exists between the relevant Adviser and its clients. If the Proxy Group, in consultation with Eaton Vance senior management, determines that a material conflict exists, prior to instructing the Agent to vote any proxies relating to these Conflicted Companies the Adviser will seek instruction on how the proxy should be voted from:
The client, in the case of an individual or corporate client;

In the case of a Fund, its board of directors, or any committee or sub-committee identified by the board; or

The adviser, in situations where the Adviser acts as a sub-adviser to such adviser.
The Adviser will provide all reasonable assistance to each party to enable such party to make an informed decision.
If the client, Fund board or adviser, as the case may be, fails to instruct the Adviser on how to vote the proxy, the Adviser will generally instruct the Agent, through the Proxy Administrator, to abstain from voting in order to avoid the appearance of impropriety. If however, the failure of the Adviser to vote its clients’ proxies would have a material adverse economic impact on the Advisers’ clients’ securities holdings in the Conflicted Company, the Adviser may instruct the Agent, through the Proxy Administrator, to vote such proxies in order to protect its clients’ interests. In either case, the Proxy Administrator will record the existence of the material conflict and the resolution of the matter.
The Advisers shall also identify and address conflicts that may arise from time to time concerning the Agent. Upon the Advisers’ request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent’s proxy analysis or recommendations. Such information shall include, but is not limited to, a monthly report from the Agent detailing the Agent’s Corporate Securities Division clients and related revenue data. The Advisers shall review such information on a monthly basis. The Proxy Administrator shall instruct the Agent to refer any proxies for which a material conflict of the Agent is deemed to be present to the Proxy Administrator. Any such proxy referred by the Agent shall be referred to the Proxy Group for consideration accompanied by the Agent’s written analysis and voting recommendation. The Proxy Administrator will instruct the Agent to vote the proxy as recommended by the Proxy Group.
Adopted June 6, 2003
As Revised January 20, 2005
As Revised August 8, 2005
As Revised February 1, 2006

Fort Washington Investment Advisors, Inc.
Proxy Voting Policies and Procedures
Fort Washington Investment Advisors, Inc., (the “Adviser”) shall vote proxies related to securities held by our clients for which we serve as the investment adviser in the best interest of our clients. All references in these Proxy Voting Policies and Procedures are limited solely to clients for which we have agreed to vote such proxies. A client may reserve to itself the right to vote proxies.
The Adviser’s authority to vote the proxies of certain clients is established by advisory contracts or comparable documents. In addition to requirements of the Securities and Exchange Commission (“SEC”) governing advisers, our proxy voting policies reflect the fiduciary standards and responsibilities for ERISA accounts.
The Investment Advisers Act of 1940, as amended (the “Advisers Act”), requires us to act solely in the best interest of our clients at all times. We have adopted and implemented these Proxy Voting Policies and Procedures, which we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and Rule 206(4)-6 under the Advisers Act.
Reflecting a basic investment philosophy that good management is shareholder focused, proxy votes will generally be cast in support of management on routine corporate matters and in support of any management proposal that is plainly in the interest of all shareholders. Specifically, proxy votes generally will be cast in favor of proposals that:
maintain or strengthen the shared interests of stockholders and management;

increase shareholder value; and

maintain or increase shareholder rights generally.
Proxy votes will generally be cast against proposals having the opposite effect of the above. Where we perceive that a management proposal, if approved, would tend to limit or reduce the market value of the company’s securities, we will generally vote against it. We believe that means for ensuring management accountability to shareholders, in the rare cases where is threatened, must not be compromised.
We generally support shareholder rights and recapitalization measures undertaken unilaterally by boards of directors properly exercising their responsibilities and authority, unless such measures could have the effect of reducing shareholder rights or potential shareholder value. In cases where shareholder proposals challenge such actions, our voting position will generally favor not interfering with the directors’ proper function in the interest of all shareholders.
We believe that proposals addressing strictly social or political issues are immaterial to the goal of maximizing the return on funds under our management. We will generally vote against such proposals, but will consider supporting proposals that seek to protect shareholder rights or minimize risks to shareholder value.
We may delegate our responsibilities under these Proxy Voting Policies and Procedures to a third party, provided that we retain final authority and fiduciary responsibility for proxy voting. If we so delegate our responsibilities, we shall monitor the delegate’s compliance with these Proxy Voting Policies and Procedures.
We (and our employees) and/or an independent third party provider shall vote in a prudent and timely fashion, only after careful evaluation of the issue(s) presented on the ballot.
We review proxies to assess the extent, if any, to which there may be a material conflict between the interests of our clients on the one hand and our interests (including those of our affiliates, directors, officers, employees and other similar persons) on the other hand (a “potential conflict”). If we determine that a potential conflict may exist, it shall be reported to our Proxy Voting Committee. The Proxy Voting Committee shall determine whether a potential conflict exists and is authorized to resolve any such conflict in a manner that is in the collective best interests of our clients (excluding any client that may have a potential conflict). Without limiting the generality of the foregoing, the Proxy Voting Committee may resolve a potential conflict in any of the following manners:

If the proposal that is the subject of the proposed conflict is specifically addressed in these Proxy Voting Policies and Procedures, we may vote the proxy in accordance with such pre-determined policies and guidelines; provided that such pre-determined policy involves little discretion on our part; we may engage an independent third-party to determine how the proxy should be voted; or we may establish an ethical wall or other informational barriers between the person(s) that are involved in the potential conflict and the person(s) making the voting decision in order to insulate the potential conflict from the decision maker.
We will use commercially reasonable efforts to determine whether a potential conflict may exist.
We may abstain from voting a client proxy if we conclude that the effect on shareholders’ economic interests or the value of the portfolio holding is indeterminable or insignificant.
We may abstain from voting a client proxy for cost reasons (e.g., costs associated with voting proxies of non-U.S. securities). In accordance with our fiduciary duties, we will weigh the costs and benefits of voting proxy proposals and make an informed decision with respect to whether voting a given proxy proposal is prudent. Our decision takes into account the effect that the vote of our clients, either by itself or together with other votes, is expected to have on the value of our client’s investment and whether this expected effect would outweigh the cost of voting.
Unless otherwise directed by a client in writing, we are responsible for voting all proxies related to securities that we manage for clients with respect to which we have accepted proxy-voting responsibility in writing. A client may from time to time direct us in writing to vote proxies in a manner that is different from the guidelines set forth in these Proxy Voting Policies and Procedures. We will follow such written direction for proxies received after our receipt of such written direction.
We shall maintain certain records required by applicable law in connection with proxy voting activities and shall provide proxy-voting information to a client for which we are responsible for voting proxies upon written request. Clients should contact our Director of Client Services to make such a request.
Our Proxy Voting Procedures and Policy will be reviewed annually. The Proxy Policy Committee will review present procedures and past decisions with the aim of developing the most coherent and understandable proxy voting policy possible. We believe that a careful and continually evolving policy is indispensable to the task of discharging our fiduciary duties as an investment adviser.

GE Asset Management, Incorporated
Proxy Voting Policy
General
GE Asset Management Incorporated (GE Asset Management) exercises its fiduciary responsibilities by carefully reviewing, voting and documenting proxies for all voting securities for which it has voting responsibility and acting solely in the best interest of its clients. Each proxy is reviewed individually, managed in accordance with this Proxy Voting Policy and voted consistent with the proxy guidelines (Proxy Guidelines) adopted by the Proxy Committee (as defined below) from time to time. In all cases the ultimate objective in voting proxies is to enhance shareholder value. The Proxy Voting Policy and Proxy Guidelines are provided to GE Asset Management personnel who have responsibility for managing the proxy voting process in an effort to maintain consistency and ensure compliance. Additionally, the Proxy Voting Policy has been adopted by the Board of Directors of GE Asset Management.
Certain clients expressly retain proxy voting responsibility or have entered into a relationship with another party who has been given authority to vote their proxies. Such clients are not subject to this Proxy Voting Policy or the Proxy Guidelines. Additionally, certain other clients have instructed GE Asset Management to vote proxies in accordance with each such client’s proxy voting guidelines. In such cases GE Asset Management will still follow the procedure set forth in the Proxy Voting Policy though the Proxy Guidelines will not be applicable.
Proxy Committee
The Proxy Committee is comprised of between five (5) and ten (10) individuals, including both the Chief Executive Officer and General Counsel of GE Asset Management. Members of the Proxy Committee are appointed by the Board of Directors of GE Asset Management (Board) and will be evidenced by a resolution adopted by the Board. The Proxy Committee participates in the proxy voting process as detailed below and may amend the Proxy Guidelines at any time by unanimous written consent.
Proxies and Corporate Actions Analyst
The Proxies and Corporate Actions Analyst (Proxy Analyst) is an employee of GE Asset Management and has responsibility for facilitating the processing of all proxy votes for any annual or special meeting for all voting securities held in the various GE Asset Management portfolios and monitoring such process.
Annual Review of Proxy Voting Policy and Proxy Guidelines
The Proxy Committee will meet at least annually to review and analyze current issues and update, if necessary, the Proxy Guidelines and Proxy Voting Policy. Appropriate GE Asset Management personnel may also be requested to participate in this meeting.
Third Party Services
GE Asset Management currently utilizes the services of Institutional Shareholder Services, Inc. (ISS) for proxy research, voting, administrative and reporting functions and Investor Responsibility Research Center (IRRC) for research material.
Voting Procedure
1.	ISS receives proxy material from custodial banks, Automatic Data Processing (ADP) and directly from companies.

2.	For every proxy ISS receives, ISS reviews all proxy material and provides the Proxy Analyst with an analysis of such material, including management’s recommendation of how to vote the proxy, and a vote recommendation based on the Proxy Guidelines or specific client guidelines.

3.	The Proxy Analyst reviews each vote recommendation given by ISS and does the following:
a.	Domestic and International Routine Corporate Governance Issues and Routine Social Issues: The Proxy Analyst votes in accordance with the ISS recommendation on routine issues.

b.	Domestic and International Non-Routine Corporate Governance Issues and Non-Routine Social Issues; Vote with Management: If the issue is determined to be non-routine by the Proxy Analyst, an analyst for the relevant asset class and a Proxy Committee member will review the proxy material and recommend how to vote such proxy. If the recommendation is to vote with management and not inconsistent with the Proxy Guidelines, the process will continue as provided in section (4) below.

c.	Domestic and International Non-Routine Corporate Governance Issues and Non-Routine Social Issues; Voting Against Management: If (a) the issue is determined to be non-routine by the Proxy Analyst and either the analyst for the relevant asset class or the Proxy Committee member recommends a vote against management or (b) an analyst seeks in any case to vote contrary to the Proxy Guidelines, then at least two (2) Proxy Committee members will review the proxy material and determine how to vote such proxy. In certain circumstances, an independent third party will be engaged to determine how to vote the proxy (See Material Conflict of Interest below).
4.	The vote decision is communicated to ISS. GE Asset Management may abstain from voting a proxy in a limited number of circumstances.

5.	ISS votes the proxy through ADP, the solicitors, or the custodian banks, as the case may be.

6.	Comprehensive reports of all proxy votes are reviewed semi-annually by the Proxy Analyst and annually by the Proxy Committee.
Issues Involving a Material Conflict of Interest
A material conflict of interest may arise in a situation where the Proxy Analyst or analyst or Proxy Committee member, if voting the proxy, has knowledge of a situation where either GE Asset Management or one of its affiliates would enjoy a substantial or significant benefit from casting its vote in a particular way. Examples of where a material conflict of interest may occur include, but are not limited to, the following examples:
•	General Electric Company, the parent of GE Asset Management, is soliciting proxies in connection with a transaction involving an issuer of securities that GE Asset Management holds in its client accounts.

•	A plan sponsor of a benefit plan to which GE Asset Management provides services is also the issuer of securities that GE Asset Management holds in its client accounts. However, absent extraordinary circumstances, this situation should not present a material conflict of interest and in no case would a material conflict of interest exist unless the assets of such benefit plan managed by GE Asset Management constituted more than 1% of GE Asset Management’s assets under management.

•	An officer or employee of GE Asset Management or one of its affiliates serves as a director of a company during a time when GE Asset Management has an opportunity to vote securities of that company.
If a material conflict of interest does arise, ISS will be solely responsible for determining how to vote the proxy based upon the Proxy Guidelines or specific client guidelines. Should this be impractical, an independent third party will be engaged to determine how to vote the proxy. Additionally, a material conflict of interest form in the form attached hereto (Material Conflict of Interest Form) will be completed and signed by the Proxy Analyst and at least one member of the Proxy Committee. Material Conflict of Interest Form(s), if any, will be provided to the Proxy Committee on an annual basis and, in the case of a mutual fund that holds the portfolio security in question, to the board of such mutual fund at its next regularly scheduled meeting.

Securities Lending Programs
Securities held by a client may be lent out to a borrower. In such an instance, the securities are typically transferred into the borrower’s name and are voted by the borrower, in its discretion. However, where an asset class leader or primary analyst determines that a proxy vote is materially important to a client’s interest and where it is feasible to recall the security on a timely basis, GE Asset Management may use its reasonable efforts to recall the security. GE Asset Management disclaims any responsibility for its inability to vote on proposals where, despite its reasonable efforts, it could not successfully recall the security before the record date and/or the deadline for voting, as applicable.
Record Retention Policy
GE Asset Management will maintain the following for a period of seven (7) years:
•	Proxy Voting Policy.

•	Proxy Guidelines.

•	Written request for proxy voting records and a written response to such request.

•	Any document prepared by an analyst or Proxy Committee member that was material to the voting of a proxy.
GE Asset Management has hired ISS to maintain the following for a period of five (5) years:
•	Proxy statements received regarding client securities (unless available through the Securities and Exchange Commission’s EDGAR system).

•	Records of votes cast on behalf of clients.
Such records will be made available to GE Asset Management via a website hosted and maintained by ISS or upon request.

Goldman Sachs Asset Management, L.P.
POLICY ON PROXY VOTING
FOR INVESTMENT ADVISORY CLIENTS
Goldman Sachs Asset Management (“GSAM”) has adopted the policies and procedures set out below regarding the voting of proxies on securities held in client accounts (the “Policy”). These policies and procedures are designed to ensure that where GSAM has the authority to vote proxies, GSAM complies with its legal, fiduciary, and contractual obligations.
Guiding Principles
Proxy voting and the analysis of corporate governance issues in general are important elements of the portfolio management services we provide to our advisory clients who have authorized us to address these matters on their behalf. Our guiding principles in performing proxy voting are to make decisions that (i) favor proposals that tend to maximize a company’s shareholder value and (ii) are not influenced by conflicts of interest. These principles reflect GSAM’s belief that sound corporate governance will create a framework within which a company can be managed in the interests of its shareholders.
Public Equity Investments
To implement these guiding principles for investments in publicly-traded equities, we follow the Institutional Shareholder Services (“ISS”) Standard Proxy Voting Guidelines (the “Guidelines”), except in circumstances as described below. The Guidelines embody the positions and factors GSAM generally considers important in casting proxy votes. They address a wide variety of individual topics, including, among other matters, shareholder voting rights, anti-takeover defenses, board structures, the election of directors, executive and director compensation, reorganizations, mergers, and various shareholder proposals. Recognizing the complexity and fact-specific nature of many corporate governance issues, the Guidelines often do not direct a particular voting outcome, but instead identify factors ISS considers in determining how the vote should be cast. A summary of the Guidelines is attached as Appendix A.
For purposes of this Policy, “GSAM” refers, collectively, to the Goldman Sachs Asset Management unit of Goldman, Sachs & Co.’s Investment Management Division; Goldman Sachs Asset Management, L.P.; Goldman Sachs Asset Management International; and Goldman Sachs Princeton LLC.
In connection with each proxy vote, ISS prepares a written analysis and recommendation (an “ISS Recommendation”) that reflects ISS’s application of Guidelines to the particular proxy issues. Where the Guidelines do not direct a particular response and instead list relevant factors, the ISS Recommendation will reflect ISS’s own evaluation of the factors. As explained more fully below, however, each GSAM equity portfolio management team (“Portfolio Management Team”) may on any particular proxy vote decide to diverge from the Guidelines or an ISS Recommendation. In such cases, our procedures require: (i) the requesting Portfolio Management Team to set forth the reasons for their decision; (ii) the approval of the Local Chief Investment Officer for the requesting Portfolio Management Team; (iii) notification to the Global Chief Investment Officer and other appropriate GSAM personnel; (iv) a determination that the decision is not influenced by any conflict of interest; and (v) the creation of a written record reflecting the process.
The principles and positions reflected in this Policy are designed to guide us in voting proxies, and not necessarily in making investment decisions. Portfolio Management Teams base their determinations of whether to invest in a particular company on a variety of factors, and while corporate governance may be one such factor, it may not be the primary consideration.
Senior management of GSAM periodically reviews this Policy, including our use of the Guidelines, to ensure it continues to be consistent with our guiding principles.

Implementation by Portfolio Management Teams
General Overview
While it is GSAM’s policy generally to follow the Guidelines and the ISS Recommendations, the active-equity and quantitative-equity Portfolio Management Teams have developed different approaches for using the Guidelines and ISS Recommendations in light of their different investment philosophies and processes.
Active Equity
Our active-equity Portfolio Management Teams view the analysis of corporate governance practices as an integral part of the investment research and stock valuation process. Therefore, on a case-by-case basis and subject to the approval process described above, each active-equity Portfolio Management Team may vote differently from the Guidelines or a particular ISS Recommendation. In forming their views on particular matters, our active-equity Portfolio Management Teams are permitted to consider applicable regional rules and practices, including codes of conduct and other guides, regarding proxy voting, in addition to the Guidelines and ISS Recommendations.
In our active-equity investment research process, responsibility for analyzing corporate board structures and the corporate governance practices of portfolio companies in connection with proxy voting decisions lies with the relevant Portfolio Management Team. Accordingly, each active-equity Portfolio Management Team is charged with performing these functions for the portfolio companies as part of the team’s research efforts.
As part of that research process, each active-equity Portfolio Management Team has regular internal research meetings to discuss the companies held in a particular team’s investment portfolio. Among the topics that may be discussed at these meetings are issues pertaining to a portfolio company’s record and policies on corporate governance practices that may affect shareholder value.
Each active-equity Portfolio Management Team determines how to allocate responsibility for analyzing corporate governance issues and proxy voting decisions among the team’s members. Under each arrangement, the work related to proxy voting is integrated into our research process. Each active-equity Portfolio Management Team remains responsible for ensuring that corporate governance issues are analyzed and proxy votes are cast in a manner consistent with our guiding principles.
Quantitative Equity
Our quantitative-equity Portfolio Management Teams, by contrast, have decided to follow the Guidelines and ISS Recommendations exclusively, based on such Portfolio Management Teams’ investment philosophy and approach to portfolio construction, as well as the evaluation of ISS’s services and methodology in analyzing shareholder and corporate governance matters. Nevertheless, our quantitative-equity Portfolio Management Teams retain the authority to revisit this position, with respect to both their general approach to proxy voting (subject to the approval of GSAM senior management) and any specific shareholder vote (subject to the approval process described above).
Use of Third-Party Service Providers
We utilize independent service providers, such as ISS, to assist us in developing substantive proxy voting positions. ISS also updates and revises the Guidelines on a periodic basis, and any such revisions are reviewed by GSAM to determine whether they are consistent with our guiding principles. In addition, ISS assists us in the proxy voting process by providing operational, recordkeeping and reporting services.
GSAM’s decision to retain ISS to perform the services described in this Policy is based principally on the view the services ISS provides will result in proxy voting decisions that are consistent with our guiding principles. GSAM management is responsible for reviewing our relationship with ISS and for evaluating the quality and effectiveness of the various services provided by ISS to assist us in satisfying our proxy voting responsibilities.

GSAM may hire other service providers to replace or supplement ISS with respect to any of the services GSAM currently receives from ISS. In addition, individual Portfolio Management Teams may supplement the information and analyses ISS provides from other sources.
Conflicts of Interest
Pursuant to this Policy, GSAM has implemented procedures designed to prevent conflicts of interest from influencing its proxy voting decisions. These procedures include our use of the Guidelines and ISS Recommendations. Proxy votes cast by GSAM in accordance with the Guidelines and ISS Recommendations will not present any conflicts of interest because GSAM casts such votes in accordance with a pre-determined policy based upon the recommendations of an independent third party.
Our procedures also prohibit the influence of conflicts of interest where an active-equity Portfolio Management Team decides to vote against an ISS Recommendation. In general, conflicts of interest between GSAM and other businesses within Goldman Sachs should not affect GSAM in light of the information barrier policies separating GSAM from those other businesses. In addition, in any particular case, the approval process for a decision to vote against an ISS Recommendation, as described above, includes an inquiry into potential conflicts of interest, and GSAM senior management will not approve decisions that are based on the influence of such conflicts.
Fixed Income and Private Investments
Voting decisions with respect to client investments in fixed income securities and the securities of privately-held issuers generally will be made by the relevant portfolio managers based on their assessment of the particular transactions or other matters at issue.
External Managers
Where GSAM places client assets with managers outside of GSAM, whether through separate accounts, funds-of-funds or other structures, such external managers generally will be responsible for voting proxies in accordance with the managers’ own policies. GSAM may, however, retain such responsibilities where it deems appropriate.
Client Direction
Clients may choose to vote proxies themselves, in which case they must arrange for their custodians to send proxy materials directly to them. GSAM can also accommodate individual clients that have developed their own guidelines with ISS or another proxy service. Clients may also discuss with GSAM the possibility of receiving individualized reports or other individualized services regarding proxy voting conducted on their behalf.

Appendix A
ISS Standard Proxy Voting Guidelines Summary
The following is a concise summary of the ISS Standard Proxy Voting Guidelines (the “Guidelines”), which form the substantive basis of GSAM’s Policy on Proxy Voting for Investment Advisory Clients (“Policy”) with respect to public equity investments. As described in the main body of the Policy, GSAM may diverge from the Guidelines and a related
ISS recommendation on any particular proxy vote or in connection with any individual investment decision.
1. Auditors

Vote FOR proposals to ratify auditors, unless any of the following apply:
An auditor has a financial interest in or association with the company, and is therefore not independent,
Fees for non-audit services are excessive, or
There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position.
2. Board of Directors
a. Voting on Director Nominees in Uncontested Elections
Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.
b. Classification/Declassification of the Board
Vote AGAINST proposals to classify the board.
Vote FOR proposals to repeal classified boards and to elect all directors annually.
c. Independent Chairman (Separate Chairman/CEO)
Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.
d. Majority of Independent Directors/Establishment of Committees
Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS’s definition of independence.
Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.
3. Shareholder Rights
a. Shareholder Ability to Act by Written Consent

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.
Vote FOR proposals to allow or make easier shareholder action by written consent.
b. Shareholder Ability to Call Special Meetings
Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.
Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.
c. Supermajority Vote Requirements
Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.
d. Cumulative Voting
Vote AGAINST proposals to eliminate cumulative voting.
Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company’s other governance provisions.
e. Confidential Voting
Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.
Vote FOR management proposals to adopt confidential voting.
4. Proxy Contests
a. Voting for Director Nominees in Contested Elections
Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management’s track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.
b. Reimbursing Proxy Solicitation Expenses
Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, ISS also recommends voting for reimbursing proxy solicitation expenses.
5. Poison Pills
Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company’s poison pill and management proposals to ratify a poison pill.

6. Mergers and Corporate Restructurings
Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.
7. Reincorporation Proposals
Proposals to change a company’s state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.
8. Capital Structure
a. Common Stock Authorization
Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.
Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.
Vote FOR proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being de-listed or if a company’s ability to continue to operate as a going concern is uncertain.
b. Dual-class Stock
Vote AGAINST proposals to create a new class of common stock with superior voting rights.
Vote FOR proposals to create a new class of non-voting or sub-voting common stock if:
It is intended for financing purposes with minimal or no dilution to current shareholders
It is not designed to preserve the voting power of an insider or significant shareholder
9. Executive and Director Compensation
Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. The ISS methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the Securities and Exchange Commission’s rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders’ equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered along with dilution to voting power. Once ISS determines the estimated cost of the plan, ISS compares it to a company-specific dilution cap.
Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.
a. Management Proposals Seeking Approval to Reprice Options
Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:
Historic trading patterns
Rationale for the repricing
Value-for-value exchange

Option vesting
Term of the option
Exercise price
Participation
b. Employee Stock Purchase Plans
Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.
Vote FOR employee stock purchase plans where all of the following apply:
Purchase price is at least 85 percent of fair market value;
Offering period is 27 months or less; and
Potential voting power dilution is ten percent or less.
Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.
c. Shareholder Proposals on Compensation
Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.
10. Social and Environmental Issues
These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.
In general, vote CASE-BY-CASE. While a wide variety of factors go into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Hotchkis and Wiley Capital Management, LLC
Proxy Voting Policies and Procedures
(As of February 20, 2008)
PURPOSE
The purpose of these Proxy Voting Policies and Procedures is to memorialize the procedures and policies adopted by Hotchkis and Wiley Capital Management (“HWCM”) to enable it to comply with its accepted responsibilities and the requirements of Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (“Advisers Act”).
POLICY
HWCM acts as discretionary investment adviser for various clients, including clients governed by the Employee Retirement Income Security Act of 1974 (“ERISA”). Unless a client (including a “named fiduciary” under ERISA) specifically reserves the right to vote its own proxies, HWCM will vote all proxies in sufficient time prior to their deadlines as part of its full discretionary authority over the assets.
When voting proxies for clients, HWCM’s primary concern is that all decisions be made solely in the best interest of the shareholder (for ERISA accounts, plan beneficiaries and participants, in accordance with the letter and spirit of ERISA). HWCM will act in a manner it deems prudent and diligent and which is intended to enhance the economic value of the assets of the account.
GUIDELINES
Each proxy issue will be considered individually. The following guidelines are a partial list to be used in voting on proposals often contained in proxy statements, but will not be used as rigid rules. The voting policies below are subject to modification in certain circumstances and will be reexamined from time to time. With respect to matters that do not fit in the categories stated below, HWCM will exercise its best judgment as a fiduciary to vote in the manner which will most enhance shareholder value.
Management Proposals
The majority of votes presented to shareholders are proposals made by management, which have been approved and recommended by its board of directors. Generally, in the absence of any unusual or non-routine information, the following items are likely to be supported:
•	Ratification of appointment of independent auditors

•	General updating/corrective amendments to charter

•	Increase in common share authorization for a stock split or share dividend

•	Stock option plans that are incentive based and not excessive

•	Election of directors
The following items will always require company specific and case-by-case review and analysis when submitted by management to a shareholder vote:
•	Directors’ liability and indemnity proposals

•	Executive compensation plans

•	Mergers, acquisitions, and other restructurings submitted to a shareholder vote

•	Anti-takeover and related provisions

Shareholder Proposals
Under ERISA standards, it is inappropriate to use (vote) plan assets to carry out social agendas or purposes. Thus, shareholder proposals are examined closely for their relationship to the best interest of beneficiaries, and economic impact. In general, HWCM will vote in accordance with the recommendation of the company’s board of directors on all shareholder proposals. However, HWCM will support shareholder proposals that are consistent with HWCM’s proxy voting guidelines for board-approved proposals
Generally, shareholder proposals related to the following items are supported:
•	Confidential voting

•	Bylaw and charter amendments only with shareholder approval

•	Majority of independent directors in a board
Generally, shareholder proposals related to the following items are not supported:
•	Limitations on the tenure of directors

•	Declassification of the board

•	Cumulative voting

•	Restrictions related to social, political, or special interest issues that impact the ability of the company to do business or be competitive and that have a significant financial or vested interest impact.

•	Reports which are costly to provide or expenditures which are of a non-business nature or would provide no pertinent information from the perspective of shareholders.
Conflict of Interest
Due to the nature of HWCM’s business and its small size, it is unlikely that conflicts of interest will arise in voting proxies of public companies. However, if a potential conflict of interest did arise it would typically be a proxy for a company that is also HWCM’s client. In this event, the Compliance Department will review these votes to make sure that HWCM’s proposed votes are consistent with the established guidelines and not prompted by any conflict of interest.
HWCM may receive proxies for companies which are clients of Stephens Inc. (“Stephens”), a full service broker-dealer and investment bank and an affiliate of HWCM.  Stephens does not directly or indirectly participate in HWCM’s policies or decisions with respect to proxy voting.
HWCM employees may own the same securities held by client accounts. The employees vote their securities independently from HWCM’s proxy voting policy.
PROCEDURES
HWCM’s Portfolio Services Department is responsible for ensuring that all proxies received by HWCM are voted in a timely manner and voted consistently across all portfolios. If HWCM is authorized to exercise proxy voting rights for a client account, HWCM will vote the proxies for securities beneficially held by the custodian for the client portfolio as of the record date of the shareholder meetings (settlement date). Securities not held by the custodian as of the record date (e.g., due to an unsettled purchase or securities lending) will not be voted by HWCM. Although many proxy proposals can be voted in accordance with our established guidelines, we recognize that some proposals require special consideration, which may dictate that we make an exception to our broad guidelines.
HWCM subscribes to an independent third party proxy research firm which provides analysis and recommendation for company proxies. On specific items where the board-approved recommendation and the research firm’s recommendation do not agree, HWCM will generally approve the board-approved recommendation if it is consistent with our established guidelines. The HWCM analyst responsible for research for the company makes a determination on how to vote the proxies using our established guidelines.

Whenever HWCM is proposing to vote against the board-approved recommendations or against its established guidelines, the Compliance Department will review these votes to make sure that HWCM’s proposed vote is not prompted by any conflict of interest.
RECORD KEEPING
In accordance with Rule 204-2 under the Advisers Act, HWCM will maintain for the time periods set forth in the Rule (i) these proxy voting procedures and policies, and all amendments thereto; (ii) all proxy statements received regarding client securities (provided however, that HWCM may rely on the proxy statement filed on EDGAR as its records); (iii) a record of all votes cast on behalf of clients; (iv) records of all client requests for proxy voting information; (v) any documents prepared by the HWCM that were material to making a decision how to vote or that memorialized the basis for the decision; and (vi) all records relating to requests made by clients regarding conflicts of interest in voting the proxy.
HWCM will describe in its Part II of Form ADV (or other brochure fulfilling the requirement of Rule 204-3) its proxy voting policies and procedures and advise clients how they may obtain information about how HWCM voted their securities. Clients may obtain information about how their securities were voted or a copy of our Proxy Voting Policies and Procedures free of charge by written request addressed to HWCM.

Invesco Institutional (N.A.), Inc.
PROXY VOTING POLICIES AND PROCEDURES
April 1, 2006
GENERAL POLICY
Invesco Institutional (N.A.), Inc. and its wholly-owned subsidiaries, and Invesco Global Asset Management (N.A.), Inc. (collectively, “Invesco”), each has responsibility for making investment decisions that are in the best interests of its clients. As part of the investment management services it provides to clients, Invesco may be authorized by clients to vote proxies appurtenant to the shares for which the clients are beneficial owners.
Invesco believes that it has a duty to manage clients’ assets in the best economic interests of the clients and that the ability to vote proxies is a client asset.
Invesco reserves the right to amend its proxy policies and procedures from time to time without prior notice to its clients.
PROXY VOTING POLICIES
Voting of Proxies
Invesco will vote client proxies in accordance with the procedures set forth below unless the client for non-ERISA clients retains in writing the right to vote, the named fiduciary (e.g., the plan sponsor) for ERISA clients retains in writing the right to direct the plan trustee or a third party to vote proxies or Invesco determines that any benefit the client might gain from voting a proxy would be outweighed by the costs associated therewith.
Best Economic Interests of Clients
In voting proxies, Invesco will take into consideration those factors that may affect the value of the security and will vote proxies in a manner in which, in its opinion, is in the best economic interests of clients. Invesco endeavors to resolve any conflicts of interest exclusively in the best economic interests of clients.
ISS Services
Invesco has contracted with Institutional Shareholder Services (“ISS”), an independent third party service provider, to vote Invesco’s clients’ proxies according to ISS’s proxy voting recommendations. In addition, ISS will provide proxy analyses, vote recommendations, vote execution and record-keeping services for clients for which Invesco has proxy voting responsibility. On an annual basis, Invesco will review information obtained from ISS to ascertain whether ISS (i) has the capacity and competency to adequately analyze proxy issues, and (ii) can make such recommendations in an impartial manner and in the best economic interest of Invesco’s clients. This may include a review of ISS’ Policies, Procedures and Practices Regarding Potential Conflicts of Interests and obtaining information about the work ISS does for corporate issuers and the payments ISS receives from such issuers.
Custodians forward proxy materials for clients who rely on Invesco to vote proxies to ISS. ISS is responsible for exercising the voting rights in accordance with the ISS proxy voting guidelines. If Invesco receives proxy materials in connection with a client’s account where the client has, in writing, communicated to Invesco that the client, plan fiduciary or other third party has reserved the right to vote proxies, Invesco will forward to the party appointed by client any proxy materials it receives with respect to the account. In order to avoid voting proxies in circumstances where Invesco, or any of its affiliates have or may have any conflict of interest, real or perceived, Invesco has engaged ISS to provide the proxy analyses, vote recommendations and voting of proxies.
In the event that (i) ISS recuses itself on a proxy voting matter and makes no recommendation or (ii) Invesco decides to override the ISS vote recommendation, the Proxy Committee will review the issue and direct ISS how to vote the proxies as described below.

Proxy Committee
The Proxy Committee shall have seven (7) members, which shall include representatives from portfolio management, operations, and legal/compliance or other functional departments as deemed appropriate who are knowledgeable regarding the proxy process. A majority of the members of the Proxy Committee shall constitute a quorum and the Proxy Committee shall act by a majority vote. The chair of the Proxy Committee shall be chosen by the Chief Compliance Officer of Invesco. The Proxy Committee shall keep minutes of its meetings that shall be kept with the proxy voting records of Invesco. The Proxy Committee will appoint a Proxy Manager to manage the proxy voting process, which includes the voting of proxies and the maintenance of appropriate records.
Proxy Committee meetings shall be called by the Proxy Manager when override submissions are made and in instances when ISS has recused itself from a vote recommendation. In these situations, the Proxy Committee shall meet and determine how proxies are to be voted in the best interests of clients.
The Proxy Committee periodically reviews new types of corporate governance issues, evaluates proposals not addressed by the ISS proxy voting guidelines in instances when ISS has recused itself, and determines how Invesco should vote. The Committee monitors adherence to these Procedures, industry trends and reviews the ISS proxy voting guidelines.
ISS Recusal
When ISS makes no recommendation on a proxy voting issue or is recused due to a conflict of interest, the Proxy Committee will review the issue and, if Invesco does not have a conflict of interest, direct ISS how to vote the proxies. In such cases where Invesco has a conflict of interest, Invesco, in its sole discretion, shall either (a) vote the proxies pursuant to ISS’s general proxy voting guidelines, (b) engage an independent third party to provide a vote recommendation, or (c) contact its client(s) for direction as to how to vote the proxies.
Override of ISS Recommendation
There may be occasions where the Invesco investment personnel, senior officers or a member of the Proxy Committee seek to override ISS’s recommendations if they believe that ISS’s recommendations are not in accordance with the best economic interests of clients. In the event that an individual listed above in this section disagrees with an ISS recommendation on a particular voting issue, the individual shall document in writing the reasons that he/she believes that the ISS recommendation is not in accordance with clients’ best economic interests and submit such written documentation to the Proxy Manager for consideration by the Proxy Committee. Upon review of the documentation and consultation with the individual and others as the Proxy Committee deems appropriate, the Proxy Committee may make a determination to override the ISS voting recommendation if the Committee determines that it is in the best economic interests of clients and the Committee has addressed conflict of interest issues as discussed below.
Proxy Committee Meetings
When a Proxy Committee Meeting is called, whether because of an ISS recusal or request for override of an ISS recommendation, the Proxy Committee shall review the report of the Chief Compliance Officer as to whether any Invesco person has reported a conflict of interest.
The Proxy Committee shall review the information provided to it to determine if a real or perceived conflict of interest exists and the minutes of the Proxy Committee shall:
(1)	describe any real or perceived conflict of interest,

(2)	discuss any procedure used to address such conflict of interest,

(3)	report any contacts from outside parties (other than routine communications from proxy solicitors), and

(4)	include confirmation that the recommendation as to how the proxies are to be voted is in the best economic interests of clients and was made without regard to any conflict of interest.
Based on the above review and determinations, the Proxy Committee will direct ISS how to vote the proxies.

Certain Proxy Votes May Not Be Cast
In some cases, Invesco may determine that it is not in the best economic interests of clients to vote proxies. For example, proxy voting in certain countries outside the United States requires share blocking. Shareholders who wish to vote their proxies must deposit their shares 7 to 21 days before the date of the meeting with a designated depositary. During the blocked period, shares to be voted at the meeting cannot be sold until the meeting has taken place and the shares have been returned to the Custodian/Sub-Custodian bank. In addition, voting certain international securities may involve unusual costs to clients. In other cases, it may not be possible to vote certain proxies despite good faith efforts to do so, for instance when inadequate notice of the matter is provided. In the instance of loan securities, voting of proxies typically requires termination of the loan, so it is not usually in the best economic interests of clients to vote proxies on loaned securities. Invesco typically will not, but reserves the right to, vote where share blocking restrictions, unusual costs or other barriers to efficient voting apply. If Invesco does not vote, it would have made the determination that the cost of voting exceeds the expected benefit to the client. The Proxy Manager shall record the reason for any proxy not being voted, which record shall be kept with the proxy voting records of Invesco.
Proxy Voting Records
Clients may obtain information about how Invesco voted proxies on their behalf by contacting their client services representative. Alternatively, clients may make a written request for proxy voting information to: Proxy Manager, 1360 Peachtree Street, N.E., Atlanta, Georgia 30309.
CONFLICTS OF INTEREST
Procedures to Address Conflicts of Interest and Improper Influence
In order to avoid voting proxies in circumstances where Invesco or any of its affiliates have or may have any conflict of interest, real or perceived, Invesco has contracted with ISS to provide proxy analyses, vote recommendations and voting of proxies. Unless noted otherwise by ISS, each vote recommendation provided by ISS to Invesco includes a representation from ISS that ISS faces no conflict of interest with respect to the vote. In instances where ISS has recused itself and makes no recommendation on a particular matter or if an override submission is requested, the Proxy Committee shall determine how the proxy is to be voted and instruct the Proxy Manager accordingly in which case the conflict of interest provisions discussed below shall apply.
In effecting the policy of voting proxies in the best economic interests of clients, there may be occasions where the voting of such proxies may present a real or perceived conflict of interest between Invesco, as the investment manager, and clients.
For each director, officer and employee of Invesco (“Invesco person”), the interests of Invesco’s clients must come first, ahead of the interest of Invesco and any person within the Invesco organization, which includes Invesco’s affiliates.
Accordingly, each Invesco person must not put “personal benefit,” whether tangible or intangible, before the interests of clients of Invesco or otherwise take advantage of the relationship to Invesco’s clients. “Personal benefit” includes any intended benefit for oneself or any other individual, company, group or organization of any kind whatsoever, except a benefit for a client of Invesco, as appropriate. It is imperative that each of Invesco’s directors, officers and employees avoid any situation that might compromise, or call into question, the exercise of fully independent judgment in the interests of Invesco’s clients.
Occasions may arise where a person or organization involved in the proxy voting process may have a conflict of interest. A conflict of interest may also exist if Invesco has a business relationship with (or is actively soliciting business from) either the company soliciting the proxy or a third party that has a material interest in the outcome of a proxy vote or that is actively lobbying for a particular outcome of a proxy vote. An Invesco person (excluding members of the Proxy Committee) shall not be considered to have a conflict of interest if the Invesco person did not know of the conflict of interest and did not attempt to influence the outcome of a proxy vote. Any individual with actual knowledge of a conflict of interest relating to a particular referral item shall disclose that conflict to the Chief Compliance Officer.

The following are examples of situations where a conflict may exist:
▪	Business Relationships – where Invesco manages money for a company or an employee group, manages pension assets or is actively soliciting any such business, or leases office space from a company;

▪	Personal Relationships – where a Invesco person has a personal relationship with other proponents of proxy proposals, participants in proxy contests, corporate directors, or candidates for directorships; and

▪	Familial Relationships – where an Invesco person has a known familial relationship relating to a company (e.g. a spouse or other relative who serves as a director of a public company or is employed by the company).
In the event that Invesco (or an affiliate) manages assets for a company, its pension plan, or related entity or where any member of the Proxy Committee has a personal conflict of interest, and where clients’ funds are invested in that company’s shares, the Proxy Committee will not take into consideration this relationship and will vote proxies in that company solely in the best economic interest of its clients.
It is the responsibility of the Proxy Manager and each member of the Proxy Committee to report any real or potential conflict of interest of which such individual has actual knowledge to the Chief Compliance Officer, who shall present any such information to the Proxy Committee. However, once a particular conflict has been reported to the Chief Compliance Officer, this requirement shall be deemed satisfied with respect to all individuals with knowledge of such conflict.
In addition, the Proxy Manager and each member of the Proxy Committee shall certify annually as to their compliance with this policy. In addition, any Invesco person who submits an ISS override recommendation to the Proxy Committee shall certify as to their compliance with this policy concurrently with the submission of their override recommendation. A form of such certification is attached as Appendix A hereto.
In addition, members of the Proxy Committee must notify Invesco’s Chief Compliance Officer, with impunity and without fear of retribution or retaliation, of any direct, indirect or perceived improper influence made by anyone within Invesco or by an affiliated company’s representatives with regard to how Invesco should vote proxies. The Chief Compliance Officer will investigate the allegations and will report his or her findings to the Invesco Risk Management Committee. In the event that it is determined that improper influence was made, the Risk Management Committee will determine the appropriate action to take which may include, but is not limited to, (1) notifying the affiliated company’s Chief Executive Officer, its Management Committee or Board of Directors, (2) taking remedial action, if necessary, to correct the result of any improper influence where clients have been harmed, or (3) notifying the appropriate regulatory agencies of the improper influence and to fully cooperate with these regulatory agencies as required. In all cases, the Proxy Committee shall not take into consideration the improper influence in determining how to vote proxies and will vote proxies solely in the best economic interest of clients.
Furthermore, members of the Proxy Committee must advise Invesco’s Chief Compliance Officer and fellow Committee members of any real or perceived conflicts of interest he or she may have with regard to how proxies are to be voted regarding certain companies (e.g., personal security ownership in a company, or personal or business relationships with participants in proxy contests, corporate directors or candidates for corporate directorships). After reviewing such conflict, upon advice from the Chief Compliance Officer, the Committee may require such Committee member to recuse himself or herself from participating in the discussions regarding the proxy vote item and from casting a vote regarding how Invesco should vote such proxy.

ISS PROXY VOTING GUIDELINES
A copy of the most recent ISS US Proxy Voting Guidelines Summary can be found on ISS’s website at www.issproxy.com.
APPENDIX A
ACKNOWLEDGEMENT AND CERTIFICATION
I acknowledge that I have read the Invesco Proxy Voting Policy (a copy of which has been supplied to me, which I will retain for future reference) and agree to comply in all respects with the terms and provisions thereof. I have disclosed or reported all real or potential conflicts of interest to the Invesco Compliance Officer and will continue to do so as matters arise. I have complied with all provisions of this Policy.

Print Name

Date	Signature

LSV Asset Management
Proxy Voting Policy
Voting Responsibility. LSV’s standard investment management agreement expressly authorizes LSV to vote proxies on behalf of the client’s account. Therefore, unless the client expressly reserves proxy voting responsibility, it is LSV’s responsibility to vote proxies relating to securities held for the client’s account.
ERISA Accounts. Unless proxy voting responsibility has been expressly reserved and is being exercised by another fiduciary for an ERISA plan client, LSV, as the investment adviser for the account, must vote all proxies relating to securities held for the plan’s account. If LSV is responsible for voting, LSV shall make appropriate arrangements with each account custodian to have proxies forwarded, on a timely basis to the appropriate person, and shall endeavor to correct delays or other problems relating to timely delivery of proxies and proxy materials.
Fiduciary obligations of prudence and loyalty require an investment adviser with proxy voting responsibility to vote proxies on issues that affect the value of the client’s investment. Proxy voting decisions must be made solely in the best interests of the client’s account. In voting proxies, LSV is required to consider those factors that may affect the value of the client’s investment and may not subordinate the interests of the client to unrelated objectives.
LSV has adopted proxy voting guidelines that provide direction in determining how various types of proxy issues are to be voted. LSV will engage an expert independent third party to design guidelines for client accounts that are updated for current corporate governance issues, helping to ensure that clients’ best interests are served by voting decisions. Clients are sent a copy of their respective guidelines on an annual basis.
LSV’s purely quantitative investment process does not provide output or analysis that would be functional in analyzing proxy issues. LSV therefore will retain an independent, expert third party, currently RiskMetrics Group (“RMG”) (formerly Institutional Shareholder Services). RMG will implement LSV’s proxy voting process, provide assistance in developing guidelines and provide analysis of proxy issues on a case-by-case basis. LSV is responsible for monitoring RMG to ensure that proxies are adequately voted. LSV will vote issues contrary to, or issues not covered by, the guidelines only when LSV believes it is in the best interest of the client. Where the client has provided proxy voting guidelines to LSV, those guidelines will be followed, unless it is determined that a different vote would add more value to the client’s holding of the security in question. Direction from a client on a particular proxy vote will take precedence over the guidelines. LSV’s use of RMG is not a delegation of LSV’s fiduciary obligation to vote proxies for clients.
Should a material conflict arise between LSV’s interest and that of its clients (e.g., a client bringing a shareholder action has solicited LSV’s support; LSV manages a pension plan for a company whose management is soliciting proxies; or an LSV employee has a relative involved in management at an investee company), LSV will vote the proxies in accordance with the recommendation of the independent third party proxy voting service. A written record will be maintained describing the conflict of interest, and an explanation of how the vote taken was in the client’s best interest.
LSV may refrain from voting a proxy if the cost of voting the proxy exceeds the expected benefit to the client, for example in the case of voting a foreign security when the proxy must be translated into English or the vote must be cast in person.
Clients may receive a copy of LSV’s voting record for their account by request. LSV will additionally provide any mutual fund for which LSV acts as adviser or sub-adviser, a copy of LSV’s voting record for the fund so that the fund may fulfill its obligation to report proxy votes to fund shareholders.
Recordkeeping. In accordance with the recordkeeping rules, LSV will retain:
(i)	Copies of its proxy voting policies and procedures.

(ii)	A copy of each proxy statement received regarding client securities (maintained by the proxy voting service and/or available on EDGAR).

(iii)	A record of each vote cast on behalf of a client (maintained by the proxy voting service).

(iv)	A copy of any document created that was material to the voting decision or that memorializes the basis for that decision (maintained by the proxy voting service).

(v)	A copy of clients’ written requests for proxy voting information and a copy of LSV’s written response to a client’s request for proxy voting information for the client’s account.

(vi)	LSV will ensure that it may obtain access to the proxy voting service’s records promptly upon LSV’s request.
LSV will maintain required materials in an easily accessible place for not less than five years from the end of the fiscal year during which the last entry took place, the first two years in LSV’s principal office.

Marsico Capital Management, LLC
PROXY VOTING POLICY AND PROCEDURES
Statement of Policy
1. It is the policy of Marsico Capital Management, LLC (“MCM”) to seek to vote or otherwise process, such as by a decision to abstain from voting or to take no action on, proxies over which it has voting authority in the best interests of MCM’s clients, as summarized here.
•	MCM’s security analysts generally review proxy proposals as part of their monitoring of portfolio companies. Under MCM’s investment discipline, one of the qualities that MCM generally seeks in companies selected for client portfolios is good management teams that generally seek to serve shareholder interests. Because MCM believes that the management teams of most companies it invests in generally seek to serve shareholder interests, MCM believes that voting proxy proposals in clients’ best economic interests usually means voting with the recommendations of these management teams (including their boards of directors).

•	In certain circumstances, MCM’s vote-by-vote analysis of proxy proposals could lead it to conclude that particular management or board recommendations may not appear as closely aligned with shareholder interests as MCM may deem desirable, or could be disregarded in the best interests of shareholders. In those and other circumstances, MCM may, in its sole discretion, vote against a management or board recommendation (or abstain or take no action) based on its analysis if such a vote appears consistent with the best interests of clients.

•	MCM may process certain proxies without voting them, such as by making a decision to abstain from voting or take no action on such proxies (or on certain proposals within such proxies). Examples include, without limitation, proxies issued by companies that MCM has decided to sell, proxies issued for securities that MCM did not select for a client portfolio (such as, without limitation, securities that were selected by a previous adviser, unsupervised securities held in a client’s account, money market securities, or other securities selected by clients or their representatives other than MCM), or proxies issued by foreign companies that impose burdensome or unreasonable voting, power of attorney, or holding requirements. MCM also may abstain from voting, or take no action on, proxies in other circumstances, such as when voting may not be in the best interests of clients, as an alternative to voting with (or against) management, or when voting may be unduly burdensome or expensive, or if MCM may have a material conflict of interest in voting certain proxies and alternative voting procedures are not desirable.

•	In circumstances when there may be an apparent material conflict of interest between MCM’s interests and clients’ interests in how proxies are voted (such as when MCM knows that a proxy issuer is also an MCM client), MCM generally will resolve any appearance concerns by causing those proxies to be “echo voted” or “mirror voted” in the same proportion as other votes, by voting the proxies as recommended by an independent service provider, or by abstaining or taking no action. In other cases, MCM might use other procedures to resolve an apparent material conflict.

•	MCM may use an independent service provider to assist in voting proxies, keep voting records, and disclose voting information to clients. MCM’s Proxy Voting policy and reports describing the voting of a client’s proxies are available to the client on request.

•	MCM seeks to ensure that, to the extent reasonably feasible, proxies for which MCM receives ballots in good order and receives timely notice will be voted or otherwise processed (such as through a decision to abstain or take no action) as intended under MCM’s Proxy Voting policy and procedures. MCM may be unable to vote or otherwise process proxy ballots that are not received or processed in a timely manner due to functional limitations of the proxy voting system, custodial limitations, or other factors beyond MCM’s control. Such ballots may include, without limitation, ballots for securities out on loan under securities lending programs initiated by the client or its custodian, ballots not timely forwarded by a custodian, or ballots for which MCM does not timely receive essential information such as the proxy proposal itself or modifications to the required voting date. Other ballots may be voted but not counted, or may be counted in an unexpected way, because of factors such as foreign voting requirements or other limitations.

Merganser Capital Management, Inc.
Policies and Procedures
Proxy Voting Policy – Proxy Voting

Adopted:	October 5, 2004
Amended:	November 16, 2006
Purpose:
The purpose of this policy is to ensure that proxies are voted in accordance with our clients’ best interests or instructions.
Background:
Rule 275.206(4)-6 of the Investment Advisers Act of 1940 governs proxy voting by investment advisers. It requires advisers to implement written policies and procedures governing how they will vote proxies. It also requires them to disclose to clients, when requested, how they voted certain proxies and to furnish clients with a copy of the advisers’ policies and procedures on proxy voting.
Policy:
Merganser will notify the client giving them the opportunity to vote or instruct us how to vote their proxy. When a client specifically instructs Merganser not to contact them about proxies, Merganser will vote the proxy in a manner which in its best judgment reflects the client’s best economic interest and fosters good corporate governance. In other routine matters, Merganser will vote in accordance with management recommendations.
If requested, Merganser will offer our clients advice on proxy questions.
Merganser will facilitate the proxy voting so as to minimize the administrative burden on our clients.
If our contract assigns responsibility for proxy voting to the client or the client otherwise indicates a desire to vote proxies, Merganser will forward all materials to them for voting.
Procedures – Proxy Voting

Adopted:	October 5, 2004
Amended:	November 16, 2006
Definitions and Limitations:
Not applicable.
Procedures:
Receipt of proxies
Upon receipt of proxy material, Merganser will date stamp the ballot and forward all material to the Compliance Department (“Compliance”). Compliance will log the receipt on the Proxy Voting Control sheet. Document is in U:\POND\Compliance Documents\Compliance Testing Control Sheets\Proxy Voting Control Sheet.xls.
Review of proxy material
Compliance will review the proxy material. Compliance will then forward a copy of the ballot and other material to the Portfolio Manager (“PM”) for review and recommendation(s). Compliance will offer the PM recommendations where appropriate.

PM will review the proxy material and make recommendation(s) for the client’s consideration. The proxy material will be returned to Compliance with the PM’s recommendations.
Advising clients of our recommendations
Unless Merganser has been directed by the client to vote all proxies without consulting them, the Director of Client Service (“DCS”) will contact the client with our recommendations on voting the proxy and offer the opportunity to instruct us otherwise.
DCS will contact the client by telephone, letter or e-mail to review the proxy material and determine how the client wants to vote. If requested, the DCS, with assistance of the PM, may offer advice to the client. A letter with copies of proxy documents will be sent to the client upon request.
Voting proxies
The proxy material will be returned to Compliance for voting. The vote will be made via Internet whenever possible.
Recordkeeping
A record of the vote, PM recommendations and any client correspondence will be filed in the client legal folder. Compliance will update the Proxy Voting Control sheet.

Mesirow Financial Investment Management, Inc.
Proxy Voting Policies and Procedures
Introduction:
Currently, the following Proxy Voting Policies and Procedures apply only in the event that Mesirow Financial Investment Management, Inc. has agreed to, or has been instructed to, vote proxies on behalf of a client. Otherwise, it is the general policy of Mesirow Financial that the firm’s registered investment advisors do not vote proxies on behalf of clients.
Mesirow Financial Investment Management, Inc. (MFIM) has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC rule 206(4)-6 under the Investment Advisers Act of 1940. Our authority to vote the proxies of certain of our clients (as described below in the Statement of Policies, Paragraphs A. and B.), is established by certain of our advisory contracts executed by those clients, and our proxy voting policy and procedures have been tailored to reflect these specific contractual obligations. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts set out in Department of Labor Bulletin 94-2, 29 C.F.R. 2509.94-2 (July 29, 1994).
Statement of Policies:
A. Except as otherwise agreed to in writing with an individual client, it is the long-standing policy of MFIM that it has no authority or obligation to take any action or render any advice with respect to the voting of proxies on behalf of its individual (non-institutional) clients.2 This position is stated in MFIM (non-institutional) client agreements. The agreements further state that the client expressly retains the authority and responsibility for the voting of proxies and that the client will be sent any applicable information and documents that MFIM receives to help the client take whatever action the client deems advisable.
B. It is also the long-standing policy of MFIM to accept the discretionary authority to vote proxies on behalf of its institutional clients. This position of accepting such authority is clearly stated in standard MFIM (institutional) Advisory Agreements. These contracts or agreements further state that MFIM will accept such proxy voting authority unless the right to vote proxies is specifically and contractually reserved to the Portfolio’s Trustee(s) under the terms of the Portfolio’s Plan documents.
Policies and Procedures:
A. Individual (Non-Institutional) Clients:
1) As stated above, except as otherwise agreed to in writing with an individual client, it is the policy of MFIM to have no authority or obligation with respect to taking action or rendering advice with respect to the voting of proxies.
2) Any and all proxy voting materials or documentation that MFIM may receive on behalf of an individual client for whom it is not obligated to take action with respect to the voting of proxies, will be sent to the client at the client’s address of record.
3) In the event that a particular client advises MFIM that it does not wish to receive proxy voting materials, MFIM will prepare and send a letter of understanding (Exhibit A, attached) to that client at client’s address of record. Said letter will include client’s verification that MFIM has been instructed not to send proxy materials to the client, will reiterate MFIM’s position of taking no action with respect to proxy voting on the client’s behalf and will require the client’s signature acknowledging receipt and understanding of the contents of the letter. In the circumstance wherein MFIM has not received the executed acknowledgement as just described from the client, MFIM will be required to continue to mail any and all proxy voting materials to the client at the client’s address of record.
B. Institutional Clients:

1) Wherein MFIM has accepted discretionary authority to vote proxies on behalf of its institutional clients, MFIM has elected to utilize an outside, third party proxy voting service (the “Service”). The relationship of this Service to MFIM is independent; the Service is retained on a contractual basis that is reviewed for renewal annually.
2) On an annual basis, the Service will establish and provide MFIM with comprehensive proxy voting guidelines as further described in section 4 below. The Service utilizes these guidelines as its sole basis for its underlying determination for each proxy voted on behalf of MFIM clients.1
3) The comprehensive guidelines are reviewed and updated annually, or more often as needed, by MFIM’s Director of Operations. As stated in the introduction, the guidelines are selected and established in a manner reasonably designed to ensure that proxies are voted in the best interests of the clients in accordance with our fiduciary duties and SEC rule 206(4)-6 under the Investment Advisers Act of 1940, as well as in accordance with the long-standing fiduciary standards and responsibilities for ERISA accounts set out in Department of Labor Bulletin 942,29 C.F.R. 2509.94-2 (July 29, 1994).
4) There are two (2) separate sets of guidelines that are utilized by MFIM which are established by the Service, utilizing its expertise and standing within the financial services industry, as well as our own. One set is for Taft-Hartley clients, the other set is for non-Taft-Hartley clients. In reference to Taft-Hartley clients, MFIM has instructed the Service to vote Taft-Hartley accounts and other union related accounts in accordance with the Taft-Hartley proxy voting guidelines, as established by the Service. In reference to the non-Taft-Hartley accounts, the proxies are to be voted in accordance with a separate and mutually exclusive set of proxy voting guidelines, established by the Service.
5) Wherein the comprehensive guidelines state that particular proxy items in certain categories are to be voted on a case-by-case basis, MFIM’s Director of Operations will read and review the appropriate proxy information; review the research that is available on the website of the Service; may consult with the appropriate portfolio manager(s); may call the contact personnel at the Service for additional guidance and input and then reach the decision on voting such proxy that best serves the interests of the client(s).
Communications/Availability of Information to Clients:
A. Each institutional client of MFIM, and each individual client for whom it has been agreed to in writing that MFIM will vote proxies, is advised by MFIM at the time of executing the appropriate client agreement or contract that MFIM will be utilizing an outside proxy voting service on the client’s behalf. A standard letter is subsequently sent to the client (Exhibit B, attached) that provides background information and further describes the Service. A second standard letter is sent (Exhibit C, attached) to the client’s custodian to advise the custodian that the Service is being utilized, that identifies the Service and provides the necessary mailing information in order for the custodian to appropriately mail proxy information to the Service.
B. In the event that a client of MFIM requests information as to how a particular proxy had been voted on that client’s behalf, MFIM will obtain that specific voting information from the Service and then provide it to the client in a timely manner. MFIM will maintain a record of all such requests and its subsequent responses to the client. Under no circumstance will MFIM disclose to a third party how a proxy had been voted by the Service on behalf of a client without that client’s express, written consent.

[1]	In those instances in which MFIM agrees to vote proxies for individual clients, such proxies will be voted in accordance with the policies and procedures set forth herein with respect to institutional clients.
C. Each individual (non-institutional) client of MFIM, except as has been otherwise agreed to in writing with an individual client, is advised by MFIM at the time of executing the appropriate client agreement or contract that it is the policy of MFIM, as expressly stated in the client agreement, that MFIM will have no authority or obligation to take any action with respect to the voting of proxies. All proxy voting materials that MFIM may receive will be forwarded to the client at the client’s address of record. Should the client instruct MFIM that it does not wish to be sent the proxy information, as stated above in Paragraph A.3. of Section Policies and Procedures, the client will be required to sign and acknowledge a letter of understanding to that effect (Exhibit A, attached). MFIM will maintain a copy of all such executed letters of understanding.
D. In the event that a client of MFIM (for whom/which MFIM votes proxies) requests a copy of MFIM’s Proxy Voting Policies and Procedures, MFIM will provide said Policies and Procedures within a reasonable amount of time to the client at client’s address of record. MFIM will maintain a record of all such requests and its subsequent responses to the client.
E. At the time of executing the appropriate MFIM Client Agreement, a new MFIM client is provided a copy of MFIM’s Part II of Form ADV as required under the Brochure Rule. Such Part II of Form ADV includes a summary of MFIM’s Proxy Voting Policies and Procedures in Item 1.D. and is subsequently offered to MFIM clients on an annual basis.
Recordkeeping:
A. It is the policy of MFIM to maintain all appropriate records and documentation pertaining to all aspects of its Proxy Voting Policies and Procedures in compliance with the recordkeeping requirements under General Rule 204-2 of the Investment Advisers Act of 1940. As such, all records and documentation will be maintained and preserved by MFIM in appropriate MFIM offices for two (2) years after such records and documentation are created and for three (3) additional years in an easily accessible place.
B. Such records should include: (1) a copy of MFIM’s policies and procedures; (2) a copy of each set of annual guidelines and any and all amendments and/or updates;
(3) Each written client request for proxy voting records and MFIM’s written response to any (written or oral) client request for such records; (4) each written client request for a copy of MFIM’s Proxy Voting Policies and Procedures and MFIM’s written response to any (written or oral) client request for said Policies and Procedures; (5) a copy of the annual contract with the Service; (6) a copy of any and all correspondence pertaining to proxy voting matters, including letter(s) of instruction as described above in Paragraph C. of Section Communications / Availability of Information to Clients.
Responsibility and Oversight:
A. MFIM has designated its Director of Operations as responsible for administering and overseeing the proxy voting process.
B. The responsibilities of the Director of Operations shall include (1) establishing and maintaining the relationship with the selected proxy voting Service; (2) ensuring that the contract with the Service is reviewed and updated prior to the annual renewal date and subsequently executing the contract; (3) updating the required information pertaining to the establishment of the “guidelines” at least annually and any time during the year as needed and promptly submitting such amendments to the Service;
(4) conferring with MFIM’s portfolio managers and analysts to discuss and ensure that the guidelines continue to be formulated in the best interests of MFIM’s clients;

(5) oversee and monitor the activities of the Service from time to time to ensure adherence with the guidelines;
(6) oversee and supervise MFIM’s portfolio managers and administrative staff to ensure that both routine and special request documentation is provided to clients in a timely manner, and that all such documentation is retained in accordance with Rule 204-2 as described above.
Conflicts of Interest:
MFIM is currently not aware of any specific conflicts of interest. However, should MFIM become aware of a conflict of interest, it will rely on, and the Service shall vote in accordance with, its pre-determined policies as set forth in the guidelines if application of such policies to the matter at hand involves discretion on the part of MFIM.

EXHIBIT A
Date
Mr./Ms. Client
Re: Proxy Materials
Dear Client:
As is stated in your Client Agreement dated, Mesirow Financial Investment Management, Inc. has neither the authority nor obligation to vote proxies on your behalf. It is also stated in your Client Agreement that any proxy materials, documents and information, which we may receive on your behalf will be promptly mailed to you at your address of record.
Inasmuch as you have requested that we not mail proxy materials to you, we are required to reiterate that we are not voting proxies on your behalf. Further, since you do not wish to receive proxy materials, we must advise you that you are effectively abstaining from voting such proxies.
Please be advised that until we receive the enclosed copy of this letter with your signature and date acknowledging that you have read and understand the content of this letter, we will have no alternative but to mail you any and all proxy materials that we receive on your behalf.
Please feel free to call with any questions.
Sincerely,      Client Acknowledgement:

(name, title) signature(s)

enclosure date

EXHIBIT B
Date
Client Name
Address
Dear :
Mesirow Financial Investment Management, Inc. is committed to excellence in client service. Maintaining open and informative communication with our clients is one of our primary objectives.
Pursuant to our contractual obligation as Portfolio fiduciaries to research and to vote on proxy issues for your account, we intend to engage Institutional Shareholder Services (ISS) as our agent to administer the proxy voting process for your portfolio. ISS is the both the oldest proxy research service and the oldest proxy voting agent. We have a very successful relationship with ISS acting as the voting agent for our clients. ISS helps us to maintain our proxy voting guidelines, ensures that all ballots are received and voted, ensures that we always vote within our stated guidelines and provides excellent reporting on proxy voting results.
In order to allow ISS to vote the proxies for your account, we will be sending a letter to your custodian designating ISS as the proxy voting agent for the account. The letter will instruct the custodian to send the proxies to ISS rather than sending them directly to Mesirow Financial. This letter represents a letter of authorization on our part to the custodian. You need do nothing in order for the process to continue. This letter only serves to keep you completely informed of our actions on behalf of your portfolio.
As always, we are more than happy to discuss this and any other issues with you. Please feel free to contact me at any time.
Sincerely,
Dan Leonard
Vice President

EXHIBIT C
(Date)
BANK NAME
BANK ADDRESS
BANK ADDRESS
BANK ADDRESS
RE: ACCOUNT # ACCOUNT NAME
     ##### ACCOUNT NAME
This letter is to inform you that effective (insert date), Institutional Shareholder Services (ISS) will act as our proxy-voting agent.
Please send all proxies, cards and annual reports to ISS at the address listed below:
ISS
Proxy Voting Agent – MFIM
2099 Gaither Road, Suite 501
Rockville, MD 20850
Lynda Capon-Brown of ISS will call to verify implementation of this change. If you have any questions, you may call her directly at (240) 421-3982.
Sincerely,
Dan Leonard
Director of Operations
cc: Lynda Capon-Brown

OFI INSTITUTIONAL ASSET MANAGEMENT, INC.
PORTFOLIO PROXY VOTING POLICIES AND PROCEDURES
(as of April 2, 2009) and
PROXY VOTING GUIDELINES (as of April 2, 2009)
     These Portfolio Proxy Voting Policies and Procedures, which include the attached Proxy Voting Guidelines (the “Guidelines”), set forth the proxy voting policies, procedures and guidelines to be followed by OFI Institutional Asset Management, Inc. and its subsidiary, Trinity Investment Management Corporation (“OFII”) in voting portfolio proxies relating to securities held by clients, including separately managed accounts, private funds and registered investment companies advised or sub-advised by OFII (“Fund(s)”). References in the Proxy Voting Policies and Procedures and Guidelines to “Board of Directors/Trustees” and “OFI Fund Board(s)” shall be deemed to be references to OFII and OFII shall be deemed (i) the party responsible for taking any action or making any determination required to be made by the “Board of Directors/Trustees” and/or “OFI Fund Board(s)”, and/or (ii) the party with discretion to take any action or make any determination reserved to the discretion of the “Board of Directors/Trustees” and/or “OFI Fund Board(s)”. For avoidance of doubt, the term “OFI” shall refer to OppenheimerFunds, Inc., and any subsidiary registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”) or exempt from registration under the Advisers Act and which provides proxy voting services to client accounts.
A. Funds for which OFI has Proxy Voting Responsibility
     OFI Funds. Each Board of Directors/Trustees of the Funds advised by OFI (the “OFI Fund Board(s)”) has delegated to OFI the authority to vote portfolio proxies pursuant to these Policies and Procedures and subject to Board supervision.
     Sub-Advised Funds. OFI also serves as an investment sub-adviser for a number of other non-OFI funds not overseen by the OFI Fund Boards (“Sub-Advised Funds”). Generally, pursuant to contractual arrangements between OFI and many of those Sub-Advised Funds’ managers, OFI is responsible for portfolio proxy voting of the portfolio proxies held by those Sub-Advised Funds. When voting on matters for which the Guidelines dictate a vote be decided on a case-by-case basis, OFI may refer the vote to the portfolio manager of the sub-advised fund.
B. Proxy Voting Committee
     OFI’s internal proxy voting committee (the “Committee”) is responsible for overseeing the proxy voting process and ensuring that OFI and the Funds meet their regulatory and corporate governance obligations for voting of portfolio proxies. The Committee has adopted a written charter that outlines its responsibilities.
     The Committee shall oversee the proxy voting agent’s compliance with these Policies and Procedures and the Guidelines, including any deviations by the proxy voting agent from the Guidelines.

C. Administration and Voting of Portfolio Proxies
     1. Fiduciary Duty and Objective
     As an investment adviser that has been granted the authority to vote portfolio proxies, OFI owes a fiduciary duty to the Funds to monitor corporate events and to vote portfolio proxies consistent with the best interests of the Funds and their shareholders. In this regard, OFI seeks to ensure that all votes are free from unwarranted and inappropriate influences. Accordingly, OFI generally votes portfolio proxies in a uniform manner for the Funds and in accordance with these Policies and Procedures and the Guidelines.
     In meeting its fiduciary duty, OFI generally undertakes to vote portfolio proxies with a view to enhancing the value of the company’s stock held by the Funds. Similarly, when voting on matters for which the Guidelines dictate a vote be decided on a case-by-case basis, OFI’s primary consideration is the economic interests of the Funds and their shareholders.
     2. Proxy Voting Agent
     On behalf of the Funds, OFI retains an independent, third party proxy voting agent to assist OFI in its proxy voting responsibilities in accordance with these Policies and Procedures and, in particular, with the Guidelines. As discussed above, the Committee is responsible for monitoring the proxy voting agent.
     In general, OFI may consider the proxy voting agent’s research and analysis as part of OFI’s own review of a proxy proposal in which the Guidelines recommend that the vote be considered on a case-by-case basis. OFI bears ultimate responsibility for how portfolio proxies are voted. Unless instructed otherwise by OFI, the proxy voting agent will vote each portfolio proxy in accordance with the Guidelines. The proxy voting agent also will assist OFI in maintaining records of OFI’s and the Funds’ portfolio proxy votes, including the appropriate records necessary for the Funds’ to meet their regulatory obligations regarding the annual filing of proxy voting records on Form N-PX with the SEC.
     3. Material Conflicts of Interest
     OFI votes portfolio proxies without regard to any other business relationship between OFI (or its affiliates) and the company to which the portfolio proxy relates. To this end, OFI must identify material conflicts of interest that may arise between the interests of a Fund and its shareholders and OFI, its affiliates or their business relationships. A material conflict of interest may arise from a business relationship between a portfolio company or its affiliates (together the “company”), on one hand, and OFI or any of its affiliates (together “OFI”), on the other, including, but not limited to, the following relationships:
•	OFI provides significant investment advisory or other services to a company whose management is soliciting proxies or OFI is seeking to provide such services;

•	a company that is a significant selling agent of OFI’s products and services solicits proxies;

•	OFI serves as an investment adviser to the pension or other investment account of the portfolio company or OFI is seeking to serve in that capacity; or

•	OFI and the company have a lending or other financial-related relationship.
In each of these situations, voting against company management’s recommendation may cause OFI a loss of revenue or other benefit.
     OFI and its affiliates generally seek to avoid such material conflicts of interest by maintaining separate investment decision making processes to prevent the sharing of business objectives with respect to proposed or actual actions regarding portfolio proxy voting decisions. This arrangement alone, however, is insufficient to assure that material conflicts of interest do not influence OFI’s voting of portfolio proxies. To minimize this possibility, OFI and the Committee employ the following procedures, as long as OFI determines that the course of action is consistent with the best interests of the Fund and its shareholders:

•	If the proposal that gives rise to a material conflict is specifically addressed in the Guidelines, OFI will vote the portfolio proxy in accordance with the Guidelines, provided that the Guidelines do not provide discretion to OFI on how to vote on the matter (i.e., case-by-case);

•	If the proposal that gives rise to a potential conflict is not specifically addressed in the Guidelines or provides discretion to OFI on how to vote, OFI will vote in accordance with its proxy voting agent’s general recommended guidelines on the proposal provided that OFI has reasonably determined there is no conflict of interest on the part of the proxy voting agent;

•	If neither of the previous two procedures provides an appropriate voting recommendation, OFI may retain an independent fiduciary to advise OFI on how to vote the proposal; or the Committee may determine that voting on the particular proposal is impracticable and/or is outweighed by the cost of voting and direct OFI to abstain from voting.
     4. Certain Foreign Securities
     Portfolio proxies relating to foreign securities held by the Funds are subject to these Policies and Procedures. In certain foreign jurisdictions, however, the voting of portfolio proxies can result in additional restrictions that have an economic impact or cost to the security, such as “share-blocking.” Share-blocking would prevent OFI from selling the shares of the foreign security for a period of time if OFI votes the portfolio proxy relating to the foreign security. In determining whether to vote portfolio proxies subject to such restrictions, OFI, in consultation with the Committee, considers whether the vote, either itself or together with the votes of other shareholders, is expected to have an effect on the value of the investment that will outweigh the cost of voting. Accordingly, OFI may determine not to vote such securities. If OFI determines to vote a portfolio proxy and during the “share-blocking period” OFI would like to sell an affected foreign security for one or more Funds, OFI, in consultation with the Committee, will attempt to recall the shares (as allowable within the market time-frame and practices).
     5. Securities Lending Programs
     The Funds may participate in securities lending programs with various counterparties. Under most securities lending arrangements, proxy voting rights during the lending period generally are transferred to the borrower, and thus proxies received in connection with the securities on loan may not be voted by the lender (i.e., the Fund) unless the loan is recalled in advance of the record date. If a Fund participates in a securities lending program, OFI will attempt to recall the Funds’ portfolio securities on loan and vote proxies relating to such securities if OFI has knowledge of a shareholder vote in time to recall such loaned securities and if OFI determines that the votes involve matters that would have a material effect on the Fund’s investment in such loaned securities.

     6. Shares of Registered Investment Companies (Fund of Funds)
     Certain OFI Funds are structured as funds of funds and invest their assets primarily in other underlying OFI Funds (the “Fund of Funds”). Accordingly, the Fund of Fund is a shareholder in the underlying OFI Funds and may be requested to vote on a matter pertaining to those underlying OFI Funds. With respect to any such matter, the Fund of Funds will vote its shares in the underlying OFI Fund in the same proportion as the vote of all other shareholders in that underlying OFI Fund (sometimes called “mirror” or “echo” voting).
D. Fund Board Reports and Recordkeeping
     OFI will prepare periodic reports for submission to the Board describing:
•	any issues arising under these Policies and Procedures since the last report to the Board and the resolution of such issues, including but not limited to, information about conflicts of interest not addressed in the Policies and Procedures; and

•	any proxy votes taken by OFI on behalf of the Funds since the last report to the Board which were deviations from the Policies and Procedures and the reasons for any such deviations.
     In addition, no less frequently than annually, OFI will provide the Boards a written report identifying any recommended changes in existing policies based upon OFI’s experience under these Policies and Procedures, evolving industry practices and developments in applicable laws or regulations.
     OFI will maintain all records required to be maintained under, and in accordance with, the Investment Company Act of 1940 and the Investment Advisers Act of 1940 with respect to OFI’s voting of portfolio proxies, including, but not limited to:
•	these Policies and Procedures, as amended from time to time;

•	records of votes cast with respect to portfolio proxies, reflecting the information required to be included in Form N-PX;

•	records of written client requests for proxy voting information and any written responses of OFI to such requests; and

•	any written materials prepared by OFI that were material to making a decision in how to vote, or that memorialized the basis for the decision.
E. Amendments to these Procedures
     In addition to the Committee’s responsibilities as set forth in the Committee’s Charter, the Committee shall periodically review and update these Policies and Procedures as necessary. Any amendments to these Procedures and Policies (including the Guidelines) shall be provided to the Boards for review, approval and ratification at the Boards’ next regularly scheduled meetings.
F. Proxy Voting Guidelines
     The Guidelines adopted by the Boards of the Funds are attached as Appendix A. The importance of various issues shifts as political, economic and corporate governance issues come to the forefront and then recede. Accordingly, the Guidelines address the issues OFI has most frequently encountered in the past several years.

Appendix A
OPPENHEIMERFUNDS, INC. AND OPPENHEIMER FUNDS
PORTFOLIO PROXY VOTING GUIDELINES
(dated as of March 27, 2009)
1.0	OPERATIONAL ITEMS
1.1.1	Amend Quorum Requirements.
•	Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.
1.1.2	Amend Articles of Incorporation/Association or Bylaws
•	Vote amendments to the bylaws/charter on a CASE-BY-CASE basis.

•	Vote FOR bylaw/charter changes if:
o	shareholder rights are protected;

o	there is a negligible or positive impact on shareholder value;

o	management provides sufficiently valid reasons for the amendments; and/or

o	the company is required to do so by law (if applicable); and

o	they are of a housekeeping nature (updates or corrections).
1.1.3	Change Company Name.
•	Vote WITH Management.
1.1.4	Change Date, Time, or Location of Annual Meeting.
•	Vote FOR management proposals to change the date/time/location of the annual meeting unless the proposed change is unreasonable.

•	Vote AGAINST shareholder proposals to change the date/time/location of the annual meeting unless the current scheduling or location is unreasonable.
1.1.5	Transact Other Business.
•	Vote AGAINST proposals to approve other business when it appears as voting item.
1.1.6	Change in Company Fiscal Term
•	Vote FOR resolutions to change a company’s fiscal term for sufficiently valid business reasons.

•	Vote AGAINST if a company’s motivation for the change is to postpone its AGM.
AUDITORS
1.2	Ratifying Auditors
•	Vote FOR Proposals to ratify auditors, unless any of the following apply:
o	an auditor has a financial interest in or association with the company, and is therefore not independent;

o	fees for non-audit services are excessive;

o	there is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position; or

o	poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of Generally Accepted Accounting Principles (“GAAP”) or International Financial Reporting Standards (“IFRS”); or material weaknesses identified in Section 404 disclosures.
•	Vote AGAINST shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

•	Vote AGAINST shareholder proposals asking for audit firm rotation.

•	Vote on a CASE-BY-CASE basis on shareholder proposals asking the company to discharge the auditor(s).

•	Proposals are adequately covered under applicable provisions of Sarbanes-Oxley Act or NYSE or SEC regulations.

•	Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.
2.0	THE BOARD OF DIRECTORS
2.1	Voting on Director Nominees
•	Vote on director nominees should be made on a CASE-BY-CASE basis, examining the following factors:
o	composition of the board and key board committees;

o	attendance at board meetings;

o	corporate governance provisions and takeover activity;

o	long-term company performance relative to a market index;

o	directors’ investment in the company;

o	whether the chairman is also serving as CEO;

o	whether a retired CEO sits on the board.
•	WITHHOLD/AGAINST (whichever vote option is applicable on the ballot) VOTES: However, there are some actions by directors that should result in votes being WITHHELD/AGAINST. These instances include directors who:
o	attend less than 75% of the board and committee meetings without a valid excuse;

o	implement or renew a dead-hand or modified dead-hand poison pill;

o	ignore a shareholder proposal that is approved by a majority of the shares outstanding;

o	ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years;

o	failed to act on takeover offers where the majority of the shareholders tendered their shares;

o	are inside directors or affiliated outsiders; and sit on the audit, compensation, or nominating committees or the company does not have one of these committees;

o	re audit committee members and any of the following has applied and become public information since the last vote, and has not been otherwise corrected or proper controls have not been put in place:
•	the non-audit fees paid to the auditor are excessive;

•	a material weakness is identified in the Section 404 Sarbanes-Oxley Act disclosures which rises to a level of serious concern, there are chronic internal control issues and an absence of established effective control mechanisms;

•	there is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm; or

•	the company receives an adverse opinion on the company’s financial statements from its auditors.
o	are compensation committee members and any of the following has applied and become public information since the last vote, and has not been otherwise corrected or proper controls have not been put in place:
•	there is a clearly negative correlation between the chief executive’s pay and company performance under standards adopted in this policy;

•	the company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

•	the company fails to submit one-time transfers of stock options to a shareholder vote;

•	the company fails to fulfill the terms of a burn rate commitment they made to shareholders;

•	the company has inappropriately backdated options; or

•	the company has egregious compensation practices including, but not limited to, the following:
▪	egregious employment contracts;

▪	excessive perks/tax reimbursements;

▪	abnormally large bonus payouts without justifiable performance linkage or proper disclosure;

▪	egregious pension/supplemental executive retirement plan (SERP) payouts;

▪	new CEO with overly generous new hire package;

▪	excessive severance and/or change in control provisions; or

▪	dividends or dividend equivalents paid on unvested performance shares or units.
o	enacted egregious corporate governance policies or failed to replace management as appropriate;

o	are inside directors or affiliated outside directors; and the full board is less than majority independent;

o	are CEOs of public companies who serve on more than three public company boards, i.e., more than two public company boards other than their own board (the term “public company” excludes an investment company).Vote should be WITHHELD only at their outside board elections;

o	serve on more than five public company boards. (The term “public company” excludes an investment company.)
•	WITHHOLD/AGAINST on all incumbents if the board clearly lacks accountability and oversight, coupled with sustained poor performance relative to its peers.

•	Additionally, the following should result in votes being WITHHELD/AGAINST (except from new nominees):
o	if the director(s) receive more than 50% withhold votes of votes cast and the issue that was the underlying cause of the high level of withhold votes in the prior election has not been addressed; or

o	if the company has adopted or renewed a poison pill without shareholder approval since the company’s last annual meeting, does not put the pill to a vote at the current annual meeting, and there is no requirement to put the pill to shareholder vote within 12 months of its adoption;
•	if a company that triggers this policy commits to putting its pill to a shareholder vote within 12 months of its adoption, OFI will not recommend a WITHHOLD vote.
2.2	Board Size
•	Vote on a CASE-BY-CASE basis on shareholder proposals to maintain or improve ratio of independent versus non-independent directors.

•	Vote FOR proposals seeking to fix the board size or designate a range for the board size.

•	Vote on a CASE-BY-CASE basis on proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.
2.3	Classification/Declassification of the Board
•	Vote AGAINST proposals to classify the board.

•	Vote FOR proposals to repeal classified boards and to elect all directors annually. In addition, if 50% of voting shareholders request repeal of the classified board and the board remains classified, WITHHOLD votes for those directors at the next meeting at which directors are elected, provided however, if the company has majority voting for directors that meets the standards under this policy, WITHHOLD votes only from directors having responsibility to promulgate classification/declassification policies, such as directors serving on the governance committee, nominating committee or either of its equivalent.

2.4	Cumulative Voting
•	Vote FOR proposal to eliminate cumulative voting.

•	Vote on a CASE-BY-CASE basis on cumulative voting proposals at controlled companies (where insider voting power is greater than 50%).
2.5	Require Majority Vote for Approval of Directors
•	OFI will generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats.

Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.
2.6	Director and Officer Indemnification and Liability Protection
•	Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard.

•	Vote on a CASE-BY-CASE basis on proposals to eliminate entirely directors’ and officers’ liability for monetary damages for violating the duty of care, provided the liability for gross negligence is not eliminated.

•	Vote on a CASE-BY-CASE basis on indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness, provided coverage is not provided for gross negligence acts.

•	Vote on a CASE-BY-CASE basis on proposals to expand the scope of indemnification to provide for mandatory indemnification of company officials in connection with acts that previously the company was permitted to provide indemnification for at the discretion of the company’s board (i.e. “permissive indemnification”) but that previously the company was not required to indemnify.

•	Vote FOR only those proposals providing such expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if both of the following apply:
o	the director was found to have acted in good faith and in a manner that he reasonable believed was in the best interests of the company; and

o	only if the director’s legal expenses would be covered.
2.7	Establish/Amend Nominee Qualifications
•	Vote on a CASE-BY-CASE basis on proposals that establish or amend director qualifications.

•	Votes should be based on how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board.

•	Vote AGAINST shareholder proposals requiring two candidates per board seat.
2.8	Filling Vacancies/Removal of Directors.
•	Vote AGAINST proposals that provide that directors may be removed only for cause.

•	Vote FOR proposals to restore shareholder ability to remove directors with or without cause.

•	Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

•	Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.
2.9	Independent Chairman (Separate Chairman/CEO)
•	Generally vote FOR shareholder proposals requiring the position of chairman to be filled by an independent director unless there are compelling reasons to recommend against the proposal such as a counterbalancing governance structure. This should include all of the following:
o	designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties;

o	two-thirds independent board;

o	all-independent key committees;

o	established governance guidelines;

o	the company should not have underperformed its peers and index on a one-year and three-year basis, unless there has been a change in the Chairman/CEO position within that time (performance will be measured according to shareholder returns against index and peers from the performance summary table);

o	the company does not have any problematic governance or management issues, examples of which include, but are not limited to:
•	egregious compensation practices;

•	multiple related-party transactions or other issues putting director independence at risk;

•	corporate and/or management scandal;

•	excessive problematic corporate governance provisions; or

•	flagrant actions by management or the board with potential or realized negative impacts on shareholders.
2.10	Majority of Independent Directors/Establishment of Committees
•	Vote FOR shareholder proposals asking that a majority of directors be independent but vote CASE-BY-CASE on proposals that more than a majority of directors be independent. NYSE and NASDAQ already require that listed companies have a majority of independent directors.

•	Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

•	For purposes of Special Purpose Acquisition Corporations (SPAC), when a former CEO of a SPAC company serves on the board of an acquired company, that director will generally be classified as independent unless determined otherwise taking into account the following factors:
o	the applicable listing standards determination of such director’s independence;

o	any operating ties to the firm; and

o	if there are any other conflicting relationships or related party transactions.
•	A director who is a party to an agreement to vote in line with management on proposals being brought to a shareholder vote shall be classified as an affiliated outside director. However, when dissident directors are parties to a voting agreement pursuant to a settlement arrangement, such directors shall be classified as independent unless determined otherwise taking into account the following factors:
o	the terms of the agreement;

o	the duration of the standstill provision in the agreement;

o	the limitations and requirements of actions that are agreed upon;

o	if the dissident director nominee(s) is subject to the standstill; and

o	if there are any conflicting relationships or related party transactions.

2.11	Open Access
•	Vote CASE-BY-CASE on shareholder proposals asking for open access taking into account the ownership threshold specified in the proposal and the proponent’s rationale for targeting the company in terms of board and director conduct.
2.12	Stock Ownership Requirements
•	Vote on a CASE-BY-CASE basis on shareholder proposals that mandate a minimum amount of stock that a director must own in order to qualify as a director or to remain on the board. While stock ownership on the part of directors is favored, the company should determine the appropriate ownership requirement.

•	Vote on a CASE-BY-CASE basis on shareholder proposals asking companies to adopt holding periods or retention ratios for their executives, taking into account:
o	whether the company has any holding period, retention ratio or officer ownership requirements in place. These should consist of rigorous stock ownership guidelines or short-term holding period requirement (six months to one year) coupled with a significant long-term ownership requirement or a meaningful retention ratio.

o	Actual officer stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s own stock ownership or retention requirements.
2.13	Age or Term Limits
•	Vote AGAINST shareholder or management proposals to limit the tenure of directors either through term limits or mandatory retirement ages. OFI views as management decision.
3.0	PROXY CONTESTS
3.1	Voting for Director Nominees in Contested Elections
•	Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis considering the following factors:
o	long-term financial performance of the target company relative to its industry;

o	management’s track record;

o	background to the proxy contest;

o	qualifications of director nominees (both slates);

o	evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and

o	stock ownership position.
3.2	Reimbursing Proxy Solicitation Expenses
•	Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases, which OFI recommends in favor of the dissidents, OFI also recommends voting for reimbursing proxy solicitation expenses.
3.3	Confidential Voting
•	Vote on a CASE-BY-CASE basis on shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election.
4.0	ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES
4.1	Advance Notice Requirements for Shareholder Proposals/Nominations.
•	Votes on advance notice proposals are determined on a CASE-BY-CASE basis, generally giving support to those proposals which allow shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.
4.2	Amend Bylaws without Shareholder Consent
•	Vote AGAINST proposals giving the board exclusive authority to amend the bylaws.

•	Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

4.3	Poison Pills
•	Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a shareholder rights plan (poison pill).

•	Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it.

•	Vote FOR shareholder proposals asking that any future pill be put to a shareholder vote.

•	Votes regarding management proposals to ratify a poison pill should be determined on a CASE-BY-CASE basis. Ideally, plans should embody the following attributes:
o	20% or higher flip-in or flip-over;

o	two to three-year sunset provision;

o	no dead-hand, slow-hand, no-hand or similar features;

o	shareholder redemption feature-if the board refuses to redeem the pill 90 days after an offer is announced, ten percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill;

o	considerations of the company’s existing governance structure including: board independence, existing takeover defenses, and any problematic governance concerns;

o	for management proposals to adopt a poison pill for the stated purpose of preserving a company’s net operating losses (“NOL pills”), the following factors will be considered:
•	the trigger (NOL pills generally have a trigger slightly below 5%);

•	the value of the NOLs;

•	the term;

•	shareholder protection mechanisms (sunset provision, causing expiration of the pill upon exhaustion or expiration of NOLs); and

•	other factors that may be applicable.
4.4	Shareholder Ability to Act by Written Consent
•	Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

•	Vote FOR proposals to allow or make easier shareholder action by written consent.
4.5	Shareholder Ability to Call Special Meetings
•	Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

•	Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.
4.6	Establish Shareholder Advisory Committee
•	Vote on a CASE-BY-CASE basis.
4.7	Supermajority Vote Requirements
•	Vote AGAINST proposals to require a supermajority shareholder vote.

•	Vote FOR proposals to lower supermajority vote requirements.
5.0	MERGERS AND CORPORATE RESTRUCTURINGS
5.1	Appraisal Rights
•	Vote FOR proposals to restore, or provide shareholders with, rights of appraisal.
5.2	Asset Purchases
•	Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

o	purchase price;

o	fairness opinion;

o	financial and strategic benefits;

o	how the deal was negotiated;

o	conflicts of interest;

o	other alternatives for the business; and

o	non-completion risk.
5.3	Asset Sales
•	Vote CASE-BY-CASE on asset sale proposals, considering the following factors:
o	impact on the balance sheet/working capital;

o	potential elimination of diseconomies;

o	anticipated financial and operating benefits;

o	anticipated use of funds;

o	value received for the asset;

o	fairness opinion;

o	how the deal was negotiated; and

o	conflicts of interest.
5.4	Bundled Proposals
•	Review on a CASE-BY-CASE basis on bundled or “conditioned” proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders’ best interests, vote against the proposals. If the combined effect is positive, support such proposals.
5.5	Conversion of Securities
•	Votes on proposals regarding conversion of securities are determined on a CASE-BY-CASE basis. When evaluating these proposals, the investor should review the dilution to existing shareholders, the conversion price relative to the market value, financial issues, control issues, termination penalties, and conflicts of interest.

•	Vote FOR the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.
5.6	Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans
•	Votes on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan are determined on a CASE-BY-CASE basis, taking into consideration the following:
o	dilution to existing shareholders’ position;

o	terms of the offer;

o	financial issues;

o	management’s efforts to pursue other alternatives;

o	control issues; and

o	conflicts of interest.
•	Vote FOR the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.
5.7	Formation of Holding Company
•	Votes on proposals regarding the formation of a holding company should be determined on a CASE-BY-CASE basis, taking into consideration the following:
o	the reasons for the change;

o	any financial or tax benefits;

o	regulatory benefits;

o	increases in capital structure; and

o	changes to the articles of incorporation or bylaws of the company.

•	Absent compelling financial reasons to recommend the transaction, vote AGAINST the formation of a holding company if the transaction would include either of the following:
o	increases in common or preferred stock in excess of the allowable maximum as calculated by the RMG Capital Structure Model; and/or

o	adverse changes in shareholder rights.
5.8	Going Private Transactions (LBOs, Minority Squeezeouts) and Going Dark Transactions
•	Vote on going private transactions on a CASE-BY-CASE basis, taking into account the following:
o	offer price/premium;

o	fairness opinion;

o	how the deal was negotiated;

o	conflicts of interests;

o	other alternatives/offers considered; and

o	non-completion risk.
•	Vote CASE-BY-CASE on going dark transactions, determining whether the transaction enhances shareholder value by taking into consideration:
o	whether the company has attained benefits from being publicly-traded (examination of trading volume, liquidity, and market research of the stock);

o	cash-out value;

o	whether the interests of continuing and cashed-out shareholders are balanced; and

o	the market reaction to public announcement of the transaction.
5.9	Joint Venture
•	Votes on a CASE-BY-CASE basis on proposals to form joint ventures, taking into account the following:
o	percentage of assets/business contributed;

o	percentage of ownership;

o	financial and strategic benefits;

o	governance structure;

o	conflicts of interest;

o	other alternatives; and

o	non-completion risk.
5.10	Liquidations
•	Votes on liquidations should be made on a CASE-BY-CASE basis after reviewing management’s efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

•	Vote FOR the liquidation if the company will file for bankruptcy if the proposal is not approved.
5.11	Mergers and Acquisitions/Issuance of Shares to Facilitate Merger or Acquisition
•	Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis, determining whether the transaction enhances shareholder value by giving consideration to the following:
o	prospects of the combined company anticipated financial and operating benefits;

o	offer price (premium or discount);

o	fairness opinion;

o	how the deal was negotiated;

o	changes in corporate governance;

o	changes in the capital structure; and

o	conflicts of interest.

5.12	Private Placements/Warrants/Convertible Debenture
•	Votes on proposals regarding private placements should be determined on a CASE-BY-CASE basis. When evaluating these proposals the invest should review:
o	dilution to existing shareholders’ position;

o	terms of the offer;

o	financial issues;

o	management’s efforts to pursue other alternatives;

o	control issues; and

o	conflicts of interest.
•	Vote FOR the private placement if it is expected that the company will file for bankruptcy if the transaction is not approved.
5.13	Spinoffs
•	Votes on spinoffs should be considered on a CASE-BY-CASE basis depending on:
o	tax and regulatory advantages;

o	planned use of the sale proceeds;

o	valuation of spinoff;

o	fairness opinion;

o	benefits to the parent company;

o	conflicts of interest;

o	managerial incentives;

o	corporate governance changes; and

o	changes in the capital structure.
5.14	Value Maximization Proposals
•	Votes on a CASE-BY-CASE basis on shareholder proposals seeking to maximize shareholder value by hiring a financial advisor to explore strategic alternatives, selling the company or liquidating the company and distributing the proceeds to shareholders. These proposals should be evaluated based on the following factors: prolonged poor performance with no turnaround in sight, signs of entrenched board and management, strategic plan in place for improving value, likelihood of receiving reasonable value in a sale or dissolution and whether the company is actively exploring its strategic options, including retaining a financial advisor.
5.15	Severance Agreements that are Operative in Event of Change in Control
•	Review CASE-BY-CASE, with consideration give to RMG “transfer-of-wealth” analysis. (See section 8.2).
5.16	Special Purpose Acquisition Corporations (SPACs)
•	Vote on mergers and acquisitions involving SPAC will be voted on a CASE-BY-CASE using a model developed by RMG which takes in consideration:
o	valuation;

o	market reaction;

o	deal timing;

o	negotiations and process;

o	conflicts of interest;

o	voting agreements; and

o	governance.

6.0	STATE OF INCORPORATION
6.1	Control Share Acquisition Provisions
•	Vote FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

•	Vote AGAINST proposals to amend the charter to include control share acquisition provisions.

•	Vote FOR proposals to restore voting rights to the control shares.
6.2	Control Share Cashout Provisions
•	Vote FOR proposals to opt out of control share cashout statutes.
6.3	Disgorgement Provisions
•	Vote FOR proposals to opt out of state disgorgement provisions.
6.4	Fair Price Provisions
•	Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis, evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.

•	Generally vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.
6.5	Freezeout Provisions
•	Vote FOR proposals to opt out of state freezeout provisions.
6.6	Greenmail
•	Vote FOR proposals to adopt anti-greenmail charter of bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.

•	Review on a CASE-BY-CASE basis on anti-greenmail proposals when they are bundled with other charter or bylaw amendments.
6.7	Reincorporation Proposals
•	Proposals to change a company’s state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws.

•	Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.
6.8	Stakeholder Provisions
•	Vote AGAINST proposals that ask the board to consider non-shareholder constituencies or other non-financial effects when evaluating a merger or business combination.
6.9	State Anti-takeover Statutes
•	Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions).
7.0	CAPITAL STRUCTURE
7.1	Adjustments to Par Value of Common Stock
•	Vote FOR management proposals to reduce the par value of common stock.

7.2	Common Stock Authorization
•	Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by RMG which considers the following factors:
o	specific reasons/rationale for the proposed increase;

o	the dilutive impact of the request as determined through an allowable cap generated by RiskMetrics’ quantitative model;

o	the board’s governance structure and practices; and

o	risks to shareholders of not approving the request.
•	Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights. Vote FOR proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.
7.3	Dual-Class Stock
•	Vote AGAINST proposals to create a new class of common stock with superior voting rights.

•	Vote FOR proposals to create a new class of non-voting or sub-voting common stock if:
o	it is intended for financing purposes with minimal or no dilution to current shareholders; and

o	it is not designed to preserve the voting power of an insider or significant shareholder.
7.4	Issue Stock for Use with Rights Plan
•	Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).
7.5	Preemptive Rights
•	Review on a CASE-BY-CASE basis on shareholder proposals that seek preemptive rights. In evaluating proposals on preemptive right, consider the size of a company, the characteristics of its shareholder base, and the liquidity of the stock.
7.6	Preferred Stock
•	Vote FOR shareholder proposals to submit preferred stock issuance to shareholder vote.

•	Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock).

•	Vote FOR proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense).

•	Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

•	Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

•	Vote AGAINST proposals to increase the number of blank check preferred shares unless, (i) class of stock has already been approved by shareholders and (ii) the company has a record of issuing preferred stock for legitimate financing purposes.
7.7	Recapitalization
•	Votes CASE-BY-CASE on recapitalizations (reclassification of securities), taking into account the following:
o	more simplified capital structure;

o	enhanced liquidity;

o	fairness of conversion terms;

o	impact on voting power and dividends;

o	reasons for the reclassification;

o	conflicts of interest; and

o	other alternatives considered.
7.8	Reverse Stock Splits
•	Vote FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced.

•	Vote FOR management proposals to implement a reverse stock split to avoid delisting.

•	Votes on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue should be determined on a CASE-BY-CASE basis using a model developed by RMG.
7.9	Share Purchase Programs
•	Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.
7.10	Stock Distributions: Splits and Dividends
•	Vote FOR management proposals to increase the common share authorization for a stock split or share dividend, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance as determined using a model developed by RMG.
7.11	Tracking Stock
•	Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis, weighing the strategic value of the transaction against such factors as: adverse governance changes, excessive increases in authorized capital stock, unfair method of distribution, diminution of voting rights, adverse conversion features, negative impact on stock option plans, and other alternatives such as spinoff.
8.0	EXECUTIVE AND DIRECTOR COMPENSATION
8.1	Equity-based Compensation Plans
•	Vote compensation proposals on a CASE-BY-CASE basis.

•	OFI analyzes stock option plans, paying particular attention to their dilutive effect. OFI opposes compensation proposals that OFI believes to be excessive, with consideration of factors including the company’s industry, market capitalization, revenues and cash flow.

•	Vote AGAINST equity proposal and compensation committee members if any of the following factors apply:
o	the total cost of the company’s equity plans is unreasonable;

o	the plan expressly permits the repricing of stock options/stock appreciate rights (SARs) without prior shareholder approval;

o	the CEO is a participant in the proposed equity-based compensation plan and there is a disconnect between CEO pay and the company’s performance where over 50 percent of the year-over-year increase is attributed to equity awards;

o	the plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur (e.g., upon shareholder approval of a transaction or the announcement of a tender offer); or

o	the plan is a vehicle for poor pay practices.
•	For Real Estate Investment Trusts (REITs), common shares issuable upon conversion of outstanding Operating Partnership (OP) units will be included in the share count for the purposes of determining: (1) market capitalization in the Shareholder Value Transfer (SVT) analysis and (2) shares outstanding in the burn rate analysis.
8.2	Director Compensation
•	Vote CASE-BY-CASE on stock plans or non-cash compensation plans for non-employee directors, based on the cost of the plans against the company’s allowable cap. On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans will exceed the allowable cap.
•	Vote FOR the plan if ALL of the following qualitative factors in the board’s compensation are met and disclosed in the proxy statement:
o	director stock ownership guidelines with a minimum of three times the annual cash retainer;

o	vesting schedule or mandatory holding/deferral period:
•	a minimum vesting of three years for stock options or restricted stock; or

•	deferred stock payable at the end of a three-year deferral period;
•	mix between cash and equity:
•	a balanced mix of cash and equity, for example 40% cash/60% equity or 50% cash/50% equity; or

•	if the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship;
o	no retirement/benefits and perquisites provided to non-employee directors; and

o	detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.
8.3	Bonus for Retiring Director
•	Examine on a CASE-BY CASE basis. Factors we consider typically include length of service, company’s accomplishments during the Director’s tenure, and whether we believe the bonus is commensurate with the Director’s contribution to the company.
8.4	Cash Bonus Plan
•	Consider on a CASE-BY-CASE basis. In general, OFI considers compensation questions such as cash bonus plans to be ordinary business activity. While we generally support management proposals, we oppose compensation proposals we believe are excessive.
8.5	Stock Plans in Lieu of Cash
•	Generally vote FOR management proposals, unless OFI believe the proposal is excessive. In casting its vote, OFI reviews the RMG recommendation per a “transfer of wealth” binomial formula that determines an appropriate cap for the wealth transfer based upon the company’s industry peers.

•	Vote FOR plans which provide participants with the option of taking all or a portion of their cash compensation in the form of stock are determined on a CASE-BY-CASE basis.

•	Vote FOR plans which provide a dollar-for-dollar cash for stock exchange.
8.6	Pre-Arranged Trading Plans (10b5-1 Plans)
•	Generally vote FOR shareholder proposals calling for certain principles regarding the use of prearranged trading plans (10b5-1 plans) for executives. These principles include:
o	adoption, amendment, or termination of a 10b5-1 Plan must be disclosed within two business days in a Form 8-K;

o	amendment or early termination of a 10b5-1 Plan is allowed only under extraordinary circumstances, as determined by the board;

o	ninety days must elapse between adoption or amendment of a 10b5-1 Plan and initial trading under the plan;

o	reports on Form 4 must identify transactions made pursuant to a 10b5-1 Plan;

o	an executive may not trade in company stock outside the 10b5-1 Plan; and

o	trades under a 10b5-1 Plan must be handled by a broker who does not handle other securities transactions for the executive.
8.7	Management Proposals Seeking Approval to Reprice Options
•	Votes on management proposals seeking approval to exchange/reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:
o	historic trading patterns;

o	rationale for the repricing;

o	value-for-value exchange;

o	option vesting;

o	term of the option;

o	exercise price; and

o	participation.
8.8	Employee Stock Purchase Plans
•	Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

•	Votes FOR employee stock purchase plans where all of the following apply:
o	purchase price is at least 85% of fair market value;

o	offering period is 27 months or less; and

o	the number of shares allocated to the plan is 10% or less of the outstanding shares.
•	Votes AGAINST employee stock purchase plans where any of the following apply:
o	purchase price is at least 85% of fair market value;

o	offering period is greater than 27 months; and

o	the number of shares allocated to the plan is more than 10% of the outstanding shares.
8.9	Incentive Bonus Plans and Tax Deductibility Proposals (OBRA-Related Compensation Proposals)
•	Vote FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m).

•	Vote FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.

•	Votes to amend existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m) should be considered on a CASE-BY-CASE basis using a proprietary, quantitative model developed by RMG.

•	Generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

•	Vote AGAINST proposals if the compensation committee does not fully consist of independent outsiders, as defined in RMG’s definition of director independence.
8.10	Employee Stock Ownership Plans (ESOPs)
•	Vote FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than 5% of outstanding shares).
8.11	Shareholder Proposal to Submit Executive Compensation to Shareholder Vote
•	Vote on a CASE-BY-CASE basis.
8.12	Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposal
•	Vote on a CASE-BY-CASE basis considering the following factors in the context of each company’s specific circumstances and the board’s disclosed rationale for its practices:
o	Relative considerations:
•	assessment of performance metrics relative to business strategy, as discussed and explained in the CD&A;

•	evaluation of peer groups used to set target pay or award opportunities;

•	alignment of company performance and executive pay trends over time (e.g., performance down: pay down);

•	assessment of disparity between total pay of the CEO and other Named Executive Officers (NEOs);
o	Design considerations:
•	balance of fixed versus performance-driven pay;

•	assessment of excessive practices with respect to perks, severance packages, supplemental executive pension plans, and burn rates;
o	Communication considerations:

•	evaluation of information and board rationale provided in CD&A about how compensation is determined (e.g., why certain elements and pay targets are used, and specific incentive plan goals, especially retrospective goals);

•	assessment of board’s responsiveness to investor input and engagement on compensation issues (e.g., in responding to majority-supported shareholder proposals on executive pay topics).
8.13	401(k) Employee Benefit Plans
•	Vote FOR proposals to implement a 401(k) savings plan for employees.
8.14	Shareholder Proposals Regarding Executive and Director Pay
•	Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders’ needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

•	Generally vote FOR shareholder proposals seeking disclosure regarding the company’s, board’s, or committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

•	Vote WITH MANAGEMENT on shareholder proposals requiring director fees be paid in stock only.

•	Vote FOR shareholder proposals to put option repricings to a shareholder vote.

•	Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.
8.15	Performance-Based Stock Options
•	Generally vote FOR shareholder proposals advocating the use of performance-based stock options (indexed, premium-priced, and performance-vested options), unless:
o	the proposal is overly restrictive (e.g., it mandates that awards to all employees must be performance-based or all awards to top executives must be a particular type, such as indexed options); or

o	the company demonstrates that it is using a substantial portion of performance-based awards for its top executives.
8.16	Pay-for-Performance
•	Generally vote FOR shareholder proposals that align a significant portion of total compensation of senior executives to company performance. In evaluating the proposals, the following factors will be analyzed:
o	What aspects of the company’s short-term and long-term incentive programs are performance-driven?

o	Can shareholders assess the correlation between pay and performance based on the company’s disclosure?

o	What type of industry does the company belong to?

o	Which stage of the business cycle does the company belong to?
8.17	Golden Parachutes and Executive Severance Agreements
•	Vote FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

•	Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include the following:
o	the parachute should be less attractive than an ongoing employment opportunity with the firm;

o	the triggering mechanism should be beyond the control management;

o	the amount should not exceed three times base salary plus guaranteed benefits; and

o	change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

8.18	Pension Plan Income Accounting
•	Generally vote FOR shareholder proposals to exclude pension plan income in the calculation of earnings used in determining executive bonuses/compensation.
8.19	Supplemental Executive Retirement Plans (SERPs)
•	Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreement to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what it offered under employee-wide plans.

•	Generally vote FOR shareholder proposals requesting to limit the executive benefits provided under the company’s supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive’s annual salary and excluding all incentive or bonus pay from the plan’s definition of covered compensation used to establish such benefits.
8.20	Claw-back of Payments under Restatements
•	Vote on a CASE-BY-CASE basis on shareholder proposals requesting clawbacks or recoupment of bonuses or equity, considering factors such as:
o	the coverage of employees, whether it applies to all employees, senior executives or only employees committing fraud which resulted in the restatement;

o	the nature of the proposal where financial restatement is due to fraud;

o	whether or not the company has had material financial problems resulting in chronic restatements; and/or

o	the adoption of a robust and formal bonus/equity recoupment policy.
•	If a company’s bonus recoupment policy provides overly broad discretion to the board in recovering compensation, generally vote FOR the proposal.

•	If the proposal seeks bonus recoupment from senior executives or employees committing fraud, generally vote FOR the proposal.
8.21	Tax Gross-Up Proposals
•	Generally vote FOR shareholder proposals calling for companies to adopt a policy of not providing tax gross-up payments, except in limited situations for broadly accepted business practices, such as reasonable relocation or expatriate tax equalization arrangements applicable to substantially all or a class of management employees of the company.
9.0	SOCIAL, POLITICAL AND ENVIRONMENTAL ISSUES

In the case of social, political and environmental responsibility issues, OFI will generally ABSTAIN where there could be a detrimental impact on share value or where the perceived value if the proposal was adopted is unclear or unsubstantiated.
•	OFI will only vote “FOR” a proposal that would clearly:
o	have a discernable positive impact on short-term or long-term share value; or

o	have a presently indiscernible impact on short or long-term share value but promotes general long-term interests of the company and its shareholders, such as:
o	prudent business practices which support the long-term sustainability of natural resources within the company’s business lines, including reasonable disclosure on environmental policy issues that are particularly relevant to the company’s business;

o	reasonable and necessary measures to mitigate business operations from having disproportionately adverse impacts on the environment, absent which could potentially lead to onerous government sanctions, restrictions, or taxation regimes, major customer backlash, or other significant negative ramifications.
In the evaluation of social, political, and environmental proposals, the following factors may be considered:
•	what percentage of sales, assets and earnings will be affected;

•	the degree to which the company’s stated position on the issues could affect its reputation or sales, leave it vulnerable to boycott, selective purchasing, government sanctions, viable class action or shareholder derivative lawsuits;

•	whether the issues presented should be dealt with through government or company-specific action;

•	whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	whether the company’s analysis and voting recommendation to shareholders is persuasive;

•	what other companies have done in response to the issue;

•	whether the proposal itself is well framed and reasonable;

•	whether implementation of the proposal would achieve the objectives sought in the proposal;

•	whether the subject of the proposal is best left to the discretion of the board;

•	whether the requested information is available to shareholders either from the company or from a publicly available source; and

•	whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

OPPENHEIMERFUNDS, INC. AND OPPENHEIMER FUNDS
INTERNATIONAL POLICY GUIDELINES
These international voting guidelines shall apply in non-US markets only as a supplement to the general OFI voting guidelines. In cases where the international guidelines and the primary guidelines conflict, the international guidelines shall take precedence for non-US market proposals. If the international guidelines do not cover the subject matter of a non-US market proposal, the primary guidelines should be followed.
1.0	OPERATIONAL ITEMS
1.1.7	Financial Results/Director and Auditor Reports
•	Vote FOR approval of financial statements and director and auditor reports, unless:
o	there are material concerns about the financials presented or audit procedures used; or

o	the company is not responsive to shareholder questions about specific items that should be publicly disclosed.
1.1.8	Allocation of Income and Dividends
•	Vote FOR approval of allocation of income and distribution of dividends, unless:
o	the dividend payout ratio has been consistently below 30% without an adequate explanation; or

o	the payout ratio is excessive given the company’s financial position.
1.1.9	Stock (Scrip) Dividend Alternative
•	Vote FOR reasonable stock (scrip) dividend proposals that allow for cash options.

•	Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.
1.1.10	Lower Disclosure Threshold for Stock Ownership
•	Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5% unless compelling reasons exist to implement a lower threshold.
AUDITORS
1.3	Appointment of Internal Statutory Auditors
•	Vote FOR the appointment and reelection of statutory auditors, unless:
o	there are serious concerns about the statutory reports presented or the audit procedures used;

o	questions exist concerning any of the statutory auditors being appointed; or

o	the auditors have previously served the company is an executive capacity or can otherwise be considered affiliated with the company.
1.4	Remuneration of Auditors
•	Vote FOR proposals to authorize the board to determine the remuneration of auditors, unless there is evidence of excessive compensation relative to the size and nature of the company or the scope of the services provided.
1.5	Indemnification of Auditors
•	Vote AGAINST proposals to indemnify auditors.
2.0	THE BOARD OF DIRECTORS
2.14	Discharge of Board and Management
•	Vote FOR discharge of the board and management, unless:
o	there are serious questions about actions of the board or management for the year in questions, including reservations from auditors; or

o	material legal or regulatory action is being taken against the company or the board by shareholders or regulators.

3.0	ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES
3.3	Poison Pills
•	Votes on poison pills or shareholder rights plans, are determined on a CASE-BY-CASE basis. A plan is supportable if its scope is limited to the following two purposes and it conforms to ‘new generation’ rights plan guidelines:
o	to give the board more time to find an alternative value enhancing transaction; and

o	to ensure the equal treatment of shareholders.
•	Vote AGAINST plans that go beyond this purpose by giving discretion to the board to either:
o	determine whether actions by shareholders constitute a change in control;

o	amend material provisions without shareholder approval;

o	interpret other provisions;

o	redeem the plan without a shareholder vote; or

o	prevent a bid from going to shareholders.
•	Vote AGAINST plans that have any of the following characteristics:
o	unacceptable key definitions;

o	flip-over provision;

o	permitted bid period greater than 60 days;

o	maximum triggering threshold set at less than 20% of outstanding shares;

o	does not permit partial bids;

o	bidder must frequently update holdings;

o	requirement for a shareholder meeting to approve a bid; or

o	requirement that the bidder provide evidence of financing.
•	In addition to the above, a plan must include:
o	an exemption for a “permitted lock up agreement”;

o	clear exemptions for money managers, pension funds, mutual funds, trustees and custodians who are not making a takeover bid; and

o	exclude reference to voting agreements among shareholders.
3.8	Renew Partial Takeover Provision
•	Vote FOR proposals to renew partial takeover provision.
3.9	Depositary Receipts and Priority Shares
•	Vote on a CASE-BY-CASE basis on the introduction of depositary receipts.

•	Vote AGAINST the introduction of priority shares.
3.10	Issuance of Free Warrants
•	Vote AGAINST the issuance of free warrants.
3.11	Defensive Use of Share Issuances
•	Vote AGAINST management requests to issue shares in the event of a takeover offer or exchange bid for the company’s shares.
4.0	MERGERS AND CORPORATE RESTRUCTURINGS
4.16	Mandatory Takeover Bid Waivers
•	Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

4.17	Related-Party Transactions
•	Vote related-party transactions on a CASE-BY-CASE basis. Shareholder approval of these transactions is meant to protect shareholders from potential insider trading abuses resulting from business transactions between a parent company and its subsidiary, or a company’s dealings with entities that employ the company’s directors. Related-party transactions are typically supportable unless the agreement requests a strategic move outside the company’s charter or contains unfavorable terms.
4.18	Expansion of Business Activities
•	Vote favorable expansion of business lines WITH MANAGEMENT unless the proposed new business takes the company into endeavors that are not justified from a shareholder risk/reward perspective. If the risk/reward is unclear, vote on a CASE-BY-CASE basis.
5.0	CAPITAL STRUCTURE
5.12	Pledge of Assets for Debt
•	OFI will consider these proposals on a CASE-BY-CASE basis. Generally, OFI will support increasing the debt-to-equity ratio to 100%. Any increase beyond 100% will require further assessment, with a comparison of the company to its industry peers or country of origin.

In certain foreign markets, such as France, Latin America and India, companies often propose to pledge assets for debt, or seek to issue bonds which increase debt-to-equity ratios up to 300%.
5.13	Increase in Authorized Capital
•	Vote FOR nonspecific proposals to increase authorized capital up to 100% over the current authorization unless the increase would leave the company with less than 30% of its new authorization outstanding.

•	Vote FOR specific proposals to increase authorized capital to any amount, unless:
o	the specific purpose of the increase (such as a share-based acquisition or merger) does not meet OFI guidelines for the purpose being proposed; or

o	the increase would leave the company with less than 30% of its new authorization outstanding after adjusting for all proposed issuances.
•	Vote AGAINST proposals to adopt unlimited capital authorization.
5.14	Share Issuance Requests

General issuance requests under both authorized and conditional capital systems allow companies to issue shares to raise funds for general financing purposes. Issuances can be carried out with or without preemptive rights. Corporate law in many countries recognizes preemptive rights and requires shareholder approval for the disapplication of such rights.
•	Vote FOR issuance requests with preemptive rights to a maximum of 100% over currently issued capital.

•	Vote FOR issuance requests without preemptive rights to a maximum of 20% of currently issued capital.
5.15	Reduction of Capital
•	Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders. Examples of routine capital reduction proposals found overseas include:
o	reduction in the stated capital of the company’s common shares to effect a reduction in a company’s deficit and create a contributed surplus. If net assets are in danger of falling below the aggregate of a company’s liabilities and stated capital, some corporate law statutes prohibit the company from paying dividends on its shares.

o	Reduction in connection with a previous buyback authorization, as typically seen in Scandinavia, Japan, Spain, and some Latin American markets. In most instances, the amount of equity that may be cancelled is usually limited to 10% by national law.
•	Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis, considering individual merits of each request.
5.16	Convertible Debt Issuance Requests
•	Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets the above guidelines on equity issuance requests.
5.17	Debt Issuance Requests (Non-convertible)

When evaluating a debt issuance request, the issuing company’s present financial situation is examined. The main factor for analysis is the company’s current debt-to-equity ratio, or gearing level. A high gearing level may incline markets and financial analysts to downgrade the company’s bond rating, increasing its investment risk factor in the process. A gearing level up to100% is considered acceptable.
•	Vote FOR debt issuances for companies when the gearing level is between zero and 100%.

•	Proposals involving the issuance of debt that result in the gearing level being greater than 100% are considered on a CASE-BY-CASE basis. Any proposed debt issuance is compared to industry and market standards.
5.18	Reissuance of Shares Repurchased
•	Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the recent past.
5.19	Capitalization of Reserves for Bonus Issues/Increase in Par Value
•	Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.
5.20	Control and Profit Agreements/Affiliation Agreements with Subsidiaries
•	Vote FOR management proposals to approve control and profit transfer agreements between a parent and its subsidiaries.
5.0	EXECUTIVE AND DIRECTOR COMPENSATION
5.21	Director Remuneration
•	Vote FOR proposals to award cash fees to non-executive directors, unless the amounts are excessive relative to other companies in the country or industry.

•	Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

•	Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

•	Vote AGAINST proposals to introduce retirement benefits for non-executive directors.
5.22	Retirement Bonuses for Directors and Statutory Auditors

•	Vote AGAINST the payment of retirement bonuses to directors and statutory auditors when one or more of the individuals to whom the grants are being proposed has not served in an executive capacity for the company or where one or more of the individuals to whom the grants are being proposed has not served in their current role with the company for the last five consecutive years.

•	Vote AGAINST the payment of retirement bonuses to any directors or statutory auditors who have been designated by the company as independent.

Perimeter Capital Partners LLC
US
Proxy Paper Policy Guidelines
An Overview of the Glass Lewis Approach to
Proxy Advice for U.S. companies for 2009
I. Election of Directors
Board of Directors
Boards are put in place to represent shareholders and protect their interests. Glass Lewis seeks boards with a proven record of protecting shareholders and delivering value over the medium- and long-term. We believe that boards working to protect and enhance the best interests of shareholders are independent, have directors with diverse backgrounds, have a record of positive performance, and have members with a breadth and depth of relevant experience.
Board Composition
We look at each individual on the board and examine his or her relationships with the company, the company’s executives and with other board members. The purpose of this inquiry is to determine whether pre-existing personal, familial or financial relationships are likely to impact the decisions of that board member.
We vote in favor of governance structures that will drive positive performance and enhance shareholder value. The most crucial test of a board’s commitment to the company and to its shareholders is the performance of the board and its members. The performance of directors in their capacity as board members and as executives of the company, when applicable, and in their roles at other companies where they serve is critical to this evaluation.
We believe a director is independent if he or she has no material financial, familial or other current relationships with the company, its executives or other board members except for service on the board and standard fees paid for that service. Relationships that have existed within the five years prior to the inquiry are usually considered to be “current” for purposes of this test.
In our view, a director is affiliated if he or she has a material financial, familial or other relationship with the company or its executives, but is not an employee of the company. This includes directors whose employers have a material financial relationship with the Company. This also includes a director who owns or controls 25% or more of the company’s voting stock.
We define an inside director as one who simultaneously serves as a director and as an employee of the company. This category may include a chairman of the board who acts as an employee of the company or is paid as an employee of the company.
Although we typically vote for the election of directors, we will recommend voting against directors (or withholding where applicable, here and following) for the following reasons:
•	A director who attends less than 75% of the board and applicable committee meetings.

•	A director who fails to file timely form(s) 4 or 5 (assessed on a case-by-case basis).

•	A director who is also the CEO of a company where a serious restatement has occurred after the CEO certified the pre-restatement financial statements.

•	All board members who served at a time when a poison pill was adopted without shareholder approval within the prior twelve months.
We also feel that the following conflicts of interest may hinder a director’s performance and will therefore recommend voting against a:
•	CFO who presently sits on the board.

•	Director who presently sits on an excessive number of boards

•	Director, or a director whose immediate family member, provides material professional services to the company at any time during the past five years.

•	Director, or a director whose immediate family member, engages in airplane, real estate or other similar deals, including perquisite type grants from the company.

•	Director with an interlocking directorship.
Board Committee Composition
All key committees including audit, compensation, governance, and nominating committees should be composed solely of independent directors and each committee should be focused on fulfilling its specific duty to shareholders. We typically recommend that shareholders vote against any affiliated or inside director seeking appointment to an audit, compensation, nominating or governance committee or who has served in that capacity in the past year.
Review of the Compensation Discussion and Analysis Report
We review the CD&A in our evaluation of the overall compensation practices of a company, as overseen by the compensation committee. In our evaluation of the CD&A, we examine, among other factors, the extent to which the company has used performance goals in determining overall compensation, how well the company has disclosed performance metrics and goals and the extent to which the performance metrics, targets and goals are implemented to enhance company performance. We would recommend voting against the chair of the compensation committee where the CD&A provides insufficient or unclear information about performance metrics and goals, where the CD&A indicates that pay is not tied to performance, or where the compensation committee or management has excessive discretion to alter performance terms or increase amounts of awards in contravention of previously defined targets.
Review of Risk Management Controls
We believe companies, particularly financial firms, should have a dedicated risk committee, or a committee of the board charged with risk oversight, as well as a chief risk officer who reports directly to that committee, not to the CEO or another executive. In cases where a company has disclosed a sizable loss or writedown, and where a reasonable analysis indicates that the company’s board-level risk committee should be held accountable for poor oversight, we would recommend that shareholders vote against such committee members on that basis. In addition, in cases where a company maintains a significant level of financial risk exposure but fails to disclose any explicit form of board-level risk oversight (committee or otherwise), we will consider recommending to vote against the chairman of the board on that basis.
Separation of the roles of Chairman and CEO
Glass Lewis believes that separating the roles of corporate officers and the chairman of the board is a better governance structure than a combined executive/chairman position. The role of executives is to manage the business on the basis of the course charted by the board. Executives should be in the position of reporting and answering to the board for their performance in achieving the goals set out by such board. This becomes much more complicated when management actually sits on, or chairs, the board.
We view an independent chairman as better able to oversee the executives of the company and set a pro-shareholder agenda without the management conflicts that a CEO and other executive insiders often face. This, in turn, leads to a more proactive and effective board of directors that is looking out for the interests of shareholders above all else.
We do not recommend voting against CEOs who serve on or chair the board. However, we do support a separation between the roles of chairman of the board and CEO, whenever that question is posed in a proxy.
In the absence of an independent chairman, we support the appointment of a presiding or lead director with authority to set the agenda for the meetings and to lead sessions outside the presence of the insider chairman.
Majority Voting for the Election of Directors
Glass Lewis will generally support proposals calling for the election of directors by a majority vote in place of plurality voting. If a majority vote standard were implemented, a nominee would have to receive the support of a majority of the shares voted in order to assume the role of a director. Thus, shareholders could collectively vote to reject a director they believe will not pursue their best interests. We think that this minimal amount of protection for shareholders is reasonable and will not upset the corporate structure nor reduce the willingness of qualified shareholder-focused directors to serve in the future.
Classified Boards
Glass Lewis favors the repeal of staggered boards in favor of the annual election of directors. We believe that staggered boards are less accountable to shareholders than annually elected boards. Furthermore, we feel that the annual election of directors encourages board members to focus on protecting the interests of shareholders.
Mutual Fund Boards
Mutual funds, or investment companies, are structured differently than regular public companies (i.e., operating companies). Members of the fund’s adviser are typically on the board and management takes on a different role than that of other public companies. As such, although many of our guidelines remain the same, the following differences from the guidelines at operating companies apply at mutual funds:
1.	We believe three-fourths of the boards of investment companies should be made up of independent directors, a stricter standard than the two-thirds independence standard we employ at operating companies.

2.	We recommend voting against the chairman of the nominating committee at an investment company if the chairman and CEO of a mutual fund is the same person and the fund does not have an independent lead or presiding director.
II. Financial Reporting
Auditor Ratification
We believe that role of the auditor is crucial in protecting shareholder value. In our view, shareholders should demand the services of objective and well-qualified auditors at every company in which they hold an interest. Like directors, auditors should be free from conflicts of interest and should assiduously avoid situations that require them to make choices between their own interests and the interests of the shareholders.
Glass Lewis generally supports management’s recommendation regarding the selection of an auditor. However, we recommend voting against the ratification of auditors for the following reasons:

•	When audit fees added to audit-related fees total less than one-third of total fees.

•	When there have been any recent restatements or late filings by the company where the auditor bears some responsibility for the restatement or late filing (e.g., a restatement due to a reporting error).

•	When the company has aggressive accounting policies.

•	When the company has poor disclosure or lack of transparency in financial statements.

•	When there are other relationships or issues of concern with the auditor that might suggest a conflict between the interest of the auditor and the interests of shareholders.

•	When the company is changing auditors as a result of a disagreement between the company and the auditor on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
Auditor Rotation
We typically support audit related proposals regarding mandatory auditor rotation when the proposal uses a reasonable period of time (usually not less than 5-7 years).
Pension Accounting Issues
Proxy proposals sometimes raise the question as to whether pension accounting should have an effect on the company’s net income and therefore be reflected in the performance of the business for purposes of calculating payments to executives. It is our view that pension credits should not be included in measuring income used to award performance-based compensation. Many of the assumptions used in accounting for retirement plans are subject to the discretion of a company, and management would have an obvious conflict of interest if pay were tied to pension income.
III. Compensation
Equity Based Compensation Plans
Glass Lewis evaluates option and other equity-based compensation on a case-by-case basis. We believe that equity compensation awards are a useful tool, when not abused, for retaining and incentivizing employees to engage in conduct that will improve the performance of the company.
We evaluate option plans based on ten overarching principles:
•	Companies should seek additional shares only when needed.

•	The number of shares requested should be small enough that companies need shareholder approval every three to four years (or more frequently).

•	If a plan is relatively expensive, it should not be granting options solely to senior executives and board members.

•	Annual net share count and voting power dilution should be limited.

•	Annual cost of the plan (especially if not shown on the income statement) should be reasonable as a percentage of financial results and in line with the peer group.

•	The expected annual cost of the plan should be proportional to the value of the business.

•	The intrinsic value received by option grantees in the past should be reasonable compared with the financial results of the business.

•	Plans should deliver value on a per-employee basis when compared with programs at peer companies.

•	Plans should not permit re-pricing of stock options.

Option Exchanges
Option exchanges are reviewed on a case-by-case basis, although they are approached with great skepticism. Repricing is tantamount to a re-trade. We will support a repricing only if the following conditions are true:
•	Officers and board members do not participate in the program.

•	The stock decline mirrors the market or industry price decline in terms of timing and approximates the decline in magnitude.

•	The exchange is value neutral or value creative to shareholders with very conservative assumptions and a recognition of the adverse selection problems inherent in voluntary programs.

•	Management and the board make a cogent case for needing to incentivize and retain existing employees, such as being in a competitive employment market.
Performance Based Options
We generally recommend that shareholders vote in favor of performance-based option requirements. We feel that executives should be compensated with equity when their performance and that of the company warrants such rewards. We believe that boards can develop a consistent, reliable approach, as boards of many companies have, that would attract executives who believe in their ability to guide the company to achieve its targets.
Linking Pay with Performance
Executive compensation should be linked directly with the performance of the business the executive is charged with managing. Glass Lewis grades companies on an A to F scale based on our analysis of executive compensation relative to performance and that of the company’s peers and will recommend voting against the election of compensation committee members at companies that receive a grade of F.
Director Compensation Plans
Non-employee directors should receive compensation for the time and effort they spend serving on the board and its committees. In particular, we support compensation plans that include equity-based awards, which help to align the interests of outside directors with those of shareholders. Director fees should be competitive in order to retain and attract qualified individuals.
Advisory Votes on Compensation
We closely review companies’ compensation practices and disclosure as outlined in their CD&As and other company filings to evaluate management-submitted advisory compensation vote proposals. In evaluating these non-binding proposals, we examine how well the company has disclosed information pertinent to its compensation programs, the extent to which overall compensation is tied to performance, the performance metrics selected by the company and the levels of compensation in comparison to company performance and that of its peers. Glass Lewis will generally recommend voting in favor of shareholder proposals to allow shareholders an advisory vote on compensation.
Limits on Executive Compensation
Proposals to limit executive compensation will be evaluated on a case-by-case basis. As a general rule, we believe that executive compensation should be left to the board’s compensation committee. We view the election of directors, and specifically those who sit on the compensation committee, as the appropriate mechanism for shareholders to express their disapproval or support of board policy on this issue.

Limits on Executive Stock Options
We favor the grant of options to executives. Options are a very important component of compensation packages designed to attract and retain experienced executives and other key employees. Tying a portion of an executive’s compensation to the performance of the company also provides an excellent incentive to maximize share values by those in the best position to affect those values. Accordingly, we typically vote against caps on executive stock options.
IV. Governance Structure
Anti-Takeover Measures
Poison Pills (Shareholder Rights Plans)
Glass Lewis believes that poison pill plans generally are not in the best interests of shareholders. Specifically, they can reduce management accountability by substantially limiting opportunities for corporate takeovers. Rights plans can thus prevent shareholders from receiving a buy-out premium for their stock.
We believe that boards should be given wide latitude in directing the activities of the company and charting the company’s course. However, on an issue such as this where the link between the financial interests of shareholders and their right to consider and accept buyout offers is so substantial, we believe that shareholders should be allowed to vote on whether or not they support such a plan’s implementation.
In certain limited circumstances, we will support a limited poison pill to accomplish a particular objective, such as the closing of an important merger, or a pill that contains what we believe to be a reasonable ‘qualifying offer’ clause.
Right of Shareholders to Call a Special Meeting
We will vote in favor of proposals that allow shareholders to call special meetings. In order to prevent abuse and waste of corporate resources by a very small minority of shareholders, we believe that such rights should be limited to a minimum threshold of at least 15% of the shareholders requesting such a meeting.
Shareholder Action by Written Consent
We will vote in favor of proposals that allow shareholders to act by written consent. In order to prevent abuse and waste of corporate resources by a very small minority of shareholders, we believe that such rights should be limited to a minimum threshold of at least 15% of the shareholders requesting action by written consent.
Authorized Shares
Proposals to increase the number of authorized shares will be evaluated on a case-by-case basis. Adequate capital stock is important to the operation of a company. When analyzing a request for additional shares, we typically review four common reasons why a company might need additional capital stock beyond what is currently available:
1.	Stock split

2.	Shareholder defenses

3.	Financing for acquisitions

4.	Financing for operations
Unless we find that the company has not disclosed a detailed plan for use of the proposed shares, or where the number of shares far exceeds those needed to accomplish a detailed plan, we typically recommend in favor of the authorization of additional shares.
Voting Structure
Cumulative Voting
Glass Lewis will vote for proposals seeking to allow cumulative voting. Cumulative voting is a voting process that maximizes the ability of minority shareholders to ensure representation of their views on the board. Cumulative voting generally operates as a safeguard for by ensuring that those who hold a significant minority of shares are able to elect a candidate of their choosing to the board.
Supermajority Vote Requirements
Glass Lewis favors a simple majority voting structure. Supermajority vote requirements act as impediments to shareholder action on ballot items that are critical to our interests. One key example is in the takeover context where supermajority vote requirements can strongly limit shareholders’ input in making decisions on such crucial matters as selling the business.
Shareholder Proposals
Shareholder proposals are evaluated on a case-by-case basis. We generally favor proposals that are likely to increase shareholder value and/or promote and protect shareholder rights. We typically prefer to leave decisions regarding day-to-day management of the business and policy decisions related to political, social or environmental issues to management and the board except when we see a clear and direct link between the proposal and some economic or financial issue for the company.

PROXY VOTING GUIDELINES
RiverSource Investments, LLC
Kenwood Capital Management LLC
Set forth below are guidelines used by each Affiliate in voting proxies (the “Guidelines”). The Guidelines cover both management proposals and shareholder proposals. Accordingly, if an Affiliate will vote against a management proposal, it will support a shareholder proposal recommending the opposite position. For example, the Affiliate will generally vote against a management proposal to have a classified board and will generally support a shareholder motion to eliminate a classified board. With respect to non-U.S. companies, there are a number of proposals that are unique to the manner in which business in conducted in their respective countries and these guidelines are in a separate section that addresses most of the common proposals that appear in proxies of these markets.
Each Affiliate may, in exercising its fiduciary discretion, determine to vote any proxy in a manner contrary to these Guidelines.
Governance
G1 Elect directors.
The Affiliate supports annual election of all directors and proposals to eliminate classes of directors. In a routine election of directors, the Affiliate will vote with management on the slate of directors since management and the nominating committee of independent directors are in the best position to know what qualifications are needed for each member of the board to form an effective board. However, the Affiliate will vote against a nominee who has been assigned to the audit, compensation, nominating, or governance committee if that nominee is not independent* of management and the Affiliate will vote against shareholder proposals that would dictate the composition of the board. The Affiliate will also withhold support for any director who fails to attend 75% of meetings or has other activities that appear to interfere with his or her ability to commit sufficient attention to the company**. Furthermore, the Affiliate will withhold support from the audit committee chair where the committee failed to put forth shareholder proposals for ratification of auditors. The Affiliate will vote in accordance with recommendations from its third party research provider for situations involving options backdating, restatements, or material weakness. For contested elections, the Affiliate evaluates the proposals on a case by case basis, taking into consideration factors such as the background of the proxy contest, the performance of the current board and management, and qualifications of nominees on both slates.

*	We define independence using the following criteria:
Insider:
▪	An inside director is a director who also serves as an employee of the company.
Affiliated Director:
▪	Former executive[1] of the company, its affiliates[2], or an acquired firm, within the past five years

▪	Relative[3] of current employee in a management position of the company or its affiliates

▪	Relative[3] of former executive of company or its affiliates

▪	Currently provides (or a relative provides) professional services to the company or its affiliates or to its officers in excess of $60,000 per year (i.e., consulting/legal firm)

▪	Employed by a significant customer or supplier[4]

▪	Has (or a relative has) any transactional relationship with the company or its affiliates[4]

▪	Stock ownership of 20% or more

▪	Has (or a relative has) an interlocking relationship (as defined by the SEC) involving members of the board of directors or its Compensation or similar committees

[1]	“Executives” (officers subject to Section 16 of the Securities and Exchange Act of 1934) include the chief executive, operating, financial, legal, technology, and accounting officers of a company (including the president, treasurer, secretary, controller, any vice president in charge of a principal business unit, division, or function, and any other officer who performs policy-making functions). Corporate secretaries and general counsels not listed as officers and not employed by the company will be considered Affiliated Directors.

[2]	“Affiliate” includes a subsidiary, sibling company, or parent company.

[3]	“Relative” follows the SEC’s definition of “immediate family members” which covers spouses, parents, children, step-parents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, executive officer, or significant shareholder of the company.

[4]	If the company makes or receives annual payments exceeding the greater of $200,000 or five percent of the recipient’s gross revenues (the recipient is the party receiving the financial proceeds from the transaction).

**	A nominee’s ability to devote sufficient attention to the board is based on the number of other boards for which the candidate serves. The Affiliate will withhold votes from any nominee who serves on boards at more than 4 other public companies or who is an executive and serves on boards at more than 2 other public companies.

G2 Limit director monetary liability.
The proposal sets a maximum dollar amount that can be obtained through the course of legal action from a director who acts in good faith and does not benefit from a transaction. The Affiliate supports the proposal. Reasons are: the need to attract qualified persons to serve as directors who might not be willing to serve without limits on monetary liability; the ability to obtain more favorable insurance coverage at lower rates; and to avoid the possibility of directors making marginal decisions to avoid legal complications rather than the tough decisions needed to advance the company.
G3 Indemnify directors and officers.
The proposal permits a company to indemnify directors and officers and to pay, in advance, legal expenses should a lawsuit be filed against them provided certain steps established by state law are fulfilled. The Affiliate will support the proposal.
G4 Set director remuneration.
The Affiliate generally supports recommendations of a company’s board with respect to compensation and opposes shareholder proposals that limit compensation or mandate that compensation be paid in shares of stock.
G5 Approve director retirement plans.
The Affiliate votes against director retirement plans on the basis that directors should be appropriately compensated while serving and should not view service on a board as a long-term continuing relationship with a company.
G6 Fix number of directors.
The proposal requests that a board be given the authority to determine the number of directors. The Affiliate supports the proposal because it allows the directors to adjust the size of their board to adapt to needs that may arise.
G7 Require members of board and all members of key committees to be independent.
The current proposals are worded to require two-thirds of the board and/or all members of key committees to be independent from management. The Affiliate supports the proposal as a good business practice.
G8 Set terms of directors.
The proposal asks shareholders to fix or extend the term that a director may serve. The Affiliate supports the management recommendations regarding director’s length of service. Accordingly, the Affiliate generally does not support shareholder proposals regarding term limits or mandatory retirement.
G9 Independent Chairman/Lead Director.
These shareholder proposals require the position of chair be filled by an independent director. The Affiliate believes that having a designated leader among the independent directors fosters the effectiveness of the independent directors and ensures appropriate oversight of management. The Affiliate supports the proposals for an independent chairman and, if the chairman is not independent, will support proposals for an independent lead or presiding director.
Auditors
A1 Appoint auditors.
The proposal allows shareholders to vote for or against the accounting firm selected to audit the company’s books. The Affiliate votes in accordance with recommendations made by its third party research provider which typically recommend votes against management in situations where there are questions about the relative qualification of the auditors, conflicts of interest, auditor involvement in significant financial restatements, option backdating, material weaknesses in controls, attempts to limit auditor liability or situations where independence has been compromised.
A2 Ratify auditors.
The proposal asks that a board submit the auditor to shareholders for ratification. The Affiliate votes in accordance with recommendations made by its third party research provider which typically recommend votes against management in situations where there are questions about the relative qualification of the auditors, conflicts of interest, auditor involvement in significant financial restatements, option backdating, material weaknesses in controls, attempts to limit auditor liability or situations where independence has been compromised.
A3 Prohibit or limit auditor’s non-audit services.
The proposal seeks to limit or prohibit auditors from providing non-audit services. The Affiliate does not support this proposal since it may be necessary or appropriate for auditors to provide a service related to the business of a company and that service will not compromise the auditors’ independence. In addition, Sarbanes-Oxley legislation spells out the types of services that need pre-approval or would compromise independence.

Business Entity and Capital Structures
B1 Increase number of authorized shares of common stock.
The proposal increases the number of authorized shares of common stock. The Affiliate supports the proposal provided the purpose stated for the increase is reasonable and the company does not have a history of abusing its use of authorized but unissued shares. The Affiliate votes in accordance with recommendations made by its third party research provider, which are typically based on the reasons a company may be in need of additional capital including stock splits, shareholder defenses, financing for acquisitions, and financing for operations.
B2 Stock splits or reverse stock splits.
The proposal provides for stock splits or reverse stock splits. The Affiliate supports the proposal as it is intended to encourage ownership of a company.
B3 Shareholder rights (poison pill)(fair price) plan.
The proposal requests shareholders approve a plan which management could use for anti-takeover protection. The Affiliate supports the proposal based on a belief that such plans force uninvited bidders to negotiate with a company’s board. These negotiations allow time for the company to maximize value for shareholders by forcing a higher premium out of a bidder, attracting a better bid from a competing bidder or allowing the company to pursue its own strategy for enhancing shareholder value. The Affiliate supports proposals to submit such a plan to shareholders, if it was not submitted for shareholder approval, and supports limiting the vote required for approving a proposal under the plan to a majority.
B4 Preferred stock.
The proposal asks shareholders to give the board authorization to issue preferred stock. The Affiliate generally supports the proposal because preferred stock may be used as a component to implement a shareholder’s rights plan and may be used for certain financing needs of the company. However the Affiliate does not support proposals to issue preferred shares that carry voting rights of more than one vote per share or that are designed for use in an anti-takeover situation.
B5 Reincorporation.
The proposal requires or requests a board to consider incorporating in another jurisdiction. The Affiliate votes against the proposal unless the long-term business reasons for doing so are valid. The Affiliate will support proposals to consider reincorporating in the United States if a company left the country for the purpose of avoiding taxes.
B6 Supermajority vote requirement.
The proposal seeks changes in the company articles and/or bylaws to require the affirmative vote of a super-majority of the outstanding voting stock for approval of certain actions. The Affiliate does not support supermajority requirements outside of a shareholders’ right plan because of fairness issues and the possibility of unforeseen consequences and prefers a simple majority for a shareholders rights plan.
B7 Eliminate action by written consent.
The proposal asks shareholders to amend articles/bylaws to eliminate the right of shareholders to take action by written consent. The Affiliate opposes the proposal since it can be appropriate to take action by written consent in some instances.
B8 Dissolution of cumulative voting.
The proposal requests that shareholders approve amendments to articles/bylaws to eliminate cumulative voting in the election of directors. Cumulative voting allows shareholders to cast as many votes as equal to the number of shares they own, multiplied by the number of directors to be elected. A shareholder can then cast all of his /her votes for a single candidate, or any two or more as he/she sees fit. The use of cumulative voting enables the holder of a minority of a company’s stock to elect one or more directors if they are able to gain sufficient support. The Affiliate votes in support of the proposal to eliminate cumulative voting based on the view that each director elected should represent the interests of all shareholders.
B9 Issue shares without preemptive rights (up to 20%).
The proposal seeks shareholder approval for the board to issue shares equivalent to xx% of the company’s issued ordinary share capital in the form of securities free of preemptive rights. The Affiliate supports the proposal based on the belief that the company must have the ability to issue common stock as necessary.
B10 Change company name.
The proposal requests that shareholders approve a new name for the company. The Affiliate supports the proposal.
B11 Recapitalization.
The proposal requests shareholder approval for a plan to combine two or more classes of stock into one class, to authorize the company’s board to issue new common or preferred stock or to change par value. The Affiliate supports the proposal so long as the changes do not cause current shareholders to lose any rights.
B12 Issuance of Equity or Equity-Linked Securities Without Preemptive Rights.

The proposal seeks shareholder approval for the issuance of equity, convertible bonds or other equity-linked debt instruments, or to issue shares to satisfy the exercise of such securities without preemptive rights. The Affiliate supports the proposal provided dilution does not exceed 20 percent of the company’s outstanding capital.

B13 Merger Agreement/Reorganization.
The proposal seeks shareholder approval for the merger agreement. These proposals are evaluated on a case-by-case basis.
B14 Adjourn meeting.
The proposal requests authority for a board to adjourn the meeting if it becomes necessary to solicit additional votes for a merger agreement. The Affiliate votes on adjournment proposals in the same direction as the primary proposal (i.e., if supporting the primary proposal, favor adjournment; if not supporting the primary proposal, oppose adjournment).
Compensation and stock options
C1 This section intentionally left blank.
C2 Employee stock purchase plan.
The proposal recommends approval of an employee stock purchase plan whereby employees have an opportunity to share in the ownership of the company through regular and systematic purchases of company stock. The Affiliate supports the proposal as a way to encourage employees to develop a stronger incentive to work for the continued success of the company and provided the plan contains the following provisions:
•	The purchase price of the company stock may not be less than 85% of fair market value (80% if U.K. company).

•	The offering period must be 27 months or less.

•	The potential voting power dilution is 10% or less.
C3 Stock option plan (employee and non-employee).
The proposal asks shareholders to approve a plan that reserves a certain number of shares of common stock that may be issued in conjunction with the exercise of incentive and non-qualified stock options. The Affiliate votes in accordance with recommendations made by its third party research provider, which are typically based on factors including cost, size, and pattern of grants in comparison to peer groups, history of repricing, and grants to top executives.
C4 Require holding periods for stock by senior management.
These shareholder proposals ask that the company adopt a holding or retention period for its executives. The Affiliate votes in favor of proposals requiring senior management to hold stock obtained by way of a stock option plan for a minimum of three years.
C5 Ban future executive stock options.
The proposal bans the use of stock options in compensation plans. The Affiliate votes against the proposal since it precludes offering a balanced compensation program.
C6 Require shareholder approval of extraordinary benefits to senior management.
The proposal requires that shareholders approve certain benefits. The Affiliate votes against the proposal electing instead to support requirements that a board disclose any extraordinary benefits paid to current and retired senior management.
C7 Reapprove Executive Incentive Compensation Plan for OBRA.
The 1993 Omnibus Budget Reconciliation Act (OBRA), mandates certain restrictions on the tax deductibility of executive compensation above $1 million. The law provides exceptions for certain performance-based compensation, including cash bonuses, provided the plan is administered by a compensation committee of two or more outside directors and amendments to the plan are approved by shareholders. Under the terms of the plan, the company links cash payouts to the attainment of preset hurdle rates. The Affiliate votes in accordance with recommendations made by its third party research provider, which are typically based on factors that consider the goal of the plan.
C8 Restricted Stock Grant Program.
The proposal seeks shareholder approval of a Restricted Stock Grant Program, which would grant shares from those reserved under an Executive Award Plan. The program is submitted in order to qualify for certain tax deductions granted for “performance-based” compensation under Section 162(m) of the Internal Revenue Code. The Affiliate supports the proposal if it meets the required criteria.
C9 Non-Employee Directors’ Stock Plan.
The proposal seeks shareholder approval of a company’s Non-Employee Directors’ Stock Plan which is designed to provide outside directors with the option of receiving all or a portion of their annual retainer fees in the form of company stock. The Affiliate supports the proposal.
C10 Changes in compensation plans.
The proposal requests shareholders approve a change in the terms of a compensation plan, including the repricing of options previously granted. The Affiliate votes in accordance with recommendations made by its third party research provider, which are typically based on factors such as whether the amending terms lead to a reduction in shareholder rights, allow the plan to be amended without shareholder approval, or change the terms to the detriment of employee incentives such as excluding a certain class or group of employees or allowing for repricing.
C11 Performance-based stock options.
The proposal seeks adoption of or modification to a stock option plan so that options are granted based on a stated standard. The Affiliate votes against such proposals in the view that compensation committees should have the authority to determine option grants.
C12 Deferred compensation plans for non-employee directors.
The proposal requests approval for a plan whereby non-employee directors may defer compensation until retirement. The Affiliate supports the proposal.
C13 Options backdating.
The Affiliate is opposed to options backdating. The Affiliate votes in accordance with recommendations made by its third party research provider which consider factors such as whether director nominees served on compensation committees that oversaw the questionable option grant practices or currently serve on compensation committees, and fail to respond to the issue of options backdating proactively..
C14 Performance-based executive compensation.
These shareholder proposals seek to align executive compensation with shareholders’ interests. The Affiliate considers proposals linking executive pay for performance on a case-by-case basis.
C15 Advisory votes on executive compensation (Say-on-Pay).
These shareholder proposals, which are relatively new, call for annual non-binding votes on the executive compensation plan. Pending a review of the effects on executive compensation practices of new SEC guidelines on proxy disclosure and work by several groups of institutional investors, unions, and major corporations, the Affiliate will abstain from voting on these proposals
Directives related to social and corporate issues
D1 Review and report on executive compensation.
The proposal directs a board to review executive compensation packages, concentrating on ways in which executive compensation can be more closely linked to financial, environmental, and social performance. The Affiliate considers executive compensation to be a business matter for the board and votes against the proposal.
D2 Limit executives to holding one position.
The proposal asks that the company adopt a policy that would prohibit anyone from holding more than one position simultaneously. The Affiliate votes against.
D3 Limit executives’ compensation.
The proposal requests that a board cap the total pay and other compensation of its executive officers to no more than X times the pay of the average employee of the company. The Affiliate votes against.
D4 This section intentionally left blank.
D5 Prohibit or disclose contributions.
The proposal requests a board prohibit or publish in certain newspapers contributions made by the company, either directly or indirectly, for political, charitable or educational purposes. The Affiliate votes against.
D6 Disclose prior government service.
The proposal seeks to have a board furnish a list of high-ranking employees who served in any governmental capacities over the last five years. The Affiliate votes against.
D7 Disclose social agenda.
The proposals seek disclosure on military contracts, conservation initiatives, business relationships with foreign countries, animal testing, and abortion. In view of the fact that advisory clients are likely to have different views of what is a socially responsible policy, or whether social responsibility issues other than those mandated by law should be the subject of corporate policy, the Affiliate abstains from voting on such issues.
D8 Maximize shareholder value.
The proposal asks a board establish a shareholders’ advisory committee, hire an outside consultant or arrange for the sale of the company to enhance shareholder value. The Affiliate votes against.
D9 Socially Responsible Investing Proposals.
These shareholder proposals generally seek to have a board take a position on social or environmental issues. In view of the fact that Fund shareholders are likely to have different views of what is a socially responsible policy, or whether social responsibility issues other than those mandated by law should be the subject of corporate policy, the Affiliate abstains from voting on such issues.

Shareholder meeting proposals
S1 Open/Close meeting.
The proposal is to approve the opening or closing of a meeting. The Affiliate supports the proposal.
S2 Designate keeper of minutes.
The proposal designates a shareholder or other individual to detail the discussion of the annual meeting and write the minutes for submission to the board, shareholders and/or the government. The Affiliate supports the proposal.
S3 Approve minutes.
The proposal requests shareholders approve minutes from the previous meeting. The Affiliate supports the proposal.
S4 Other business.
The proposal asks shareholders to give management the authority to conduct or vote on other business at shareholder meetings. The Affiliate abstains from voting on these proposals.
S5 Nominations for directors.
The proposal would require a company to include nominations in addition to those proposed by management in a proxy statement. The Affiliate votes against the proposal since there are established procedures for proposing opposition slates of directors.
S6 Confidential ballot.
The proposal asks shareholders to direct a board to take steps to ensure all proxies, ballots, and voting tabulations which identify shareholders be kept confidential, except where disclosure is mandated by law. The Affiliate supports the proposal to minimize pressure on shareholders, particularly employee shareholders.
S7 Request for special reports.
The proposal asks for special reports from management, e.g. environmental issues, military sales, etc. The Affiliate votes against such proposals.
S8 Request for change in operations.
The proposal seeks to change the way a company operates, e.g. protect human rights, sexual orientation, etc. The Affiliate votes against such proposals.
S9 Request for change in the nomination process.
The proposal requires boards to nominate candidates based on sex, race or special criteria. The Affiliate votes against such proposals.
S10 Request for change in the products manufactured or sold.
The proposal requires management to end business in tobacco or other products. The Affiliate votes against such proposals.
S11 Request for Majority vote to elect directors.
The proposal requests that the board amend the company’s certificate of incorporation or its bylaws to provide that nominees standing for election to the board must receive a majority of votes cast in order to be elected to the board. The Affiliate votes for such proposals.
S12 Shareholder access to the proxy.
The shareholder proposals ask that management provide shareholders with the ability to nominate director candidates on management’s proxy card. The Affiliate will generally abstain from voting on these proposals, pending the results of SEC action/guidance and court actions on the issue.
S13 Shareholders’ right to call a special meeting.
The shareholder proposals ask that management amend the company’s bylaws or other appropriate documents to provide shareholders with the ability to call a special meeting. The Affiliate will support these proposals, provided that in order to exercise this right, investors own 10% of outstanding shares.
Non — US Proxies
F1 Approve discharge of Management (Supervisory) Board.
The proposal asks that shareholders approve formal discharge of responsibility of the management board for the fiscal year. This is a standard request in Germany and discharge is generally granted unless a shareholder states a specific reason for withholding discharge and intends to take legal action. The Affiliate votes in accordance with recommendations made by its third party research provider, which are typically based on factors including whether there is an unresolved investigation or whether the board has participated in wrongdoing.
F2 Approve special auditor’s report.
French companies are required by law to present shareholders with a special auditor’s report that confirms the presence or absence of any outstanding related party transactions. At a minimum, such transactions (with directors or similar parties) must be previously authorized by the board. This part of the French commercial code provides shareholders with a mechanism to ensure an annual review of any outstanding related party transactions. The Affiliate votes for.
F3 Approve financial statements, directors’ reports, and auditors’ reports.
The proposal requests shareholder approval of the financial statements, directors’ reports, and auditors’ reports. The Affiliate supports the proposal provided the financial statements are audited by the auditors approved by shareholders.
F4 Set/approve dividend.
The proposal requests shareholders approve the dividend rate set by management. The Affiliate votes for.
F5 Approve script dividend alternative.
The proposal asks shareholders to authorize dividend payments in the form of either cash or shares at the discretion of each shareholder. The Affiliate supports giving shareholders this option so long as the options are financially equal.
F6 Approve allocation of income.
The proposal asks shareholders to approve a board’s allocation of income for the current fiscal year, as well as the dividend rate. The Affiliate votes for.
F7 Approve appropriation of profits and dividends.
The proposal asks shareholders to approve a board’s proposed determination of profits and amount of the dividend for the current fiscal year. The Affiliate votes for.
F8 Grant board authority to repurchase shares.
The proposal requests that a board be given the authority to repurchase shares of the company on the open market. This authority would continue until the next annual meeting. The Affiliate votes for.
F9 Approve payment of corporate income taxes.
The proposal seeks approval for the use by a company of its reserves in order to pay corporate taxes. This is common practice in Europe. According to European accounting procedures, a company is required every year to set aside a certain percentage (usually five percent) from its profits which will be allocated to the company’s reserves. Reserves are used to cover losses in future years and pay dividends and corporate taxes. The Affiliate votes for.
F10 Cancel pre-approved issuance authority.
The proposal asks shareholders to cancel a previously approved authority to issue capital. Companies in Denmark do not have authorized but unissued capital that they may issue as needed like their counterparts in other countries. They must create specific pools of capital with a limited life for general use, which they may call upon during the life of the pool. Therefore, companies routinely request the creation of pools of capital for no specific use or for a specific reason. If the board deems the pool of capital as no longer necessary or relevant to the company’s needs, yet the life of the authority has not yet lapsed, then shareholder approval is needed to cancel it. The Affiliate votes for.
F11 Authorize new product lines.
The proposal seeks shareholder approval to amend the company’s articles to allow the company to expand into new lines of business. As more companies seek to diversify out of their traditional narrow industries, greater flexibility is being routinely introduced. This change does not require the company to go into these businesses, but gives them the flexibility to do so if and when they choose. The Affiliate votes for.
F12 Appoint statutory auditor.
The proposal seeks shareholder approval to appoint one internal statutory auditor, designated as independent internal auditor as required by the revised Japanese Commercial Code. Statutory auditors in Japan are responsible for attending all board meetings and important business meetings, reviewing all major documents, cooperating with the external auditors, and approving the external audit. Even though the independence of internal auditors is not clear, the Affiliate votes for.
F13 This section intentionally left blank.
F14 Authorize filing of required documents/other formalities.
The proposal asks shareholders to authorize the holder of a copy of the minutes of the general assembly to accomplish any formalities required by law. This is a routine item in France. The Affiliate votes for.

F15 Propose publications media.
The proposal requests shareholders approve the designation of a newspaper as the medium to publish the company’s meeting notice. While the fund would prefer that foreign shareholders receive written notification of the annual meeting, publishing this information in newspapers is common in Chile and other countries. The Affiliate votes for.
F16 Clarify Articles of Association.
The proposal seeks shareholder approval of routine housekeeping of the company’s articles, including clarifying items and deleting obsolete items. The Affiliate votes for.
F17 Update Articles of Association with proxy results.
The proposal asks shareholders to approve changes to the company’s articles of association to reflect the results of a proxy vote by shareholders. This is a routine proposal in international proxies and the Affiliate votes for.
F18 Conform Articles of Association to law or stock exchange.
The proposal requests shareholder approval to amend the articles of association to conform with new requirements in local or national law or rules established by a stock exchange on which its stock is listed. The Affiliate votes for.
F19 Authorize Board to Ratify and Execute Approved Resolutions.
The proposal requests shareholder approval to authorize the board to ratify and execute any resolutions approved at the meeting. The Affiliate votes for.
F20 Prepare and Approve List of Shareholders.
The proposal requests shareholder approval for the preparation and approval of the list of shareholders entitled to vote at the meeting. This is a routine formality in European countries and the Affiliate votes for the proposal.
F21 Announce Vacancies on Management (Supervisory) Board.
The proposal asks shareholder approval to announce vacancies on the board. In accordance with Dutch law, the company must announce which of the board members will retire from the board during the next year, either because their terms have expired or because they have reached the mandatory retirement age. The Affiliate votes for.
F22 Elect Chairman of the Meeting.
The proposal requests shareholder approval to elect the chairman of the meeting. This is a routine meeting formality in European countries and is supported by the Affiliate.
F23 Allotment of unissued shares.
The proposal requests that shareholders give the directors of the company the authority to allot unissued shares. The proposal provides authority to directors that is already provided to U.S. company directors without shareholder approval, i.e. the ability to issue additional shares of common stock. The Affiliate supports this proposal.
F24 Authority to issue shares.
The proposal requests shareholders give the board the ability to issue authorized shares. The Affiliate votes for.
F25 Authority to allot shares for cash.
The proposal requests that shareholders give the board the ability to allot a set number of authorized but unissued shares for the purpose of employee share schemes and to allot equity securities for cash to persons other than existing shareholders up to a limited aggregate nominal amount of X (approximately % of the issued share capital of the company). This will renew the existing authorization and will terminate in one year. UK laws require that current shareholders have pre-emptive rights to all newly-issued shares. The Affiliate supports the proposal.
F26 Authorize Board to use all outstanding capital.
The proposal asks shareholders to authorize the board, for one year, to use all outstanding capital authorizations in the event that a hostile public tender or exchange offer is made for the company. Similar to the way U.S. companies use preferred stock, this is a common anti-takeover measure in France. The anti-takeover protection may give companies breathing room for making the right choices, not just the expedient ones. In addition, a large-block holder serves as a monitor of management that may keep the pressure on to ensure good performance, to the benefit of all shareholders. The Affiliate supports the proposal.

F27 Change date/location of annual meeting.
The proposal requests shareholder approval for the board to change the date and/or location of the annual meeting. In some companies, the articles/bylaws establish the date and place for the annual meeting. The proposal gives the board flexibility to establish another date or location to hold the annual meeting. The Affiliate supports the proposal.
F28 Authorize issuance of equity or equity-linked securities.
The proposal seeks shareholder approval to permit the board to authorize the company to issue convertible bonds or other equity-linked debt instruments or to issue shares to satisfy the exercise of such securities. The Affiliate supports the proposal.
F29 Authorize issuance of bonds.
The proposal requests shareholder approval granting the authority to the board to issue bonds or subordinated bonds. Full use of this authorization could potentially increase the debt-to-equity ratio to ___%. However, French companies generally do not expect to utilize the total amount of issuance power they request. The Affiliate votes for.
F30 Authorize capitalization of reserves for bonus issue or increase in par value.
The proposal requests shareholder approval increasing authorized stock by capitalizing various reserves or retained earnings. Under this proposal, shareholders would receive either new shares or a boost in the par value of their shares at no cost. When the company capitalizes reserves and distributes new shares to shareholders free of charge in a bonus issue, there is no cost for shareholders to maintain their stakes and no risk of dilution. Bonus issues basically transfer wealth to shareholders and do not impact share value significantly. The only impact would be a mildly positive one—by increasing the number of shares on issue, the company could increase liquidity, enhance marketability, and ultimately expand its shareholder base. The Affiliate supports the proposal.
F31 Increase issued capital for rights issue.
The proposal requests shareholders approve an increase to “issued capital” in order to offer a rights issue to current registered shareholders. With a rights issue, shareholders have the option of purchasing additional shares of the company’s stock, often at a discount to market value. The company will use the proceeds from the issue to provide additional financing for the company. Because the shares are being offered at a discount, this offer is very attractive to shareholders. The Affiliate supports the proposal because of the positive impact for both the company and participating shareholders.
F32 Authorize reissuance of repurchased shares.
The proposal requests shareholder approval for the board to reissue shares of the company’s stock that had been repurchased by the company at an earlier date.
Similar proposals do not appear in proxies of U.S. companies since boards have authority to issue any authorized shares. The Affiliate supports the proposal.
F33 Approve retirement bonuses for directors/statutory auditors.
The proposal requests shareholder approval for the payment of retirement bonuses to retiring directors and/or statutory auditors. Although this proposal is a routine request in Japan, the Affiliate abstains from voting because the information provided is insufficient to base a decision.
F34 Approve payment to deceased director’s family.
The proposal requests shareholder approval for the payment of a retirement bonus to the family of a deceased director. Although this proposal is a routine request in Japan, the Affiliate does not support it because the information provided is insufficient to base a decision.
F35 Authorize company to engage in transactions with related parties.
The proposal requests shareholder approval for the company, its subsidiaries, and target associated companies to enter into certain transactions with persons who are considered “interested parties” as defined in Chapter 9A of the Listing Manual of the Stock Exchange of Singapore (SES). Singapore’s related-party transaction rules are fairly comprehensive, providing shareholders with substantial protection against insider trading abuses. The Affiliate supports this proposal.
F 36 Amend Articles to Lower Quorum Requirement for Special Business.
The proposal seeks to amend the articles to lower the quorum requirement to one-third for special business resolutions at a shareholder meeting. Such resolutions, which include amendments to articles, mergers, spin-offs, and stock option plans, will still need a two-thirds majority of the votes cast in order to be effective. Lowering the quorum requirement will remove a powerful incentive for the company to reach out to its independent shareholders when the company is close to reaching a quorum of one-third of issued capital with only the votes of the founder, partner or strategic partner. The Affiliate votes against these proposals when the company’s board owns close to one-third of issued capital. When the board is not close to reaching a one-third quorum with votes from the founding family or partner, and reaches out to shareholders for support, the Affiliate votes in favor of these proposals.
F 37 Authorize company to make EU Political Organization Donations.
The proposal asks shareholders to authorize the company to make EU Political Organization Donations and to incur EU Political Expenditures. The Affiliate votes in accordance with recommendations made by its third party research provider.
F 38 Elect Directors (Australia, Canada, U.K. and Ireland*).
The Affiliate supports annual election of all directors and proposals to eliminate classes of directors. In a routine election of directors, the Affiliate will vote with management on the slate of directors since management and the nominating committee of independent directors are in the best position to know what qualifications are needed for each member of the board to form an effective board. However, the Affiliate will vote against a nominee who has been assigned to the audit, compensation, remuneration, governance, or nominating committee if that nominee is not independent** of management and the Affiliate will vote against shareholder proposals that would dictate the composition of the board. The Affiliate will also withhold support for any director who fails to attend 75% of meetings or has other activities that appear to interfere with his or her ability to commit sufficient attention to the company***. Furthermore, the Affiliate will withhold support from the audit committee chair where the committee failed to put forth shareholder proposals for ratification of auditors. The Affiliate will vote in accordance with recommendations from its third party research provider for situations involving options backdating, restatements, or material weakness. For contested elections, the Board evaluates the proposals on a case by case basis, taking into consideration factors such as the background of the proxy contest, the performance of the current board and management, and qualifications of nominees on both slates.

*	For all other non-U.S. companies not domiciled in the U.S., the Affiliate votes in favor of company management..

**	We define independence using the following criteria:
Insider:
▪	An inside director is a director who also serves as an employee of the company.
Affiliated Director:
▪	Former executive[1] of the company, its affiliates[2], or an acquired firm, within the past five years

▪	Relative[3] of current employee in a management position of the company or its affiliates

▪	Relative[3] of former executive of company or its affiliates

▪	Currently provides (or a relative[3] provides) professional services to the company or its affiliates or to its officers in excess of $60,000 per year (i.e., consulting/legal firm)

▪	Employed by a significant customer or supplier[4]

▪	Has (or a relative[3] has) any transactional relationship with the company or its affiliates[4]

▪	Stock ownership of 20% or more
▪	Has (or a relative[3] has) an interlocking relationship (as defined by the SEC) involving members of the board of directors or its Compensation or similar committees

***	A nominee’s ability to devote sufficient attention to the board is based on the number of other boards for which the candidate serves. The Affiliate will withhold votes from any nominee who serves on boards at more than 4 other public companies or who is an executive and serves on boards at more than 2 other public companies.

[1]	“Executives” (officers subject to Section 16 of the Securities and Exchange Act of 1934) include the chief executive, operating, financial, legal, technology, and accounting officers of a company (including the president, treasurer, secretary, controller, any vice president in charge of a principal business unit, division, or function, and any other officer who performs policy-making functions). Corporate secretaries and general counsels not listed as officers and not employed by the company will be considered Affiliated Directors.

[2]	“Affiliate” includes a subsidiary, sibling company, or parent company.

[3]	“Relative” follows the SEC’s definition of “immediate family members” which covers spouses, parents, children, step-parents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, executive officer, or significant shareholder of the company.

[4]	If the company makes or receives annual payments exceeding the greater of $200,000 or five percent of the recipient’s gross revenues (the recipient is the party receiving the financial proceeds from the transaction).

Thornburg Investment Management, Inc.
THORNBURG INVESTMENT MANAGEMENT, INC.
AND
THORNBURG INVESTMENT TRUST
POLICY ON PROXY VOTING
Policy Objectives
This Policy has been adopted by Thornburg Investment Management, Inc. (“Thornburg”) to facilitate the voting of proxies relating to portfolio securities in what it perceives to be the best interests of persons for whom Thornburg performs investment management services and is authorized and required to vote or consider voting proxies.
Thornburg Investment Trust has delegated to Thornburg the authority to vote proxies relating to its portfolio securities in accordance with this Policy.
This Policy is intended by Thornburg to constitute “written policies and procedures” as described in Rule 206(4)—6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). This Policy is intended by Thornburg Investment Trust to constitute proxy voting policies and procedures referred to in Item 13 of Form N-1A adopted under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
Please see the Glossary of Terms for definitions of terms used in this Policy.
Voting Objectives
This Policy defines procedures for voting securities in each Account managed by Thornburg, for the benefit of and in the best interest of the Investment Client. The objective of voting a security in each case under this Policy is to seek to enhance the value of the security, or to reduce potential for a decline in the security’s value. This Policy does not prescribe voting requirements or specific voting considerations. Instead, this Policy provides procedures for assembling voting information and applying the informed expertise and judgment of Thornburg’s personnel on a timely basis in pursuit of the above stated voting objectives.
A further element of this Policy is that while voting on all issues presented should be considered, voting on all issues is not required by this Policy unless specifically directed or required by an Investment Client. Some issues presented for a vote of security holders may not be relevant to this Policy’s voting objectives, or it may not be reasonably possible to ascertain what effect, if any, a vote on a given issue may have on the value of an investment. Accordingly, unless an Investment Client requires Thornburg to vote all proxies with respect to securities in an Account, Thornburg may abstain from voting or decline a vote in those cases where there appears to be no relationship between the issue and the enhancement or preservation of an investment’s value.
It is also important to the pursuit of the Policy’s voting objectives that Thornburg be able to substitute its judgment in any specific situation for a presumption in this Policy where strict adherence to the presumption could reasonably be expected by Thornburg, based upon the information then available (including but not limited to media and expert commentary and outside professional advice and recommendations sought by Thornburg on the issue), to be inconsistent with the objectives of this Policy. Accordingly, Thornburg understands that it may substitute its judgment in a specific voting situation described in the preceding sentence, except where explicitly prohibited by the Investment Client or this Policy.
Thornburg is not responsible for voting proxies relating to proxy materials that are not forwarded on a timely basis. Thornburg does not control the setting of record dates, shareholder meeting dates, or the timing of distribution of proxy materials and ballots relating to shareholder votes. In addition, administrative matters beyond Thornburg’s control may at times prevent Thornburg from voting proxies in certain non-US markets (see “Voting Restrictions in Certain Non-US Markets,” below).
ERISA Accounts
Portfolio managers should recognize, in considering proxy votes for ERISA Accounts:

(a)	Plan trustees are ordinarily responsible for voting securities held by a plan, unless the plan documents direct Thornburg or another person to vote the proxies.

(b)	If Thornburg is delegated authority to vote proxies, voting may be subject to specific written guidelines issued by the plan’s trustees or other officials.

(c)	Thornburg may not delegate authority to vote proxies, unless the plan documents or other written agreement expressly permit delegation.
Proxy Voting Coordinator
The President shall appoint a Proxy Voting Coordinator. The Proxy Voting Coordinator shall discharge the following functions in effectuating this Policy:
(a)	Collecting and assembling proxy statements and other communications pertaining to proxy voting, together with proxies or other means of voting or giving voting instructions, and providing those materials to the appropriate portfolio managers to permit timely voting of proxies;

(b)	Collecting recommendations, analysis, commentary and other information respecting subjects of proxy votes, from service providers engaged by Thornburg and other services specified by portfolio managers, and providing this information to the appropriate portfolio managers to permit evaluation of proxy voting issues;

(c)	Providing to appropriate portfolio managers any specific voting instructions from Investment Clients;

(d)	Collecting proxy votes or instructions from portfolio managers, and transmitting the votes or instructions to the appropriate custodians, brokers, nominees or other persons (which may include proxy voting services or agents engaged by Thornburg);

(e)	Accumulating Voting Results as set forth in this Policy (which may be performed by proxy voting services or agents engaged by Thornburg) and transmitting or arranging for the transmission of that information in accordance with “Communicating Votes,” below; and

(f)	Participating in the annual review of policy function as set forth in this Policy.
The Proxy Voting Coordinator may, with the President’s approval, delegate any portion or all of any one or more of these functions to one or more other individuals employed by Thornburg. Any portion or all of any one or more of these functions may be performed by service providers engaged by Thornburg.
Assembling Voting Information
The Proxy Voting Coordinator shall obtain proxy statements and other communications pertaining to proxy voting, together with proxies or other means of voting or giving voting instructions to custodians, brokers, nominees, tabulators or others in a manner to permit voting on relevant issues in a timely manner. Thornburg may engage service providers and other third parties to assemble this information, digest or abstract the information where necessary or desirable, and deliver it to the portfolio managers or others to evaluate proxy voting issues.
Portfolio Managers
The portfolio manager responsible for management of a specific Account is responsible for timely voting (or determining not to vote in appropriate cases) proxies relating to securities in the Account in accordance with this Policy. The President may exercise this authority in any instance. The portfolio manager or President may delegate voting responsibilities to one or more other portfolio managers or other individuals. Persons exercising voting authority under this paragraph are authorized to consider voting recommendations and other information and analysis from service providers (including proxy voting services) engaged by Thornburg.

Accumulating Voting Results
The Proxy Voting Coordinator is responsible for accumulating the following information as to each matter relating to a portfolio security held by any Account, considered at any shareholder meeting, and with respect to which the Account was entitled to vote:
(a)	The name of the issuer of the portfolio security;

(b)	The exchange ticker symbol of the portfolio security;

(c)	The CUSIP number for the portfolio security;

(d)	The shareholder meeting date;

(e)	A brief identification of the matter voted on;

(g)	Whether a vote was cast on the matter;

(h)	How we cast the vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors); and

(i)	Whether we cast the vote for or against management.
Thornburg may use third party service providers to record and cumulate the foregoing information. The Proxy Voting Coordinator may, with the President’s approval, delegate any portion or all of these functions to one or more other individuals employed by Thornburg.
Resolution of Conflicts of Interest
In any case where a portfolio manager determines that a proxy vote involves an actual Conflict of Interest, and the proxy vote relates to the election of a director in an uncontested election or ratification of selection of independent accountants, the portfolio manager shall vote the proxy in accordance with the recommendation of any proxy voting service engaged by Thornburg. If no such recommendation is available, or if the proxy vote involves any other matters, the portfolio manager shall immediately refer the vote to the Investment Client (or in the case of any Investment Company as to which Thornburg is the adviser or sub-adviser and is authorized to vote proxies, to the chairman of its audit committee) for direction on the voting of the proxy or consent to vote in accordance with the portfolio manager’s recommendation. In all cases where such a vote is referred to the Investment Client, Thornburg shall disclose the Conflict of Interest to the Investment Client.
Communicating Votes
The Proxy Voting Coordinator shall (i) communicate to Thornburg’s fund accounting department proxy voting information respecting votes on portfolio securities held by Investment Clients which are Investment Companies, sufficient to permit fund accounting to prepare Form N-PX filings for the Investment Companies; and (ii) provide in writing to any Investment Client requesting information on voting of proxies with respect to portfolio securities, the information described under the caption “Accumulating Voting Results,” for the period or periods specified by the Investment Client. If the information requested by the Investment Client pertains to a period which is not readily available, or is not described above under the caption “Accumulating Voting Results,” the Proxy Voting Coordinator will confer with the Chief Compliance Officer. The Proxy Voting Coordinator may, with the President’s approval, delegate any portion or all of this function to one or more individuals employed by Thornburg. Thornburg may engage one or more service providers to facilitate timely communication of proxy votes.
Record of Voting Delegation
The Proxy Voting Coordinator shall maintain a list of all Accounts, with a specification as to each Account whether or not Thornburg is authorized to vote proxies respecting the Account’s portfolio securities.

Comment on Voting
It is the Policy of Thornburg not to comment on specific proxy votes with respect to securities in an Account in response to inquiries from persons who are not specifically authorized representatives as to the Account. Attention is directed in this regard to the Thornburg Investment Management Internal Confidentiality and Privacy Protection Policy and the Thornburg Investment Trust Policy and Procedures for Disclosure of Portfolio Securities Holdings, as in effect from time to time. Customer service representatives and other persons who may receive such inquiries should advise persons presenting the inquiries that Thornburg does not comment on proxy voting, and that as to Investment Companies for which Thornburg is required to disclose proxy votes, the information is available on the Investment Company’s website. The President may authorize comments in specific cases, in his discretion.
Joining Insurgent or Voting Committees
It is the policy of Thornburg, for itself and the Accounts, not to join any insurgent or voting committee or similar group. The President may approve participation in any such committee or group in his discretion, and shall advise the authorized representatives for the Account of any such action.
Social Issues
It is the presumption of this Policy that proxies shall not be voted on Social Issues. The President may approve voting of any security in an Account on any Social Issue.
Voting Restrictions in Certain Non-US Markets
Proxy voting in certain countries requires “share blocking.” During this blocking period, shares that will be voted at the meeting may not be sold until the meeting has taken place and the shares are returned to the Investment Clients’ custodian banks. Thornburg may choose not to vote an Investment Client’s shares in a share blocking market if Thornburg believes that the benefit to the Investment Client of being able to sell the shares during this share blocking period outweighs the benefit of exercising the vote. Thornburg will exercise its judgment in the voting condition described above while adhering to Investment Client instructions and this policy.

Certain non-US markets require that Thornburg provide a power of attorney to give local agents authority to carry out Thornburg’s voting instructions. The duration of a power of attorney varies depending on the market. While Thornburg may seek to provide the requisite power of attorney in each instance where Thornburg is exercising its voting authority, Thornburg may at times be unable to provide the power of attorney. Failure to provide an effective power of attorney in a particular non-US market may prevent Thornburg from being able to vote an Investment Client’s shares in that market.
Annual Review of Policy Function
Pursuant to the review requirements of Rule 206(4)-7 under the Advisers Act and Rule 38a-1 under the Investment Company Act, the Chief Compliance Officer shall conduct a periodic review, no less often than annually, which shall comprise the following elements:
(a)	Review a sample of the record of voting delegation maintained by the Proxy Voting Coordinator against Voting Results to determine if Thornburg is exercising its authority to vote proxies on portfolio securities held in the selected Accounts;

(b)	Request and review voting data to determine if timely communication of proxy votes is reasonably accomplished during the period reviewed;

(c)	Meet with the Proxy Voting Coordinator to review the voting of proxies, communication of proxy votes, accumulation of Voting Results and the general functioning of this Policy;

(d)	Evaluate the performance of any proxy voting services or agents employed by Thornburg, including whether or not the service or agent maintains its independence with respect to companies the securities of which are the subject of voting recommendations, information or analysis from the service or agent; and

(e)	Prepare written reports respecting the foregoing items to the President, the Trustees of Thornburg Investment Trust, and any Investment Company Clients for which such a report is required.
Recordkeeping
The Proxy Voting Coordinator shall maintain the following records:
(i)	Copies of this Policy as from time to time revised or supplemented;

(ii)	A copy of each proxy statement that Thornburg receives regarding Investment Client securities. In maintaining a record of proxy statements referred to in this item, the Proxy Voting Coordinator may rely on obtaining copies from the Securities and Exchange Commission’s EDGAR system;

(iii)	Voting Results for each Investment Client;

(iv)	A copy of any document created by Thornburg that was material to making a decision how to vote proxies on behalf of an Investment Client or that memorializes the basis for that decision;

(v)	A copy of each written Investment Client request for information on how Thornburg voted proxies on behalf of the Investment Client, and a copy of any written response by Thornburg to any (written or oral) Investment Client request for information on how Thornburg voted proxies on behalf of the requesting Investment Client;

(vi)	Communications to Investment Clients respecting Conflicts of Interest; and The Chief Compliance Officer shall maintain the following records:

(vii)	All written reports arising from annual reviews of policy function.
The Proxy Voting Coordinator and Chief Compliance Officer shall maintain and preserve the foregoing records in an easily accessible place for a period of not less than five years (the first two years in Thornburg’s offices) from the end of the fiscal year of Thornburg during which the last entry was made on the record. The President may authorize the Proxy Voting Coordinator to engage one or more service providers to perform any portion of this recordkeeping function provided (1) the function is performed in compliance with then applicable governmental regulations, and (2) each service provider provides a written undertaking to furnish the records to Thornburg promptly upon request.
Glossary of Terms
“Account” means any discrete account or portfolio as to which Thornburg has discretionary investment authority. An Investment Client may have multiple Accounts. Each series of any Investment Company as to which Thornburg is the adviser or sub-adviser is an Account.
“Chief Compliance Officer” means the Chief Compliance Officer of Thornburg.
“Conflict of Interest” means as to any Account, any conflict between a pecuniary interest of Thornburg or any affiliate, and the duties of Thornburg to the Investment Client who is the owner of the Account.
“ERISA” means the Employee Retirement Income Security Act of 1975, as amended. Reference to an “ERISA Account” means an account for an employee benefit plan governed by ERISA.
“Investment Client” means any person with whom Thornburg has a contract to perform discretionary investment management services, including a series of an Investment Company, and for whom Thornburg is authorized by the contract or required by applicable law to vote or consider voting securities in the Investment Client’s Account.
“Investment Company” means a company registered as such under the Investment Company Act.
“President” means the president of Thornburg, or in the event of his unavailability any individual who is a vice president and managing director of Thornburg.
“Proxy Voting Coordinator” means the individual appointed from time to time by the President to perform the proxy voting coordination functions described in this Policy.

“Social Issues” means any issue presented for a vote of holders of any security which is held in an Account, which may reasonably be interpreted as (i) unrelated in any substantial respect to the voting objectives of this Policy, and (ii) intended to promote directly or indirectly the interests of persons who are not holders of the security.
“Thornburg” means Thornburg Investment Management, Inc.
“Voting Results” means the specific information described under the caption “Accumulating Voting Results.”
As adopted July 17, 2003; revised July 20, 2005; revised April 19, 2006, revised April 21, 2008.

Turner Investment Partners, Inc.
TURNER INVESTMENT PARTNERS, INC.
TURNER INVESTMENT MANAGEMENT LLC
Proxy Voting Policy and Procedures
Turner Investment Partners, Inc., as well as its investment advisory affiliate, Turner Investment Management LLC (collectively, “Turner”), act as fiduciaries in relation to their clients and the assets entrusted by them to their management. Where the assets placed in Turner’s care include shares of corporate stock, and except where the client has expressly reserved to itself or another party the duty to vote proxies, it is Turner’s duty as a fiduciary to vote all proxies relating to such shares.
Duties with Respect to Proxies:
Turner has an obligation to vote all proxies appurtenant to shares of corporate stock owned by its client accounts in the best interests of those clients. In voting these proxies, Turner may not be motivated by, or subordinate the client’s interests to, its own objectives or those of persons or parties unrelated to the client. Turner will exercise all appropriate and lawful care, skill, prudence and diligence in voting proxies, and shall vote all proxies relating to shares owned by its client accounts and received by Turner. Turner shall not be responsible, however, for voting proxies that it does not receive in sufficient time to respond.
Delegation:
In order to carry out its responsibilities in regard to voting proxies, Turner must track all shareholder meetings convened by companies whose shares are held in Turner client accounts, identify all issues presented to shareholders at such meetings, formulate a principled position on each such issue and ensure that proxies pertaining to all shares owned in client accounts are voted in accordance with such determinations.
Consistent with these duties, Turner has delegated certain aspects of the proxy voting process to Institutional Shareholder Services, and its Proxy Voter Services (PVS) subsidiary. PVS is a separate investment adviser registered under the Investment Advisers Act of 1940, as amended. Under an agreement entered into with Turner, PVS has agreed to vote proxies in accordance with recommendations developed by PVS and overseen by Turner, except in those instances where Turner has provided it with different direction.
Review and Oversight:
Turner has reviewed the methods used by PVS to identify and track shareholder meetings called by publicly traded issuers throughout the United States and around the globe. Turner has satisfied itself that PVS operates a system reasonably designed to identify all such meetings and to provide Turner with timely notice of the date, time and place of such meetings. Turner has further reviewed the principles and procedures employed by PVS in making recommendations on voting proxies on each issue presented, and has satisfied itself that PVS’s recommendations are: (i) based upon an appropriate level of diligence and research, and (ii) designed to further the interests of shareholders and not serve other unrelated or improper interests. Turner, either directly or through its duly-constituted Proxy Committee, shall review its determinations as to PVS at least annually.
Notwithstanding its belief that PVS’s recommendations are consistent with the best interests of shareholders and appropriate to be implemented for Turner’s client accounts, Turner has the right and the ability to depart from a recommendation made by PVS as to a particular vote, slate of candidates or otherwise, and can direct PVS to vote all or a portion of the shares owned for client accounts in accordance with Turner’s preferences. PVS is bound to vote any such shares subject to that direction in strict accordance with all such instructions. Turner, through its Proxy Committee, reviews on a regular basis the overall shareholder meeting agenda, and seeks to identify shareholder votes that warrant further review based upon either (i) the total number of shares of a particular company stock that Turner holds for its clients accounts, or (ii) the particular subject matter of a shareholder vote, such as board independence or shareholders’ rights issues. In determining whether to depart from a PVS recommendation, the Turner Proxy Committee looks to its view of the best interests of shareholders, and provides direction to PVS only where in Turner’s view departing from the PVS recommendation appears to be in the best interests of Turner’s clients as shareholders. The Proxy Committee keeps minutes of its determinations in this regard.

Conflicts of Interest:
Turner stock is not publicly traded, and Turner is not otherwise affiliated with any issuer whose shares are available for purchase by client accounts. Further, no Turner affiliate currently provides brokerage, underwriting, insurance, banking or other financial services to issuers whose shares are available for purchase by client accounts.
Where a client of Turner is a publicly traded company in its own right, Turner may be restricted from acquiring that company’s securities for the client’s benefit. Further, while Turner believes that any particular proxy issues involving companies that engage Turner, either directly or through their pension committee or otherwise, to manage assets on their behalf, generally will not present conflict of interest dangers for the firm or its clients, in order to avoid even the appearance of a conflict of interest, the Proxy Committee will determine, by surveying the Firm’s employees or otherwise, whether Turner, an affiliate or any of their officers has a business, familial or personal relationship with a participant in a proxy contest, the issuer itself or the issuer’s pension plan, corporate directors or candidates for directorships. In the event that any such relationship is found to exist, the Proxy Committee will take appropriate steps to ensure that any such relationship (or other potential conflict of interest), does not influence Turner’s or the Committee’s decision to provide direction to PVS on a given vote or issue. Further to that end, Turner will adhere to all recommendations made by PVS in connection with all shares issued by such companies and held in Turner client accounts, and, absent extraordinary circumstances that will be documented in writing, will not subject any such proxy to special review by the Proxy Committee. Turner will seek to resolve any conflicts of interests that may arise prior to voting proxies in a manner that reflects the best interests of its clients.
Securities Lending:
Turner will generally not vote nor seek to recall in order to vote shares on loan in connection with client administered securities lending programs, unless it determines that a vote is particularly significant. Seeking to recall securities in order to vote them even in these limited circumstances may nevertheless not result in Turner voting the shares because the securities are unable to be recalled in time from the party with custody of the securities, or for other reasons beyond Turner’s control.
Obtaining Proxy Voting Information:
To obtain information on how Turner voted proxies, please contact:
Andrew Mark, Director of Operations
and Technology Administration
c/o Turner Investment Partners, Inc.
1205 Westlakes Drive, Suite 100
Berwyn, PA 19312
Recordkeeping:
Turner shall retain its (i) proxy voting policies and procedures; (ii) proxy statements received regarding client statements; (iii) records or votes it casts on behalf of clients; (iv) records of client requests for proxy voting information, and (v) any documents prepared by Turner that are material in making a proxy voting decision. Such records may be maintained with a third party, such as PVS, that will provide a copy of the documents promptly upon request.

Adopted:	July 1, 2003
Last revised:	April 1, 2007

Wellington Management Company, LLP
Introduction
Wellington Management Company, LLP (“Wellington Management”) has adopted and implemented policies and procedures that it believes are reasonably designed to ensure that proxies are voted in the best economic interests of its clients around the world.
Wellington Management’s Proxy Voting Guidelines (the Guidelines), which are incorporated by reference to these Global Proxy Policies and Procedures, set forth the sets of guidelines that Wellington Management uses in voting specific proposals presented by the boards of directors or shareholders of companies whose securities are held in client portfolios for which Wellington Management has voting discretion. While the Guidelines set forth general sets of guidelines for voting proxies, it should be noted that these are guidelines and not rigid rules. Many of the Guidelines are accompanied by explanatory language that describes criteria that may affect our vote decision. The criteria as described are to be read as part of the guideline, and votes cast according to the criteria will be considered within guidelines. In some circumstances, the merits of a particular proposal may cause us to enter a vote that differs from the Guidelines.
Statement of Policies As a matter of policy, Wellington Management:
1	Takes responsibility for voting client proxies only upon a client’s written request.

2	Votes all proxies in the best interests of its clients as shareholders, i.e., to maximize economic value.

3	Develops and maintains broad guidelines setting out positions on common proxy issues, but also considers each proposal in the context of the issuer, industry, and country or countries in which its business is conducted.

4	Evaluates all factors it deems relevant when considering a vote, and may determine in certain instances that it is in the best interest of one or more clients to refrain from voting a given proxy ballot.

5	Identifies and resolves all material proxy-related conflicts of interest between the firm and its clients in the best interests of the client.

6	Believes that sound corporate governance practices can enhance shareholder value and therefore encourages consideration of an issuer’s corporate governance as part of the investment process.

7	Believes that proxy voting is a valuable tool that can be used to promote sound corporate governance to the ultimate benefit of the client as shareholder.

8	Provides all clients, upon request, with copies of these Global Proxy Policies and Procedures, the Proxy Voting Guidelines, and related reports, with such frequency as required to fulfill obligations under applicable law or as reasonably requested by clients.

9	Reviews regularly the voting record to ensure that proxies are voted in accordance with these Global Proxy Policies and Procedures and the set of Proxy Voting Guidelines selected by the client from those provided by Wellington Management; and ensures that procedures, documentation, and reports relating to the voting of proxies are promptly and properly prepared and disseminated.

Responsibility and Wellington Management has a Corporate Governance Committee, Oversight
Established by action of the firm’s Executive Committee, that is responsible for the review and approval of the firm’s written Global Proxy Policies and Procedures and its Proxy Voting Guidelines, and for providing advice and guidance on specific proxy votes for individual issuers. The firm’s Legal Services Department monitors regulatory requirements with respect to proxy voting on a global basis and works with the Corporate Governance Committee to develop policies that implement those requirements. Day-to-day administration of the proxy voting process at Wellington Management is the responsibility of the Corporate Governance Group within the Corporate Operations Department. In addition, the Corporate Governance Group acts as a resource for portfolio managers and research analysts on proxy matters, as needed.
Statement of Procedures Wellington Management has in place certain procedures for implementing its proxy voting policies.
General Proxy Voting Authorization to Vote
Wellington Management will vote only those proxies for which its clients have affirmatively delegate proxy-voting authority.
Receipt of Proxy

Proxy materials from an issuer or its information agent are forwarded to registered owners of record, typically the client’s custodian bank. If a client requests that Wellington Management votes proxies on its behalf, the client must instruct its custodian bank to deliver all relevant voting material to Wellington Management or its voting agent. Wellington Management, or its voting agent, may receive this voting information by mail, fax, or other electronic means.
Reconciliation

To the extent reasonably practicable, each public security proxy received by electronic means is matched to the securities eligible to be voted and a reminder is sent to any custodian or trustee that has not forwarded the proxies as due. Although proxies received for private securities, as well as those received in non-electronic format, are voted as received, Wellington Management is not able to reconcile these proxies to holdings, nor does it notify custodians of non-receipt.
Research
In addition to proprietary investment research undertaken by Wellington Management investment professionals, the firm conducts proxy research internally, and uses the resources of a number of external sources to keep abreast of developments in corporate governance around the world and of current practices of specific companies.
Following the reconciliation process, each proxy is compared against the set of Proxy Voting Guidelines selected by the client, and handled as follows:
Generally, issues for which explicit proxy voting guidance is provided in the Proxy Voting Guidelines (i.e., “For”, “Against”, “Abstain”) are reviewed by the Corporate Governance Group and voted in accordance with the Proxy Voting Guidelines.
Issues identified as “case-by-case” in the Proxy Voting Guidelines are further reviewed by the Corporate Governance Group. In certain circumstances, further input is needed, so the issues are forwarded to the relevant research analyst and/or portfolio manager(s) for their input.
Absent a material conflict of interest, the portfolio manager has the authority to decide the final vote. Different portfolio managers holding the same securities may arrive at different voting conclusions for their clients’ proxies.
Material Conflict of Interest Identification and Resolution Processes
Wellington Management’s broadly diversified client base and functional lines of responsibility serve to minimize the number of, but not prevent, material conflicts of interest it faces in voting proxies. Annually, the Corporate Governance Committee sets standards for identifying material conflicts based on client, vendor, and lender relationships, and publishes those standards to individuals involved in the proxy voting process. In addition, the Corporate Governance Committee encourages all personnel to contact the Corporate Governance Group about apparent conflicts of interest, even if the apparent conflict does not meet the published materiality criteria. Apparent conflicts are reviewed by designated members of the Corporate Governance Committee to determine if there is a conflict, and if so whether the conflict is material.
If a proxy is identified as presenting a material conflict of interest, the matter must be reviewed by designated members of the Corporate Governance Committee, who will resolve the conflict and direct the vote. In certain circumstances, the designated members may determine that the full Corporate Governance Committee should convene. Any Corporate Governance Committee member who is himself or herself subject to the identified conflict will not participate in the decision on whether and how to vote the proxy in question.
Other Considerations
In certain instances, Wellington Management may be unable to vote or may determine not to vote a proxy on behalf of one or more clients. While not exhaustive, the following list of considerations highlights some potential instances in which a proxy vote might not be entered.
Securities Lending
Wellington Management may be unable to vote proxies when the underlying securities have been lent out pursuant to a client’s securities lending program. In general, Wellington Management does not know when securities have been lent out and are therefore unavailable to be voted. Efforts to recall loaned securities are not always effective, but, in rare circumstances, Wellington Management may recommend that a client attempt to have its custodian recall the security to permit voting of related proxies.
Share Blocking and Re-registration
Certain countries require shareholders to stop trading securities for a period of time prior to and/or after a shareholder meeting in that country (i.e., share blocking). When reviewing proxies in share blocking countries, Wellington Management evaluates each proposal in light of the trading restrictions imposed and determines whether a proxy issue is sufficiently important that Wellington Management would consider the possibility of blocking shares. The portfolio manager retains the final authority to determine whether to block the shares in the client’s portfolio or to pass on voting the meeting.
In certain countries, re-registration of shares is required to enter a proxy vote. As with share blocking, re-registration can prevent Wellington Management from exercising its investment discretion to sell shares held in a client’s portfolio for a substantial period of time. The decision process in blocking countries as discussed above is also employed in instances where re-registration is necessary.
Lack of Adequate Information, Untimely Receipt of Proxy Materials, or Excessive Costs
Wellington Management may be unable to enter an informed vote in certain circumstances due to the lack of information provided in the proxy statement or by the issuer or other resolution sponsor, and may abstain from voting in those instances. Proxy materials not delivered in a timely fashion may prevent analysis or entry of a vote by voting deadlines. In addition, Wellington Management’s practice is to abstain from voting a proxy in circumstances where, in its judgment, the costs exceed the expected benefits to clients. Requirements for Powers of Attorney and consularization are examples of such circumstances.

Additional Information	Wellington Management maintains records of proxies voted pursuant to Section 204-2 of the Investment Advisers Act of 1940 (the “Advisers Act”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable laws.

Wellington Management’s Global Proxy Policies and Procedures may be amended from time to time by Wellington Management. Wellington Management provides clients with a copy of its Global Proxy Policies and Procedures, including the Proxy Voting Guidelines, upon written request. In addition, Wellington Management will make specific client information relating to proxy voting available to a client upon reasonable written request.

Dated: December 6, 2007

Introduction
Upon a client’s written request, Wellington Management Company, LLP (“Wellington Management”) votes securities that are held in the client’s account in response to proxies solicited by the issuers of such securities. Wellington Management established these Global Proxy Voting Guidelines to document positions generally taken on common proxy issues voted on behalf of clients.
These guidelines are based on Wellington Management’s fiduciary obligation to act in the best economic interest of its clients as shareholders. Hence, Wellington Management examines and votes each proposal so that the long-term effect of the vote will ultimately increase shareholder value for our clients. Because ethical considerations can have an impact on the long-term value of assets, our voting practices are also attentive to these issues and votes will be cast against unlawful and unethical activity. Further, Wellington Management’s experience in voting proposals has shown that similar proposals often have different consequences for different companies. Moreover, while these Global Proxy Voting Guidelines are written to apply globally, differences in local practice and law make universal application impractical. Therefore, each proposal is evaluated on its merits, taking into account its effects on the specific company in question, and on the company within its industry. It should be noted that the following are guidelines, and not rigid rules, and Wellington Management reserves the right in all cases to vote contrary to guidelines where doing so is judged to represent the best economic interest of its clients.
Following is a list of common proposals and the guidelines on how Wellington Management anticipates voting on these proposals. The “(SP)” after a proposal indicates that the proposal is usually presented as a Shareholder Proposal.

Voting Guidelines	Composition and Role of the Board of Directors
	☐	Election of Directors:
Case-by-Case
We believe that shareholders’ ability to elect directors annually is the most important right shareholders have. We generally support management nominees, but will withhold votes from any director who is demonstrated to have acted contrary to the best economic interest of shareholders. We may also withhold votes from directors who failed to implement shareholder proposals that received majority support, implemented dead-hand or no-hand poison pills, or failed to attend at least 75% of scheduled board meetings.

	☐	Classify Board of Directors:
Against
We will also vote in favor of shareholder proposals seeking to declassify boards.
	☐	Adopt Director Tenure/Retirement Age (SP):
Against
	☐	Adopt Director & Officer Indemnification:
For
We generally support director and officer indemnification as critical to the attraction and retention of qualified candidates to the board. Such proposals must incorporate the duty of care.

	☐	Allow Special Interest Representation to Board (SP):
Against

☐	Require Board Independence:
For
We believe that, in the absence of a compelling counter-argument or prevailing market norms, at least 65% of a board should be comprised of independent directors, with independence defined by the local market regulatory authority. Our support for this level of independence may include withholding approval for non-independent directors, as well as votes in support of shareholder proposals calling for independence.

☐	Require Key Board Committees to be Independent.
For
Key board committees are the Nominating, Audit, and Compensation Committees. Exceptions will be made, as above, in respect of local market conventions.

☐	Require a Separation of Chair and CEO or Require a
For
Lead Director:

☐	Approve Directors’ Fees:
For

☐	Approve Bonuses for Retiring Directors:
Case-by-Case

☐	Elect Supervisory Board/Corporate Assembly:
For

☐	Elect/Establish Board Committee:
For

☐	Adopt Shareholder Access/Majority Vote on Election of
Case-by-Case
Directors (SP):
We believe that the election of directors by a majority of votes cast is the appropriate standard for companies to adopt and therefore generally will support those proposals that seek to adopt such a standard. Our support for such proposals will extend typically to situations where the relevant company has an existing resignation policy in place for directors that receive a majority of “withhold” votes. We believe that it is important for majority voting to be defined within the company’s charter and not simply within the company’s corporate governance policy.

Generally we will not support proposals that fail to provide for the exceptional use of a plurality standard in the case of contested elections. Further, we will not support proposals that seek to adopt a majority of votes outstanding (i.e., total votes eligible to be cast as opposed to actually cast) standard.

Management Compensation
☐	Adopt/Amend Stock Option Plans:
Case-by-Case

☐	Adopt/Amend Employee Stock Purchase Plans:
For

☐	Approve/Amend Bonus Plans:
Case-by-Case
In the US, Bonus Plans are customarily presented for shareholder approval pursuant to Section 162(m) of the Omnibus Budget Reconciliation Act of 1992 (“OBRA”). OBRA stipulates that certain forms of compensation are not tax-deductible unless approved by shareholders and subject to performance criteria. Because OBRA does not prevent the payment of subject compensation, we generally vote “for” these proposals. Nevertheless, occasionally these proposals are presented in a bundled form seeking 162 (m) approval and approval of a stock option plan. In such cases, failure of the proposal prevents the awards from being granted. We will vote against these proposals where the grant portion of the proposal fails our guidelines for the evaluation of stock option plans.

☐	Approve Remuneration Policy:
Case-by-Case

☐	Exchange Underwater Options:
Case-by-Case
We may support value-neutral exchanges in which senior management is ineligible to participate.

☐	Eliminate or Limit Severance Agreements
(Golden Case-by-Case Parachutes):
We will oppose excessively generous arrangements, but may support agreements structured to encourage management to negotiate in shareholders’ best economic interest.

☐	Shareholder Approval of Future Severance Agreements
Case-by-Case Covering Senior Executives (SP):
We believe that severance arrangements require special scrutiny, and are generally supportive of proposals that call for shareholder ratification thereof. But, we are also mindful of the board’s need for flexibility in recruitment and retention and will therefore oppose limitations on board compensation policy where respect for industry practice and reasonable overall levels of compensation have been demonstrated.

☐	Expense Future Stock Options (SP):
For

☐	Shareholder Approval of All Stock Option Plans (SP):
For

☐	Disclose All Executive Compensation (SP):
For

Reporting of Results

☐	Approve Financial Statements:
For

☐	Set Dividends and Allocate Profits:
For

☐	Limit Non-Audit Services Provided by Auditors (SP):
Case-by-Case
We follow the guidelines established by the Public Company Accounting Oversight Board regarding permissible levels of non-audit fees payable to auditors.

☐	Ratify Selection of Auditors and Set Their Fees:
Case-by-Case
We will generally support management’s choice of auditors, unless the auditors have demonstrated failure to act in shareholders’ best economic interest.

☐	Elect Statutory Auditors:
Case-by-Case

☐	Shareholder Approval of Auditors (SP):
For

Shareholder Voting Rights	☐	Adopt Cumulative Voting (SP):
Against
We are likely to support cumulative voting proposals at “controlled” companies (i.e., companies with a single majority shareholder), or at companies with two-tiered voting rights.

☐	Shareholder Rights Plans
Case-by-Case
Also known as Poison Pills, these plans can enable boards of directors to negotiate higher takeover prices on behalf of shareholders. However, these plans also may be misused to entrench management. The following criteria are used to evaluate both management and shareholder proposals regarding shareholder rights plans.

–We generally support plans that include:
–Shareholder approval requirement
–Sunset provision –Permitted bid feature (i.e., bids that are made for all shares and demonstrate evidence of financing must be submitted to a shareholder vote).

Because boards generally have the authority to adopt shareholder rights plans without shareholder approval, we are equally vigilant in our assessment of requests for authorization of blank check preferred shares (see below).

☐	Authorize Blank Check Preferred Stock:
Case-by-Case
We may support authorization requests that specifically proscribe the use of such shares for anti-takeover purposes.

☐	Eliminate Right to Call a Special Meeting:
Against

☐	Increase Supermajority Vote Requirement:
Against

We likely will support shareholder and management proposals to remove existing supermajority vote requirements.

☐	Adopt Anti-Greenmail Provision:
For

☐	Adopt Confidential Voting (SP):
Case-by-Case
We require such proposals to include a provision to suspend confidential voting during contested elections so that management is not subject to constraints that do not apply to dissidents.

☐	Remove Right to Act by Written Consent:
Against

Capital Structure
	☐	Increase Authorized Common Stock:
Case-by-Case
We generally support requests for increases up to 100% of the shares currently authorized. Exceptions will be made when the company has clearly articulated a reasonable need for a greater increase. Conversely, at companies trading in less liquid markets, we may impose a lower threshold.

☐	Approve Merger or Acquisition:
Case-by-Case

☐	Approve Technical Amendments to Charter:
Case-by-Case

☐	Opt Out of State Takeover Statutes:
For

☐	Authorize Share Repurchase:
For

☐	Authorize Trade in Company Stock:
For

☐	Approve Stock Splits:
Case-by-Case
We approve stock splits and reverse stock splits that preserve the level of authorized, but unissued shares.

☐	Approve Recapitalization/Restructuring:
Case-by-Case

☐	Issue Stock with or without Preemptive Rights:
For

☐	Issue Debt Instruments:
Case-by-Case

Social Issues

☐	Endorse the Ceres Principles (SP):
Case-by-Case

☐	Disclose Political and PAC Gifts (SP):

Case-by-Case
We generally do not support imposition of disclosure requirements on management of companies in excess of regulatory requirements.

☐	Require Adoption of International Labor Organization’s
Case-by-Case
Fair Labor Principles (SP):

☐	Report on Sustainability (SP):
Case-by-Case

Miscellaneous

☐	Approve Other Business:
Against

☐	Approve Reincorporation:
Case-by-Case

☐	Approve Third-Party Transactions:
Case-by-Case
Dated: October 16, 2008

Western Asset Management Company
Western Asset Management Company Limited

Procedure:	Proxy Voting
Departments Impacted:	Investment Management, Compliance, Investment Support, Client Services

References:	WA Compliance Manual –Section R — Proxy Voting WAML Compliance Manual – Section 4.11 — Proxy Voting Investment Advisers Act Rule 206(4)-6 and Rule 204-2 ERISA DOL Bulletin 94-2 C.F.R. 2509.94-2

Effective:	August 1, 2003
Background
Western Asset Management Company (“WA”) and Western Asset Management Company Limited (“WAML”) (together “Western Asset”) have adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers Act of 1940 (“Advisers Act”). Our authority to vote the proxies of our clients is established through investment management agreements or comparable documents, and our proxy voting guidelines have been tailored to reflect these specific contractual obligations. In addition to SEC requirements governing advisers, our proxy voting policies reflect the long-standing fiduciary standards and responsibilities for ERISA accounts. Unless a manager of ERISA assets has been expressly precluded from voting proxies, the Department of Labor has determined that the responsibility for these votes lies with the Investment Manager.
In exercising its voting authority, Western Asset will not consult or enter into agreements with officers, directors or employees of Legg Mason Inc. or any of its affiliates (except that WA and WAML may so consult and agree with each other) regarding the voting of any securities owned by its clients.
Policy
Western Asset’s proxy voting procedures are designed and implemented in a way that is reasonably expected to ensure that proxy matters are handled in the best interest of our clients. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Western Asset’s contractual obligations to our clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Western Asset deems appropriate).
Procedures
Responsibility and Oversight
The Western Asset Compliance Department (“Compliance Department”) is responsible for administering and overseeing the proxy voting process. The gathering of proxies is coordinated through the Corporate Actions area of Investment Support (“Corporate Actions”). Research analysts and portfolio managers are responsible for determining appropriate voting positions on each proxy utilizing any applicable guidelines contained in these procedures.

Client Authority
Prior to August 1, 2003, all existing client investment management agreements (“IMAs”) will be reviewed to determine whether Western Asset has authority to vote client proxies. At account start-up, or upon amendment of an IMA, the applicable client IMA are similarly reviewed. If an agreement is silent on proxy voting, but contains an overall delegation of discretionary authority or if the account represents assets of an ERISA plan, Western Asset will assume responsibility for proxy voting. The Client Account Transition Team maintains a matrix of proxy voting authority.
Proxy Gathering
Registered owners of record, client custodians, client banks and trustees (“Proxy Recipients”) that receive proxy materials on behalf of clients should forward them to Corporate Actions. Prior to August 1, 2003, Proxy Recipients of existing clients will be reminded of the appropriate routing to Corporate Actions for proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. Proxy Recipients for new clients (or, if Western Asset becomes aware that the applicable Proxy Recipient for an existing client has changed, the Proxy Recipient for the existing client) are notified at start-up of appropriate routing to Corporate Actions of proxy materials received and reminded of their responsibility to forward all proxy materials on a timely basis. If Western Asset personnel other than Corporate Actions receive proxy materials, they should promptly forward the materials to Corporate Actions.
Proxy Voting
Once proxy materials are received by Corporate Actions, they are forwarded to the Compliance Department for coordination and the following actions:
a.	Proxies are reviewed to determine accounts impacted.

b.	Impacted accounts are checked to confirm Western Asset voting authority.

c.	Compliance Department staff reviews proxy issues to determine any material conflicts of interest. (See conflicts of interest section of these procedures for further information on determining material conflicts of interest.)

d.	If a material conflict of interest exists, (i) to the extent reasonably practicable and permitted by applicable law, the client is promptly notified, the conflict is disclosed and Western Asset obtains the client’s proxy voting instructions, and (ii) to the extent that it is not reasonably practicable or permitted by applicable law to notify the client and obtain such instructions (e.g., the client is a mutual fund or other commingled vehicle or is an ERISA plan client), Western Asset seeks voting instructions from an independent third party.

e.	Compliance Department staff provides proxy material to the appropriate research analyst or portfolio manager to obtain their recommended vote. Research analysts and portfolio managers determine votes on a case-by-case basis taking into account the voting guidelines contained in these procedures. For avoidance of doubt, depending on the best interest of each individual client, Western Asset may vote the same proxy differently for different clients. The analyst’s or portfolio manager’s basis for their decision is documented and maintained by the Compliance Department.

f.	Compliance Department staff votes the proxy pursuant to the instructions received in (d) or (e) and returns the voted proxy as indicated in the proxy materials.
Timing
Western Asset personnel act in such a manner to ensure that, absent special circumstances, the proxy gathering and proxy voting steps noted above can be completed before the applicable deadline for returning proxy votes.

Recordkeeping
Western Asset maintains records of proxies voted pursuant to Section 204-2 of the Advisers Act and ERISA DOL Bulletin 94-2. These records include:
a.	A copy of Western Asset’s policies and procedures.

b.	Copies of proxy statements received regarding client securities.

c.	A copy of any document created by Western Asset that was material to making a decision how to vote proxies.

d.	Each written client request for proxy voting records and Western Asset’s written response to both verbal and written client requests.

e.	A proxy log including:
1. Issuer name;
2. Exchange ticker symbol of the issuer’s shares to be voted;
3. Council on Uniform Securities Identification Procedures (“CUSIP”) number for the shares to be voted;
4. A brief identification of the matter voted on;
5. Whether the matter was proposed by the issuer or by a shareholder of the issuer;
6. Whether a vote was cast on the matter;
7. A record of how the vote was cast; and
8. Whether the vote was cast for or against the recommendation of the issuer’s management team.
Records are maintained in an easily accessible place for five years, the first two in Western Asset’s offices.
Disclosure
Part II of both the WA Form ADV and the WAML Form ADV contain a description of Western Asset’s proxy policies. Prior to August 1, 2003, Western Asset will deliver Part II of its revised Form ADV to all existing clients, along with a letter identifying the new disclosure. Clients will be provided a copy of these policies and procedures upon request. In addition, upon request, clients may receive reports on how their proxies have been voted.
Conflicts of Interest
All proxies are reviewed by the Compliance Department for material conflicts of interest. Issues to be reviewed include, but are not limited to:
1.	Whether Western Asset (or, to the extent required to be considered by applicable law, its affiliates) manages assets for the company or an employee group of the company or otherwise has an interest in the company;

2.	Whether Western Asset or an officer or director of Western Asset or the applicable portfolio manager or analyst responsible for recommending the proxy vote (together, “Voting Persons”) is a close relative of or has a personal or business relationship with an executive, director or person who is a candidate for director of the company or is a participant in a proxy contest; and

3.	Whether there is any other business or personal relationship where a Voting Person has a personal interest in the outcome of the matter before shareholders.
Voting Guidelines
Western Asset’s substantive voting decisions turn on the particular facts and circumstances of each proxy vote and are evaluated by the designated research analyst or portfolio manager. The examples outlined below are meant as guidelines to aid in the decision making process.

Guidelines are grouped according to the types of proposals generally presented to shareholders. Part I deals with proposals which have been approved and are recommended by a company’s board of directors; Part II deals with proposals submitted by shareholders for inclusion in proxy statements; Part III addresses issues relating to voting shares of investment companies; and Part IV addresses unique considerations pertaining to foreign issuers.
I. Board Approved Proposals
The vast majority of matters presented to shareholders for a vote involve proposals made by a company itself that have been approved and recommended by its board of directors. In view of the enhanced corporate governance practices currently being implemented in public companies, Western Asset generally votes in support of decisions reached by independent boards of directors. More specific guidelines related to certain board-approved proposals are as follows:
1.	Matters relating to the Board of Directors
Western Asset votes proxies for the election of the company’s nominees for directors and for board-approved proposals on other matters relating to the board of directors with the following exceptions:
a.	Votes are withheld for the entire board of directors if the board does not have a majority of independent directors or the board does not have nominating, audit and compensation committees composed solely of independent directors.

b.	Votes are withheld for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director.

c.	Votes are withheld for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for absences.

d.	Votes are cast on a case-by-case basis in contested elections of directors.
2.	Matters relating to Executive Compensation
Western Asset generally favors compensation programs that relate executive compensation to a company’s long-term performance. Votes are cast on a case-by-case basis on board-approved proposals relating to executive compensation, except as follows:
a.	Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for stock option plans that will result in a minimal annual dilution.

b.	Western Asset votes against stock option plans or proposals that permit replacing or repricing of underwater options.

c.	Western Asset votes against stock option plans that permit issuance of options with an exercise price below the stock’s current market price.

d.	Except where the firm is otherwise withholding votes for the entire board of directors, Western Asset votes for employee stock purchase plans that limit the discount for shares purchased under the plan to no more than 15% of their market value, have an offering period of 27 months or less and result in dilution of 10% or less.
3.	Matters relating to Capitalization
The management of a company’s capital structure involves a number of important issues, including cash flows, financing needs and market conditions that are unique to the circumstances of each company. As a result, Western Asset votes on a case-by-case basis on board-approved proposals involving changes to a company’s capitalization except where Western Asset is otherwise withholding votes for the entire board of directors.

a.	Western Asset votes for proposals relating to the authorization of additional common stock.

b.	Western Asset votes for proposals to effect stock splits (excluding reverse stock splits).

c.	Western Asset votes for proposals authorizing share repurchase programs.
4.	Matters relating to Acquisitions, Mergers, Reorganizations and Other Transactions
Western Asset votes these issues on a case-by-case basis on board-approved transactions.
5.	Matters relating to Anti-Takeover Measures
Western Asset votes against board-approved proposals to adopt anti-takeover measures except as follows:
a.	Western Asset votes on a case-by-case basis on proposals to ratify or approve shareholder rights plans.

b.	Western Asset votes on a case-by-case basis on proposals to adopt fair price provisions.
6.	Other Business Matters
Western Asset votes for board-approved proposals approving such routine business matters such as changing the company’s name, ratifying the appointment of auditors and procedural matters relating to the shareholder meeting.
a.	Western Asset votes on a case-by-case basis on proposals to amend a company’s charter or bylaws.
b.	Western Asset votes against authorization to transact other unidentified, substantive business at the meeting.
II. Shareholder Proposals
SEC regulations permit shareholders to submit proposals for inclusion in a company’s proxy statement. These proposals generally seek to change some aspect of a company’s corporate governance structure or to change some aspect of its business operations. Western Asset votes in accordance with the recommendation of the company’s board of directors on all shareholder proposals, except as follows:
1.	Western Asset votes for shareholder proposals to require shareholder approval of shareholder rights plans.

2.	Western Asset votes for shareholder proposals that are consistent with Western Asset’s proxy voting guidelines for board-approved proposals.

3.	Western Asset votes on a case-by-case basis on other shareholder proposals where the firm is otherwise withholding votes for the entire board of directors.
III. Voting Shares of Investment Companies
Western Asset may utilize shares of open or closed-end investment companies to implement its investment strategies. Shareholder votes for investment companies that fall within the categories listed in Parts I and II above are voted in accordance with those guidelines.
1.	Western Asset votes on a case-by-case basis on proposals relating to changes in the investment objectives of an investment company taking into account the original intent of the fund and the role the fund plays in the clients’ portfolios.

2.	Western Asset votes on a case-by-case basis all proposals that would result in increases in expenses (e.g., proposals to adopt 12b-1 plans, alter investment advisory arrangements or approve fund mergers) taking into account comparable expenses for similar funds and the services to be provided.

IV. Voting Shares of Foreign Issuers
In the event Western Asset is required to vote on securities held in foreign issuers – i.e. issuers that are incorporated under the laws of a foreign jurisdiction and that are not listed on a U.S. securities exchange or the NASDAQ stock market, the following guidelines are used, which are premised on the existence of a sound corporate governance and disclosure framework. These guidelines, however, may not be appropriate under some circumstances for foreign issuers and therefore apply only where applicable.
1.	Western Asset votes for shareholder proposals calling for a majority of the directors to be independent of management.

2.	Western Asset votes for shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

3.	Western Asset votes for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

4.	Western Asset votes on a case-by-case basis on proposals relating to (1) the issuance of common stock in excess of 20% of a company’s outstanding common stock where shareholders do not have preemptive rights, or (2) the issuance of common stock in excess of 100% of a company’s outstanding common stock where shareholders have preemptive rights.

Investment Adviser
Transamerica Asset Management, Inc.
570 Carillon Parkway
St Petersburg, Florida 33716
Investment Adviser of the S&P 500 Index Master Portfolio
Barclays Global Fund Advisors
400 Howard Street
San Francisco, California 94105
Investment Sub-Advisers of the Portfolios
Money Market Portfolio:
GE Asset Management, Incorporated
3001 Summer Street, P.O. Box 120031
Stamford, Connecticut 06912-0031
High Quality Bond Portfolio:
Merganser Capital Management, Inc.
99 High Street
Boston, Massachusetts 02110
Inflation-Protected Securities Portfolio:
BlackRock Financial Management, Inc.
40 East 52nd Street
New York, New York 10022
Total Return Bond Portfolio:
Western Asset Management Company
385 East Colorado Boulevard
Pasadena, California 91101

Western Asset Management Company Limited
10 Exchange Square
Primrose Street
London, England EC2A 2EN
Core Bond Portfolio:
BlackRock Financial Management, Inc.
40 East 52nd Street
New York, New York 10022
High Yield Bond Portfolio:
Eaton Vance Management
Two International Place
Boston, Massachusetts 02110
Balanced Portfolio:
Goldman Sachs Asset Management, L.P.
32 Old Slip
New York, New York 10004
Western Asset Management Company
385 East Colorado Boulevard
Pasadena, California 91101
Western Asset Management Company Limited
10 Exchange Square
Primrose Street
London, England EC2A 2EN
Large Value Portfolio:
Aronson+Johnson+Ortiz, LP
230 South Broad Street, 20th Floor
Philadelphia, Pennsylvania 19102
Value Portfolio:
Hotchkis and Wiley Capital Management, LLC
725 South Figueroa Street, 39th Floor
Los Angeles, California 90017-5439
Large Core Portfolio:
Aronson+Johnson+Ortiz, LP
230 South Broad Street, 20th Floor
Philadelphia, Pennsylvania 19102
Black Rock Financial Management, Inc.
40 East 52nd Street
New York, New York 10022
Large Growth Portfolio:
Marsico Capital Management, LLC
1200 17th Street, Suite 1600
Denver, Colorado 80202
OFI Institutional Asset Management, Inc.
2 World Financial Center
225 Liberty Street
New York, New York 10281-1008

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109
Mid Value Portfolio:
Cramer, Rosenthal, McGlynn, LLC
520 Madison Avenue
New York, New York 10022
LSV Asset Management
One North Wacker Drive
Suite 4000
Chicago, Illinois 60606
RiverSource Investments, LLC
200 Ameriprise Financial Center
Minneapolis, Minnesota 55474
Mid Growth Portfolio:
Columbus Circle Investors
One Station Place
Stamford, Connecticut 06902
Small Value Portfolio:
Mesirow Financial Management, Inc.
350 North Clark Street
Chicago, Illinois 60654
OFI Institutional Asset Management, Inc.
2 World Financial Center
225 Liberty Street
New York, New York 10281-1008
Small Core Portfolio:
Invesco Institutional (N.A.), Inc.
Two Peachtree Pointe
1555 Peachtree Street, N.E., Suite 1800
Atlanta, Georgia 30309
Fort Washington Investment Advisors, Inc.
303 Broadway, Suite 1200
Cincinnati, Ohio 45202
Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109
Small Growth Portfolio:
Perimeter Capital Partners, LLC
5 Concourse Parkway, Suite 2725
Atlanta, Georgia 30328
Growth Portfolio:
Turner Investment Partners, Inc.
1205 Westlake Drive, Suite 100
Berwyn, Pennsylvania 19312

International Equity Portfolio:
Thornburg Investment Management, Inc.
2300 North Ridgetop Road
Santa Fe, New Mexico 87506
Administrator and Transfer Agent
Transamerica Fund Services, Inc.
570 Carillon Parkway
St. Petersburg, Florida 33716
Distributor
Transamerica Capital, Inc.
4600 South Syracuse Street, Suite 1100
Denver, CO 80237
Custodian
State Street Bank & Trust Company
200 Clarendon Street
Boston, Massachusetts 02116
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP
300 Madison Avenue
New York, New York 10017
3157 (Rev. 5/09)